SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RADIENT PHARMACEUTICALS CORPORATION
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RADIENT PHARMACEUTICALS CORPORATION
 2492 Walnut Avenue, Suite 100
 Tustin, California 92780

October 13, 2011

Dear Stockholder:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Radient Pharmaceuticals Corporation (“RPC” or the Company) is holding this Special Meeting of Stockholders at its California office, located at 2492 Walnut Avenue, Suite 100, Tustin, California 92780 on  November 4,  2011 at 11:00 a.m. (PDT) for the following purposes:

1.	To amend our Certificate of Incorporation in order to increase our authorized shares of common stock from 750,000,000 to 5,000,000,000 shares;

2.	To amend our Certificate of Incorporation to authorize the board of directors to implement a reverse stock split at a 1:25 ratio at any time on or before June 30, 2012 (the “First Reverse Split”);

3.
To amend our Certificate of Incorporation to authorize the board of directors to implement a second reverse stock split at a 1:2 ratio at any time on or before June 30, 2012 (the “Second Reverse Split”);

4.
To amend our Certificate of Incorporation to authorize the board of directors to implement a third reverse stock split at a 1:2 ratio at any time on or before June 30, 2012 (the “Third Reverse Split”);

5.
To authorize the board of directors pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any one or more the First Reverse Split, Second Reverse Split and the Third Reverse Split;

6.
To authorize a 2011 stock option plan whereby an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded to employees, consultants and directors of the Company, up to a maximum of not more than 500 million shares of common stock; and

7.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of RPC common stock at the close of business on September 7, 2011, are entitled to vote at the meeting. The Board urges Stockholders to vote “FOR” Items a) through d) above, and solicits your vote.

In addition to the proxy statement, proxy card and voting instructions, a copy of RPC’s annual report on Form 10-K for the fiscal year ended December 31, 2010, our Annual Report, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 are attached at the end of this Proxy Statement.

It is important that your shares be represented and voted.  Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above.  Of course, you may also vote your shares in person at the Special Meeting.

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By Order of the Board of Directors,

Douglas C. MacLellan
Chairman & CEO
October 14,  2011

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ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Why have I received these materials?

This Proxy Statement is furnished by our Board of Directors in connection with the solicitation of proxies for use at a Special Meeting of Stockholders to be held on November 4, 2011 and at any adjournment thereof. The Special Meeting of Stockholders has been called to consider and vote upon our proposals to: (i) amend our Certificate of Incorporation,  in order to increase our authorized shares of common stock from 750,000,000 to 5,000,000,000 shares; (ii)  authorize the board of directors to implement a reverse stock split at a 1:25 ratio (the “First Reverse Split”);  (iii) authorize the board of directors to implement a second reverse stock split at a 1:2 ratio (the “Second Reverse Split”); (iv) authorize the board of directors to implement a third reverse stock split at a 1:2 ratio (the “Third Reverse Split”);  (v) authorize the board of directors pursuant to Section 242(c) of the Delaware General Corporation Law to abandon any one or more the First Reverse Split, Second Reverse Split and the Third Reverse Split, (vi)  to authorize a 2011 stock option plan whereby up to 10% of the fully-diluted issued and outstanding shares will be reserved for issuance to employees, consultants and directors of the Company, and (vii) to transact such other business as may properly come before the Special Meeting of Stockholders. We are sending this Proxy Statement and the accompanying proxy to our stockholders on or about October 14, 2011.

When and where is the Special Meeting of Stockholders?

The Special Meeting of Stockholders will be held at the Company’s corporate offices, located at 2492 Walnut Avenue, Suite 100, Tustin, California 92780, on November 4, 2011 at 11:00 a.m. PDT.

All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, as of the close of business on September 7, 2011, the record date for the Special Meeting of Stockholders, may attend the Special Meeting of Stockholders. You must bring a form of personal photo identification with you in order to be admitted to the meeting. We reserve the right to refuse admittance to anyone without proper proof of stock ownership and without proper photo identification. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Special Meeting of Stockholders.

Who is entitled to vote at the Special Meeting of Stockholders?

The securities entitled to vote at the Special Meeting of Stockholders consist of all of the issued and outstanding shares of our common stock. The close of business on September 7, 2011, has been fixed by our Board of Directors as the record date. Only stockholders of record as of the record date may vote at the Special Meeting of Stockholders. As of the record date, we had 434,764,704 shares of common stock issued and outstanding and entitled to vote at the Special Meeting of Stockholders.

How do I vote by proxy?

You may vote by:
•	attending the Special Meeting of Stockholders and voting in person;

•	signing and dating each proxy card you receive and returning it in the enclosed prepared envelope;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or

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•	if you hold your shares in “street name,” following the procedures provided by your broker, bank or other nominee.

If you have internet access, we encourage you to record your vote via the internet.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the Special Meeting of Stockholders as you instruct in a proxy delivered before the Special Meeting of Stockholders. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as our Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the Special Meeting of Stockholders and all matters incident to the conduct of the meeting.

Can I change or revoke my vote?

You may change or revoke your proxy at any time before the vote is taken at the Special Meeting of Stockholders:
•	if you hold your shares in your name as a stockholder of record, by notifying our Secretary at 2492 Walnut Avenue, Suite 100, Tustin, California 92780;

•	by attending the Special Meeting of Stockholders and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the internet, by voting a second time or by telephone or the internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Who is soliciting my proxy and who will bear the expense of solicitation?

The proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, our Board of Directors expects that certain individual stockholders may be further solicited through telephone or other oral communications from our Board of Directors or from specially engaged employees or paid solicitors that our Board of Directors intends to engage. Our Board of Directors intends to solicit proxies for shares that are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and the Company may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. We will bear all solicitation expenses.

What constitutes a quorum for purposes of the Special Meeting of Stockholders?

Holders of a majority of outstanding shares of stock entitled to vote present at the meeting or represented by proxy constitute a quorum for the Special Meeting of Stockholders.

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How are votes counted?

With regard to the proposals 1 through 4 to amend our Certificate of Incorporation, the affirmative vote by holders of a majority of shares issued and outstanding is required to approve those proposals.  With regard to all other proposals contained herein, the affirmative vote by holders of a majority of the shares of our common stock represented at the Special Meeting of Stockholders is required to approve all of the proposals set forth herein, provided a quorum is present in person or by proxy. In counting votes, abstentions, broker non-votes ( i . e ., shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a majority is required.

Your vote is important. We encourage you to vote as soon as possible.

PROPOSAL 1
AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Our current Certificate of Incorporation authorizes us to issue up to a total of 750,000,000 shares of common stock.  A total of 434,764,704 shares of common stock were issued and outstanding as of the September 7, 2011, the record date established for shares of common stock entitled to vote at the meeting.    As at October 3, 2011, an aggregate of 645,209,411shares of common stock were issued and outstanding.

As discussed in our Current Report Form 8-K filed on August 29, 2011, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd (‘Whalehaven”, and together with Alpha Capital,  collectively the "Plaintiffs") filed a complaint against Radient Pharmaceuticals Corporation (“RPC,” “we” or “our”)  regarding the number of warrants Plaintiffs  received in a registered direct offering we completed in November 2009 and the shareholder vote we obtained at our December 3, 2010 annual shareholder meeting.  As reported in our Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance, which shares were evidenced in part by convertible promissory notes issued to the Plaintiffs. Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”, was approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that  the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended. As further reported in our Current Report Form 8-K filed on July 25, 2011, on July 19, 2011 the Plaintiffs wrote a letter to the Court alleging that we failed to perform our obligations under the Original Settlement Agreement, which allegations we have disputed.

On August 25, 2011, we entered into new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. A complete copy of the Final Settlement Agreement and related documents are attached to the 8-K filed on August 29, 2011.  The Final Settlement Agreement was separately consented to by each of  Iroquois Master Fund Ltd., Cranshire Capital, LP, Bristol Investment Fund Ltd., Kingsbrook Opportunities Master Fund LP and Freestone Advantage Partners LP (collectively, the “2011 Noteholders”).

Under the terms of the Final Settlement Agreement, we issued our 8% convertible promissory notes in the principal amount of $4,559,842.41 to Alpha Capital and $3,496,415.91 to Whalehaven (the “Notes”).  We are obligated to retire the Notes in monthly installments, commencing January 31, 2012,  by the payment in cash or (at our sole option) by delivery shares of our common stock in an amount equal to 6.25% of the initial principal amount of each Note, plus accrued interest.  In the event we elect to make installment payments in common stock, we will be obligated to make monthly delivery of shares of common stock that are not subject to any restrictions on resale under Rule 144 under the Securities Act (“Non-Restricted Shares”) valued at 80% of the three lowest volume weighted average closing prices of our common stock over the 20 trading days immediately prior to each installment payment date.  It is our present intention to amortize the Notes with our common stock, although we may elect to pay one or more such installments in cash.

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The Notes permit the Plaintiffs to convert the Notes into our common stock, although the Final Settlement Agreement and the Notes contain “blocker” provisions designed to prevent the Plaintiffs from becoming “beneficial owners” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) of more than 9.99% of our common stock.

In addition, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on recent reductions in the closing prices of our publicly trades shares,  the number of shares we previously issued to the Plaintiffs in connection with prior  conversions of the notes we issued under the Original Settlement Agreement.

 We agreed to reserve an aggregate of 175 million shares of authorized and previously unissued Common Stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes.

Pursuant to the Final Settlement Agreement we were released from all liability and claims from Plaintiffs arising under the Original Settlement Agreement.

As previously reported in our current report Form 8-K August 2, 2011, we were in default to each of the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. On June 29, 2011, we entered into an exchange agreement with the 2011 Noteholders, (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Noteholders,  pursuant to which, each 2011 Noteholder agreed to exchange its claims for (i) our 4% $4,950,000 aggregate amount of convertible notes (the “4% Notes”)), (ii) shares of our aggregate stated value  $6,701,000 of 4% Series A Convertible Preferred Stock (the “Preferred Stock”), and (iii) a five year warrant to purchase additional shares of our common stock. On August 1, 2011, the 4% Notes and Preferred Stock were amended to change the installment payment dates.  On August 26, 2011, we further amended the 4% Notes and Preferred Stock to change the installment payment dates under the 4% Notes and the automatic conversion dates under the Preferred Stock to August 22, 2011, October 4, 2011 and November 4, 2011.  Additionally, the Maturity Date of the Note and the final redemption date of the Preferred Stock were changed to December 8, 2011.  The term Pre-Installment Date and the “Pre-Automatic Conversion Dates” under the Preferred Stock were also changed as follows: (i) the Issuance Date, (ii) September 6, 2011; (iii) October 7, 2011; and (iv) November 9, 2011.

On February 2, 2011, JPI closed a $900,000 financing (the “JPI Bridge Financing”).  In connection with the closing of the JPI Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”).  On March 17, 2011, JPI conducted an additional closing of the JPI Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, which will be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process (“proposed transaction”).  As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that JPI does not complete a proposed transaction reverse merger or other event which results in its stock becoming publicly traded on a U.S. equity market on or before September 30, 2011.  The JPI Debentures could then be exchanged for common shares of our Company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Debentures consent in writing to an extension of the September 30, 2011 deadline for JPI becoming publicly traded in the United States; provided, however, that such date shall not be extended for more than six months in total.  The RPC Conversion Price is subject to full ratchet anti-dilution protection.  Assuming that JPI does not become a U.S. publicly traded company, we would be required to issue approximately 107 million additional shares of our common stock if the JPI Debentures are converted.

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As a result of the above settlement agreements with Alpha Capital, Whalehaven Capital, the 2011 Noteholders, and JPI guarantee, together with the shares we have already issued, we anticipate that, upon conversion of their convertible securities and full exercise of their warrants, we would be required to issue approximately 1,357 million shares of our common stock to Alpha Capital and Whalehaven Capital and approximately 905 billion shares of our common stock to the 2011 Noteholders.  Accordingly, together with other outstanding options, warrants, convertible notes and the JPI Debentures, it is possible that, in addition to our approximately 645 million outstanding shares, on a fully diluted basis, as much as approximately 2,885 million shares of our common stock could be issued.

The calculation of shares issuable was made using a revised estimated conversion price based on the ratchet provisions.

Because our certificate of incorporation currently only authorizes us to issue a maximum of 750 million shares, at the present time, we only have approximately 100 million shares available for issuance to the 2011 Noteholders, Alpha Capital and Whalehaven Capital (collectively, “Alpha/Whalehaven”) and JPI Debentures Noteholders.

IF SUCH AMENDMENT IS NOT AUTHORIZED, ALPHA/WHALEHAVEN OR THE 2011 NOTEHOLDERS, OR THE JPI DEBENTURES HOLDERS COULD DECLARE DEFAULTS UNDER THEIR RESPECTIVE AGREEMENTS, ACCELERATE OUR INDEBTEDNESS TO THEM, AND COMMENCE LEGAL PROCEEDINGS TO COLLECT ALL OBLIGATIONS OWED TO THEM.  IN SUCH EVENT WE MIGHT HAVE TO SEEK PROTECTION FROM OUR CREDITORS UNDER THE FEDERAL BANKRUPTCY LAWS.

Accordingly, we must increase our authorized common stock to comply with our obligations to have sufficient authorized shares of common stock to issue to such creditors and avoid events of defaults under the agreements.

In addition to the above agreements which we believe have served to eliminate significant Company liabilities, in our efforts to further our business and ultimately create value for our stockholders’ in their investment in our Company, our Board of Directors may seek to complete additional financings in the near future.  At this time we do not have any plans to issue any shares other than as discussed in this Information Statement.  However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of another information statement.  A portion of the currently reserved shares is for the issuance of common stock underlying outstanding notes that are readily being converted.  The conversion of such notes depends upon the market price of our common stock on certain dates and therefore the ultimate number of shares issuable pursuant to these conversions may be less than the number of shares we are currently reserving for such conversions, in which case we will be able to issue those currently reserved shares for other purposes.

Accordingly, we must our amend Certificate of Incorporation so that we have 5,000,000,000 authorized shares of common stock.  We will not be immediately issuing the additional 2,885 million shares, but rather will only be issuing the number of shares issuable pursuant to the Alpha Capital and Whalehaven Capital Settlement Agreement, the Notes and Preferred Stock and Warrants held by each of the 2011 Noteholders and any other shares needed to complete any of the other transactions contemplated above.

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Other than meeting our contractual obligations, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions; and
•	To have shares of our capital stock available to pursue business expansion opportunities, if any.

 The disadvantages include:

•
The issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•
Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

 IF SUCH AMENDMENT IS NOT AUTHORIZED, WE AGREED IN THE EXCHANGE AGREEMENT TO CAUSE AN ADDITIONAL STOCKHOLDER MEETING TO BE HELD EVERY CALENDAR QUARTER THEREAFTER UNTIL SUCH APPROVAL IS OBTAINED.  AS SUCH, OUR FAILURE TO RECEIVE APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT WILL REQUIRE US TO INCUR THE COSTS OF HOLDING ONE OR MORE ADDITIONAL STOCKHOLDER MEETINGS UNTIL WE RECEIVE SUCH APPROVAL.

If the Stockholders approve Proposal 1, the Board of Directors shall file an amendment to our Certificate of Incorporation  with the Secretary of State of Delaware. The increase in our authorized capital will become effective on the date of filing. The text of the amendment is set forth in Exhibit A hereto.

The approval of our proposal to amend our Certificate of Incorporation and increase our authorized capital requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

Our Board of Directors recommends that stockholders vote “FOR” the amendment to our Certificate of Incorporation to increase our authorized common stock from 750 million shares 5 billion shares.

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PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO IMPLEMENT A REVERSE STOCK SPLIT AT A 1:25 RATIO AT ANY TIME ON OR BEFORE JUNE 30, 2012 (THE “FIRST REVERSE SPLIT”).

Our Board of Directors recommends that stockholders vote “FOR” the amendment to our Certificate of Incorporation to authorize the board of directors to implement the First Reverse Split at any time on or before June 30, 2012.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO IMPLEMENT A SECOND REVERSE STOCK SPLIT AT A 1:2 RATIO AT ANY TIME ON OR BEFORE JUNE 30, 2012 (THE “SECOND REVERSE SPLIT”).

Our Board of Directors recommends that stockholders vote “FOR” the amendment to our Certificate of Incorporation to authorize the board of directors to implement the Second Reverse Split at any time on or before June 30, 2012.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO IMPLEMENT A THIRD REVERSE STOCK SPLIT AT A 1:2 RATIO AT ANY TIME ON OR BEFORE JUNE 30, 2012 (THE “THIRD REVERSE SPLIT”).

Our Board of Directors recommends that stockholders vote “FOR” the amendment to our Certificate of Incorporation to authorize the board of directors to implement the Third Reverse Split at any time on or before June 30, 2012.

The Reverse Stock Splits

Our Board of Directors, by written consent dated as of October 13, 2011, approved the First Reverse Spit, the  Second Reverse Split and the Third Reverse Split (collectively, the “Reverse Stock Splits”) .  The board of directors seeks the right to effect three separate amendments to our Certificate of Incorporation to authorize the board of directors to implement any one or all of the Reverse Stock Splits at a 1:25 reverse stock split ratio, as to the First Reverse Split, and at a 1:2 reverse stock split ratio as to each of the Second and Third Reverse Splits, on any one or more occasions following the date of the Special Meeting through and including June 30, 2012.  If approved, each of Proposals 2, 3 and 4 represent the right of our board of directors to file with the Secretary of State of the State of Delaware three separate amendments to our certificate of incorporation on three separate occasions between the date such stockholder approvals are given and June 30, 2012.  Proposal 2 represents the 1:25 First Reverse Split, Proposal 3 represents the 1:2 Second Reverse Split, and Proposal 4 represents the 1:2 Third Reverse Split.  Such amendments would be filed at such time or times as our board of directors deemed appropriate and could result in as much as three separate Reverse Stock Splits resulting in up Reverse Stock Splits having ratios aggregating approximately up to 1:100.

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Each of Proposals 2, 3 and 4 must be considered and voted upon separately by our stockholders and must be approved by the holders of a majority of the issued and outstanding shares of common stock entitled to vote.  Accordingly, our stockholders may approve any or all of the First Reverse Split (Proposal 2), the Second Reverse Split (Proposal 3) or the Third Reverse Split (Proposal 4), or may elect not to approve any of such Proposals.

Each of the three Reverse Stock Split will reduce the number of outstanding shares of our common stock by reclassifying and  converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock because the number of shares authorized for issuance is otherwise unchanged by implementing any one or more of the Reverse Stock Splits.  Each stockholder’s proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes that may result from additional shares issued in connection with fractional shares.  With the exception of adjustments for those shareholders with fractional shares, the Reverse Stock Splits will not affect any stockholder’s proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities.  Outstanding shares of new common stock resulting from any one or more of the four Reverse Stock Splits will remain fully paid and non-assessable.

The Board believes that stockholders should authorize each of the First Reverse Split (Proposal 2), the Second Reverse Split (Proposal 3) and the Third Reverse Split (“Proposal 4) for the following reasons:

Purpose and Reason for the Reverse Stock Splits

As of the September 7, 2011 record date for the Special Meeting, there were 434,764,704 shares of our common stock issued and outstanding.  As of October 3, 2011, there were 645,209,411shares of our common stock issued and outstanding.   The Reverse Stock Splits are being proposed to position the Company for any future business or opportunity. Management believes that the current number of shares outstanding is too large to compensate any one individual or group bringing a new business venture or opportunity to us.

The reason why the board of directors is proposing that the Reverse Stock Splits of ratios aggregating approximately up to 1:100 be authorized in three separate reverse split Proposals, that would potentially result in three separate amendments to the Company’s certificate of incorporation, is to give management flexibility in determining to what extent over the next seven months that such Reverse Stock Splits will be required.  This will depend, among other things, upon the results of our marketing efforts for our Onko-Sure and other products, the market prices of our common stock over the period ending June 30, 2012, and any potential acquisition opportunities or new product additions that may arise during such period.

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If all of the three Reverse Stock Splits are approved by our stockholders, the board of directors may, at any time or from time to time during the period ending June 30, 2012, file any one or more the three amendments to our certificate of incorporation that is attached to this Proxy Statement with the Secretary of State of the State of Delaware to implement any one or more of the First Reverse Split, Second Reverse Split or Third Reverse Split.  However, as indicated in Proposal No. 5 below, we are also requesting the Board be granted authority under Section 242(c) of the Delaware General Corporation Law to abandon any one or more of the three proposed amendments to our certificate of incorporation and the applicable Reverse Stock Split(s) associated therewith.

Although the market price per share of our common stock may increase as a result of any one or more of the Reverse Stock Splits, the effect of any such reverse stock split cannot be predicted.  There can be no assurance that the market price per share of our common stock after any one or more of the four Reverse Stock Splits will rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from such reverse stock split.  The market price of our common stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Disadvantages of the Reverse Stock Splits

Even though the board of directors believes that the potential advantages of the four potential Reverse Stock Splits outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

(a)
A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100.

(b)
Because a reverse stock split would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.   For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the Board of Directors determines is not in our best interests or those of our stockholders.  The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal.  The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, our board of directors is not aware of any attempt to take control of the Company, and our Board of directors did not propose the Amendment with the intent that the increase in the number of authorized but unissued shares of common stock be utilized as a type of anti-takeover device.

(c)
The increased number of authorized but unissued shares of our common stock could be issued by the Board of Directors without further stockholder approval, which could result in dilution to the holders of our common stock.

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Effect of the Reverse Stock Splits

The principal effects of the Reverse Stock Splits will be as follows:

Based upon the 434,764,704 shares of common stock outstanding on the record date, the 1:25 First Reverse Split would decrease the outstanding shares of common stock to approximately 17,390,588 shares of common stock issued and outstanding; the 1:2 Second Reverse Split would decrease the outstanding shares of common stock from approximately 17,390,588 to approximately 8,695,294 shares of common stock issued and outstanding; and the 1:2 Third Reverse Split would decrease the outstanding shares of common stock from approximately 8,695,294 to approximately 4,347,647 shares of common stock issued and outstanding.  Accordingly, if all three Reverse Stock Splits were implemented by our board of directors it would reduce the currently 434,764,704 outstanding shares of common stock by an aggregate cumulative  ratio of 1:100 to 4,347,647 share of common stock.

IF IMPLEMENTED BY THE BOARD OF DIRECTORS ON OR BEFORE JUNE 30, 2012, THE REVERSE STOCK SPLITS WILL BE EFFECTED IN THE SAME SEQUENCE AS SET FORTH IN PROPOSALS 2 THROUGH 4.  THAT IS, THE 1:25 FIRST REVERSE SPLIT WILL BE IMPLEMENTED FIRST, TO BE FOLLOWED, IF AT ALL, BY THE 1:2 SECOND REVERSE SPLIT AND THEN, IF AT ALL, BY THE 1:2 THIRD REVERSE SPLIT.

The exact number of shares outstanding after the reverse split will be determined following the effectiveness of the reverse split since fractional shares shall be rounded up to the nearest whole share.  Further, any outstanding options, warrants and rights as of the record date that are not anti-dilutive will be decreased accordingly.

Following the effectiveness of the reverse split, all of your shares will be represented by a smaller amount of shares, with the exact amount depending upon the final ratio the board applies.  For example, if the board effects the First Reverse Split, then for every 100 shares of common stock presently outstanding, without any action on the part of the stockholder, will represent 4 shares of common stock; if the board effects the Second Reverse Split, then for every 4 shares of common stock outstanding after giving effect to the First Reverse Split, without any action on the part of the stockholder, will represent 2 shares of common stock; and if  the board effects the Third Reverse Split, then for every 2 shares of common stock after giving effect to the First Reverse Split and Second Reverse Split, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

Exchange of Stock Certificates

Following the effectiveness of the reverse split, the appropriate number of shares based upon the ratio will be automatically combined and changed into the lesser number of shares of common stock.  For example, if the board effects the First Reverse Split, then for every 100 shares of common stock presently outstanding, without any action on the part of the stockholder, will represent 4 shares of common stock; if the board effects the Second Reverse Split, then for every 4 shares of common stock outstanding after giving effect to the First Reverse Split, without any action on the part of the stockholder, will represent 2 shares of common stock; and if  the board effects the Third Reverse Split, then for every 2 shares of common stock after giving effect to the First Reverse Split and Second Reverse Split, without any action on the part of the stockholder, will represent one share of common stock.  The number of shares of common stock issued and outstanding will then be reduced accordingly.  No additional action on our part or any shareholder will be required in order to effect any one of the three Reverse Stock Splits.  Shareholders will be requested to exchange their certificate representing shares of common stock held prior to a reverse split for new certificates representing shares of common stock.  Shareholders will not have to submit certificates until requested to do so and will be soon thereafter be furnished the necessary materials and instructions to enable them to effect such exchange. Certificates representing shares of old common stock subsequently presented for transfer will not be transferred on our books and records, but we will effect the conversion of the old common stock into shares of new common stock.  You should not submit any certificates until requested to do so.

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No fractional shares of post-reverse split common stock will be issued to any shareholder.  In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificate formerly representing pre-reverse common stock held by such holder.

YOU SHOULD NOT SEND YOUR CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.  This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders.  Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Upon effectiveness, the Company will obtain a new CUSIP number for the common stock.

Each of Proposals 2, 3 and 4 must be considered and voted upon separately by our stockholders and must be approved by the holders of a majority of the issued and outstanding shares of common stock entitled to vote.  Accordingly, our stockholders may approve any or all of the First Reverse Split (Proposal 2), the Second Reverse Split (Proposal 3) or the Third Reverse Split (Proposal 4), or may elect not to approve any of such Proposals.

BENEFICIAL OWNERSHIP OF RADIENT PHARMACEUTICAL CORP.’S COMMON STOCK

As of October 3, 2011, we had issued and outstanding a total of 645,209,411shares of common stock.

COMMON STOCK OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT

          The following table shows the beneficial ownership of our shares of common stock as of September 7, 2011 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.  As at the record date of the stockholders meeting an aggregate of 434,764,704 shares of our common stock were issued and outstanding, all of which are entitled to vote at the Stockholders’ Meeting.

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Name and Address		Number of Shares		Percentage Owned

Douglas C. MacLellan	(1)	2,910,051	(2)	*

Akio Ariura	(1)	2,140,000	(3)	*

Mike Boswell
400 Professional Drive, Suite 310, Gaithersburg,
MD 20879		240,000	(4)	*

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Dr. Robert Beart 445 S. Grand Ave, Pasadena, Ca 91105		190,000	(5)	*

Robert L. Rooks 1912 Pine St, Huntington Beach, CA 92648		40,000	(6)	*

Leonard Reyno 607 North Las Palmas Ave Los Angeles, CA 90004		40,000	(7)	*

All Directors and Officers as a group (6 persons)		5,560,051		*

Alpha Capital Anstalt 150 Central Park South, Second Floor, New York, NY 10019	(8)	10,154,636	(9)	*

Whalehaven Capital Fund Ltd. 560 Sylvan Avenue Englewood Cliffs, NJ 07632	(8)	7,646,637	(10)	*

Kingsbrook Opportunities Masters Fund L.P. 590 Madison Ave, 27th Floor, New York, NY 10022	(11)	43,041,706	(12)	9.90%

Bristol Investment Fund, Ltd. 6353 West Sunset Boulevard, Suite 4006, Hollywood, CA 90028	(11)	43,041,706	(13)	9.90%

Iroquois Master Fund Ltd. 6411 Lexington Avenue, 26th Floor, New York, NY 10022	(11)	43,041,706	(14)	9.90%

Cranshire Capital L.P. 3100 Dundee Road, Suite 703, Northbrook, IL 60062	(11)	43,041,706	(15)	9.90%

Freestone Advantage Partners L.P. 3100 Dundee Road, Suite 703, Northbrook, IL 60062	(11)	23,505,388	(16)	5.30%

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Anthony J. Cantone, PO Box# 43, Thompson, PA 18465-0043	(17)	27,494,506	(18)	5.96%

Bridge Ventures, LLC 100 Europa Dr, Ste 455, Chapel Hill, NC 27517	(17)	10,547,222	(19)	*

MJ Fil Investments, LLC 716 Oaks St, Winnetka, FL 60093	(17)	5,333,333	(20)	*

Next View Capital, LP 180 Crest View Dr, Deerfield, IL 60015	(17)	21,333,333	(21)	*

Option Opportunities Corp 716 Oak Street, Winnetka, IL 60093	(17)	10,666,667	(22)	*

Thomas G. Berlin 460 Arbor View Lane, Venice, FL 3492	(17)	16,000,000	(23)	*

Wardberg Opprortunistic Trading Fund, LP 716 Oak Street, Winnetka, IL 60093	(17)	16,000,000	(24)	*

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.
(2)	Includes, 410,000 shares of common stock issuable upon the exercise of options at $0.75 per share and 2,500,000 shares of common stock issuable upon the exercise of options at $0.39 per share.
(3)	Includes 140,000 shares of common stock issuable on exercise of options at $0.75 per share and 2,000,000 shares of common stock issuable upon the exercise of options at $0.39 per share.
(4)	Includes 200,000 shares of common stock issuable upon the exercise of options at $0.39 per share.
(5)	Includes 150,000 shares of common stock issuable upon the exercise of options at $0.39 per share and 40,000 shares of common stock granted on August 5, 2010, and issued in May 2011.
(6)	Includes 40,000 shares of common stock granted on February 22, 2011, and issued in May 2011.

(7)	Includes 40,000 shares of common stock granted on August 19, 2011, and issued in August 25, 2011.
(8)    Includes shares of common stock. Do not include the shares issuable upon conversion of the notes. Conform to the convertible notes; the Holder shall not have rights as a shareholder of the Debtor with respect to unconverted portions of its Note.

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(9)   If all notes and warrants owned of record by such investor were immediately exercisable, it would own additional 767,990,154 shares.

(10) If all notes and warrants owned of record by such investor were immediately exercisable, it would own additional 588,911,674 shares.

(11) On June 29, 2011, five investors entered in to an Exchange agreement with the Company on June 29, 2011. These investors are not affiliates.

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(12)     Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. Under the terms of the June 29, 2011 Exchange Agreement, Kingsbrook Opportunities cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 356,915,944 shares of common stock, consisting of 120,879,509 shares issuable upon conversion of outstanding notes, 33,151,619 shares issuable upon exercise of warrants, 163,639,160 shares issuable upon conversion of preferred shares, and 39,245,656 shares of common stock.

(13)     Bristol Capital Advisors, LLC (“BCA”) is the investment advisor of Bristol Investment Fund, Ltd. (“Bristol”).  Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol.  Mr. Kessler disclaims beneficial ownership of these securities. Under the terms of the June 29, 2011 Exchange Agreement, Bristol cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 330,036,4496 shares of common stock, consisting of 109,890,299 shares issuable upon conversion of outstanding notes, 30,137,843 shares issuable upon exercise of warrants, 148,762,651 shares issuable upon conversion of preferred shares, and 41,245,656 shares of common stock.

(14)     Iroquois Capital Management L.L.C (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF.  As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF.  As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.  Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership. Under the terms of the June 29, 2011 Exchange Agreement, IMF cannot beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 222,488,256 shares of common stock, consisting of 69,727,142 shares issuable upon conversion of outstanding notes, 19,122,919 shares issuable upon exercise of warrants, 94,392,268 shares issuable upon conversion of preferred shares in to common stock, and 19,122,919 shares of common stock.

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(15)     Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.  Under the terms of the June 29, 2011 Exchange Agreement, Cranshire cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock.  If all notes, preferred shares and warrants owned of record by such investor were immediately exercisable, it would own an aggregate of 131,257,917 shares of common stock, consisting of 37,362,725 shares issuable upon conversion of outstanding notes, 10,246,904 shares issuable upon exercise of warrants, 50,579,333 shares issuable upon conversion of preferred shares in to common stock and 33,068,955 shares of common stock.

(16)     Downsview Capital, Inc. (“Downsview”) is the investment manager for a managed account of Freestone Advantage Partners L.P. (“Freestone”) and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.  Under the terms of the June 29, 2011 Exchange Agreement, Freestone cannot convert or exercise convertible securities or warrants whereby it would beneficially own more than 9.9% of the Company’s common stock. Includes 6,593,5933 shares issuable upon conversion of outstanding notes, 1,808,828 shares issuable upon exercise of warrants, 8,925,997 shares issuable upon conversion of preferred shares, and 6,176,970 shares of common stock.

(17) Shares of common stock issuable on September 30, 2011 for automatically conversion of Jade Pharmaceuticals Inc. debenture. The debenture was guaranteed by the Company.

(18) The address of Anthony Cantone is 766 Shrewsberry Avenue, Tinton Falls, New Jersey 077224.

(19) Tyron Capital Ventures LLC. ("Tyron Capital") is the investment manager of Bridge Ventures LLC (“Bridge Ventures”) and consequently has voting control and investment discretion over securities held by Bridge Ventures. Tyron Capital may be considered the beneficial owner of any securities deemed to be beneficially owned by Bridge Ventures. Peter L. Cocker is the sole managing members of Bridge Ventures.

(20) Daniel Welsh is the authorized representative for MJ Fil Investments LLC.

(21) Stewart Flink is the general partner and authorized manager of Next View Capital, LP.

(22) The person having voting, dispositive or investment powers over Option Opportunistic Corp. is Mr. Warsh, Authorized Agent.

(23) The subscriber is ETC Custodian, FBO Thomas G. Berlin IRA.

(24) The person having voting, dispositive or investment powers over Warberg is Daniel Warsh, Authorized Agent.

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Description of Securities

Authorized Capital Stock

Our authorized capital currently consists of 750,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001 per share. As of October 3, 2011, we have 645,209,411shares of common stock issued and outstanding, and 670,100 shares of preferred stock issued and outstanding. Assuming the Board effects the Reverse Stock Splits, amounting up to 1:100, there will be issued and outstanding 6,452,094 shares of common stock.

Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.  Each share shall be entitled to the same dividend.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition: (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

We have funded our operations primarily through a series of Regulation S and Regulation D companion offerings (the “Offerings”), as described below.

2008 Convertible Note Financing

On September 15, 2008, we conducted the closing of a combined private offering of 10% Convertible Notes (the “2008 Convertible Note Offering”) under Regulation D and Regulation S of $2,510,000 of 10% Convertible Promissory Notes (the “2008 Convertible Debt”, which matured at the earlier of (i) upon the closing of a Qualified Public Offering of our common stock (as defined below), if not mandatorily converted at the closing, or (ii) September 15, 2010 (the “Maturity Date”). For purposes thereof, “Qualified Public Offering” meant an equity offering of not less than $25 million in gross proceeds. The 2008 Convertible Notes bore interest at the annual rate of ten percent (10%) which accrued and was payable on the Maturity Date. If all of the principal amount of a 2008 Convertible Debt had not voluntarily converted by the holder or a Qualified Public Offering causing a mandatory conversion shall not have occurred prior to the Maturity Date, the note holder received additional interest (“Bonus Interest”) equal to fifty percent (50%) of the remaining principal amount of the 2008 Convertible Debt on the Maturity Date. Any unpaid Bonus Interest accrued interest thereafter at the rate of ten percent (10%) per annum thereon until paid.

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The holders of the 2008 Convertible Debt had the right to convert the entire principal and accrued interest of the 2008 Convertible Debt into the common stock of the company at any time prior to the Maturity Date at $1.20 per share. Upon conversion of the 2008 Convertible Debt into our common stock, we issued warrants to purchase common stock (“Investor Warrants”) to the converting investors in the amount equal to fifty percent (50%) of the number of shares of common stock into which the 2008 Convertible Debt were converted. The Investor Warrants have a term of five (5) years from the date of issuance and shall be exercisable at a price equal to 120% of our stock price on the date of conversion; however, in no case will the exercise price be less than $2.80.

The shares of common stock issuable upon a voluntary conversion of the 2008 Convertible Debt carry so-called “piggy-back” registration rights should we file a registration statement in the future. In the event of a forced conversion into common shares in the event of a Public Offering, holders of the 2008 Convertible Debt will be subject to a lock-up on any remaining shares not sold in the offering for ninety (90) days after the Public Offering.

In connection with the offer and sale of the Notes in the 2008 Convertible Debt Offering, we relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Regulation D, Rule 506 promulgated there under. We believe that all of the purchasers of Convertible Notes are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act.

In connection with the sale of 2008 Convertible Debt, we utilized the services of Jesup & Lamont Securities Corporation and Dawson James Securities, Inc., FINRA (NASD) member broker-dealers (the “Placement Agents”). For their services, the Placement Agents received commissions of 10% of the amount of the notes sold and the Placement Agents received an aggregate of $313,750 (2.5%) as due diligence and non-accountable expenses. We incurred an additional $111,849 in legal and other expenses related to the issuance of the Convertible Notes. The Placement Agents and their assigns also received five year warrants (“Placement Agent Warrants”) to purchase up to 209,166 shares of our common stock exercisable at $2.69, representing 115% of the five day volume-weighted average price of our common stock up through and including September 12, 2008. The terms of these warrants required that we issue additional warrants in the case of certain dilutive issuances of our common stock through the first quarter of 2009. The number of additional warrants issued was based on the percentage decrease in share price of the dilutive issuance compared to the exercise price of the warrants.

Pursuant to a Letter Agreement dated September 24, 2010, we sought the remaining 2008 Convertible Debt holders’ agreement to waive the default (our failure to pay the note by the maturity date) and give us until November 15, 2010 to issue them the shares underlying the 2008 Convertible Debt. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the 2008 Convertible Debt outstanding as of September 14, 2010 by $56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate shall apply to the interest due from September 15, 2010 until the Note is converted pursuant to the 2008 Letter Agreement. The 2008 Convertible Debt holders are entitled to the Bonus Interest, which we calculated as a one-time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010 the principal balance of the Notes outstanding on September 14, 2010; however, such interest shall accrue at the rate of 18% per annum until paid. The amount of the 25% Increase and Bonus Interest shall be combined and such total shall be directly applied to the principal amount of the Notes outstanding on September 14, 2010. The outstanding balance of the 2008 Convertible Debt immediately before the 2008 Letter Agreement was $226,538 with a corresponding unamortized debt discount of $159,547. Due to the effect of the 2008 Letter Agreement, we accelerated the amortization of the remaining debt discount and recorded an increased to the outstanding principal balance by $113,269 and $56,635 representing 50% bonus interest and 25% interest, respectively. Since the 50% bonus interest was in accordance with the terms of the original convertible note agreement, we recorded such amount as interest penalty. In accordance with relevant accounting guidance, we recorded the 25% increase as a loss on extinguishment since the terms as described in the 2008 Letter Agreement indicates that the prior debt agreement would be extinguished. Finally, we agreed to adjust the Conversion Price of the 2008 Convertible Debt to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex Approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event shall the Conversion Price be less than $0.28 per share.

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Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuance by such date, the outstanding September 2008 Convertible Notes are susceptible to default. As of filing date we have not received any default notices.

As of December 31, 2010, the principal amount of $363,942 was outstanding on the 2008 Convertible Debt, with a combined accrued interest of $60,714, all of which is convertible into shares of our common stock pursuant to the Letter Agreement described above.

During the six months ended June 30, 2011, note holders converted $317,500 of principal and $53,555 of interest, representing 87% of the outstanding balance of the note balance as of December 31, 2010.  The Company issued 476,692 shares of its common stock upon the conversion of the notes.  The balance as of June 30, 2011 was $46,442 in principal and $11,867 of accrued interest.

12% Convertible Note Financing March and April 2010

On March 22, 2010, we entered into a Note and Warrant Purchase Agreement with one accredited investor. Pursuant to the Agreement, we issued the Lender a 12% Convertible Promissory Note (“Note”) in the principal amount of $925,000 and a five year warrant (“Warrant”) to purchase up to 1,100,000 shares of our Common Stock. The Warrant is initially exercisable at the higher of: (i) 105% of the average VWAP for the five trading days immediately preceding the date we issued the Warrant; and (ii) the Floor Price (the same as in the Note) in effect on the date the Warrant is exercised. The Note carries a 20% original issue discount. In addition, we agreed to pay $200,000 to the Lender to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the loan at the closing of the transaction. As a result, the total net proceeds we received were $540,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated there under. We believe the purchaser is an “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act. The Conversion Price of the Convertible Promissory Note is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought but will be at least $0.28 per share, subject to adjustment upon the occurrence of certain events.

The transaction with the Lender was the “First Closing” of a series of similar transactions in April 2010, which together are hereinafter referred to as “2010 Notes.” On April 8, 2010, our Board of Directors authorized us to enter into additional Purchase Agreements to issue up to an additional $7,500,000 of 12% Convertible notes and to issue warrants to issue up to an additional 15,000,000 shares of our Common Stock pursuant to the 2010 Notes.

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On April 8, 2010, we entered into Note and Warrant Purchase Agreements (the “Agreements”) with 24 accredited investors (“Lenders”) in the “Second Closing” of the sale of 12% Convertible Notes (“Second Closing Notes”) and Warrants. Pursuant to the Agreements, we issued to the Lenders Convertible Promissory Notes in the aggregate principal amount of $5,490,165 and warrants to purchase up to 6,528,843 shares of our Common Stock (“Warrants”). The Second Closing Notes matured on April 7, 2011 (“Maturity Date”). The Second Closing Notes contain original issue discounts and fees payable by us aggregating $2,285,165. As a result, the total net proceeds we received were $3,225,000. The Agreements, Notes and Warrants, as well as the terms of this transaction, are substantially the same as those we issued to the investor in the First Closing on March 22, 2010, as disclosed on the Form 8-K we filed with the Securities and Exchange Commission on March 26, 2010.

As of the Second Closing, we had 26,851,069 shares of common stock issued and outstanding. The Agreements include an addendum that prohibits us from issuing more than 594,528 shares to the Lenders, unless we receive stockholder approval and NYSE Amex approval to list and issue all shares issuable: (i) upon exercise of all of the Warrants at $0.38 per share, (ii) all of the Notes are converted at that same price (which is the lowest price possible, although the initial conversion price is 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion) and (iii) no shares are issued in payment of interest. We were required under the terms of the Notes to obtain stockholder approval, on or before July 15, 2010, of the issuance of all shares of our common stock issuable pursuant to the Notes and Warrants. If we failed to obtain such approval, an Event of Default under the Notes would occur. We were also obligated to receive listing approval from NYSE Amex for the shares of our Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after closing, but in no event later than May 1, 2010.

On April 13, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Third Closing” of the 2010 Notes . Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $3,957,030 (“Third Closing Notes”) and warrants to purchase up to 4,705,657 shares of our Common Stock (“Warrants”). The Third Closing Notes matured on April 12, 2011 (“Maturity Date”). The conversion price of the Third Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $0.28 per share. We agreed to pay to the Lenders one-sixth of the principal amount of the Notes each month commencing on the six month anniversary of the Notes and the balance of the unpaid principal of the Notes on the one year anniversary date of the Notes. The Notes contain original issue discounts and fees payable by us aggregating $1,646,980. As a result, the total net proceeds we received in the Third Closing were $2,310,000. The exercise price of the Warrants issued in the third closing is $0.69 per share.

On April 26, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Fourth Closing” of the 2010 Notes. Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $685,170 (“Fourth Closing Notes”) and warrants to purchase up to 712,949 shares of our Common Stock (“Warrants”).  The Fourth Closing Notes matured on April 26, 2011 (“Maturity Date”). The conversion price of the Fourth Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $0.28 per share. The Notes carry 20% original issue discounts and fees payable by us of $285,170. As a result, the total net proceeds we received in the Fourth Closing were $400,000. The exercise price of the Warrants issued in the fourth closing is at an initial exercise price of $0.28 per share for two investors and up to 101,849 shares at an exercise price of $0.89 per share for the remaining two investors.

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The Agreements, Notes and Warrants, as well as the terms of this transaction (other than the exercise price of the warrants) in the Second, Third and Fourth Closings are substantially the same as those we issued to the investor in the First Closing pursuant to the Note and Warrant Purchase Agreements we entered into on March 22, 2010.

Upon a Triggering Event, as defined in the Note, the outstanding balance of the Note immediately increases to 125% of the then-owed principal balance and interest accrues at the rate of 18% per annum. Upon an Event of Default, as defined in the Note, the holders may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable. However, all outstanding obligations payable by us automatically becomes immediately due and payable if we become the subject of a bankruptcy or related proceeding. Since the registration statement, registering all of the securities issuable in the March-April 2010 12% Convertible Note Financing was not declared effective by June 1, 2010, a trigger event under the terms of the notes issued in the First Closing, Second Closing and Third Closing occurred (the “June 1 Trigger Event”). Since the registration statement, registering all of the securities issuable in the 2010 Notes, was not declared effective by August 31, 2010, a trigger event under the terms of the notes issued in the Fourth Closing occurred (the “August 31 Trigger Event” together with the June 1 Trigger Event, the “Trigger Events”). Upon the occurrence of Trigger Events, the outstanding balance of the Notes immediately increased to 125% of the then-owing principal balance and interest commenced to accrue at the rate of 18% per annum. Under the terms of registration rights agreement we entered into for the 2010 Notes, if we fail to file the registration statement or keep it effective as per the terms of such agreement, $100 per day shall be added to the principal balance of the Notes for so long as the registration statement remains unfiled or not effective, up to a cap of $10,000 (the “Registration Rights Increased Principal”).

Additionally, we were required under the terms of the 2010 Notes to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with the Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constituted an Event of Default under the 2010 Notes, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the default, to maintain good relationships with the investors of the 2010 Notes, we requested the 2010 Notes’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010, as well as waive any defaults related thereto, in exchange for which we increased the balance of the notes by 25% (the “Extension”).  As a result of the 25% increase from the Extension, the principal amount of such notes was increased to $18,872,264.

On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 Notes. These investors negotiated the terms of the Forbearance Agreement in lieu of entering into the Extension the other 2010 Notes investors signed. Pursuant to the Forbearance Agreement, the two investors refrained and temporarily forbore from exercising and enforcing their remedies against the Company due to the Event of Default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the 2010 Notes to ISP Holdings, LLC by 68% and increase the outstanding balance of the 2010 Notes to St. George Investments, LLC by 25%. In addition, the Company agreed to obtain the required Shareholder Approval to issue the shares underlying the 2010 Notes and warrants on or before November 15, 2010.  In relation to this agreement, the Company recorded $381,920 in additional principal, and offsetting interest expense, for the liquidation damages of the warrants and $300,773 as a loss on extinguishment of debt and is reflected in other expenses, net, in the accompanying condensed consolidated statements of operations.  Since we did not hold the meeting by November 15, 2010 (due to the SEC comment period), these two note holders submitted notice to us that the balance of their note shall increase by another 25% under the terms of the Forbearance Agreement.  As of December 31, 2010, we increased the outstanding note balance of these two note holders by $868,522 for the 25% that was contractually due, but were under negotiations.  Since we had not entered into any settlement, on May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619.  On June 6, 2011, an agreement was reached with these note holders and an aggregate total of additional penalties in the amount of $94,297 were added to the principal of their notes.

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In April 2011, the Company entered into a Debt Exchange Agreement whereby the outstanding balance of one of the Convertible Notes, including premiums, was exchanged for shares of the Company’s common stock.  As part of this exchange,  the note holder of the 2010 Note converted $479,806 of principal and $92,967 of accrued interest, premiums of $121,494 and legal fees of $5,000 into 1,849,819 shares of the Company’s common stock.  The premium was recorded as extinguishment of debt.

During the six months ended June 30, 2011, a total of $18,015,319 of principal and $1,076,813 of accrued interest of this debt, representing 97% of the total 2010 Notes outstanding was converted into 48,558,862 shares of the Company’s common stock. The balance as of June 30, 2011 was $639,972 in principal and $464,166 of accrued interest.

Convertible Senior Notes

Series 1

In December 2008, in the first closing of the 12% Senior Note offering, the Company issued units consisting of $1,077,500 principal amount of 12% Senior Promissory Notes (“Series 1 Senior Notes”) and five-year warrants to purchase a total of 862,000 shares of the Company’s common stock at $1.00 per share.  On January 30, 2009, the Company conducted the second and final closing of the Series 1 Senior Note offering whereby the Company sold an additional $680,000 principal amount of Senior Notes and a five-year warrant to purchase a total of 544,000 shares of common stock at $1.13 per share. Accordingly, a total of $1,757,500 in Senior Notes and Warrants to purchase 1,406,000 shares of common stock in the Senior Note Offering were sold in 2008 and 2009.  The Senior Notes originally bore an interest rate of 12% per annum, payable semi-annually on June 1 and December 1of each year after issuance.  The Senior Notes matured on the earlier of the second anniversary of the closing date or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions.  The Senior Notes are unsecured, and are senior to the other Convertible Debt.  The Company was not permitted to issue additional notes or evidence of indebtedness that are senior in priority to the Senior Notes, however, the Company was permitted to issue notes up to an aggregate principal amount of $2,500,000 which were of equal priority with the Senior Notes.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of these notes by $439,372.  The total principal of the Series 1 Senior Notes at December 31, 2010 was $2,196,875 and $526,325 of accrued interest.

On January 3, 2011, the shares underlying the Exchange Agreement with the Senior Note holders were approved by the NYSE Amex and these notes became convertible into the Company’s common stock.

During the six months ended June 30, 2011, note holders converted $2,196,875 of principal and $552,328 of interest, representing 100% of the outstanding balance of these notes.  The Company issued 5,931,529 shares of its common stock upon the conversion of the notes.

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Series 2

On May 4, 2009, the Company conducted a first closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,327,250 principal amount of  Series 2 Senior Notes and five-year warrants to purchase a total of 2,123,600 shares of the Company’s common stock at $0.98 per share (the “Warrant Shares”). On June 12, 2009, the Company conducted the second closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of Series 2 Senior Notes (“Series 2 Senior Notes”) and five-year warrants to purchase a total of 749,600 shares of the Company’s common stock at $1.11 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was 115% of the five (5) day volume weighted average closing price of the Company’s common stock on NYSE Amex for the five (5) trading days prior to the date of the closing.   In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $448,941.  The total principal of these notes at December 31, 2010 was $2,244,688 and accrued interest was $457,769.

In April 2011, the Company entered into a series of Debt Exchange Agreements whereby the outstanding balances of several of the Convertible Notes, including premiums, were exchanged for shares of the Company’s common stock.  Holders of the Series 2 Senior Notes converted $600,000 of principal and $115,368 of accrued interest, premiums of $87,781 and legal fees of $10,000 into 2,708,593 shares of the Company’s common stock.  The premiums were recorded as an extinguishment of debt.

During the six months ended June 30, 2011, note holders converted $2,219,688 of principal and $505,326 of interest, representing 99% of the outstanding balance of these notes.  The Company issued 7,852,649 shares of its common stock upon the conversion of the Series 2 Senior Notes.  The balance of the Series 2 Senior Notes as of June 30, 2011 was $25,000 in principal and $7,327 of accrued interest.

Exchange Agreement

The Company did not make the required interest payments on the Series 1 Senior Notes or the Series 2 Senior Notes (collectively “the Senior Notes”) due on December 1, 2009 or March 1, 2010. The Company did not have sufficient cash to satisfy these Notes and carry on current operations. Consequently, under the terms of the Series 1 and 2 Senior Notes, the interest rate increased from 12% to 18% per annum. The failure to pay interest as scheduled represented an Event of Default under the terms of the Series1 and 2 Senior Notes and all senior debt was classified as current. However, none of the holders declared default, or declared the outstanding Senior Notes and other contractual obligations immediately due.

In order to resolve the defaults and to preserve as much cash as possible for operations, management put together an exchange agreement (the “Debt Exchange”) to enter into with its the debt holders, subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding Senior Notes or other debt obligations for shares of the Company’s common stock. Some of the key provisions of the Debt Exchange agreement were as follows:

First, all of the issuances pursuant to the proposed Debt Exchanges were subject to Shareholder Approval. To that end, the Company filed its initial Preliminary Proxy Statement on Schedule 14A on February 1, 2010; the Company was to obtain the required Stockholder Approval by September 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the Senior Notes would fall back into default, pursuant to which the note holders could declare the full amount owed on the Senior Notes immediately due and payable, if the Company failed to hold the meeting by the required dates.  Once the Company obtained Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement would be convertible into shares of common stock and the holders thereof would waive all current and future defaults under the debt.

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Second, the Company agreed to use its best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement to be filed under the Securities Act of 1933, as amended.

Third, the issuance of all of the shares of common stock to be issued under these Debt Exchanges was subject to NYSE Amex listing approval.

Under the terms of the Debt Exchange agreement, the Senior Notes would become convertible once all items above were met.  The number of shares of common stock to be issued to the note holder upon conversion shall be an amount equal to the quotient of: the amount of principal sought to be exchanged divided by seventy percent (70%) of the VWAP for the five (5) trading days immediately preceding the date of the exchange request; provided however, in no event shall the exchange price be less than $0.28.

In September 2010, the Company amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Senior Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, the Company agreed to (a) increase the principal balance due on the Senior Notes by 25% effective September 1, 2010 and (b) the Company in its - sole discretion — maintains the right to pay the interest due on the Senior Notes in shares of its common stock so long as the market price of the Company’s common stock is equal to or above $0.28 per share on the date such interest is due. Due to the SEC’s review of the periodic reports that we were required to mail with the proxy statement, seeking the Stockholder Approval, we were unable to hold the related meeting until December 3, 2010.  Our stockholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011.  All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remained in effect and no other consideration was owed to the note holders pursuant to this default. The total for the additional penalty was $888,275 and was included in loss on extinguishment of debt for the year ended December 31, 2010.  As of the date of this filing, we have not received notice from any note holders declaring a default. Any shares of common stock to be issued pursuant to the Debt Exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

On January 3, 2011 when the NYSE Amex approved the listing of the shares, all conditions of the exchange were satisfied and the Series 1 and 2 Senior Notes were exchanged for Senior Convertible Notes (as all of the shares underlying the Debt Exchange Agreement are eligible for resale pursuant to Rule 144 as promulgated under the Securities Act of 1933, as amended – we requested all of the outstanding Series 1 and Series 2 Note holders to waive the registration requirement).  As a result of the Debt Exchange agreement the Senior Notes were considered extinguished and new Senior Convertible Notes issued.  In accordance with relevant accounting guidance, the Company determined the new Senior Convertible Notes contained a beneficial conversion feature.  The Company recorded $4,441,563 as the fair value of the beneficial conversion feature to additional paid-in capital and loss on extinguishment.

As of June 30, 2011, principal and interest in the amount of approximately $5,474,218, representing 99% of the Senior Convertible Notes have been converted into shares of the Company’s common stock .

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Placement Agent Shares

We negotiated with the Series 1 and 2 note holders to obtain their agreement to exchange their rights to receive cash for shares of our common stock and to sign the Exchange Agreement (discussed above). In connection therewith, Cantone Research, Inc. (the “Negotiator”), who was also the placement agent in the 12% Senior Note Offering, agreed to assist us with those negotiations and obtain the signatures of the holders of the Series 1 and Series 2 Notes on the Exchange Agreement. For such services, we agreed to pay the Negotiator a fee equal to two percent of the total principal and interest that was due through March 1, 2010 on the Series 1 and 2 Notes (the “Initial Exchange Fee”). The Negotiator also agreed to assist us with obtaining the Series 1 and 2 Note holders agreement to extend the time for which we must obtain shareholder approval to November 15, 2010. For these services, we agreed to pay the Negotiator a fee equal to three percent of the total principal and interest that was due through August 31, 2010 on the Series 1 and 2 Notes (the “Second Exchange Fee” together with the Initial Exchange Fee, the “Exchange Fee”). The Negotiator further agreed to accept payment of the Exchange Fee in the form of shares of our common stock. The total amount of principal and interest due on the Series 1 and 2 Notes through March 1, 2010 was $3,952,403, and the Initial Exchange Fee was $79,048. The total amount of principal and interest due on the Series 1 and 2 Notes through August 31, 2010 was $4,295,620 and the Second Exchange Fee was $128,869. The parties agreed to pay the Exchange Fee in that number of shares of the Company’s common stock equal to the quotient of the Total Exchange Fee divided by $0.28, which totals an aggregate of 460,245 shares for the Negotiator (the “Fee Shares”). We also agreed to reduce the exercise price of the Cantone Series 1 and 2 Placement Agent Warrants, issued to the Negotiator at the time of the 12% Senior Note Offering, to $0.28 per share.  We obtained approval for the Fee Shares at the December 3, 2010 shareholder meeting and received NYSE Amex approval on January 3, 2011.  Accordingly, all of the Fee Shares were issued to the Negotiator.

The Bridge Loan Agreement

On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because the Company did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. Since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the current principle value of the Bridge Loan $83,000 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, the Company issued to the Lender a two-year warrant to purchase 116,000 shares of the Company’s common stock exercisable at $0.60 per share (the “Two-Year Warrant”). This warrant was valued at $34,800 using the Black-Scholes model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded the relative fair value of the warrants as a debt discount which was amortized to interest expense over the term of the bridge loan. The Company paid cash fees associated with this debt of $15,000, which was recorded as debt issuance costs. The Company recorded interest expense of approximately $49,800 related to the debt issuance costs as of December 31, 2010.

In March 2010, the Company entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share.

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Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we were to obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25% and pay an additional $5,000 in legal fees related to the default. In accordance with relevant accounting guidance, the Company recorded the 25% increase of $57,360 to the principal balance as a loss on extinguishment.

On September 14, 2010, the Company recorded a beneficial conversion feature of the principal balance of the note, which resulted in the recording of $140,360 as debt discount and amortization expense of $140,360 through December 31, 2010. As a result of this agreement, we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. The issuance of shares pursuant to the amendment was subject to our receipt of NYSE Amex listing approval and Shareholder Approval. If we did not receive Shareholder Approval, the exercise price of the warrants would remain at their pre-agreement amounts and the Company will have to pay the principal and accrued interest in cash. The Shareholder Approval was received on December 3, 2010 and the NYSE Amex listing approval was received on January 3, 2011.

As of December 31, 2010, the principal of the Bridge Loan was $140,360 and related accrued interest was $25,474.

During the six months ended June 30, 2011, aggregated principal and interest in the amount of $165,834 representing 100% of the outstanding balance of these notes was converted into 592,261 shares of the Company’s common stock.

Promissory Notes

On May 10, 2011, we entered into a Settlement Agreement with Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”), which was amended on May 23, 2011.  Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we were not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required.  Under the terms of the Settlement Agreement, upon Court Approval, we shall issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex has previously approved for issuance to the Plaintiffs.   In addition, to account for the time it would take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note (the “Promissory Notes”) for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the notes.  We received Court Approval on May 24, 2011.  The notes were delivered upon Court Approval; they bear 8% interest and mature four months after issuance.  The note must be paid on or before September 24, 2011 to avoid a judgment for the remaining principal, if any, at such time.

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As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the settlement agreement shall be issued.  Upon the occurrence of an Event of Default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.  Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000.  Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court.

Based on the available amount of shares the NYSE Amex previously approved for the Plaintiffs, upon Court Approval on May 24, 2011, we issued the Plaintiffs an aggregate of 500,000 shares of our common stock valued at $140,400 and issued promissory notes for an aggregate amount of $10,771,655.  As a result of this agreement, we recorded legal settlement expense of $10,987,055.

Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”, and  approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that the common stock issuable under the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended. As further reported in our Current Report Form 8-K filed on July 25, 2011, on July 19, 2011 the Plaintiffs wrote a letter to the Court that we failed to perform our obligations under the Original Settlement Agreement, which allegations we have disputed.

On or about June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) promulgated under the Securities Act.  As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to resales. Accordingly we advised plaintiffs that  the additional 20.5 million shares issued to Plaintiffs pursuant to Section 3(a)(10) may only be resold  in compliance with Rule 144.  These shares are not “restricted securities” within the meaning of Rule 144(a); they are not subject to the holding period limitations of Rule 144(d).  However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f).

On June 23, 2011, we were delisted from the NYSE Amex and no longer required NYSE Amex approval to issue the shares due to the promissory note holders.  On June 29, 2011, we issued to the promissory note holders an aggregate of 20,500,000 shares of our common stock valued at $2,949,950.  The balance of the promissory note principal and accrued interest was $7,821,705 and $86,707 as of June 30, 2011, respectively.

In addition, the promissory note contains an embedded conversion feature.  The conversion feature was valued using the binominal pricing model and $2,684,286 was recorded as an addition to the derivative liability.

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On August 25, 2011, we entered into new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. A complete copy of the Final Settlement Agreement and related documents are attached hereto as Exhibits. The Final Settlement Agreement was consented to separately  by each of the 2011 Noteholders.

Under the terms of the Final Settlement Agreement, we issued our 8% convertible promissory notes in the principal amount of $4,559,842.41 to Alpha Capital and $3,496,415.91 to Whalehaven (the “Notes”). We are obligated retire the Notes in monthly installments, commencing January 31, 2012, by the payment in cash or (at our sole option) by delivery shares of our common stock in an amount equal to 6.25% of the principal amount of each Note, plus accrued interest. In the event we elect to make installment payments in common stock, we will be obligated to make monthly delivery of shares of common stock that are not subject to any restrictions on resale under Rule 144 under the Securities Act (“Non-Restricted Shares”) valued at 80% of the three lowest volume weighted average closing prices of our common stock over the 20 trading days immediately prior to each installment payment date. It is our present intention to amortize the Notes with our common stock, although we may elect to pay one or more such installments in cash.

The Notes permit the Plaintiffs to convert the Notes into our common stock, although the Final Settlement Agreement and the Notes contain “blocker” provisions designed to prevent the Plaintiffs from becoming “beneficial owners” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) of more than 9.99% of our outstanding common stock, the Plaintiffs

In addition, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on recent reductions in the closing prices of our publicly trades shares, the number of shares we previously issued to the Plaintiffs in connection with prior conversions of the notes we issued under the Original Settlement Agreement.

We agreed to reserve an aggregate of 175 million shares of authorized and previously unissued Common Stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes.

Pursuant to the Final Settlement Agreement we were released from all liability and claims from Plaintiffs arising under the Original Settlement Agreement.

January 2011 Notes

On January 30, 2011, the Company entered into a securities purchase agreement with each of the 2011 Noteholders in a private equity financing of $8,437,500 and received approximately $7,500,000 in gross proceeds from the sale of convertible notes pursuant to the securities purchase agreement.  Net proceeds from the financing were approximately $6,820,000.  In connection with the closing of the transactions, the Company issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “January 2011 Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of notes, which are initially convertible into an aggregate of 14,062,500 shares of the Company’s common stock (“2011 Note Shares”) to the 2011 Noteholders.  The 2011 Noteholders also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the “Warrants”) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.

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Pursuant to the terms of the securities purchase agreement, the Company was required to have a shareholder meeting no later than April 30, 2011 seeking shareholder approval for (a) the issuance of all January 2011 Note Shares and Warrant Shares without any restrictions or limitations pursuant to the NYSE Amex and (b) an increase in the Company’s authorized shares of common stock to 400,000,000 (“Shareholder Approval”).  Prior to obtaining Shareholder Approval the Company was required to reserve that number of shares of its common stock which represents 100% of the January 2011 Shares and the Series A Warrant Shares; after obtaining Shareholder Approval, the Company was required to reserve that number of shares of its common stock which represents 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants.  Failure to obtain Shareholder Approval by the required dates constituted an event of default under the January 2011 Notes.  Due to our inability to file our proxy statement we were unable to hold the required shareholder meeting and obtain shareholder approval.

Pursuant to the securities purchase agreement and January 2011 Notes, for so long as any January 2011 Notes or Warrants outstanding, the Company could not issue or sell any rights, warrants or options to subscribe for or purchase shares of its common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of its common stock at a price which varies or may vary with the market price of its common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the January 2011 Notes or the then applicable exercise price of the Warrants.  For so long as any January 2011 Notes or Warrants were outstanding, unless or until the Company has received Shareholder Approval, the Company was note permitted to take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the January 2011 Notes to be reduced or to cause the number of January 2011 Note Shares or Warrant Shares to be increased.  For so long as any January 2011 Notes were outstanding, neither the Company nor our subsidiaries could incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by the Company that is made expressly subordinate to the January 2011 Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

The January 2011 Notes were scheduled to mature on December 1, 2011 and are convertible at any time at the option of the holder thereof; however the January 2011 Notes cannot be converted if such conversion would result in the holder thereof  beneficially owning more than 4.99% of the Company’s outstanding common stock.  The Company is required to pay a certain portion of the January 2011 Note (“Installment Amount”) back on the first day of each month during the term of the January 2011 Note, beginning on March 1, 2011, and the Company had the option to pay the Installment Amount in shares of its common stock, if certain conditions as set forth in the January 2011 Notes were  met, in cash or in any combination of shares of its common stock and cash.  The Installment Amount for each January 2011 Notes was equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) pro rata portion of all of the January 2011 Notes sold pursuant to the financing and (B) the outstanding principal amount under such holder’s January 2011 Note as of such payment date.  If the Company elected to pay any portion of the Installment Amount in cash, it has to pay an amount in cash equal to 100% of the applicable redemption amount; if the Company failed to do so, the  holder had the right to require the Company to convert all or any portion of such amount owed into shares of common stock at the then current conversion price.  If the Company elects to pay any portion of the Installment Amount in shares of common stock, then the Company is required to issue such number of shares of its common stock equal to the quotient of the formula set forth in the January 2011 Notes.  Upon the occurrence of an Event of Default under the January 2011 Note, a or a Change of Control – as that term is defined in the January 2011 Notes, the Holder had the right to force the Company to redeem all or any portion of such Holder’s January 2011 Notes in cash at a price equal to 125% of the greater of (x) the amount of the January 2011 Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the applicable holder delivers redemption notice.

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The Warrants were initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that the Company’s common stock ceases to be listed or quoted on the NYSE Amex and (iii) the date that the Company obtains Shareholder Approval. At any time following six months after the closing, if the Company’s stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, the Company could force a holder to exercise up to 50% of the then unexercised portion of its Warrant. The Warrants cannot be exercised if such exercise would result in the holder thereof beneficially owning more than 4.99% of the Company’s common stock.

 The conversion price of the January 2011 Notes and exercise price of the Warrants are each subject to adjustment if the Company issued additional shares of its common stock or securities convertible or exercisable into shares of its common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of its common stock and other events similar to the aforementioned events. Upon any anti-dilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants was to be proportionately increased. The exercise price of the Warrants was also subject to further adjustment pursuant to other specified events in the Warrant. The warrants could be exercised on a cashless basis as long as a registration statement is not declared effective. The number of net shares issuable upon a cashless exercise is calculated as follows: (A x B) – (A x C) /D where A) is the number of warrants being exercise, B) is the WAP of the common stock on the day preceding the date of exercise, C) is the warrant exercise price, and D) is the common stock closing price on the date of exercise.

The January 2011 Notes contained certain covenants which included a cash reserve covenant whereby the Company was required to maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times. In addition, the January 2011 Notes restricted the use of proceeds to pay any other debt obligations.

The Company also entered into a Registration Rights Agreement with each of the 2011 Noteholders pursuant to which it was required to file the registration statement by February 9, 2011, providing for the resale of 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement. The Company was also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission). We were also required to keep the registration effective at all times until the earlier of (i) the date as of which the 2011holders may sell all of their respective January 2011 Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the 2011 holders shall have sold all of the January 2011 Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement. If the Company failed to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that the Company was required to pay to the Investors an amount in cash equal to 1.5% of the purchase price for the January 2011 Note Shares and Warrant Shares included in the applicable registration statement. Such amount was required to be paid on the date of such failure and every 30 days thereafter for which the failure was not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month. The registration statement was filed on February 9, 2011. On March 10, 2011, the Company received notice from the SEC that it did not meet the eligibility requirements for the S-3 filing to register the shares on such form and therefore must seek to register the shares on Form S-1. As of April 1, 2011, the registration statement was not effective and the Company paid in cash $126,563 of additional interest for the registration penalty. The Company accrued an additional registration penalty of $253,125 for May and June 2011.

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The conversion and exercise eature of the January 2011 Notes and Warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the January 2011 Notes and the exercise price of the Warrants. In addition, the Company issued five-year warrants to purchase 839,552 shares of the Company’s common stock exercisable at $0.67 per share to placement agents in association with the January 2011 Notes. The fair value on the grant date of the embedded conversion features of the convertible debt and warrants amounted to $4,994,441 and $11,144,007 respectively, as computed using the Binomial Lattice option pricing model.

The Company established a debt discount of $8,437,500, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount was to be amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt discount was accelerated. For the six months ended June 30, 2011, the Company recorded amortization of the debt discount of $8,437,500. The balance of the debt discount was $0 at June 30, 2011.

The Company also incurred debt issuance costs of $680,000, which were deducted from the net proceeds. In addition, the fair value of the placement agent warrants was recorded as a debt issuance cost in the amount of $386,194. These costs were to be amortized over the life of the debt using the straight-line method, which approximates the effective interest method. Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt issuance costs was accelerated. During the six months ended June 30, 2011, $1,066,195 was amortized as interest expense. The balance of the debt discount was $0 at June 30, 2011.

On March 1, 2011 and April 1, 2011, the Company made the first two installments due of $843,750 each. On May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred. As a result, each of the 2011 Noteholders submitted an Event of Default Redemption Notice to the Company as of May 6, 2011. The Company also incurred $326,425 in late charges at a rate of 24% per annum on the unpaid installments. At the time of the default, the Company increased the balance owed to the note holders by 125% for default penalties, bringing the balance of the notes including registration penalties, default penalties, and late fees to $9,053,213. However, each of the 2011note holders claimed that there had been a dilutive issuance of stock and the conversion rate in effect at the time of default was $0.1589. Using this conversion rate to calculate the redemption amount resulted in an additional penalty of $13,248,548. The balance of the January 2011 notes, including late charges, interest, and penalties was $22,301,761 as of June 30, 2011.

Effective July 1, 2011, the Company entered into an Exchange Agreement with each of the 2011 Noteholders in order to settle our obligations for the January 2011 Notes (see note 14 on the Beneficial Ownership table above).

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January 2011 Notes exchange into July 2011 Notes and Preferred Stock

We entered into an exchange agreement on June 29, 2011, with each of the 2011 Noteholders (the “Exchange Agreement”) in order to settle our obligations of January 2011 Notes (see Note 8). Pursuant to the terms of the Exchange Agreement, each 2011 Noteholder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “July 2011 Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement), to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants”)). Under the Exchange Agreement, each of the 2011 Noteholders and their affiliated and related persons and entities also received a mutual full release from the Company and its affiliated and related persons and entities.

Each of the July 2011 Notes and shares of Preferred Stock were initially convertible into shares of our common stock at a fixed conversion price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the July 2011 Notes and the shares of Preferred Stock will be lowered to the per share price for the dilutive issuances. The Warrants are initially exercisable for shares of our common stock at an exercise price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances. The conversion prices of the July 2011 Notes and the shares of Preferred Stock and the exercise price of the Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of a July 2011 Note and shares of Preferred Stock and the exercisability of the Warrant may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 9.9% (in the case of a July 2011 Note and the shares of Preferred Stock held by such holder) or 4.9% (in the case of the Warrant held by such holder) of our common stock.

Each of the July 2011 Notes automatically converts into shares of our common stock in four equal installments commencing August 1, 2011 ($1,237,500 in the aggregate under all the Notes). The automatic conversion price under each of the Notes is equal to the lower of (i) the conversion price then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “July 2011 Note Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “July 2011 Note Pre-Automatic Conversion Shares”) to each holder of a July 2011 Note 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion price then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of July 2011 Note Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a July 2011 Noteholder additional shares in excess of the July 2011 Note Pre-Automatic Conversion Shares delivered to such holder, we will issue such July 2011 Noteholder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such July 2011 Noteholder.

On August 1, 2011, 167,525 shares of Preferred Stock began to automatically convert into shares of our common stock in four equal installments. The automatic conversion price with respect to each such share of Preferred Stock automatically converted was equal to the lower of (i) the conversion price then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Preferred Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “Preferred Pre-Automatic Conversion Shares”) to each holder of shares of Preferred Stock 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion price then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Preferred Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a holder of such shares of Preferred Stock additional shares in excess of the Preferred Pre-Automatic Conversion Shares delivered to such holder, we will issue such holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such holder.

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Under the Exchange Agreement, we were also obligated to (i) file an amended preliminary proxy statement with the SEC by July 5, 2011, to seek shareholder approval of an increased amount of authorized shares to 750,000,000 shares of common stock, (ii) fix a date for the shareholders meeting no later than 20 days after receipt of final SEC comments relating to such proxy statement and (iii) obtain shareholder approval for the above proposal by no later than August 31, 2011. If we failed to comply with any of the foregoing, it will constitute an event of default under the July 2011 Notes and a triggering event with respect to the Preferred Stock. The proxy was duly filed and the date of the shareholders meeting was set for August 19, 2011 and if such shareholder approval was timely obtained.

If an event of default occurs under the July 2011 Notes or the terms of the Certificate of Designation, we must redeem in cash any July 2011 Notes and shares of Preferred Stock submitted to us for redemption at 125% of the greater of (i) the amount submitted for redemption unconverted principal amount and (ii) the greatest equity value of the shares of common stock underlying the July 2011 Note or shares of Preferred Stock submitted for redemption from the date immediately preceding the default until the date so submitted for redemption.

The July 2011 Notes contain embedded conversion feature that will be recorded as derivative liability in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the July 2011 Notes. The fair value on the grant date of the embedded conversion feature amounts to $4,410,891, as computed using the Binomial Lattice option pricing model.

The Company has determined that the Preferred Stock should be recorded as a liability in the amount of its stated value of $6,701,000. The Preferred Stock also contains an embedded conversion feature that should be recorded as a derivative liability. The fair value on the grant date of the embedded conversion feature amounts to $5,971,188, as computed using the Binomial Lattice option pricing model. The Warrants will be recorded as derivative liabilities due to the down-round protection of the exercise price. The fair value of the Warrants on the grant date amounts to $13,225,536, as computed using the Binomial Lattice option pricing model.

As a result, the Company will record a debt discount of $11,651,000, representing the value of the embedded conversion feature inherent in the July 2011 Notes and Preferred Stock, as limited to the face amount of these instruments. The debt discount will be amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method.

The exchange transaction will be accounted for as an extinguishment of debt and the Company will record a loss on extinguishment of $1,305,854.

On July 1, 2011, in accordance with the terms of the July 2011 Notes and Preferred Stock, the Company issued 28,829,599 shares of common stock in aggregate constituting the first July 2011 Notes Pre-Installment and Pre-Automatic conversion of Preferred Stock related to 2011 Exchange transaction.

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On August 1, 2011, the first automatic conversions required under the terms of the July 2011 Notes and Preferred Stock were due. To comply with the first automatic conversions, the Company was required to issue approximately 53.8 million shares of its common stock in aggregate. The Company did not have sufficient authorized and unissued shares of common stock to complete the automatic conversions and the Company obtained an extension of the first installment date from the July 2011 Note holders and Preferred Stock shareholders. Accordingly, the Company amended the terms of the July 2011 Notes and Preferred Stock as follows:

Modified the Automatic Conversion Price (as defined in the July 2011 Notes and Preferred Stock) to be determined with respect to the First Installment Date by redefining the Automatic Conversion Measuring Period to start on the issuance date of the July 2011 Notes and Preferred Stock and ending on the trading day immediately preceding the First Installment Date.

Specified the Installment Dates for the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: August 22, 2011(First Installment), September 22, 2011 (Second Installment), October 20, 2011(Third Installment), and November 17, 2011(Maturity Date).

Specified the Pre-Installment dates related to the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: the Issuance Date, August 24, 2011, September 22, 2011, and October 20, 2011.

Waived any Triggering Events that would occur on the original Automatic and Pre-Automatic Conversion Dates as defined in the Preferred Stock Certificate of Designation.

Additionally, in accordance with the August 1, 2011 Amendment, the Company issued an aggregate of 17,000,000 additional shares of common stock to the July 2011 Note-holders and Preferred Shareholders representing additional pre-installment and pre-automatic conversion shares on the date of the Amendment. On August 2, 2011, the Company issued the 17,000,000 shares of common stock related to the Amendment of 2011 Exchange Notes.

On August 22, 2011, the first automatic conversions required under the terms of the July 2011 Notes and Preferred Stock were due. Accordingly, on August 24 and 25, 2011, the Company issued additional 66,059,466 shares of common stock.

On August 26, 2011, we further amended the 4% Notes and Preferred Stock to change the installment payment dates under the 4% Notes and the automatic conversion dates under the Preferred Stock to August 22, 2011 October 4, 2011 and November 4, 2011. Additionally, the Maturity Date of the Note and the final redemption date of the Preferred Stock was changed to December 8, 2011. The term Pre-Installment Date and the “Pre-Automatic Conversion Dates” under the Preferred Stock was also changed as follows: (i) the Issuance Date, (ii) September 6, 2011; (iii) October 7, 2011; and (iv) November 9, 2011.

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Consulting Agreement

In March 2010, in an effort to further reduce its cash expenditures, we also amended the consulting agreement with Cantone Asset Management, LLC (“Cantone Asset”). Under the original consulting agreement, we were to pay Cantone Asset an aggregate cash consulting fee of $144,000 and issued Cantone Asset warrants to purchase 200,000 shares of the Company common stock at $0.60 per share. Due to the cash situation, Cantone agreed to accept shares of our common stock in lieu of the Cash Consulting Fee and as consideration therefore, we agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, we shall issue Cantone an aggregate of 514,286 shares of our common stock (the “Amendment Shares”), which does not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, we were required to obtain shareholder approval by September 15, 2010. Due to the continuing SEC review of the proxy statement for the related shareholder meeting and the periodic reports that we are required to submit therewith, we were unable to have a meeting on September 15, 2010. Since we were unable to hold the meeting on the original agreed date, Cantone agreed to extend the time with which we must obtain shareholder approval to November 15, 2010. In consideration for their agreement to the extension, we agreed to increase their Cash Consulting Fee by 25%, to $180,000, and instead issue 642,857 Amendment Shares, which shall be full and complete payment of all fees owed to Cantone under the Agreement and the Amendment.

The shares were approved at the shareholder meeting we held on December 3, 2010 and by the NYSE Amex on January 3, 2011. The 642,857 amendment shares were issued on January 12, 2011, which represents full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment.

Indemnities and Guarantees

The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. Pursuant to various Sale and Purchase Agreements, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, the Company has agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the original JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”). In connection with the closing of the Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”). On March 17, 2011, JPI conducted an additional closing of the Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, which will be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process (“proposed transaction”). As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that JPI does not complete a proposed transaction or other event which results in its stock becoming publicly traded on a U.S. equity market on or before September 30, 2011(the “Going Public Deadline”). The JPI Debentures could then be exchanged for common shares of our Company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total. The RPC Conversion Price is subject to full ratchet anti-dilution protection.

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The Company has applied the disclosure provisions of ASC 460, “Guarantees” in connection with the JPI Debentures agreement. These disclosure provisions expand those required by ASC 440, “Commitments,” and ASC 450, “Contingencies,” by requiring a guarantor to disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. As of June 30, 2011, JPI was unable to complete any proposed transaction. Under the terms of the JPI Debenture transaction, if JPI does not complete any of the required events by the going public deadline and the Company is required to issue shares of its common stock, pursuant thereto the maximum dollar value of the shares is to be issued is $1,000,000 and accrued interest. If by the Going Public Deadline, the Company is required to fulfill its obligation under the guarantee, the Company would satisfy the guarantee through the issuance of shares of its common stock. Due to the Conversion Price being subject to full ratchet anti-dilution provisions, an estimate of the final liability and number of shares to be issued cannot be made until such event would occur. There are currently no separate agreements that provide recourse for the Company to recover any amounts from JPI or third parties should the Company be required to pay any amounts or otherwise perform under the guarantee and there are no assets held either as collateral or by third parties that, under the guarantee, the Company could liquidate to recover all or a portion of any amounts required to be paid under the guarantee.

If the guarantee were to become a liability, depending upon when it occurs, the issuance of shares at the RPC Conversion Price may cause an adjustment to the notes and warrants issued pursuant to the private financing closed in January 2011.

Common Stock and Warrants Issued for Services or Settlements

The following issuances were made pursuant to Section 4(2) of the Securities Act of 1933, as amendment for offerings not involving a private offering.

On February 5, 2008, our Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through May 3, 2009. The shares are issuable in two increments of 150,000. The shares vest over a fifteen month period and are being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date. Shares vested under the agreement were 80,000 and 220,000 during the years ended December 31, 2009 and 2008, respectively. We recorded general and administrative expense of $71,600 and $527,801 related to the agreement during the same years then ended.

On April 30, 2008, we extended the term of warrants to purchase 18,750 shares of common stock at $3.68 per share to October 31, 2009. The warrants were held by an investor/service provider. We recorded $18,375 in compensation expense related to the term extension, calculated using the Black-Scholes option valuation model with the following assumptions: expected volatility of 79%; risk-free interest rate of 2.37%; expected term of 1.5 years; and dividend yield of 0%.

On May 16, 2008, we settled litigation related to the termination of an agreement regarding a proposed private placement. In connection with the settlement, we paid $12,500 in cash, and issued 25,000 shares of unregistered common stock with a deemed value of $75,000, based on the ten-day volume weighted-average price of our common stock through May 8, 2008. The value of the cash and shares issued in the settlement is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 2008.

On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services, vesting over a period of 24 months. As of December 31, 2010, 383,333 shares were vested. During the three months ended March 31, 2011, the remaining 16,667 were vested. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the six months ended June 30, 2011 and 2010, the Company recorded general and administrative expense of $10,167 and $65,643, respectively, related to this agreement.

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On February 5, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the year ended December 31, 2010, 470,667 shares were earned with the remaining 9,333 shares earned during the three months ended March 31, 2011. The Company recorded general and administrative expense of $7,466 and $142,000 during the six months ended June 30, 2011 and 2010, respectively, related to this agreement.

On March 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the year ended December 31, 2010, 646,000 shares were earned with the remaining 74,000 shares earned during the three months ended March 31, 2011. The Company recorded general and administrative expense of $47,600 and $170,400 during the six months ended June 30, 2011 and 2010, respectively, related to this agreement.

On August 1, 2010, the Company entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011. The Company granted Catawaba 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares and were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the six months ended June 30, 2011, $34,667 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. The Company granted First International 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the six months ended June 30, 2011, $13,000 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 3, 2010. During the six months ended June 30, 2011, 276,000 shares were earned and valued at $152,667 and recorded to general and administrative expense related to the agreement.

On August 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 9, 2010. During the six months ended June 30, 2011, 402,000 shares were earned and valued at $186,640 and recorded to general and administrative expense related to the agreement.

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On September 10, 2009, the Company entered into a consulting agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC (“Cantone Asset”) whereby Cantone Asset provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes. We agreed to increase the cash fee owed to Cantone Asset by 25% to a total owed of $180,000, and instead of paying the amount owed in cash we agreed to issue them 642,857 shares of the Company’s common stock as full payment of the amount owed, subject to NYSE Amex approval. NYSE Amex approved the shares on January 3, 2011 and the shares were issued in January 2011. The expense of $180,000 for the consulting agreement was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.

On January 1, 2011, the Company entered into an agreement for the issuance of 250,000 shares of common stock to Cantone Asset Management pursuant to a consulting agreement for consulting services to be provided from January 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The shares due and vested under this agreement were valued on this date at $37,500. The Company recorded $18,750 to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011. As the shares have not been issued as of June 30, 2011 due to unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On April 27, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to Catawaba pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 321,428 shares earned and vested under this agreement were valued on this date and $48,214 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011. As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On May 1, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to First International pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 321,428 shares earned and vested under this agreement were valued on this date and $48,214 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011. As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On May 5, 2011, the Company issued 80,000 shares of its common stock as compensation to its two new board members. The stock was valued at $30,400 based on the market price of our common stock on the issuance date.

On June 1, 2011, the Company entered into an agreement for the issuance of 800,000 shares of common stock to Garden State pursuant to a consulting agreement for consulting services to be provided from June 1, 2011 through December 31, 2011. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 200,000 shares earned and vested under this agreement were valued on this date and $30,000 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011. As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

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On June 1, 2011, the Company entered into an amended consulting agreement with JFS Investments for the issuance of 1,800,000 shares of common stock for consulting services to be provided from June 1, 2011 through May 31, 2012. The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued. On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval. The 450,000 shares earned and vested under this agreement were valued on this date and $67,500 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011. As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

Shares Issued in Connection with Conversion of Debt and Legal Settlement

During the six months ended June 30, 2011, note holders of the 2008 Convertible Debt converted $317,500 of principal and $53,555 of accrued interest into 476,692 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, note holders of the Series 1 Senior Notes converted $2,196,875 of principal and $552,328 of accrued interest into 5,931,529 shares of the Company’s common stock (see Note 8of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, note holders of the Series 2 Senior Notes converted $2,219,688 of principal, $505,326 of accrued interest, and $97,781 of premiums and legal expenses into 7,852,649 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, note holders of the 2010 Notes converted an aggregate of $18,015,319 of principal, $1,076,813 of accrued interest, and $126,495 of premiums and legal expenses into 48,558,862 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, the note holder of the Bridge Loan converted the full amount of $140,360 of principal and $25,474 of accrued interest into 592,261 shares of the Company’s common stock (see Note 8 of the Beneficial Ownership Table above).

During the six months ended June 30, 2011, the note holders of the Promissory notes converted $2,949,950 in principal into 20,500,000 shares of the Company’s common stock. In addition, as part of the legal settlement with these note holders, the Company issued to 500,000 shares of the Company’s common stock valued at $140,400.

The Board unanimously recommends that stockholders vote FOR Proposal 2 to authorize the Board of Directors to have the authority to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a reverse split ratio of 1-for-25 at any time on or before June 30, 2012 (the “First Reverse Split”).

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The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware to accomplish the First Reverse Split, should this proposal be approved and the Board of Directors decides to implement it, is attached as Exhibit B-1.

The Board unanimously recommends that stockholders vote FOR Proposal 3 to authorize the Board of Directors to  have the authority to amend our Certificate of Incorporation to effect a second reverse stock split of our outstanding common stock at a reverse split ratio of  1-for-2 at any time on or before June 30, 2012 (the “Second Reverse Split”).

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware to accomplish the Second Reverse Split, should this proposal be approved and the Board of Directors decides to implement it, is attached as Exhibit B-2.

The Board unanimously recommends that stockholders vote FOR Proposal 4 to authorize the Board of Directors to  have the authority to amend our Certificate of Incorporation to effect a third reverse stock split of our outstanding common stock at a reverse split ratio of  1-for-2 at any time on or before June 30, 2012 (the “Third Reverse Split”).

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware to accomplish the Third Reverse Split, should this proposal be approved and the Board of Directors decides to implement it, is attached as Exhibit B-3.

IF IMPLEMENTED BY THE BOARD OF DIRECTORS ON OR BEFORE JUNE 30, 2012, THE REVERSE STOCK SPLITS WILL BE IMPLEMENTED IN THE SAME SEQUENCE AS SET FORTH IN PROPOSALS 2 THROUGH 4.  THAT IS, THE 1:25 FIRST REVERSE SPLIT WILL BE IMPLEMENTED FIRST, TO BE FOLLOWED, IF AT ALL, BY THE 1:2 SECOND REVERSE SPLIT AND THEN, IF AT ALL, BY THE 1:2 THIRD REVERSE SPLIT.

PROPOSAL 5
TO AUTHORIZE THE BOARD OF DIRECTORS TO ABANDON ANY ONE OR MORE OF THE FIRST REVERSE SPLIT, SECOND REVERSE SPLIT AND THIRD REVERSE SPIT.

Pursuant to Section 242(c) of the Delaware General Corporation Law the stockholders may authorize the board of directors to abandon the filing of any one or more of the amendments to the certificate of incorporation approved under Proposals 2 through 4 annexed as Exhibits B-1, B-2 and B-3 to this Proxy Statement, and thereby abandon and not implement any one or more the First Reverse Split, Second Reverse Split and the Third Reverse Split.

As set forth above, based on the future market price of our common stock and other business considerations, and in order to further the best interests of our stockholders and minimum further dilution of their equity our board of directors requests the flexibility to implement all, some or none of the three proposed Reveres Stock Splits between now and June 30, 2012.  Although it is highly probably that the board will implement the initial 1:25 First Reverse Split shortly after the Special Meeting (and will file an appropriate Form 8-K with the Securities and Exchange Commission announcing such action), it is possible that the board may deem it in the best interests of the stockholders not to implement the Second Reverse Split or the Third Reverse Split over the next seven months.

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The Board unanimously recommends that stockholders vote FOR Proposal 5 to authorize the Board of Directors to abandon any one or more of the First Reverse Split approved in Proposal 2, the Second Reverse Split approved in Proposal 3 and/or the Third Reverse Split approved in Proposal 4.

PROPOSAL 6
APPROVE AND RATIFY THE 2011 STOCK OPTION PLAN

The Plan

Our Board of Directors unanimously approved the 2011 Stock Option Plan (the “2011 Plan”) via unanimous written consent on September 26, 2011, subject to stockholder approval. Our Board of Directors is requesting that our stockholders approve the 2011 Plan because of its belief that the 2011 Plan is in the best interest of the Company and our stockholders. The following summary of certain features of the 2011 Plan is qualified in its entirety by reference to the actual text of the 2011 Plan, which is attached as Exhibit B to this Proxy Statement. If approved by the stockholders, the Compensation Committee or our Board of Directors may suspend or terminate the 2011 Plan at any time.

The 2011 Plan provides for the grant to employees, including executive officers, consultants and directors of restricted common stock, as well as cash or other stock-based awards and other benefits. The purpose of the 2011 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

Under the 2011 Plan, an aggregate of up to 10% of the total fully diluted issued and outstanding shares of common stock may be issued and awarded, up to a maximum of not more than 500 million shares of common stock.

The 2011 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the 2011 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Amending the 2011 Plan

The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2011 Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any participant, or any other holder or beneficiary of any award theretofore granted, without the consent of any share owner, participant, other holder or beneficiary of an award, or other person. The Board of Directors may also waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any awards theretofore granted, prospectively or retroactively, without the consent of any participant, other holder or beneficiary of an award. Except as provided in the following sentence, the Board of Directors is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board of Directors determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the 2011 Plan. In the case of any award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the IRC, the Board of Directors will not have authority to adjust the award in any manner that would cause the award to fail to meet the requirements of Section 162(m).

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Options and Rights

Options (the “Incentive Stock Option”) and stock appreciation rights (the “Stock Appreciation Rights”) may be granted under the 2011 Plan. The exercise price of options granted shall be determined by the Board of Directors or the Compensation Committee; provided , however , that such exercise price per share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “ten-percent stockholder” as such term is used in Section 422(c)(5) of the IRC) of the fair market value of a aware on the date of grant of such Incentive Stock Option. The Board or Committee shall fix the term of each Option, provided that no Incentive Stock Option shall have a term greater than ten years (five years in the case of a ten-percent stockholder).

A Stock Appreciation Right granted under the 2011 Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the fair market value of one share on the date of exercise or, if the Board of Directors or Compensation Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board of Directors or Compensation Committee. Subject to the terms of the 2011 Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

Federal Income Tax Consequences

The current federal income tax consequences of grants under the 2011 Plan are generally described below. This description of tax consequences is not a complete description, and is based on the IRC as presently in effect, which is subject to change, and is not intended to be a complete description of the federal income tax aspects of options and stock awards under the 2011 Plan. Accordingly, the discussion does not deal with all federal income tax consequences that may be relevant to a particular recipient, or any foreign, state or local tax considerations. Accordingly, potential recipients are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of receiving an Award under the 2011Plan.

Nonqualified Stock Options

A recipient will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. We will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The recipient’s tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the recipient. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The recipient’s holding period for shares acquired upon exercise will begin on the date of exercise.

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Incentive Stock Options

A recipient who receives Incentive Stock Options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the difference between the exercise price and the fair market value at time of exercise will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the recipient/optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an Incentive Stock Option disposes of the shares, the recipient/optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by us for federal income tax purposes.

Stock Awards

If a recipient receives an unrestricted stock award, he or she will recognize compensation income upon the grant of the stock award. If a recipient receives a restricted stock award, he or she normally will not recognize taxable income upon receipt of the stock award until the stock is transferable by the recipient or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A recipient may, however, elect to recognize ordinary compensation income in the year the stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. We will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the recipient recognizes compensation income with respect to a stock award. Any gain or loss recognized by the recipient upon subsequent disposition of the shares will be capital gain or loss.

Performance Awards

Subject to the terms of the 2011 Plan, a performance award granted under the 2011 Plan (i) may be denominated or payable in cash, shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Board of Directors or the Compensation Committee and payable to, or exercisable by, the holder of the performance award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board of Directors or the Compensation Committee shall establish. Subject to the terms of the 2011 Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made pursuant to any performance award shall be determined by the Board of Directors or the Compensation Committee. The goals established by the Board of Directors or the Compensation Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total stockholder return, net operating income, cash flow, revenue, economic value added, increase in share price or cash flow return on investment, or any other measure the Board of Directors or the Compensation Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

Tax Deductibility under Section 162(m) of the IRC

Section 162(m) of the IRC disallows a public company’s deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The 2011 Plan is intended to permit all options to qualify as performance-based compensation at the Board of Directors’ or the Compensation Committee’s discretion. If an award is to qualify as such, it shall clearly state so in the award agreement.

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Withholding

We have the right to deduct any taxes required to be withheld with respect to grants under the 2010 Plan. We may require that the participant pay to us the amount of any required withholding. The Compensation Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option or restricted stock the number of shares with a value equal to the required tax withholding amount.

No award may be granted during any suspension or after termination of the 2011 Plan.

The approval of the 2011 Plan will require the affirmative vote of a majority of the outstanding shares of our common stock.

Our Board of Directors recommends that stockholders vote “FOR” approval and adoption of the 2011 Performance and Equity Incentive Plan.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Chairman of the Board, the directors as a group, the non-employee directors, or an individual director directly by submitting a letter in a sealed envelope labeled accordingly and with instruction to forward the communication to the appropriate party. This letter should be placed in a larger envelope and mailed to the attention of our Secretary at Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780.  Stockholders and other persons may also send communications to members of our Board who serve on the Audit Committee by utilizing the webpage on our website, http://www.radient-pharma.com, designated for that purpose.

Communications received through the webpage are reviewed by a member of our internal audit staff and the chairperson of the Audit Committee. Communications that relate to functions of our Board or its committees, or that either of them believes requires the attention of members of our Board, are provided to the entire Audit Committee and reported to our Board by a member of the Audit Committee. Directors may review a log of these communications, and request copies of any of the communications.

OUR AUDITORS

Representatives from KMJ | Corbin & Company LLP, the Company’s independent registered public accounting firm, are not expected to attend the Special Meeting of Stockholders however they will be available  to respond to any questions.

OTHER MATTERS

Our Board of Directors knows of no matters, other than the proposals presented above, to be submitted at the Special Meeting of Stockholders. If any other matters properly come before the Special Meeting of Stockholders, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board of Directors may recommend.

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HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Investor Relations, Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780; Telephone: (949) 505-4461. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our Proxy Statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record h older, or the stockholder may contact us at the address and phone number above.

FORM 10-K and 10-Q

On May 25, 2011, we filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2010; on August 15 2011, we filed with the SEC a quarterly report on Form 10-Q for the quarter ending June 30, 2011. A copy of the Form 10-K and 10-Q is enclosed herewith.  Upon written request to the Company’s U.S. counsel’s office at 17 State Street, Suite 2000, New York, NY 10004, the exhibits set forth on the exhibit index of the Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

 INFORMATION ON THE COMPANY’S WEB SITE

Information on any Company website or the website of any subsidiary or affiliate of the Company is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

By order of the Board of Directors,

/s/ Douglas C. MacLellan

President and Chief Executive Officer

Tustin, California
October 14, 2011

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EXHIBIT A
Certificate of Amendment to Certificate of Incorporation
for
RADIENT PHARMACEUTICALS CORPORATION

Name of the Corporation is RADIENT PHARMACEUTICALS CORPORATION

Pursuant to Section 242 of the Delaware General Corporation Law, the articles have been amended as follows:

ARTICLE IV. Capitalization

The Corporation shall have authority to issue an aggregate of 5 Billion (5,000,000,000) shares of common stock, par value $0.001 (hereinafter, “ Common Stock “) and 25,000,000 shares of preferred stock, $0.001 par value (hereinafter, “Preferred Stock ”). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:

(a)
Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

(i)
The distinctive designation of, and the number of shares of Preferred Stock that shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

(ii)
The rate and times at which and the terms and conditions on which dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock; any limitations, restrictions, or conditions on the payment of such dividends; and whether such dividends shall be cumulative or noncumulative;

(iii)
The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

(iv)
Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

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(v)
The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

(vi)	The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

(vii)
The voting powers, if any, of the holders of shares of the series that may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances an d upon such conditions as the board of directors may determine;

(viii)	The restrictions, limitations, and conditions, if any, upon issuance of indebtedness of the Corporation, so long as any shares of such series are outstanding; and

(ix)
Any other preferences and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions not inconsistent with law, the provisions of this article, or any resolution of the board of directors of the Corporation pursuant hereto.

(b)	Common Stock. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

(i)
After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to an other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series;

(ii)
After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

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(iii)
Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

(c)
Consideration for Shares. The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

(d)
No Preemptive Rights. Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

(e)
Unclaimed Property. Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, that are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

(f)
Increase or Decrease in Authorized Shares. Except as otherwise provided in this article or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

Signatures

Douglas MacLellan
Chief Executive Officer

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EXHIBIT B-1
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
RADIENT PHARMACEUTICALS CORP.

The undersigned officer of Radient Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Radient Pharmaceuticals Corporation.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the restated certificate of incorporation of the Corporation, each twenty-five (25) shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional share interests of Common Stock shall instead have those fractional shares be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the rounding up of fractional share interests as described above.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [            ], 20[    ].

Signatures

Douglas MacLellan
Chief Executive Officer

53

EXHIBIT B-2
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
RADIENT PHARMACEUTICALS CORP.

The undersigned officer of Radient Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Radient Pharmaceuticals Corporation.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the restated certificate of incorporation of the Corporation, each two (2) shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional share interests of Common Stock shall instead have those fractional shares be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the rounding up of fractional share interests as described above.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [            ], 20[    ].

Signatures

Douglas MacLellan
Chief Executive Officer

54

EXHIBIT B-3
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
RADIENT PHARMACEUTICALS CORP.

The undersigned officer of Radient Pharmaceuticals Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Radient Pharmaceuticals Corporation.

SECOND: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this certificate of amendment to the restated certificate of incorporation of the Corporation, each two (2) shares of the Corporation’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional share interests of Common Stock shall instead have those fractional shares be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the rounding up of fractional share interests as described above.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this [    ] day of [            ], 20[    ].

Signatures

Douglas MacLellan
Chief Executive Officer

55

ADMISSION TICKET

RADIENT PHARMACEUTICALS CORPORATION
 2492 Walnut Avenue, Suite 100
 Tustin, California 92780

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Special Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Special Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to
2492 Walnut Avenue, Suite 100

From John Wayne Airport:

1.	Northeast on Airport Drive
2.	Left on Macarthur Blvd.
3.	Right on Red Hill Ave
4.	Right on Walnut

56

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas C. MacLellan and Akio Ariura, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Radient Pharmaceuticals Corporation held of record by the undersigned, that the undersigned may be entitled to vote, at the close of business on September 7, 2011, at the Annual Meeting of Stockholders of Radient Pharmaceuticals Corporation to be held on November 4, 2011, and any continuation(s), postponement(s) or adjournment(s) thereof.

(Continued, and to be marked, dated and signed, on the other side.)

1.	APPROVE AND RATIFY AN INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 5,000,000,000 AND ANY ACTIONS REQUIRED TO CAUSE SUCH INCREASE TO OCCUR

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

2.
APPROVE AND RATIFY THE BOARD OF DIRECTORS’ AUTHORITY TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT AT  A 1:25 RATIO (THE “FIRST REVERSE SPLIT”) AT ANY TIME ON OR BEFORE JUNE 30, 2012

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

3.
APPROVE AND RATIFY THE BOARD OF DIRECTORS’ AUTHORITY TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO IMPLEMENT A SECOND REVERSE STOCK SPLIT AT  A 1:2 RATIO (THE “SECOND REVERSE SPLIT”) AT ANY TIME ON OR BEFORE JUNE 30, 2012

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

4.
APPROVE AND RATIFY THE BOARD OF DIRECTORS’ AUTHORITY TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO IMPLEMENT A THIRD REVERSE STOCK SPLIT AT  A 1:2 RATIO (THE “THIRD REVERSE SPLIT”) AT ANY TIME ON OR BEFORE JUNE 30, 2012.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

5.
APPROVE AND RATIFY THE BOARD OF DIRECTORS’ AUTHORITY TO ABANDON ANY ONE OR MORE OF THE FIRST REVERSE SPLIT, SECOND REVERSE SPLIT OR THIRD REVERSE SPLIT PURSUANT TO THE PROVISIONS OF SECTION 242(C) OF THE DELAWARE GENERAL CORPORATION LAW.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

6.	APPROVE AND RATIFY THE 2011 STOCK OPTION PLAN.

☐ FOR       ☐ AGAINST       ☐ ABSTAIN

57

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, PRE-PAID ENVELOPE.

Please date and execute this Proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                          , 2011

Signature

Signature, if held jointly

58

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

 (Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2011

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

001-16695
Commission File Number

Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0413161 (IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
(714) 505-4460
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Indicate by check mark whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec. 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a larger accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 12, 2011, the Company had 198,043,822 of common shares issued and outstanding.

Radient Pharmaceuticals Corporation

FORM 10-Q
FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2011
INDEX

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

Condensed Consolidated Balance Sheets at June 30, 2011 (unaudited) and December 31, 2010 (audited)	3

Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2011 and 2010	4

Unaudited Condensed Consolidated Statement of Stockholders’ Deficit for the six months ended June 30, 2011	5

Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2011 and 2010	6

Notes to Unaudited Condensed Consolidated Financial Statements	7

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	45

Item 3. Quantitative and Qualitative Disclosure About Market Risks	58

Item 4. Controls and Procedures	58

PART II – OTHER INFORMATION

Item 1. Legal Proceedings	60

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	64

Item 3. Defaults Upon Senior Securities	64

Item 4. Removed and Reserved	64

Item 5. Other Information	64

Item 6. Exhibits	65

Signatures	66
EX-31.1
EX-31.2
EX-32.1
EX 32.2

2

RADIENT PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$1,515,807	$53,381
Accounts receivable, net of allowance of $0	2,101	2,603
Inventories	108,579	82,904
Prepaid expenses and other current assets	120,280	134,915
Prepaid consulting	183,329	330,998
Debt issuance costs	-	170,827
Total current assets	1,930,096	775,628
Property and equipment, net	86,689	75,962
Other assets	5,370	5,370
Total assets	$2,022,155	$856,960

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$786,494	$1,065,768
Accrued salaries and wages	107,257	294,604
Accrued interest expense	570,067	2,209,733
Derivative liabilities	6,074,985	29,065,864
Deferred revenue	-	24,750
Current portion of notes payable and convertible debt, net	30,834,879	21,091,211
Total current liabilities	38,373,682	53,751,930

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.001 par value; 25,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized;
145,539,264 and 38,402,173 shares issued at June 30, 2011 and
December 31, 2010; 147,953,190 and 37,502,173 shares outstanding at
June 30, 2011 and December 31, 2010, respectively	147,954	37,503
Additional paid-in capital	143,015,159	85,217,933
Accumulated deficit	(179,514,640)	(138,150,406)
Total stockholders’ deficit	(36,351,527)	(52,894,970)
Total liabilities and stockholders’ deficit	$2,022,155	$856,960

See Accompanying Notes to Condensed Consolidated Financial Statements

3

RADIENT PHARMACUETICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net revenues	$124,716	$45,552	$155,371	$82,394
Cost of sales	19,578	8,178	29,153	30,113
Gross profit	105,138	37,374	126,218	52,281

Operating expenses:
Research and development	92,289	243,779	139,063	294,815
Selling, general and administrative	1,943,391	2,768,978	3,806,203	4,124,160
Total operating expenses	2,035,680	3,012,757	3,945,266	4,418,975
Loss from operations	(1,930,542)	(2,975,383)	(3,819,048)	(4,366,694)
Other income (expense):
Interest expense	(27,323,247)	(20,939,255)	(41,724,704)	(22,101,929)
Other expense, net	(133)	(1,614)	(319)	(1,877)
Change in fair value of derivative liabilities	10,528,574	2,801,583	19,832,731	2,758,589
Impairment on investment in JPI	-	(2,761,993)	-	(2,761,993)
Legal settlement expense	(10,987,055)	-	(10,987,055)	-
Loss on extinguishment of debt	(224,276)	-	(4,665,839)	-
Total other expense, net	(28,006,137)	(20,901,279)	(37,545,186)	(22,107,210)
Loss before provision for income taxes	(29,936,679)	(23,876,662)	(41,364,234)	(26,473,904)
Provision for income taxes	-	-	-	-
Net loss	$(29,936,679)	$(23,876,662)	$(41,364,234)	$(26,473,904)

Basic and diluted loss per common share:
Net loss	$(0.25)	$(0.82)	$(0.40)	$(0.99)

Weighted average common shares outstanding
basic and diluted	117,450,887	29,245,417	104,113,843	26,729,016

See Accompanying Notes to Condensed Consolidated Financial Statements

4

RADIENT PHARMACUETICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
(Unaudited)
For The Six Months Ended June 30, 2011

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2011	37,502,173	$37,503	-	$-	$85,217,933	$(138,150,406)	$(52,894,970)

Common stock issued for consulting services	1,420,857	1,421	-	-	583,119	-	584,540

Common stock issued to employees and directors for services	80,000	80	-	-	30,320	-	30,400

Common stock issued for legal settlement	500,000	500	-	-	139,900	-	140,400

Common stock issued for conversion of debt and accrued interest	83,911,993	83,912	-	-	28,193,554	-	28,277,466

Common stock issued for exercise of warrants, net of commissions of $10,080	24,538,167	24,538	-	-	77,382	-	101,920

Reclassification of derivative liabilities due to conversion of debt and exercise of warrants	-	-	-	-	25,370,773	-	25,370,773

Beneficial conversion feature	-	-	-	-	4,441,563	-	4,441,563

Reclassification of warrants and beneficial conversion feature not previously classified as derivatives	-	-	-	-	(1,524,631)	-	(1,524,631)

Repricing of warrants					485,246		485,246
Net loss	-	-	-	-	-	(41,364,234)	(41,364,234)
Balance, June 30, 2011	147,953,190	$147,954	-	$-	$143,015,159	$(179,514,640)	$(36,351,527)

See Accompanying Notes to Condensed Consolidated Financial Statements

5

RADIENT PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(41,364,234)	$(26,473,904)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,733	67,000
Amortization of debt discount and debt issuance costs	12,090,171	5,257,361
Impairment on investment in JPI	-	2,761,993
Interest expense related to fair value of derivative instruments granted	12,801,800	12,733,818
Interest expense related to re-pricing of warrants issued to note holders	485,246	-
Interest expense related to incremental value of shares and warrants issued to note holders	-	81,780
Additional principal added for penalties and triggering events	15,646,058	3,237,295
Loss on extinguishment of debt	4,665,839	-
Loss on settlement	10,912,055	-
Share-based compensation related to options granted to employees and directors for services	30,400	173,758
Share-based compensation related to common stock and warrants expensed for services	732,209	1,620,789
Change in fair value of derivative liabilities	(19,832,731)	(2,758,589)
Changes in operating assets and liabilities:
Accounts receivable	502	-
Inventories	(25,675)	4,888
Prepaid expenses and other assets	14,636	130,726
Accounts payable and other accrued expenses	107,207	(1,438,290)
Deferred revenue	(24,750)	-
Net cash used in operating activities	(3,741,534)	(4,601,375)

Cash flows from investing activities:
Purchase of property and equipment	(30,460)	(15,123)
Net cash used in investing activities	(30,460)	(15,123)

Cash flows from financing activities:
Payments on convertible debt, January 2011 financing	(1,687,500)	-
Proceeds from issuance of convertible debt, net of original issue discount and cash offering costs	6,820,000	6,308,000
Proceeds from the exercise of warrants, net of commission and expenses	101,920	818,488
Net cash provided by financing activities	5,234,420	7,126,488

Net change in cash	1,462,426	2,509,990
Cash, beginning of period	53,381	12,145
Cash, end of period	$1,515,807	$2,522,135

See Accompanying Notes to Condensed Consolidated Financial Statements

6

RADIENT PHARMACEUTICALS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Six Months Ended June 30, 2011 and 2010

NOTE 1 — MANAGEMENT’S REPRESENTATION

The accompanying condensed consolidated financial statements of Radient Pharmaceuticals Corporation (the “Company”, “Radient”, “We”, “Us”, or “Our”), (formerly AMDL, Inc.), have been prepared in accordance with accounting principles generally accepted in the United States, or (“GAAP”). In the opinion of the Company’s management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited condensed consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 and include all normal recurring adjustments necessary for the fair presentation of the Company’s statement of financial position as of June 30, 2011, and its results of operations for the three and six months ended June 30, 2011 and 2010, the statement of stockholders’ deficit for the six months ended June 30, 2011,  and cash flows for the six months ended June 30, 2011 and 2010. The condensed consolidated balance sheet as of December 31, 2010 has been derived from the December 31, 2010 audited consolidated financial statements. The interim financial information contained in this quarterly report is not necessarily indicative of the results to be expected for any other interim period or for the entire year.

It is suggested that these condensed consolidated financial statements be read in conjunction with the audited condensed consolidated financial statements and notes thereto for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K. The report of the Company’s independent registered public accounting firm on the condensed consolidated financial statements included in Form 10-K contains a qualification regarding the substantial doubt about the Company’s ability to continue as a going concern and a separate modification for an emphasis of matter related to an event of default.

The Company evaluated subsequent events through the filing date of this Form 10-Q, and determined no subsequent events have occurred which would require recognition in the condensed consolidated financial statements or disclosure in the notes thereto, other than as disclosed in the accompanying notes to the unaudited condensed consolidated financial statements.

NOTE 2 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Since inception, Radient Pharmaceuticals Corporation, a Delaware Corporation, has been engaged in the commercial development of and obtaining various governmental regulatory approvals for our proprietary diagnostic tumor-marker test kit, Onko-Sure®, which detects the presence of multiple types of cancer.

On September 25, 2009, the Company changed its name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” The Company believes “Radient Pharmaceuticals” as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

Until September 2009, the Company was focused on the production and distribution of pharmaceutical products through Jade Pharmaceuticals Inc. (“JPI”) our deconsolidated subsidiary located in the People’s Republic of China. In 2009, the Company refocused its business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including Onko-Sure®, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test.

Due to several factors including deterioration in its relationship with local management of JPI, the Company relinquished control over JPI and converted its interest in JPI to that of an investment to be accounted for under the cost method, effective September 29, 2009.   Accordingly, since September 29, 2009, the accounts and operations of JPI have been deconsolidated from our condensed consolidated financial statements.  In connection with the deconsolidation of JPI, effective September 29, 2009, we reclassified JPI as a business investment, rather than as a consolidated operating subsidiary.  Based on an evaluation performed by a third party valuation firm using Radient’s management’s assessment of the current and projected operations of JPI as of December 31, 2010, we determined that our investment in JPI was impaired.  In consideration of the significant problems that management has had in obtaining the cooperation of JPI on a variety of matters, the Company deemed that there was substantial uncertainty as to whether any amounts from their investment in JPI would be realized.  Accordingly, the Company decided to impair its investment to zero, as of December 31, 2010.  The Company will, however, pursue an action plan to recover a portion or all of its investment.

7

During the third and fourth quarters of 2009, the Company repositioned various business assets in order to monetize the value of such assets through either new partnership, separate reverse mergers, or for sale. These special assets include: (i) our 97.4% ownership in China-based pharmaceuticals business, JPI; and (ii) our 100% ownership of a proprietary cancer vaccine therapy technology, Combined Immunogene Therapy (“CIT”).

In December 2010, we formed NuVax Therapeutics, Inc. (“NuVax”), a wholly-owned subsidiary, to expand clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies. All rights to our CIT technology will be transferred to NuVax, currently our 100% wholly-owned subsidiary.  All further development and commercialization of CIT and other to-be licensed novel cancer fighting technologies will be made at NuVax.

We continue to have 100% ownership of the Elleuxe brand of advanced skin care products with proprietary formulations; however, we currently intend to license or sell off our Elleuxe brand of cosmetic products because our focus is on the development and marketing of our Onko-Sure® test kit product and our CIT technology.

The Company is actively engaged in the research, development, manufacturing, sale and marketing of Onko-Sure®, a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world. The Company manufactures and distributes Onko-Sure® at the Company’s licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. The Company is a United States Food and Drug Administration (“USFDA”) Good Manufacturing Practices (“GMP”) approved manufacturing facility. The Company maintains a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

Going Concern

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred losses from operations of $41,364,234 and $26,473,904 for the six months ended June 30, 2011 and 2010, respectively, and had an accumulated deficit of $179,514,640 at June 30, 2011. In addition, the Company used cash from operating activities of $3,741,534 for the six months ended June 30, 2011.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

At August 12, 2011, the Company had cash on hand in the U.S. of approximately $940,000. The Company requires approximately $525,000 per month for operating expenses to fund the costs associated with our financing activities; SEC reporting; legal and accounting expenses of being a public company; other general and administrative expenses; research and development, regulatory compliance, and distribution activities related to our Onko-Sure® test kit; the operation of a USFDA approved pharmaceutical manufacturing facility; and compensation of executive management and our employees.

The monthly cash requirement of $525,000 for operating expenses does not include any extraordinary items or expenditures, payments for research on clinical trials for our Onko-Sure® test kit, and research conducted through CLIA Laboratories.

The Company raised net proceeds of approximately $6.8 million in a closing of convertible note and warrant purchase agreements in January 2011 (see Note 8).   On May 2, 2011, the Company failed to make the third required installment payment under such notes and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes began accruing interest at a rate of 24% per annum. As of May 6, 2011, all of the five investors submitted an Event of Default Redemption Notice to the Company.  As a result of the default, the Company entered into an agreement to exchange the original notes for new convertible notes and convertible preferred shares (see Note 14).

Management’s plans include seeking financing, conversion of certain existing notes payable to preferred and common stock, alliances or other partnership agreements with entities interested in the Company’s technologies, or other business transactions that would generate sufficient resources to assure continuation of the Company’s operations and research and development programs.  On June 23, 2011, we were delisted from the NYSE Amex and subsequently our stock has traded on the OTCQX exchange.

8

There are significant risks and uncertainties which could negatively affect the Company’s operations. These are principally related to (i) the absence of substantive distribution network for the Company’s Onko-Sure® test kits, (ii) the absence of any commitments or firm orders from the Company’s distributors, and (iii) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. The Company’s limited sales to date for the Onko-Sure® test kit make it impossible to identify any trends in the Company’s business prospects. Moreover, if either AcuVector and/or the University of Alberta are successful in their claims, the Company may be liable for substantial damages, the Company’s rights to the CIT technology will be adversely affected, and the Company’s future prospects for licensing the CIT technology will be significantly impacted.  As of December 31, 2010, the Company fully impaired the carrying value of the CIT Technology.  If we are unable to obtain additional financing and are unable to restructure our current indebtedness or convert such into equity, cash generated at our current operating level is not sufficient to pay interest and principal on these obligations as they become due.  Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future.   In the event we are unable to restructure or convert into equity the balance of our outstanding indebtedness, the holders may obtain judgments against us and seek to enforce such judgments against our assets, in which event we will be required to cease our business activities and the equity of our stockholders will be effectively eliminated.

The Company’s only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments.  We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. The Company may need to discontinue a portion or all of our operations if the Company is unsuccessful in generating positive cash flow or financing the Company’s operations through the issuance of securities.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Radient and its wholly-owned subsidiary, NuVax.  All intercompany accounts and transactions have been eliminated.  NuVax had no operations for the six months ended June 30, 2011.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates made by management are, realizability of inventories, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, valuation of investment in JPI, and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

Revenues from the sales of the Company’s products are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

The Company has entered into several distribution agreements for various geographic locations with third parties.  Under the terms of some of the agreements, the Company sells product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide the Company quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under these arrangements. As of June 30, 2011, the Company had $0 of deferred revenue related to these arrangements recorded in the accompanying condensed consolidated balance sheet.  During the six months ended June 30, 2011, we recognized $24,750 of deferred revenues under this agreement.

Any provision for sales promotion discounts and estimated returns are estimated and accounted for in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates.

9

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with FASB ASC 605-45-50-2, Shipping and Handling Fees and Costs. Shipping and handling fees and costs are included in cost of sales.

Product Research and Development

Internal product research and development costs are expensed as incurred.  Non-refundable third party research and development costs are expensed when the contracted work has been performed.  Product research and development costs were $139,063 and $294,815 for the six months ended June 30, 2011 and 2010, respectively.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors.  In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected.  For all other customers, the Company records allowances for doubtful accounts based primarily on the length of time the receivables are past due based on the terms of the originating transaction, the current business environment, and its historical experience.  Uncollectible accounts are charged against the allowance for doubtful accounts when all cost effective commercial means of collection have been exhausted.

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined on an average cost basis which approximates actual cost on a first-in, first-out basis and includes raw materials, labor and manufacturing overhead. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. The Company considers historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Machinery and equipment, including lab equipment	5 to 15 years
Office equipment	3 to 5 years

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the condensed consolidated statement of operations.

Intangible Assets

The Company owns intellectual property rights and an assignment of a US patent application for its CIT technology.  The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. The purchase price was originally being amortized over the expected useful life of the technology, which the Company determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life.  The CIT technology was fully impaired as of December 31, 2010 due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent.

10

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

•	Significant under performance relative to expected historical or projected future operating results;

•	Market projections for cancer research technology;

•	Its ability to obtain patents, including continuation of patents, on technology; and

•	Significant negative industry or economic trends, including legal factors.

If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.  Based on its analysis, the Company fully impaired the carrying value of its investment in JPI as of December 31, 2010.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts receivable, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments.  The Company believes the carrying amount of its notes payable approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments.

Beneficial Conversion Feature

In certain instances, the Company enters into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, the Company accounts for the value of the BCF as a debt discount, which is then amortized to expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments

The Company applies the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the six months ended June 30, 2011, the Company issued convertible debt with warrants and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. The fair value of these derivative liabilities on the issuance date was $18,822,734 computed using the Binomial Lattice option pricing model. Due to the reset provisions within the embedded conversion feature and a reset provision associated with the exercise price of the warrants, the Company determined that the Binomial Lattice Model was most appropriate for valuing these instruments.

During the six months ended June 30, 2011, certain convertible debt holders from the 2010 Closings and the Promissory Notes converted a total of $22,042,084 which represented principal and accrued interest. This along with the two installment payments of the January 2011 financing resulted in a decrease of $6,943,474 in the derivative liabilities related to the embedded conversion feature of the converted debt.  In addition, during the six months ended June 30, 2011, 18,383,888 warrants were exercised by warrant holders. This resulted in a decrease of $18,427,299, representing the fair value of the warrants reclassified to additional paid-in capital.

In addition, under the provisions of FASB ASC 815-40, Contract’s in Entity Own Equity, specifically ASC 815-40-35-8, the warrants and embedded conversion features not previously recorded as derivative liabilities were reevaluated as the number of authorized but unissued shares was insufficient to satisfy the maximum number of shares that could be required to net share settle the contract.  On May 24, 2011, it was determined that the Company had insufficient authorized shares and reclassified the conversion features of the remaining convertible debt, non-employee options, and warrants as derivative liabilities.  As these instruments carried standard terms, the Company determined it was appropriate to use the Black-Scholes valuation model to value these options, warrants and conversion features.  On May 24, 2011, the fair value of the options and warrants was $1,476,775 and the conversion features was $47,856.

11

The Company re-measures the fair values of all of its derivative liabilities as of each period end and records the net aggregate change due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying condensed consolidated statement of operations.  The Company recorded an aggregate gain of $19,832,731 and $2,758,589 due to change in the fair value of the derivative liabilities as a component of other expense, net during the six months ended June 30, 2011 and 2010, respectively.

Fair Value Measurement of Derivative Instruments

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities. Currently the Company does not have any items classified as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. We valued warrants and embedded conversion features that were issued without observable market values and the valuation required a high level of judgment to determine fair value (level 3 inputs).

Accounting for Debt Modifications and Extinguishments

If a debt modification is deemed to have been accomplished with debt instruments that are substantially different, the modification is accounted for as a debt extinguishment in accordance with FASB ASC 470-50, whereby the new debt instrument is initially recorded at fair value, and that amount is used to determine the debt extinguishment gain or loss to be recognized and the effective rate of the new instrument.  If the present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument, the modification is deemed to have been accomplished with debt instruments that are substantially different. If it is determined that the present values of the original and new debt instruments are not substantially different, then a new effective interest rate is determined based on the carrying amount of the original debt instrument and the revised cash flows.

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, Income Taxes (“ASC 740-10”). Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Under ASC Topic 270, Interim Reporting (“ASC 270”), the Company is required to adjust it effective tax rate each quarter to be consistent with the estimated annual effective tax rate.  The Company is also required to record the tax impact of certain discrete items, unusual or infrequently occurring, including changes in judgment about valuation allowances and effects of changes in tax laws or rates, in the interim period in which they occur.  In addition, jurisdictions with a projected loss for the year or a year-to-date loss where no tax benefit can be recognized are excluded from the estimated annual effective tax rate.  The impact of such an exclusion could result in higher or lower effective tax rate during a particular quarter, based upon the mix and timing of actual earnings versus annual projections.

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When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying condensed consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The company estimated its effective tax rate for the six months ended June 30, 2011 at 40% based on the estimated annual loss and the related computed estimated annual tax provision. The related income tax benefit from the loss is offset by a full valuation allowance. There were no changes to the amount of unrecognized tax benefits as disclosed in the annual Form 10-K as of and for the year ended December 31, 2010. As of June 30, 2011, the company is not currently under Internal revenue service or state tax examinations.

Share-Based Compensation

The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of FASB ASC 505-50-30, Equity-Based Payments to Non-Employees, (“ASC 505-50-30”). Under ASC 505-30-30, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

The Company has employee compensation plans under which various types of share-based instruments are granted. The Company accounts for its share-based payments in accordance with FASB ASC 718-10, Stock Compensation (“ASC 718-10”). ASC 718-10 requires all share-based payments to employees, including grants of employee stock options, to be measured based upon their grant date fair value, and be recognized in the statements of operations as compensation expense (based on their estimated fair values) generally over the vesting period of the awards.

Basic and Diluted Loss Per Share

Basic net loss per common share from operations is computed based on the weighted-average number of shares outstanding for the period. Diluted net loss per share from operations is computed by dividing net loss by the weighted-average shares outstanding assuming all dilutive potential common shares were issued. In periods of losses from operations, basic and diluted loss per share are the same as the effect of shares issuable upon the conversion of debt and issuable upon the exercise of stock options and warrants is anti-dilutive.

13

The following table sets forth the computation of basic and diluted net loss per share, including the reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Basic and diluted net loss per share:
Numerator: Net loss	$(29,936,679)	$(23,876,662)	$(41,364,234)	$(26,473,904)
Denominator: Weighted-average common shares outstanding, basic and diluted	117,450,887	29,245,417	104,113,843	26,729,016

Basic and diluted net loss per share	$(0.25)	$(0.82)	$(0.40)	$(0.99)

As of June 30, 2011 and 2010, the potentially dilutive effect of 78,462,286 and 60,902,116, representing common share equivalents consisting of options, warrants, and convertible debt which was computed using the treasury stock method.  These potential common shares have been excluded from the diluted net loss per share calculations above as their effect would be anti-dilutive.

The above common share equivalents would have been included in the calculation of diluted earnings per share had the Company reported net income for the three and six-months then ended.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs were $21,383 and $632 for the six months ended June 30, 2011 and 2010, respectively.

Risks and Uncertainties

The Company’s proprietary test kit is deemed a medical device or biologic, and as such is governed by the United States Federal Food and Drug Administration (“USFDA”) and by the regulations of state agencies and various foreign government agencies.

On July 3, 2008, the Company received a letter of determination from the USFDA that the Onko-Sure® test kit was “substantially equivalent” to the existing predicate device being marketed. The letter grants the Company the right to market the Onko-Sure® test kit as a device to monitor patients who have been previously diagnosed with colorectal cancer. The Company has received regulatory approval from various foreign governments to sell its products and is in the process of obtaining regulatory approval in other foreign markets. There can be no assurance that the Company will maintain the regulatory approvals required to market its Onko-Sure® test kit or that they will not be withdrawn.

Although the Company has obtained approval from the USFDA to market the then current formulation of the Onko-Sure® test kit, it has been determined that one of the key components of the Onko-Sure®  test kit, the anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased.  We currently have two lots remaining which are estimated to produce approximately 21,000 test kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand.  Although we are investigating alternatives or outsourcing of this component so that we are in a position to have an unlimited supply of Onko-Sure® in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed.

The Company is subject to the risk of failure in maintaining its existing regulatory approvals, in obtaining other regulatory approval, as well as the delays until receipt of such approval, if obtained. Therefore, the Company is subject to substantial business risks and uncertainties inherent in such an entity, including the potential of business failure.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.  In addition to the basic insurance coverage, effective December 31, 2010, the FDIC is providing temporary unlimited coverage for noninterest bearing transaction accounts through December 31, 2012.  At June 30, 2011, the Company had approximately $1,266,000 in these accounts in excess of the FDIC insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

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Customers

During the six months ended June 30, 2011 and 2010, we had four and three customers which represented approximately 83% and 89% of our total net revenues, respectively.  Of these, one customer was based in the U.S. and represented approximately 18% and 30% of our net revenues and three and two customers were based outside the U.S. and represented approximately 65% and 60% of our net revenues, respectively.

Below is a table showing our major customers and percentage of net revenues for the six months ended June 30, 2011 and 2010:

		% of Net Revenues
Customer	Location	2011	2010
A	U.S.	0%	30%
B	U.S.	18%	0%
Total U.S.		18%	30%

C	Taiwan	26%	31%
D	Vietnam	12%	29%
E	Korea	27%	0%
Total Foreign		65%	60%

Supplemental Cash Flow Information

	Six Months Ended June 30,
	2011	2010

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$127,600	$-
Cash paid during the period for taxes	$22,596	$-

Supplemental disclosure of non-cash activities:
Voluntary conversion of convertible debt and accrued interest	$28,277,466	$2,396,544
Fair value of stock issued in connection to legal settlement	$140,400	$-
Fair value of stock recorded as prepaid consulting	$-	$1,850,000
Reclassification to derivative liabilities due to insufficient authorized shares	$1,524,631	$-
Reclassification of derivative liabilities to equity due to conversion or exercise of warrants	$25,370,773	$343,847
Amount paid directly from proceeds in connection with 2010 Convertible Debt unrelated to the financing	$-	$35,000
Conversion of warrants to common stock (cashless)	$24,138	$-
Debt discounts related to derivative liabilities	$7,886,194	$6,091,092
Debt issuance costs and OID related to January 2011 Notes	$1,617,500	$-
Debt issuance costs included in accounts payable	$-	$866,501
Additional derivative liability for penalty on St. George debt	$-	$19,430
Conversion of accounts payable to shares of common stock	$-	$45,000

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Recent Accounting Pronouncements

New pronouncements issued but not effective until after June 30, 2011, are not expected to have a significant effect on the Company’s condensed consolidated financial position or results of operations.

NOTE 3 — INVENTORIES

Inventories consist of the following:

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Raw materials	$63,598	$70,402
Work-in-process	43,126	6,562
Finished goods	1,855	5,940
	$108,579	$82,904

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Office equipment	$151,867	$140,132
Lab equipment	98,192	79,467
	250,059	219,599
Less accumulated depreciation	(163,370)	(143,637)
	$86,689	$75,962

Depreciation expense was $19,733 and $17,000 for the six months ended June 30, 2011 and 2010, respectively.

NOTE 5 — INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2010:

For the year ended
December 31,
2010
(Audited)
Intellectual Property	$2,000,000
Additions	-
Impairment	(1,058,333)
Accumulated Amortization	(941,667)
Net balance at end of period	$-

In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy (“CIT”) technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. During 2003, two lawsuits were filed challenging the Company’s ownership of this intellectual property.

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As part of the acquisition of the CIT technology, the Company agreed to pay Dr. Chang a 5% royalty on net sales of combination gene therapy products. The Company has not paid any royalties to Dr. Chang to date as there have not been any sales of combination gene therapy products.

Based on a valuation analysis, and due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent, the Company determined that the carrying value of the intangible asset had been impaired and accordingly recorded an impairment of the intangible asset of $1,058,333 as of December 31, 2010.

During the six months ended June 30, 2011 and 2010, amortization expense totaled $0 and $50,000 respectively.

NOTE 6 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Prepaid insurance	$13,408	$54,133
Legal retainers	55,000	44,430
Accounting and other consulting expenses	51,872	36,352
Total prepaid expenses	$120,280	$134,915

NOTE 7 — DERIVATIVE INSTRUMENTS

The Company estimates the fair value of common stock purchase warrants that contains down-round protection features and embedded conversion features of its convertible debt that contains down-round protection features using the Binomial Lattice model. On May 24, 2011, it was determined that the Company had insufficient authorized shares and reclassified the conversion features of the remaining convertible debt, non-employee options, and warrants as derivative liabilities.  As these instruments carried fixed conversion features and exercise prices, the Company determined it was appropriate to use the Black-Scholes valuation model to value these options, warrants and conversion features.

In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the six months ended June 30, 2011:

For the six months
ended June 30, 2011
Annual dividend yield	—
Expected life (years)	0.02 – 5.86
Risk-free interest rate	0.01% — 2.5%
Expected volatility	104.4% — 254.6%

In applying the Black-Scholes valuation model, the Company used the following assumptions during the six months ended June 30, 2011:

For the six months
ended June 30, 2011
Annual dividend yield	—
Expected life (years)	0.19 – 4.62
Risk-free interest rate	0.03% — 1.81%
Expected volatility	115% — 189.8%

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For the warrants that include optional cashless exercise provisions, the Company applied a 90%/10% and 0%/100%  probability that the holder will exercise under either the cashless exercise or the cash exercise scenario, for the warrants related to 2010 and  2011 closings, respectively. The cashless exercise provision expires once the underlying the warrants’ shares are registered.

If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

The following table presents the Company’s non-employee options, warrants, and embedded conversion features of its convertible debt measured at fair value on a recurring basis as of June 30, 2011:

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Derivative liabilities:
Embedded conversion features	$1,806,254	$7,912,388
Warrants and non-employee options	4,268,731	21,153,476
Total derivative liability	$6,074,985	$29,065,864

	For the three months ended		For the six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Decrease in fair value included in other income (expense), net	$(10,528,574)	$(2,801,583)	$(19,832,731)	$(2,758,589)

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For the six months ended
	June 30,
	2011	2010
	(Unaudited)	(Unaudited)
Embedded Conversion Features:
Balance at beginning of year	$7,912,388	$44,358
Derivative liabilities added	9,591,844	4,678,560
Reclassification to equity in connection with conversion of underlying debt to equity	(6,943,474)	(259,975)
(Gain)/Loss on change in fair value included in net loss	(8,754,504)	(1,795,925)
Ending balance	$1,806,254	$2,667,018

Warrants and non-employee options:
Balance at beginning of year	$21,153,476	$310,400
Derivative liabilities added	12,620,781	14,155,780
Reclassification to equity in connection with exercise of underlying stock warrants	(18,427,299)	(83,872)
(Gain)/Loss on change in fair value included in net loss	(11,078,227)	(962,664)
Ending balance	$4,268,731	$13,419,644

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NOTE 8 — DEBT

Debt consists of the following:

	June 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Debt:
Convertible Notes issued September 2008, net of unamortized discount of $0 at June 30, 2011 and December 31, 2010, respectively	$46,442	$363,942

First Closing of 2010 Convertible Note, issued March 22, 2010, including additional $1,410,422 principal and interest for trigger events, forbearance penalty, and debt extinguishment; net of unamortized discount of $0 at December 31, 2010	-	472,937

Second Closing of 2010 Convertible Note, issued April 8, 2010, including additional $4,181,576 principal and interest for trigger events, forbearance penalty, and debt extinguishment; net of unamortized discount of $1,466,389 at December 31, 2010	-	8,172,418

Third Closing of 2010 Convertible Note, issued April 13, 2010, including additional $3,388,304 principal and interest for trigger events, forbearance penalty, and debt extinguishment; net of unamortized discount of $0 and $749,428 at June 30, 2011 and December 31, 2010, respectively	639,971	6,534,543

Fourth Closing of 2010 Convertible Note, issued April 26, 2010, including additional $480,108 principal and interest for trigger events, net of unamortized discount of $199,828 at December 31, 2010	-	965,448

Senior Notes, net of unamortized discount of $0 at June 30, 2011 and December 31, 2010, respectively	25,000	4,441,563

Bridge note, including additional $104,138 principal and interest for penalties, net of unamortized discount of $0 at December 31, 2010	-	140,360

January 2011 Notes, issued January 31, 2011, including additional $2,303,213 prinicpal for registration penalties and lates fees, and $13,248,548 for default penalties, net of unamortized discount of $0 at June 30, 2011	22,301,761	-

Promissory Notes, issued May 24, 2011, net of unamortized discount of $0 at June 30, 2011	7,821,705	-

Total debt, net of unamortized discount, all current	$30,834,879	$21,091,211

The significant terms of the Company’s debt issued prior to December 31, 2010 are described in the notes to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

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On January 3, 2011, the shares underlying the Exchange Agreement (see below) with the Senior Note holders and the Bridge Loan were approved by the NYSE Amex and these notes became convertible into the Company’s common stock.

During the six months ended June 30, 2011, convertible note holders converted an aggregate of $25,839,692 of principal, representing 75% of the total outstanding balance, and $2,213,496 of accrued interest, into a total of 83,911,993 shares of the Company’s common stock.  The following table summarizes the conversion of the notes (the Company did not receive any conversions notices for the January 2011 Notes):

Debt	Gross Principal Balance @ 12/31/10	Principal Additions	Interest Accrued to conversion or YTD	Principal Conversion Amount	Interest Conversion Amount	Gross Principal Balance Due	Interest Balance Due	Principal % Converted	Number of Shares Issued
2008 Convertible 10% Debt	$363,942	$-	$65,422	$(317,500)	$(53,555)	$46,442	$11,867	87.24%	476,692

2010 Financings:
1st Close	472,937	-	41,722	(472,937)	(41,722)	-	-	100.00%	1,029,248
2nd Close	9,638,807	32,934	727,626	(9,671,741)	(697,842)	-	29,784	100.00%	30,381,442
3rd Close	7,283,971	61,363	685,910	(6,705,363)	(257,207)	639,971	428,703	91.29%	14,505,363
4th Close	1,165,278	-	85,721	(1,165,278)	(80,042)	-	5,679	100.00%	2,642,809
	18,560,993	94,297	1,540,979	(18,015,319)	(1,076,813)	639,971	464,166	97.06%	48,558,862

Senior Note Series 1	2,196,875		552,328	(2,196,875)	(552,328)	-	-	100.00%	5,931,529
Senior Note Series 2	2,244,688		512,653	(2,219,688)	(505,326)	25,000	7,327	98.89%	7,852,649
	4,441,563	-	1,064,981	(4,416,563)	(1,057,654)	25,000	7,327	99.44%	13,784,178

Bridge Note	140,360		25,474	(140,360)	(25,474)	-	-	100.00%	592,261

Promissory Notes	-	10,771,655	86,707	(2,949,950)	-	7,821,705	86,707	27.39%	20,500,000

Total Convertible Debt	$23,506,858	$10,865,952	$2,783,563	$(25,839,692)	$(2,213,496)	$8,533,118	$570,067	75.17%	83,911,993

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Activity in connection with the Company’s convertible debt for the six months ended June 30, 2011, is as follows:

	10% Notes Issued Sept '08	2010 Notes (all closings)	Senior Notes (Series 1 and Series 2)	Bridge Loan	January 2011 Notes	Promissory Notes	Total
Carrying Value Before Discount at December 31, 2010	$363,942	$18,560,993	$4,441,563	$140,360	$-	$-	$23,506,858
Face value of debt issued in 2011	-	-	-	-	8,437,500	10,771,655	19,209,155
Penalties added to principal		94,297			15,551,761		15,646,058
Payments on debt	-	-	-	-	(1,687,500)		(1,687,500)
Portion of note converted to equity	(317,500)	(18,015,319)	(4,416,563)	(140,360)	-	(2,949,950)	(25,839,692)
Carrying Value Before Discount at June 30, 2011	46,442	639,971	25,000	-	22,301,761	7,821,705	30,834,879

Discount, net of accumulated amortization at December 31, 2010	-	(2,415,650)	-	-	-	-	(2,415,650)
Discount attributable to 2011 notes	-	-	-	-	(8,437,500)	-	(8,437,500)
Amortization expense	-	2,415,650	-	-	8,437,500	-	10,853,150
Discount, net of accumulated amortization at June 30, 2011	-	-	-	-	-	-	-

Net Carrying Value at June 30, 2011	$46,442	$639,971	$25,000	$-	$22,301,761	$7,821,705	$30,834,879

September 2008 Convertible Notes

In September 2008, the Company issued $2,510,000 of Convertible Debt securities (the “2008 Convertible Debt”).  The 2008 Convertible Debt originally bore an interest rate of 10%, and was due in September 2010 or upon a change in control of the Company or certain other events of default, as defined.  However, if the 2008 Convertible Debt had not been converted to common stock at the maturity date, the holder would be entitled to receive bonus interest equal to 50% of the face value of the note, in addition to the coupon rate of interest.  The 2008 Convertible Debt is unsecured.

During the years ended December 31, 2010 and 2009, 2008 Convertible Debt holders converted their notes and accrued interest balances to shares of the Company’s common stock, representing a total of 90% of the total 2008 Convertible Debt.

Pursuant to a Letter Agreement dated September 24, 2010, the Company sought the remaining 2008 Convertible Debt holders’ agreement to waive the current default and allow the Company until November 15, 2010 to issue them the shares underlying the 2008 Convertible Debt. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the 2008 Convertible Debt outstanding as of September 14, 2010 by $56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate applies to the interest due from September 15, 2010 until the Debt is converted pursuant to the 2008 Letter Agreement. The 2008 Convertible Debt holders were entitled to the Bonus Interest, which we calculated as a one-time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010 the principal balance of the Debt outstanding on September 14, 2010.  The amount of the 25% Increase and Bonus Interest was combined and directly applied to the principal amount of the Debts outstanding on September 14, 2010. The outstanding balance of the 2008 Convertible Debt immediately before the 2008 Letter Agreement was $226,538.  Finally, we agreed to adjust the Conversion Price of the 2008 Convertible Debt to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event shall the Conversion Price be less than $0.28 per share.

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Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuance on November 15, 2010, the outstanding 2008 Convertible Debt are susceptible to default. As of the filing date, we have not received any default notices.

As of December 31, 2010, the principal amount of $363,942 was outstanding on the 2008 Convertible Debt, with a combined accrued interest of $60,714, all of which is convertible into shares of our common stock pursuant to the Letter Agreement described above.

During the six months ended June 30, 2011, note holders converted $317,500 of principal and $53,555 of interest, representing 87% of the outstanding balance of the note balance as of December 31, 2010.  The Company issued 476,692 shares of its common stock upon the conversion of the notes.  The balance as of June 30, 2011 was $46,442 in principal and $11,867 of accrued interest.

2010 Note and Warrant Purchase Agreements

During year ended December 31, 2010, the Company completed four closings of convertible note and warrant purchase agreements (“Purchase Agreements”), aggregating to approximately $11 million.  The convertible notes issued in the four 2010 Closings, (collectively “2010 Notes”) matured one year from the date of their respective issuance and carried an original 20% issuance discount. The Purchase Agreement for the First closing included a five-year warrant to purchase 1,100,000 shares of the Company’s common stock at an exercise price equal to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note).  The Purchase Agreements for the Second, Third, and Fourth closings included a five-year warrant to purchase up to 12,048,668 shares of the Company’s common stock at initial exercise prices ranging from $0.28 to $0.89 per share.  The 2010 Note holders may convert the 2010 Notes, in whole or in part, into shares of the Company’s common stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Notes) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the 2010 Notes and related warrants were recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the 2010 Notes and the exercise price of the Warrants. The Company originally recorded a debt discount of $10,783,530, representing the value of the embedded conversion feature and warrants. The debt discount is being amortized on a straight-line method over the terms of the debt, which approximates the effective-interest method.  During the six months ended June 30, 2011, the Company recorded $2,415,650 of amortization of the debt discount, which included $242,090 in accelerated amortization due to the conversions.  The balance of the debt discount at June 30, 2011 was $0.

The Company also incurred debt issuance costs totaling $821,300 in association with the 2010 Notes.  Those costs are included in other assets in the condensed consolidated balance sheets at June 30, 2011 and December 31, 2010, and are being amortized over the life of the debt using the effective interest method.  During the six months ended June 30, 2011, the Company recorded $170,826 of amortization of the debt issuance costs.  The balance of the debt issuance costs at June 30, 2011 was $0.

Interest on the unpaid principal balance of the 2010 Notes originally accrued at the rate of 12% per annum, which would increase to 18% upon the occurrence of a trigger event, as that term is defined in the 2010 Notes. Pursuant to the terms of the First, Second, and Third Closings, a trigger event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by June 1, 2010 and therefore the interest on the notes issued in those three closings increased to 18% per annum. The terms of the Fourth closing required the Company to have the registration statement declared effective by August 31, 2010 and therefore a Trigger Event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by August 31, 2010 with respect to the notes issued in the Fourth Closing.

As a result of the Trigger Events, the principal amount of the 2010 Notes was increased from $11,057,365 to $14,081,712.  In addition, pursuant to the terms of the Registration Rights Agreement, the Company recorded an additional $410,000 as interest expense which represents the maximum amount of $10,000 payable to each convertible note holder in the four closings due to failure to obtain effectiveness of registration statement.

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Additionally, we were required under the terms of the 2010 Notes to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with the Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constituted an Event of Default under the 2010 Notes, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the default, to maintain good relationships with the investors of the 2010 Notes, we requested the 2010 Notes’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010, as well as waive any defaults related thereto, in exchange for which we increased the balance of the notes by 25% (the “Extension”).  As a result of the 25% increase from the Extension, the principal amount of such notes was increased to $18,872,264.

On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 Notes. These investors negotiated the terms of the Forbearance Agreement in lieu of entering into the Extension the other 2010 Notes investors signed. Pursuant to the Forbearance Agreement, the two investors refrained and temporarily forbore from exercising and enforcing their remedies against the Company due to the Event of Default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the 2010 Notes to ISP Holdings, LLC by 68% and increase the outstanding balance of the 2010 Notes to St. George Investments, LLC by 25%. In addition, the Company agreed to obtain the required Shareholder Approval to issue the shares underlying the 2010 Notes and warrants on or before November 15, 2010.  In relation to this agreement, the Company recorded $381,920 in additional principal, and offsetting interest expense, for the liquidation damages of the warrants and $300,773 as a loss on extinguishment of debt and is reflected in other expenses, net, in the accompanying condensed consolidated statements of operations.  Since we did not hold the meeting by November 15, 2010 (due to the SEC comment period), these two note holders submitted notice to us that the balance of their note shall increase by another 25% under the terms of the Forbearance Agreement.  As of December 31, 2010, we increased the outstanding note balance of these two note holders by $868,522 for the 25% that was contractually due, but were under negotiations.  Since we had not entered into any settlement, on May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619.  On June 6, 2011, an agreement was reached with these note holders and an aggregate total of additional penalties in the amount of $94,297 were added to the principal of their notes.

In April 2011, the Company entered into a Debt Exchange Agreement whereby the outstanding balance of one of the Convertible Notes, including premiums, was exchanged for shares of the Company’s common stock.  As part of this exchange,  the note holder of the 2010 Note converted $479,806 of principal and $92,967 of accrued interest, premiums of $121,494 and legal fees of $5,000 into 1,849,819 shares of the Company’s common stock.  The premium was recorded as extinguishment of debt.

During the six months ended June 30, 2011, as detailed in the table above, a total of $18,015,319 of principal and $1,076,813 of accrued interest of this debt, representing 97% of the total 2010 Notes outstanding was converted into 48,558,862 shares of the Company’s common stock.

Convertible Senior Notes

Series 1

In December 2008, in the first closing of the 12% Senior Note offering, the Company issued units consisting of $1,077,500 principal amount of 12% Senior Promissory Notes (“Series 1 Senior Notes”) and five-year warrants to purchase a total of 862,000 shares of the Company’s common stock at $1.00 per share.  On January 30, 2009, the Company conducted the second and final closing of the Series 1 Senior Note offering whereby the Company sold an additional $680,000 principal amount of Senior Notes and a five-year warrant to purchase a total of 544,000 shares of common stock at $1.13 per share. Accordingly, a total of $1,757,500 in Senior Notes and Warrants to purchase 1,406,000 shares of common stock in the Senior Note Offering were sold in 2008 and 2009.  The Senior Notes originally bore an interest rate of 12% per annum, payable semi-annually on June 1st and December 1st of each year after issuance.  The Senior Notes matured on the earlier of the second anniversary of the closing date or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions.  The Senior Notes are unsecured, and are senior to the other Convertible Debt.  The Company was not permitted to issue additional notes or evidence of indebtedness that are senior in priority to the Senior Notes, however, the Company was permitted to issue notes up to an aggregate principal amount of $2,500,000 which were of equal priority with the Senior Notes.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of these notes by $439,372.  The total principal of the Series 1 Senior Notes at December 31, 2010 was $2,196,875 and $526,325 of accrued interest.

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On January 3, 2011, the shares underlying the Exchange Agreement with the Senior Note holders were approved by the NYSE Amex and these notes became convertible into the Company’s common stock.

During the six months ended June 30, 2011, note holders converted $2,196,875 of principal and $552,328 of interest, representing 100% of the outstanding balance of these notes.  The Company issued 5,931,529 shares of its common stock upon the conversion of the notes.

Series 2

On May 4, 2009, the Company conducted a first closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,327,250 principal amount of  Series 2 Senior Notes and five-year warrants to purchase a total of 2,123,600 shares of the Company’s common stock at $0.98 per share (the “Warrant Shares”). On June 12, 2009, the Company conducted the second closing of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of Series 2 Senior Notes (“Series 2 Senior Notes”) and five-year warrants to purchase a total of 749,600 shares of the Company’s common stock at $1.11 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was 115% of the five (5) day volume weighted average closing price of the Company’s common stock on NYSE Amex for the five (5) trading days prior to the date of the closing.   In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $448,941.  The total principal of these notes at December 31, 2010 was $2,244,688 and accrued interest was $457,769.

In April 2011, the Company entered into a series of Debt Exchange Agreements whereby the outstanding balances of several of the Convertible Notes, including premiums, were exchanged for shares of the Company’s common stock.  Holders of the Series 2 Senior Notes converted $600,000 of principal and $115,368 of accrued interest, premiums of $87,781 and legal fees of $10,000 into 2,708,593 shares of the Company’s common stock.  The premiums were recorded as an extinguishment of debt.

During the six months ended June 30, 2011, note holders converted $2,219,688 of principal and $505,326 of interest, representing 99% of the outstanding balance of these notes.  The Company issued 7,852,649 shares of its common stock upon the conversion of the Series 2 Senior Notes.  The balance of the Series 2 Senior Notes as of June 30, 2011 was $25,000 in principal and $7,327 of accrued interest.

Exchange Agreement

The Company did not make the required interest payments on the Series 1 Senior Notes or the Series 2 Senior Notes (collectively “the Senior Notes”) due on December 1, 2009 or March 1, 2010. The Company did not have sufficient cash to satisfy these Notes and carry on current operations. Consequently, under the terms of the Series 1 and 2 Senior Notes, the interest rate increased from 12% to 18% per annum. The failure to pay interest as scheduled represented an Event of Default under the terms of the Series1 and 2 Senior Notes and all senior debt was classified as current. However, none of the holders declared default, or declared the outstanding Senior Notes and other contractual obligations immediately due.

In order to resolve the defaults and to preserve as much cash as possible for operations, management put together an exchange agreement (the “Debt Exchange”) to enter into with its the debt holders, subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding Senior Notes or other debt obligations for shares of the Company’s common stock. Some of the key provisions of the Debt Exchange agreement were as follows:

First, all of the issuances pursuant to the proposed Debt Exchanges were subject to Shareholder Approval. To that end, the Company filed its initial Preliminary Proxy Statement on Schedule 14A on February 1, 2010; the Company was to obtain the required Stockholder Approval by September 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the Senior Notes would fall back into default, pursuant to which the note holders could declare the full amount owed on the Senior Notes immediately due and payable, if the Company failed to hold the meeting by the required dates.  Once the Company obtained Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement would be convertible into shares of common stock and the holders thereof would waive all current and future defaults under the debt.

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Second, the Company agreed to use its best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement to be filed under the Securities Act of 1933, as amended.

Third, the issuance of all of the shares of common stock to be issued under these Debt Exchanges was subject to NYSE Amex listing approval.

Under the terms of the Debt Exchange agreement, the Senior Notes would become convertible once all items above were met.  The number of shares of common stock to be issued to the note holder upon conversion shall be an amount equal to the quotient of: the amount of principal sought to be exchanged divided by seventy percent (70%) of the VWAP for the five (5) trading days immediately preceding the date of the exchange request; provided however, in no event shall the exchange price be less than $0.28.

In September 2010, the Company amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Senior Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, the Company agreed to (a) increase the principal balance due on the Senior Notes by 25% effective September 1, 2010 and (b) the Company in its - sole discretion — maintains the right to pay the interest due on the Senior Notes in shares of its common stock so long as the market price of the Company’s common stock is equal to or above $0.28 per share on the date such interest is due. Due to the SEC’s review of the periodic reports that we were required to mail with the proxy statement, seeking the Stockholder Approval, we were unable to hold the related meeting until December 3, 2010.  Our stockholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011.  All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remained in effect and no other consideration was owed to the note holders pursuant to this default. The total for the additional penalty was $888,275 and was included in loss on extinguishment of debt for the year ended December 31, 2010.  As of the date of this filing, we have not received notice from any note holders declaring a default. Any shares of common stock to be issued pursuant to the Debt Exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

On January 3, 2011 when the NYSE Amex approved the listing of the shares, all conditions of the exchange were satisfied and the Series 1 and 2 Senior Notes were exchanged for Senior Convertible Notes (as all of the shares underlying the Debt Exchange Agreement are eligible for resale pursuant to Rule 144 as promulgated under the Securities Act of 1933, as amended – we requested all of the outstanding Series 1 and Series 2 Note holders to waive the registration requirement).  As a result of the Debt Exchange agreement the Senior Notes were considered extinguished and new Senior Convertible Notes issued.  In accordance with relevant accounting guidance, the Company determined the new Senior Convertible Notes contained a beneficial conversion feature.  The Company recorded $4,441,563 as the fair value of the beneficial conversion feature to additional paid-in capital and loss on extinguishment.

As of June 30, 2011, principal and interest in the amount of approximately $5,474,218, representing 99% of the Senior Convertible Notes have been converted into shares of the Company’s common stock (see above).

Activity in connection with the Company’s Senior Convertible Notes debt during the six months ended June 30, 2011, is as follows:

	Series 1		Series 2
	Dec-08	Jan-09	May-09	Jun-09	Total
Carrying Value at December 31, 2010	$1,346,875	$850,000	$1,659,063	$585,625	$4,441,563
Principal converted	(1,346,875)	(850,000)	(1,659,063)	(560,625)	(4,416,563)
Carrying Value at June 30, 2011	$-	$-	$-	$25,000	$25,000

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The Bridge Loan Agreement

On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because the Company did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. Since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the current principle value of the Bridge Loan $83,000 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, the Company issued to the Lender a two-year warrant to purchase 116,000 shares of the Company’s common stock exercisable at $0.60 per share (the “Two-Year Warrant”). This warrant was valued at $34,800 using the Black-Scholes model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded the relative fair value of the warrants as a debt discount which was amortized to interest expense over the term of the bridge loan. The Company paid cash fees associated with this debt of $15,000, which was recorded as debt issuance costs. The Company recorded interest expense of approximately $49,800 related to the debt issuance costs as of December 31, 2010.

In March 2010, the Company entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share.

Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we were to obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25% and pay an additional $5,000 in legal fees related to the default. In accordance with relevant accounting guidance, the Company recorded the 25% increase of $57,360 to the principal balance as a loss on extinguishment.

On September 14, 2010, the Company recorded a beneficial conversion feature of the principal balance of the note, which resulted in the recording of $140,360 as debt discount and amortization expense of $140,360 through December 31, 2010. As a result of this agreement, we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. The issuance of shares pursuant to the amendment was subject to our receipt of NYSE Amex listing approval and Shareholder Approval. If we did not receive Shareholder Approval, the exercise price of the warrants would remain at their pre-agreement amounts and the Company will have to pay the principal and accrued interest in cash. The Shareholder Approval was received on December 3, 2010 and the NYSE Amex listing approval was received on January 3, 2011.

As of December 31, 2010, the principal of the Bridge Loan was $140,360 and related accrued interest was $25,474.

During the six months ended June 30, 2011, aggregated principal and interest in the amount of $165,834 was converted into 592,261 shares of the Company’s common stock.

January 2011 Notes

On January 30, 2011, the Company entered into a securities purchase agreement with 5 accredited investors (“Investors”) in a private equity financing of $8,437,500 and received approximately $7,500,000 in gross proceeds from the sale of convertible notes pursuant to the securities purchase agreement.  Net proceeds from the financing were approximately $6,820,000.  In connection with the closing of the transactions, the Company issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “January 2011 Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of notes, which are initially convertible into an aggregate of 14,062,500 shares of the Company’s common stock (“2011 Note Shares”) to the Investors.  The Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the “Warrants”) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175  per share for their investment.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.

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Pursuant to the terms of the securities purchase agreement, the Company was required to have a shareholder meeting no later than April 30, 2011 seeking shareholder approval for (a) the issuance of all January 2011 Note Shares and Warrant Shares without any restrictions or limitations pursuant to the NYSE Amex and (b) an increase in the Company’s authorized shares of common stock to 400,000,000 (“Shareholder Approval”).  Prior to obtaining Shareholder Approval the Company is required to reserve that number of shares of its common stock which represents 100% of the January 2011 Shares and the Series A Warrant Shares; after obtaining Shareholder Approval, the Company is required to reserve that number of shares of its common stock which represents 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants.  Failure to obtain Shareholder Approval by the required dates constitutes an event of default under the January 2011 Notes.  Due to our inability to file our proxy statement we were unable to hold the required shareholders meeting.

Pursuant to the securities purchase agreement and January 2011 Notes, for so long as any January 2011 Notes or Warrants remain outstanding, the Company cannot issue or sell any rights, warrants or options to subscribe for or purchase shares of its common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of its common stock at a price which varies or may vary with the market price of its common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the January 2011 Notes or the then applicable exercise price of the Warrants.  For so long as any January 2011 Notes or Warrants are outstanding, unless or until the Company has received Shareholder Approval, the Company shall not take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the January 2011 Notes to be reduced or to cause the number of January 2011 Note Shares or Warrant Shares to be increased.  For so long as any January 2011 Notes are outstanding, neither the Company nor our subsidiaries shall incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by the Company that is made expressly subordinate to the January 2011 Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

The January 2011 Notes mature on December 1, 2011 and are convertible at any time at the Investors’ option; however the January 2011 Notes cannot be converted if such conversion would result in a Investor beneficially owning more than 4.99% of the Company’s outstanding common stock.  The Company is required to pay a certain portion of the January 2011 Note (“Installment Amount”) back on the first day of each month during the term of the January 2011 Note, beginning on March 1, 2011, and the Company has the option to pay the Installment Amount in shares of its common stock, if certain conditions as set forth in the January 2011 Notes are met, in cash or in any combination of shares of its common stock and cash.  The Installment Amount for each January 2011 Notes is equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) a Investors’ pro rata portion of all of the January 2011 Notes sold pursuant to the financing and (B) the outstanding principal amount under such Investors’ January 2011 Note as of such payment date.  If the Company elects to pay any portion of the Installment Amount in cash, it has to pay an amount in cash equal to 100% of the applicable redemption amount; if the Company fails to do so, the Investor has the right to require the Company to convert all or any portion of such amount owed into shares of common stock at the then current conversion price.  If the Company elects to pay any portion of the Installment Amount in shares of common stock, then the Company is required to issue such number of shares of its common stock equal to the quotient of the formula set forth in the January 2011 Notes.  Upon the occurrence of an Event of Default under the January 2011 Note, a or a Change of Control – as that term is defined in the January 2011 Notes, the Investor has the right to force the Company to redeem all or any portion of such Investors’ January 2011 Notes in cash at a price equal to 125% of the greater of (x) the amount of the January 2011 Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the Investor delivers redemption notice.

The Warrants are initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that the Company’s common stock ceases to be listed or quoted on the NYSE Amex and (ii) the date that the Company obtains Shareholder Approval. At any time following six months after the closing, if the Company’s stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, the Company can force the Buyers to exercise up to 50% of the then unexercised portion of that Warrant.  The Warrants cannot be exercised if such exercise would result in a Buyer beneficially owning more than 4.99% of the Company’s outstanding common stock.

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The conversion price of the January 2011 Notes and exercise price of the Warrants are each subject to adjustment if the Company issues additional shares of its common stock or securities convertible or exercisable into shares of its common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of its common stock and other events similar to the aforementioned events.  Upon any anti-dilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants will be proportionately increased.  The exercise price of the Warrants is also subject to further adjustment pursuant to other specified events in the Warrant. The warrants may be exercised on a cashless basis as long as a registration statement is not declared effective.  The number of net shares issuable upon a cashless exercise is calculated as follows:  (A x B) – (A x C) /D where A) is the number of warrants being exercise, B) is the WAP of the common stock on the day preceding the date of exercise, C) is the warrant exercise price, and D) is the common stock closing price on the date of exercise.

The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligations.

The Company also entered into a Registration Rights Agreement with the Investors pursuant to which it was required to file the registration statement by February 9, 2011 providing for the resale of 130% of the shares of common stock issuable upon conversion of the January 2011 Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement.  The Company was also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission).  We were also required to keep the registration effective at all times until the earlier of (i) the date as of which the Investors may sell all of the January 2011 Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the Investors shall have sold all of the January 2011 Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement.  If the Company failed to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that the Company shall be required to pay to the Investors an amount in cash equal to 1.5% of the purchase price for the January 2011 Note Shares and Warrant Shares included in the applicable registration statement.  Such amount shall be due on the date of such failure and every 30 days thereafter for which the failure is not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month.  The registration statement was filed on February 9, 2011.  On March 10, 2011, the Company received notice from the SEC that it did not meet the eligibility requirements for the S-3 filing to register the shares on such form and therefore must seek to register the shares on Form S-1.  As of April 1, 2011, the registration statement was not effective and the Company paid in cash $126,563 of additional interest for the registration penalty.  The Company accrued an additional registration penalty of $253,125 for May and June 2011.

The embedded conversion feature of the January 2011 Notes and Warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the January 2011 Notes and the exercise price of the Warrants. In addition, the Company issued five-year warrants to purchase 839,552 shares of the Company’s common stock exercisable at $0.67 per share to placement agents in association with the January 2011 Notes.  The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $4,994,441 and $11,144,007 respectively, as computed using the Binomial Lattice option pricing model.

The Company established a debt discount of $8,437,500, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method.  Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt discount was accelerated.  For the six months ended June 30, 2011, the Company recorded amortization of the debt discount of $8,437,500.  The balance of the debt discount was $0 at June 30, 2011.

The Company also incurred debt issuance costs of $680,000, which were deducted from the net proceeds.  In addition, the fair value of the placement agent warrants was recorded as a debt issuance cost in the amount of $386,194.  These costs were being amortized over the life of the debt using the straight-line method, which approximates the effective interest method.  Due to the default event in May 2011, the notes became due and payable at that time and the amortization of the debt issuance costs was accelerated.  During the six months ended June 30, 2011, $1,066,195 was amortized as interest expense.  The balance of the debt discount was $0 at June 30, 2011.

On March 1, 2011 and April 1, 2011, the Company made the first two installments due of $843,750 each.  On May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred.  As a result, all of the five investors submitted an Event of Default Redemption Notice to the Company as of May 6, 2011.  The Company also incurred $326,425 in late charges at a rate of 24% per annum on the unpaid installments.  At the time of the default the Company increased the balance owed to the note holders by 125% for default penalties, bringing the balance of the notes including registration penalties, default penalties, and late fees to $9,053,213.  However, the note holders claimed that there had been a dilutive issuance of stock and the conversion rate in effect at the time of default was $0.1589.  Using this conversion rate to calculate the default penalty resulted in an additional penalty of $13,248,548.  The balance of the note, including late charges, interest, and penalties was $22,301,761 as of June 30, 2011.

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Effective July 1, 2011, the Company entered into an Exchange Agreement with each of the January 2011 note holders in order to settle our obligations for these notes (see note 14).

Promissory Notes

On May 10, 2011, we entered into a Settlement Agreement with Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”) (see Note 10), which was amended on May 23, 2011.  Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we are not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required.  Under the terms of the Settlement Agreement, upon Court Approval, we shall issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex has previously approved for issuance to the Plaintiffs.   In addition, to account for the time it would take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note (the “Promissory Notes”) for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the notes.  We received Court Approval on May 24, 2011.  The notes were delivered upon Court Approval; they bear 8% interest and mature four months after issuance.  The note must be paid on or before September 24, 2011 to avoid a judgment for the remaining principal, if any, at such time.

As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the settlement agreement shall be issued.  Upon the occurrence of an Event of Default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.  Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000.  Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court.

On or about June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) promulgated under the Securities Act.  As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to resales. Accordingly we advised plaintiffs that  the additional 20.5 million shares issued to Plaintiffs pursuant to Section 3(a)(10) may only be resold  in compliance with Rule 144.  These shares are not “restricted securities” within the meaning of Rule 144(a); they are not subject to the holding period limitations of Rule 144(d).  However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f).

Based on the available amount of shares the NYSE Amex previously approved for the Plaintiffs, upon Court Approval on May 24, 2011, we issued the Plaintiffs an aggregate of 500,000 shares of our common stock valued at $140,400 and issued promissory notes for an aggregate amount of $10,771,655.  As a result of this agreement, we recorded legal settlement expense of $10,987,055.

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On June 23, 2011, we were delisted from the NYSE Amex and no longer required NYSE Amex approval to issue the shares due to the promissory note holders.  On June 29, 2011, we issued to the promissory note holders an aggregate of 20,500,000 shares of our common stock valued at $2,949,950.  The balance of the promissory note and accrued interest was $7,821,705 and $86,707 as of June 30, 2011, respectively.

In addition, the promissory note contains an embedded conversion feature.  The conversion feature was valued using the binominal pricing model and $2,684,286 was recorded as an addition to the derivative liability.

Embedded Conversion Features and Warrants

The 2010 Notes, the January 2011 Notes, and the Promissory Notes carry embedded conversion features and warrants which are accounted for as derivative instruments under the relevant accounting guidance. The Company uses the Binomial Lattice model to estimate the fair value of the derivative instruments at their grant dates, conversion or exercise dates, principal payment dates, penalty and triggering dates, and quarter ends.

The warrants related to the 2010 Notes and the January 2011 Notes carry a “cashless exercise” feature. This cashless exercise feature has value to the holder. To evaluate the value of the “cashless exercise” feature, the Company used the following assumptions.  As stated in the warrant agreement, upon an effective registration statement the cashless exercise feature will no longer be available to the holder. As of June 30, 2011, the Company has not filed a registration statement which has resulted in the continuance of the cashless exercise feature.  The Company also evaluated the likelihood of the warrant holders exercising their warrants under the cashless exercise feature versus a cash exercise from the original grant date of each warrant until the estimated date the registration statement is declared effective. For the 2010 Notes, based on the cashless exercise notices received by the Company through the date of this filing and based on our best estimate of the warrant holders’ intent going forward, the Company believes a conservative estimate is that there is a 90% likelihood that the investors would exercise under the cashless exercise provision and 10% likelihood that they would effect a standard exercise via cash. For January 2011 Notes, considering $0 intrinsic value of the warrants as of June 30, 2011, and  the fact that  there was  no exercise notices received, the Company considered  a 0% likelihood  that the investors would exercise under the cashless exercise provision.

The Company values the warrants (assuming standard cash exercises,) under the Binomial Lattice option pricing model (“Binomial Model — Normal”). In addition, the Company values the same warrants under a separate Binomial Lattice option pricing model (“Binomial Model — Cashless”), assuming that the holder would exercise under the cashless exercise feature prior to the date of the registration statement being declared effective. Under the Binomial Model — Cashless, the Company uses a much shorter expected term (commensurate with the assumed date that the Company expect the registration statement to be declared effective), resulting in different volatility amounts and discount rates. One other factor that is considered for the value estimated under the Binomial Model — Cashless is that if the holder of the warrant decided to exercise under the cashless exercise feature, the number of warrant shares available to the holder is then computed under the formula prescribed by the warrant agreement. On some dates, it results in potentially more shares being issued to the holder than what are stated on the holder’s warrant agreement and on some dates it results in potentially less shares being issued to the holder than what are stated on the warrant agreement.

The total values computed under each Binomial Model are then assigned a likelihood or probability that the investor may exercise under either scenario. The Company used 90%/10% and 0%/10% for 2010 Notes, and January 2011 Notes, respectively, cashless exercise /cash exercise proportion, to arrive at the estimated fair value assigned to warrant as of their grant dates, and as of June 30, 2011.

See Note 7 for more information on accounting for derivative liabilities related to embedded conversion features and warrants with down round protection and assumptions used for valuation of these derivative liabilities.

Other Debt

Consulting Agreement

On September 10, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC (“Cantone Asset”) whereby Cantone Asset provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes. In consideration of Cantone Asset’s service, the Company agreed to pay monthly consulting fees of $12,000 per month for a period of twelve (12) months and issue to the Consultant a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share (the “Cantone Warrant”). This warrant was valued at $88,000 using the Black-Scholes model with a discount rate of 2.38% and a volatility of 97.27%.

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In March 2010, in an effort to further reduce its cash expenditures, the Company also amended the consulting agreement with Cantone Asset. Under the amended consulting agreement, Cantone Asset agreed to accept shares of the Company’s common stock in lieu of the Cash Consulting Fee and as consideration therefore, the Company agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, the Company would issue Cantone Asset an aggregate of 514,286 shares of the Company’s common stock (the “Amendment Shares”), which did not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, the Company was required to obtain shareholder approval by September 15, 2010.  As previously stated the Company was unable to hold a meeting by such date due to the SEC’s review of the periodic reports that were required to be mailed with the corresponding proxy statement.  Accordingly, the Company sought and obtained Cantone Asset’s agreement to instead hold the shareholder meeting by November 15, 2010; in exchange for which, we agreed to increase the cash fee owed to Cantone Asset by 25% and instead of paying the amount owed in cash we agreed to issue them 642,857 Amendment Shares (the “Extension”), which would be full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment.  Pursuant to the Extension, Cantone Asset also agreed to waive any defaults related to the Company’s failure to hold the shareholder meeting by September 15, 2010.  The shareholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011.  The 642,857 amendment shares were issued on January 12, 2011, which represents full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment.

NOTE 9 — EMPLOYMENT CONTRACT TERMINATION LIABILITY

In October 2008, the Company’s former chief executive officer agreed to retire from his employment with the Company. The Company negotiated a settlement of its employment contract with the former chief executive officer under which he received $150,000 upon the effective date of the agreement, including $25,000 for reimbursement of his legal expenses. In addition the Company agreed to pay $540,000 in monthly installments of $18,000, commencing January 31, 2009, to continue certain insurance coverage, and to extend the term of options previously granted which would have expired shortly after termination of employment. Pursuant to FASB ASC 420-10, the Company recorded a liability of approximately $517,000 for the present value of the monthly installments and insurance coverage’s due under the settlement agreement. Approximately $0 and $85,000 are included in accrued salaries and wages in the accompanying condensed consolidated balance sheets at June 30, 2011 and December 31, 2010, respectively.  During the six months ended June 30, 2011, the Company paid $150,831 under this arrangement to the Company’s former CEO.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Litigation

AcuVector Group

On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a statement of claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against the Company for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquired it. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable result in the case. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying condensed consolidated financial statements.   A motion to dismiss has been filed but has not yet been heard.

The Company is also defending a companion case filed in the same court the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by the Company to Dr. Chang for the CIT technology purchased by the Company from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that the Company is not the owner of the CIT technology, just that the University has an equitable interest therein or the revenues there from.   A motion to dismiss has been filed but has not yet been heard.

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If either AcuVector or the University is successful in their claims, the Company may be liable for substantial damages, its rights to the technology will be adversely affected and its future prospects for exploiting or licensing the CIT technology will be significantly impacted.

Hudson Bay Fund

On June 11, 2010, Hudson Bay Fund, L.P. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to the Company’s April 8, 2010 Convertible Promissory Notes. The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. The Company noted this Trigger Event and recorded in its financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because the Company did not cure the first Trigger Event within five trading days. As a result to the Second Trigger Event, Hudson Bay alleges that the outstanding balance of the note should be immediately increased by an additional 125%. On January 21, 2011, Hudson agreed to exchange the notes for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 21, 2011.

Forbearance Agreement

On December 1, 2010, the two note holders with whom we entered into the October 14, 2010 forbearance agreement, in lieu of the extension letter agreement we entered into with our other 2010 Note Financing note holders, submitted a letter stating that we defaulted on the  Forbearance Agreement since we did not have the shareholder meeting on November 15, 2010.  These two holders claim that because we did not hold the meeting on November 15, 2010, the Forbearance Agreement then allows them to seek all recourse available under the terms of the original note and the Forbearance Agreement specifically asserts that only one Trigger Event occurred and that they are therefore entitled to an additional 25% increase in their note balance.  As of December 31, 2010, we increased the balance of the notes by $868,522 for the 25% that is contractually due, but currently under negotiations.  On May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619.  The default notices demand payment by June 1, 2011 or threaten legal action.  On June 6, 2011, we reached a settlement regarding their claimed default.  As a result we recorded additional default penalties of $94,297 (see Note 8).

Alpha Capital and Whalehaven

On December 10, 2010, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd. (“Whalehaven Capital and with Alpha Capital, the “Plaintiffs”) filed a complaint against us regarding the number of warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.  The Plaintiffs alleged that the effective price of the notes we issued pursuant to the private financing we completed in March and April 2010, and of the shares we later issued to two such note holders in settlement of a lawsuit with same, is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO.  Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting.  The Plaintiffs sought relief from the court involving additional shares issuable pursuant to the exercise of the warrants they received in the RDO and cash damages.

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As reported in the Company’s Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”).  On May 24, 2011 we received court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended. Under the terms of the court approved settlement, the parties filed a Stipulation of Discontinuance of the lawsuit with the relevant court.  As part of the Settlement Agreement, Alpha Capital and Whalehaven Capital retained all of the warrants the Plaintiffs received in the RDO and in the private financing we closed in March and April 2010.   We are obligated to issue to Alpha Capital and Whalehaven Capital as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex had previously approved for issuance to the Plaintiffs.  On May 25, 2011, we issued an aggregate of 500,000 shares of our common stock in accordance with the Settlement Agreement; 283,000 shares to Alpha Capital and 217,000 shares to Whalehaven.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued.  On June 23, 2011, the Company was no longer listed on NYSE Amex; and therefore, on June 29, 2011, we issued an aggregate of 20,500,000 of our common shares; 11,603,000 shares to Alpha Capital and 8,897,000 shares to Whalehaven Capital.  In addition, and in order to account for the time it may take to receive shareholder approval to authorize sufficient additional shares that are issuable to them, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes.  The notes bear 8% interest and mature four months after issuance.  We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes.  Upon the occurrence of an event of default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.  (See Note 8).

On June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) of the Securities Act.  As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to any resale.  Accordingly we advised plaintiff’s that the additional 20.5 million shares issued to them pursuant to Section 3(a)(10) may only be resold by Plaintiffs in compliance with Rule 144.  These shares are not “restricted securities” within the meaning of Rule 144(a), they are not subject to the holding period limitations of Rule 144(d).  However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f).

On July 19, 2011 Plaintiffs wrote a letter to the Court disputing our position that they are affiliates and seeking judgment in default of the Settlement Agreement.  We strongly believe that a default has not occurred; we maintain that we are in compliance with the terms of the Settlement Agreement and we are vigorously defending our position.

Class Action

On March 11, 2011, The Rosen Law Firm, P.A. filed a class action suit, alleging the Company had violated federal securities laws by misrepresenting the relationship between us and third parties in the Company’s clinical studies of its Onko-Sure® test kits. The Company believes there is no basis to the suit filed by The Rosen Law Firm and it has been fully transparent in its relationship with third parties.

Iroquois Group

As reported in the Company’s Form 8-K dated May 11, 2011, we were in default to each of Iroquois Master Fund Ltd., Cranshire Capital, L.P., Freestone Advantage Partners, L.P., Bristol Investment Fund, Ltd. and Kingsbrook Opportunities Master Fund LP, (collectively, the “2011 Note holders”), the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. As a result of such defaults, our total liabilities (including accrued interest, penalties and default redemption payments) to the 2011 Note holders aggregated $22,301,761. We entered into an exchange agreement on June 29, 2011, with each of the 2011 Note holders (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Note holders.  This transaction was legally consummated and recorded for financial reporting purposes on July 1, 2011. (See Note 14).

Pursuant to the terms of the Exchange Agreement, each 2011 Note holder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement),  to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants”)). Under the Exchange Agreement, each of the 2011 Note holders and their affiliated and related persons and entities also received a mutual full release from the Company.

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Each of the Notes and shares of Preferred Stock are initially convertible into shares of our common stock at a conversion price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes and the shares of Preferred Stock will be lowered to the per share price for the dilutive issuances. The Warrants are initially exercisable for shares of our common stock at an exercise price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.  The Warrants may also be exercised on a “cashless basis.” The conversion prices of the Notes and the shares of Preferred Stock and the exercise price of the Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of a Note and shares of Preferred Stock and the exercisability of a Warrant may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 9.9% (in the case of a Note and the shares of Preferred Stock held by such holder) or 4.9% (in the case of the Warrant held by such holder) of our common stock.

Each of the Notes automatically converts into shares of our common stock in four equal installments commencing August 1, 2011 ($1,237,500 in the aggregate under all the Notes). The automatic conversion price under each of the Notes will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Note Automatic Conversion Price”).  We must make a pre-automatic conversion delivery of shares (the “Note Pre-Automatic Conversion Shares”) to each holder of a Note 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Note Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a Note holder additional shares in excess of the Note Pre-Automatic Conversion Shares delivered to such holder, we will issue such Note holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such Note holder.

Commencing August 1, 2011, 167,525 shares of Preferred Stock automatically converts into shares of our common stock in four equal installments. The automatic conversion price with respect to each such share of Preferred Stock automatically converted will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Preferred Automatic Conversion Price”).  We must make a pre-automatic conversion delivery of shares (the “Preferred Pre-Automatic Conversion Shares”) to each holder of each such shares of Preferred Stock 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Preferred Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a holder of such shares of Preferred Stock additional shares in excess of the Preferred Pre-Automatic Conversion Shares delivered to such holder, we will issue such holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such holder.   (See Note 14).

Following a fairness hearing held on June 30, 2011, in the Supreme Court of the State of New York (the “Court”), the Court entered an order approving (i) the fairness of the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement, (ii) the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement and (iii) the issuance of the Notes, the shares of Preferred Stock and the Warrants pursuant to the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “3(a)(10) Order”).  Based on the terms of the Notes and the Certificate of Designations, the Company delivered 28,829,599 shares of common stock in the aggregate on July 1, 2011 constituting Preferred Pre-Automatic Conversion Shares and Note Pre-Automatic Conversion Shares.

On August 1, 2011, we amended the Notes as follows:

(i)           The term Automatic Conversion Price (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Automatic Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the applicable Installment Date (or, solely with respect to the First Installment Date, the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the period commencing on the Issuance Date and ending on the Trading Day immediately preceding the First Installment Date) (each such period, an “Automatic Conversion Measuring Period”) divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such Automatic Conversion Measuring Period. In the event of a dispute as to the determination of the Automatic Conversion Price, then such dispute shall be resolved pursuant to Section 21.

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(ii)           The term Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Installment Date” means each of the following dates: (i) August 22, 2011 (the “First Installment Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Installment Date (the “Second Installment Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Installment Date (the “Third Installment Date”); and (iv) the Maturity Date.

(iii)           The term Pre-Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Pre-Installment Date” means each of the following dates: (i) the Issuance Date, (ii) August 24, 2011 (the “Second Pre-Installment Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Installment Date (the “Third Pre-Installment Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Installment Date.

The Holder hereby waives the following solely with respect to itself under the Certificate of Designations:

(1)           the Triggering Event (as defined in the Certificate of Designations) that would occur on each Automatic Conversion Date (as defined in the Certificate of Designations) only if: (x) Automatic Conversions (as defined in the Certificate of Designations) actually occur on each date set forth below as if the definition of Automatic Conversion Date read as follows:

“Automatic Conversion Date” means each of the following dates: (i) August 22, 2011 (the “First Automatic Conversion Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Automatic Conversion Date (the “Second Automatic Conversion Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Automatic Conversion Date (the “Third Automatic Conversion Date”); and (iv) November 17, 2011, being the twentieth (20th) Trading Day immediately following the Third Automatic Conversion Date.

and (y) the Automatic Conversion Price (as defined in the Certificate of Designations) for the First Automatic Conversion Date (i.e. August 22, 2011) is treated as if it was equal to the lower of (i) the Conversion Price (as defined in the Certificate of Designations) then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices (as defined in the Certificate of Designations) of the Common Stock during the period commencing on the Trading Day immediately following the Initial Issuance Date (as defined in the Certificate of Designations) and ending on August 19, 2011, divided by (B) three (3) (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period).

(2)           the Triggering Event that would occur on each Pre-Automatic Conversion Date (as defined in the Certificate of Designations) only if Pre-Automatic Conversion Shares (as defined in the Certificate of Designations) are actually delivered to the Holder on each date set forth below as if the definition of Pre-Automatic Conversion Date read as follows:

“Pre-Automatic Conversion Date” means each of the following dates: (i) the Initial Issuance Date, (ii) August 24, 2011 (the “Second Pre-Automatic Conversion Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Automatic Conversion Date (the “Third Pre-Automatic Conversion Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Automatic Conversion Date.

In the ordinary course of business, there are other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

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Indemnities and Guarantees

The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. Pursuant to various Sale and Purchase Agreements, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, the Company has agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the original JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”).  In connection with the closing of the Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”).  On March 17, 2011, JPI conducted an additional closing of the Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, which will be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process (“proposed transaction”).  As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that JPI does not complete a proposed transaction or other event which results in its stock becoming publicly traded on a U.S. equity market on or before September 30, 2011(the “Going Public Deadline”).  The JPI Debentures could then be exchanged for common shares of our Company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price is subject to full ratchet anti-dilution protection.

The Company has applied the disclosure provisions of ASC 460, “Guarantees” in connection with the JPI Debentures agreement. These disclosure provisions expand those required by ASC 440, “Commitments,” and ASC 450, “Contingencies,” by requiring a guarantor to disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. As of June 30, 2011, JPI was unable to complete any proposed transaction.  Under the terms of the JPI Debenture transaction, if JPI does not complete any of the required events by the going public deadline and the Company is required to issue shares of its common stock, pursuant thereto the maximum dollar value of the shares is to be issued is $1,000,000 and accrued interest. If by the Going Public Deadline, the Company is required to fulfill its obligation under the guarantee, the Company would satisfy the guarantee through the issuance of shares of its common stock. Due to the Conversion Price being subject to full ratchet anti-dilution provisions, an estimate of the final liability and number of shares to be issued cannot be made until such event would occur. There are currently no separate agreements that provide recourse for the Company to recover any amounts from JPI or third parties should the Company be required to pay any amounts or otherwise perform under the guarantee and there are no assets held either as collateral or by third parties that, under the guarantee, the Company could liquidate to recover all or a portion of any amounts required to be paid under the guarantee.

If the guarantee were to become a liability, depending upon when it occurs, the issuance of shares at the RPC Conversion Price may cause an adjustment to the notes and warrants issued pursuant to the private financing closed in January 2011.

NOTE 11 — SHARE-BASED COMPENSATION

The Company has six share-based compensation plans under which it may grant common stock or incentive and non-qualified stock options to officers, employees, directors and independent contractors. A detailed description of the Company’s share-based compensation plans and option grants outside the option plans is contained in the notes to the audited December 31, 2010 consolidated financial statements on Form 10-K.

For the six months ended June 30, 2011 and 2010, the Company recorded share-based compensation expense to employees and directors of $30,400 (see Note 12) and $173,758, respectively. Substantially all of such compensation expense is reflected within the selling, general and administrative expenses in the accompanying condensed consolidated statements of operations. Share-based compensation expense recognized in the periods presented is based on awards that have vested or are ultimately expected to vest. Historically, options have vested upon grant, thus it was not necessary for management to estimate forfeitures.

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Summary of Activity

As of June 30, 2011, all outstanding stock options are fully vested.  There were no options granted during the six months ended June 30, 2011.

The following is a status of all stock options outstanding at June 30, 2011 and 2010 and the changes during the six months then ended:

	June 30,
	2011
	Options	Weighted Average Exercise Price
Outstanding and exercisable, beginning of period	7,368,001	$0.75
Granted	-	-
Expired/forfeited	(296,001)	1.00
Exercised	-	-
Outstanding and exercisable, end of period	7,072,000	$0.74

On December 3, 2010, the Company’s shareholders approved the 2010 Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan provides for the grant to employees, including executive officers, of restricted common stock, as well as cash or other share-based awards and other benefits. A maximum of 6,000,000 shares of common stock may be issued and awarded under the 2010 Plan; however, as of January 1 of each year, commencing with the year 2011 and ending with the year 2013, the aggregate number of shares available for granting awards under the 2010 Plan shall automatically increase by a number of shares equal to the lesser of (x) 5% of the total number of shares of the Company’s common then outstanding or (y) 1,000,000.  As of January 1, 2011, the aggregate number of shares available for granting awards under the 2010 Plan was increased by 1 million.  As of June 30, 2011, 1,250,000 shares are available for issuance under the 2010 Plan.

NOTE 12 — STOCKHOLDERS’ EQUITY DEFICIT

Common Stock Issued for Services

On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services, vesting over a period of 24 months.  As of December 31, 2010, 383,333 shares were vested.  During the three months ended March 31, 2011, the remaining 16,667 were vested. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the six months ended June 30, 2011 and 2010, the Company recorded general and administrative expense of $10,167 and $65,643, respectively, related to this agreement.

On February 5, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the year ended December 31, 2010, 470,667 shares were earned with the remaining 9,333 shares earned during the three months ended March 31, 2011.  The Company recorded general and administrative expense of $7,466 and $142,000 during the six months ended June 30, 2011 and 2010, respectively, related to this agreement.

On March 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period.  During the year ended December 31, 2010, 646,000 shares were earned with the remaining 74,000 shares earned during the three months ended March 31, 2011.  The Company recorded general and administrative expense of $47,600 and $170,400 during the six months ended June 30, 2011 and 2010, respectively, related to this agreement.

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On August 1, 2010, the Company entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011.  The Company granted Catawaba 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares and were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the six months ended June 30, 2011, $34,667 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. The Company granted First International 200,000 shares of its common stock in exchange for services. The shares were approved by NYSE Amex on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the six months ended June 30, 2011, $13,000 was amortized and expensed as consulting fees.

On August 1, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 3, 2010.  During the six months ended June 30, 2011, 276,000 shares were earned and valued at $152,667 and recorded to general and administrative expense related to the agreement.

On August 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received on December 9, 2010. During the six months ended June 30, 2011, 402,000 shares were earned and valued at $186,640 and recorded to general and administrative expense related to the agreement.

On September 10, 2009, the Company entered into a consulting agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC (“Cantone Asset”) whereby Cantone Asset provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes (see Note 8).  We agreed to increase the cash fee owed to Cantone Asset by 25% to a total owed of $180,000, and instead of paying the amount owed in cash we agreed to issue them 642,857 shares of the Company’s common stock as full payment of the amount owed, subject to NYSE Amex approval.  NYSE Amex approved the shares on January 3, 2011 and the shares were issued in January 2011.  The expense of $180,000 for the consulting agreement was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.

On January 1, 2011, the Company entered into an agreement for the issuance of 250,000 shares of common stock to Cantone Asset Management pursuant to a consulting agreement for consulting services to be provided from January 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The shares due and vested under this agreement were valued on this date at $37,500.  The Company recorded $18,750 to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On April 27, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to Catawaba pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 321,428 shares earned and vested under this agreement were valued on this date and $48,214 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On May 1, 2011, the Company entered into an agreement for the issuance of 750,000 shares of common stock to First International pursuant to a consulting agreement for consulting services to be provided from May 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 321,428 shares earned and vested under this agreement were valued on this date and $48,214 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

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On May 5, 2011, the Company issued 80,000 shares of its common stock as compensation to its two new board members.  The stock was valued at $30,400 based on the market price of our common stock on the issuance date.

On June 1, 2011, the Company entered into an agreement for the issuance of 800,000 shares of common stock to Garden State pursuant to a consulting agreement for consulting services to be provided from June 1, 2011 through December 31, 2011.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 200,000 shares earned and vested under this agreement were valued on this date and $30,000 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

On June 1, 2011, the Company entered into an amended consulting agreement with JFS Investments for the issuance of 1,800,000 shares of common stock for consulting services to be provided from June 1, 2011 through May 31, 2012.  The issuance of the shares was subject to NYSE Amex approval, and as such approval had not been received, the shares were not issued.  On June 23, 2011, the Company became listed on the OTCQX exchange, and therefore, no longer required NYSE Amex approval.  The 450,000 shares earned and vested under this agreement were valued on this date and $67,500 was recorded to general and administrative expense in the accompanying condensed consolidated statement of operations for the six months ended June 30, 2011.  As the shares have not been issued as of June 30, 2011 due to the unavailability of authorized shares, the value of the earned shares has been recorded to accrued expenses.

Shares Issued in Connection with Conversion of Debt and Legal Settlement

During the six months ended June 30, 2011, note holders of the 2008 Convertible Debt converted $317,500 of principal and $53,555 of accrued interest into 476,692 shares of the Company’s common stock (see Note 8).

During the six months ended June 30, 2011, note holders of the Series 1 Senior Notes converted $2,196,875 of principal and $552,328 of accrued interest into 5,931,529 shares of the Company’s common stock (see Note 8).

During the six months ended June 30, 2011, note holders of the Series 2 Senior Notes converted $2,219,688 of principal, $505,326 of accrued interest, and $97,781 of premiums and legal expenses into 7,852,649 shares of the Company’s common stock (see Note 8).

During the six months ended June 30, 2011, note holders of the 2010 Notes converted an aggregate of $18,015,319 of principal, $1,076,813 of accrued interest, and $126,495 of premiums and legal expenses into 48,558,862 shares of the Company’s common stock (see Note 8).

During the six months ended June 30, 2011, the note holder of the Bridge Loan converted the full amount of $140,360 of principal and $25,474 of accrued interest into 592,261 shares of the Company’s common stock (see Note 8).

During the six months ended June 30, 2011, the note holders of the Promissory notes converted $2,949,950 in principal into 20,500,000 shares of the Company’s common stock.   In addition, as part of the legal settlement with these note holders, the Company issued to 500,000 shares of the Company’s common stock valued at $140,400 (see Note 8).

Warrants

The Company issues warrants pursuant to debt financings, consulting, and service agreements.

A summary of activity with respect to warrants outstanding follows:

	June 30,
	2011
	Warrants	Weighted Average Exercise Price
Outstanding and exercisable, beginning of period	27,138,685	$0.74
Granted	22,192,482	0.73
Expired/forfeited	-	-
Exercised	(18,783,888)	0.01
Outstanding and exercisable, end of period	30,547,279	$0.88

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The following table summarizes information about warrants outstanding at June 30, 2011:

Exercise Price	Number of Warrant Shares (1)	Weighted Average Remaining Contractual Life (Years)
$0.28 - $0.38	4,664,835	3.09
$0.60 - $0.89	22,554,772	4.54
$1.13 - $1.18	289,460	3.86
$1.20 - $1.25	542,181	3.16
$1.33 - $1.39	225,937	3.88
$1.48 - $1.64	781,418	4.09
$2.69	172,357	2.21
$4.74	1,316,319	0.50
	30,547,279

(1)	Includes certain warrants which can be exercised for no consideration under the cashless exercise provisions as defined in the warrant agreements (see Note 8).

On May 27, 2010, the Company granted a four-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.23 per share to be earned over a 2 year period. The warrants were valued using the Black-Scholes option pricing model under expected term of 4 years, volatility of 130.01%, risk free interest rate of 2.18% and a zero dividend rate. As a result of the valuation, the Company recorded $400,000 as prepaid consulting expense.  During the six months ended June 30, 2011, $100,002 was amortized and as of June 30, 2011 the remaining prepaid expense balance was $183,329.

In January 2011, three warrant holders exercised their warrants to purchase 400,000 shares of the Company’s common stock for $112,000.  In relation to the warrant exercise, the Company paid $10,080 in commissions for net proceeds of $101,920.

During the six months ended June 30, 2011, holders of warrants issued in connection with the convertible debt exercised 18,383,888 of warrants using the cashless exercise provision.  The Company issued 24,138,167 shares of its common stock in exchange for the warrants.

In January 2011, as part of the Debt Exchange agreement with the Series 1 and Series 2 Senior Notes (see Note 8), an aggregate of 3,931,200 warrants previously issued to the note holders, the placement agent warrants, and the Bridge Loan warrants were re-priced from the original exercise price ranging from $0.98 to $1.13 to an exercise price of $0.28.  The Company revalued the warrants based on the Black-Scholes option pricing model for the difference in value of the warrants immediately before the modification and the fair value immediately after the modification.  Accordingly, the Company recorded to interest expense an aggregate of $485,246.

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In January 2011, in relation to the January 2011 Notes, an aggregate of 21,933,302 warrants were issued to the note holders and placement agents (see Note 8) with an exercise price ranging from $0.67 to $0.8175.  The warrants were valued using the Binomial Lattice model (see Note 2).

During the six months ended June 30, 2011, principal and interest of the 2008 Convertible Debt was converted to equity (see Note 8).  As a result of the 50% warrant coverage feature of the notes, the Company issued 259,180 warrants with an exercise price of $1.55 per share.

NOTE 13 — SEGMENT REPORTING

The Company has one reportable segment, Corporate, which is comprised of the In-vitro diagnostics business.

The following table presents net revenues by geographic region for the corporate reportable segment for the six months ended June 30, 2011 and 2010:

	2011		2010
	Sales Amount	Percentage	Sales Amount	Percentage
Net revenues made in the U.S.	$49,476	31.8%	$28,997	35.2%

Net revenues made outside of the U.S.	$105,895	68.2%	$53,397	64.8%

	$155,371	100.0%	$82,394	100.0%

NOTE 14 — SUBSEQUENT EVENTS

January 2011 Notes exchange into July 2011 Notes and Preferred Stock

We entered into an exchange agreement on June 29, 2011, with an effective date of July 1, 2011, with each of the January 2011 Note holders (the “Exchange Agreement”) in order to settle our obligations of January 2011 Notes (see Note 8).  Pursuant to the terms of the Exchange Agreement, each January 2011 Note holder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “July 2011 Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement), to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants”)). Under the Exchange Agreement, each of the January 2011 Note holders and their affiliated and related persons and entities also received a mutual full release from the Company.

Each of the July 2011 Notes and shares of Preferred Stock are initially convertible into shares of our common stock at a ceiling conversion price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the July 2011 Notes and the shares of Preferred Stock will be lowered to the per share price for the dilutive issuances. The Warrants are initially exercisable for shares of our common stock at an exercise price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.  The conversion prices of the July 2011 Notes and the shares of Preferred Stock and the exercise price of the Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of a July 2011 Note and shares of Preferred Stock and the exercisability of the Warrant may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 9.9% (in the case of a July 2011 Note and the shares of Preferred Stock held by such holder) or 4.9% (in the case of the Warrant held by such holder) of our common stock.

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Each of the July 2011 Notes automatically converts into shares of our common stock in four equal installments commencing August 1, 2011 ($1,237,500 in the aggregate under all the Notes). The automatic conversion price under each of the Notes will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “July 2011 Note Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “July 2011 Note Pre-Automatic Conversion Shares”) to each holder of a Note 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of July 2011 Note Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a July 2011 Note holder additional shares in excess of the July 2011 Note Pre-Automatic Conversion Shares delivered to such holder, we will issue such July 2011 Note holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such July 2011 Note holder.

Commencing August 1, 2011, 167,525 shares of Preferred Stock automatically convert into shares of our common stock in four equal installments.   The automatic conversion price with respect to each such share of Preferred Stock automatically converted will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Preferred Automatic Conversion Price”). We must make a pre-automatic conversion delivery of shares (the “Preferred Pre-Automatic Conversion Shares”) to each holder of each such shares of Preferred Stock 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Preferred Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a holder of such shares of Preferred Stock additional shares in excess of the Preferred Pre-Automatic Conversion Shares delivered to such holder, we will issue such holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such holder.

Under the Exchange Agreement, we are also obligated to (i) file an amended preliminary proxy statement with the SEC by July 5, 2011, to seek shareholder approval of an increased amount of authorized shares to 750,000,000 shares of common stock, (ii) fix a date for the shareholders meeting no later than 20 days after receipt of final SEC comments relating to such proxy statement and (iii) obtain shareholder approval for the above proposal by no later than August 31, 2011. If we fail to comply with any of the foregoing, it will constitute an event of default under the July 2011 Notes and a triggering event with respect to the Preferred Stock.  The proxy was duly filed and the date of the shareholders meeting has been set for August 19, 2011.

If an event of default occurs under the July 2011 Notes or the terms of the Certificate of Designation, we must redeem in cash any July 2011 Notes and shares of Preferred Stock submitted to us for redemption at 125% of the greater of (i) the amount submitted for redemption unconverted principal amount and (ii) the greatest equity value of the shares of common stock underlying the July 2011 Note or shares of Preferred Stock submitted for redemption from the date immediately preceding the default until the date so submitted for redemption.

The July 2011 Notes contain embedded conversion feature that will be recorded as derivative liability in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the July 2011 Notes. The fair value on the grant date of the embedded conversion feature amounts to $4,410,891, as computed using the Binomial Lattice option pricing model.

The Company has determined that the Preferred Stock should be recorded as a liability in the amount of its stated value of $6,701,000.  The Preferred Stock also contains an embedded conversion feature that should be recorded as a derivative liability.  The fair value on the grant date of the embedded conversion feature amounts to $5,971,188, as computed using the Binomial Lattice option pricing model.

The Warrants will be recorded as derivative liabilities due to the down-round protection of the exercise price. The fair value of the Warrants on the grant date amounts to $13,225,536, as computed using the Binomial Lattice option pricing model.  As a result, the Company will record a debt discount of $11,651,000, representing the value of the embedded conversion feature inherent in the July 2011 Notes and Preferred Stock, as limited to the face amount of these instruments. The debt discount will be amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method.

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The Exchange transaction will be accounted for as an extinguishment of debt and the Company will record a loss on extinguishment of $1,305,854.

The net effect of this transaction on our balance sheet is shown in the following pro-forma balance sheet as if the transaction occurred as of June 30, 2011:

				June 30,
	June 30,	Proforma		2011
	2011	adjustment		(Proforma)
ASSETS
Current assets	$1,930,096	$-		$1,930,096

Other assets	92,059	-		92,059

Total assets	$2,022,155	$-		$2,022,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$893,751	$-		$893,751
Accrued interest expense	570,067	-		570,067
Derivative liabilities	6,074,985	21,357,615	(1)	27,432,600
Convertible debt, net of discount of $4,950,000	30,834,879	(22,301,761	)(1)	8,533,118
Series A Convertible Preferred Stock, 670,100 shares issued, at fair value of $6,701,000, net of unamortised debt discount
of $6,701,000	-	-		-
Total current liabilities	38,373,682	(944,146)		37,429,536

Stockholders’ equity:
Preferred stock	-	-		-
Common stock	147,954	-		147,954
Additional paid-in capital	143,015,159	2,250,000	(1)	145,265,159
Accumulated deficit	(179,514,640)	(1,305,854	)(1)	(180,820,494)
Total stockholders’ equity	(36,351,527)	944,146		(35,407,381)

Total liabilities and stockholders’ equity	$2,022,155	$-		$2,022,155

(1)  Adjustment to record the July 1, 2011 exchange agreement as if it was consummated on June 30, 2011.  The entry reclassifies the derivative liabilities with the extinguished convertible notes to additional paid-in capital, records the extinguished convertible notes, records the face amount of the new convertible notes and preferred stock, net of fair value of the derivative liabilities for the embedded conversion features of the new instruments and the fair value of the detachable warrants, and results in an extinguishment loss of approximately $1,305,000.

On July 1, 2011, in accordance with the terms of the July 2011 Notes and Preferred Stock, the Company issued 28,829,599 shares of common stock in aggregate  constituting  the first July 2011 Notes Pre-Installment and Pre-Automatic conversion of Preferred Stock related to 2011 Exchange transaction.

On August 1, 2011, the first automatic conversions required under the terms of the July 2011 Notes and Preferred Stock were due.  To comply with the first automatic conversions, the Company was required to issue approximately 53.8 million shares of its common stock in aggregate. The Company did not have sufficient authorized and unissued shares of common stock to complete the automatic conversions and the Company obtained an extension of the first installment date from the July 2011 Note holders and Preferred Stock shareholders.  Accordingly, the Company amended the terms of the July 2011 Notes and Preferred Stock as follows:

•
Modified the Automatic Conversion Price (as defined in the July 2011 Notes and Preferred Stock) to be determined with respect to the First Installment Date by redefining the Automatic Conversion Measuring Period to start on the issuance date of the July 2011 Notes and Preferred Stock and ending on the trading day immediately preceding the First Installment Date.

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•
Specified the Installment Dates for the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: August 22, 2011(First Installment), September 22, 2011 (Second Installment), October 20, 2011(Third Installment), and November 17, 2011(Maturity Date).

•
Specified the Pre-Installment dates related to the automatic conversions required under the terms of the July 2011 Notes and Preferred Stock as: the Issuance Date, August 24, 2011, September 22, 2011, and October 20, 2011.

•	Waived any Triggering Events that would occur on the original Automatic and Pre-Automatic Conversion Dates as defined in the Preferred Stock Certificate of Designation.

Additionally, in accordance with the August 1, 2011 Amendment, the Company shall issue an aggregate of 17,000,000 additional shares of common stock to the July 2011 Note-holders and Preferred Shareholders representing additional pre-installment and pre-automatic conversion shares on the date of the Amendment.  On August 2, 2011, the Company issued the 17,000,000 shares of common stock related to the Amendment of 2011 Exchange Notes.

Other transactions

On July 18, 2011, note holders of the 2010 Notes converted $400,000 of principal into 4,139,073 shares of the Company’s common stock.

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Item 2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

This report contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We are under no obligation to update any of the forward-looking statements after the filing of this Quarterly Report to conform such statements to actual results or to changes in our expectations.

The following discussion of our financial condition and results of operations should be read in conjunction with our condensed consolidated financial statements and the related notes and other financial information appearing elsewhere in this Quarterly Report. Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited condensed consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2010, previously filed with the U.S. Securities and Exchange Commission (SEC).

Overview

The Company

We are a vertically integrated pharmaceutical company, reporting as one segment, with the following distinct business divisions or units:

•	Manufacturer and Distributor of Onko-Sure® a Proprietary In-Vitro Diagnostic (“IVD”) Cancer Test;

•	A Cancer Therapeutics Technology.

Our Revised Strategic Focus

We refocused our business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including our Onko-Sure®, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test. During the second half of fiscal year 2009, we repositioned various business assets that we believe will enable us to monetize the value of such assets either through new partnerships, separate potential IPO’s, or possible sales. These special assets include: (i) our 97.4% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (“JPI”); and (ii) our 100% ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”).

On September 25, 2009, we changed our name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” We believe Radient Pharmaceuticals as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

We are now primarily engaged in the research, development, manufacturing, sale and marketing of our Onko-Sure® a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam, and other markets throughout the world.

We manufacture and distribute our proprietary Onko-Sure® cancer test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are a United States Food and Drug Administration (“USFDA”), Good Manufacturing Practices (“GMP”) approved manufacturing facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

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For the six months ended June 30, 2011 and 2010, the Company generated $155,371 and $82,394 respectively, in the sales of the Company’s Onko-Sure® IVD cancer diagnostic test kits, which is an increase of approximately 88% in sales.  Of the current year amount, $24,750 represents the recognition of deferred revenues.  We believe, subject to receipt of adequate financing, revenues from Onko-Sure® will significantly increase in 2011 due to the creation of additional distribution agreements which are anticipated to move the IVD cancer diagnostic test kit in markets throughout the world.  In addition to increasing our distribution network, we are also negotiating partnership agreements with laboratories certified under the Clinical Laboratory Improvement Act (“CLIA”) which will purchase Onko-Sure® test kit for in-house use.  However, the success of our distribution strategy for these products in 2011 is dependent upon a number of factors. Accordingly, we may not be able to implement our distribution strategy at the rate we anticipate, which will have a material adverse effect on anticipated 2011 revenues.

In connection with the deconsolidation of JPI, effective September 29, 2009, we reclassified JPI as a business investment, rather than as a condensed consolidated operating subsidiary.  As of December 31, 2010, we have fully impaired our investment in JPI.

ONKO-SURE® AND IN-VITRO CANCER DIAGNOSTICS

Onko-Sure® Test Kit

On July 8, 2009, we changed the brand name of our in-vitro diagnostic cancer test from DR-70 to the more consumer friendly, trademarked brand name “Onko-Sure®,” which we believe communicates it as a high quality, innovative consumer cancer test. We are also installed a new tag line — “The Power of Knowing” — which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission.

Our Onko-Sure® product is manufactured at our Tustin, California based facility and is sold to third party distributors, who then sell directly to CLIA certified reference laboratories in the United States (“US”) as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international markets.

Our Onko-Sure® in- vitro diagnostic test enables physicians and their patients to effectively monitor and/or detect solid tumor cancers by measuring the accumulation of specific breakdown products in the blood called Fibrin and Fibrinogen Degradation Products (FDP).  Onko-Sure® is a simple, non-invasive blood test used for the detection and/or monitoring of 19 different types of cancer including: lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, and pancreatic. Onko-Sure® can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide.  Because the Onko-Sure® test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the Onko-Sure® test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure® test kit is helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and confirm the type and kind of cancer involved.

Onko-Sure® is sold as a blood test for cancer in Europe (CE Mark certified), India, Taiwan, Korea, Vietnam, and in Chile (research use); approved in the U.S. for the monitoring of colorectal cancer (“CRC”); approved in Canada (by Health Canada) for lung cancer detection and lung cancer treatment monitoring; and in many key markets, has the potential to be used as a general cancer screening test.   We are involved with research conducted with CLIA Laboratories to expand on the Clinical utility of Onko-Sure®.

As of June 30, 2011, we are in the process of introducing and the distribution of Onko-Sure® into the veterinary marketplace.

In-Vitro Cancer Research and Development

During the six months ended June 30, 2011, we incurred expenses of $139,063 in research and development related to the Onko-Sure®, as compared to $294,815 for the same period in 2010. These expenditures were incurred as part of our efforts to improve the existing Onko-Sure® and develop the next generation Onko-Sure®.

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We expect expenditures for research and development to grow during 2011 due to additional staff and consultants needed to support research to continually improve our Onko-Sure® test kit as well research potential veterinary use of the test.  In addition, we will continue to research the validity of our next generation version our current Onko-Sure® test kit.  We anticipate additional costs will be incurred to fund research to expand on the clinical utility of Onko-Sure® and development costs associated with entry into new markets.

Cancer Therapeutics

In 2001, we acquired the CIT technology, which forms the basis for a proprietary cancer vaccine. Our CIT technology is a U.S. patented technology (patent issued May 25, 2004). The Cancer Therapeutics division is engaged in commercializing the CIT technology. To date, we have not generated any revenues and incurred minimal expenses, mostly related to patent protection, for this technology.  As of December 31, 2010, we fully impaired the value of our intangible asset related to this technology.

In December 2010, we formed NuVax Therapeutics, Inc. with Javia’s CEO Dr. Umesh Bhatia by creating a platform to expand the planned collaboration to include significantly expanded clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies. All rights to our CIT technology will be transferred to NuVax, currently our 100% wholly-owned subsidiary.  All further development and commercialization of CIT and other to-be licensed novel cancer fighting technologies will be made at NuVax.

In March 2011, NuVax signed an exclusive license agreement with the University of Florida Research Foundation, Inc. (“UFRF”), for the development and marketing of a cancer therapeutic product developed by the UFRF.   In July 2011, the UFRF terminated the agreement due to lack of funding.

As of August 12, 2011, we have not generated any revenues and incurred minimal expenses for NuVax.  Until we can complete funding for NuVax, we will continue to have minimal activity in NuVax.

Critical Accounting Policies

Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these condensed consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions and the differences could be material.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our condensed consolidated financial statements:

Inventories. Major components of inventories are raw materials, packaging materials, direct labor and production overhead.
Inventories are valued at the lower of cost or net realizable value. Cost is determined on an average cost basis which approximates actual cost on a first-in, first-out basis and includes raw materials, labor and manufacturing overhead. At each balance sheet date, we evaluate our ending inventories for excess quantities and obsolescence. We consider historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Sales Allowances. A portion of our business is to sell products to distributors who resell the products to end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. We recognize the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of our products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.

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Allowance for Doubtful Accounts.  We evaluate the collectability of accounts receivable based on a combination of factors.  In cases where we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, we will record an allowance against amounts due, and thereby reduce the net recognized receivable to the amount we reasonably believes will be collected.  For all other customers, we records allowances for doubtful accounts based primarily on the length of time the receivables are past due based on the terms of the originating transaction, the current business environment, and its historical experience.  Uncollectible accounts are charged against the allowance for doubtful accounts when all cost effective commercial means of collection have been exhausted.

Impairment of Long-Lived Assets. We evaluate the carrying value of our long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. We use our best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. We consider the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	our ability to obtain patents, including continuation patents, on technology; and

•	significant negative industry or economic trends, including legal factors.

If we determine that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, our management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, we measure the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.  Based on our analysis, we determined the long-lived assets were fully impaired and recorded an impairment charge for the remaining carrying value of our CIT intangible asset and investment in JPI as of December 31, 2010. There were no further impairments as of June 30, 2011.  There can be no assurance, however, that market conditions will not change or demand for our products will continue or allow us to realize the value of our technologies and prevent future long-lived asset impairment.

Revenue Recognition. Revenues from the sales of the Company`s products are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

We have entered into several distribution agreements for various geographic locations with third parties. Under the terms of some of the agreements, we sell products to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide us quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by us. Until the price is fixed and determinable, we defer the recognition of revenues under these arrangements.

Deferred Taxes. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our condensed consolidated operating results and cash flows from operating activities.

Litigation. We account for litigation losses in accordance with accounting principles generally accepted in the United States, (“GAAP”), loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than when the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we often are initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our condensed consolidated results of operations and cash flows from operating activities.

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Stock-Based Compensation Expense. All issuances of our common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the measurement date.

We account for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with GAAP. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

We account for equity awards issued to employees following GAAP which requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize the portion expected to vest as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Beneficial Conversion Feature.  In certain instances, we enter into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, we account for the value of the BCF as a debt discount, which is then amortized to expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments. We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value.  We have issued convertible debt with warrants and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. We compute the fair value of these derivative liabilities on the grant date, triggering dates and period end dates using the Binomial Lattice option pricing model. Due to the reset provisions within the embedded conversion feature and a reset provision associated with the exercise price of the warrants, we have determined that the Binomial Lattice Model was most appropriate for valuing these instruments.

Accounting for Debt Modifications and Extinguishments.  If a debt modification is deemed to have been accomplished with debt instruments that are substantially different, the modification is accounted for as a debt extinguishment in accordance with FASB ASC 470-50, whereby the new debt instrument is initially recorded at fair value, and that amount is used to determine the debt extinguishment gain or loss to be recognized and the effective rate of the new instrument.  If the present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument, the modification is deemed to have been accomplished with debt instruments that are substantially different. If it is determined that the present values of the original and new debt instruments are not substantially different, then a new effective interest rate is determined based on the carrying amount of the original debt instrument and the revised cash flows.

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Results of Operations for the Six Months Ended June 30, 2011 Compared to Six Months Ended June 30, 2010

	Six Months Ended June 30,		Difference
	2011	2010	$	%
Net revenues	$155,371	$82,394	$72,977	88.57%
Cost of sales	29,153	30,113	(960)	-3.19%
Gross profit	126,218	52,281	73,937	141.42%

Operatingexpenses:
Research and development	139,063	294,815	(155,752)	-52.83%
Selling, general and administrative	3,806,203	4,124,160	(317,957)	-7.71%
	3,945,266	4,418,975	(473,709)	-10.72%
Loss from operations	(3,819,048)	(4,366,694)	547,646	-12.54%
Other income (expense):
Interest expense	(41,724,704)	(22,101,929)	(19,622,775)	88.78%
Other expense, net	(319)	(1,877)	1,558	-83.00%
Change in fair value of derivative liabilities	19,832,731	2,758,589	17,074,142	*
Impairment on investment in JPI	-	(2,761,993)	2,761,993	100.00%
Legal settlement	(10,987,055)	-	(10,987,055)	100.00%
Loss on extinguishment of debt	(4,665,839)	-	(4,665,839)	100.00%
Total other expense, net	(37,545,186)	(22,107,210)	(15,437,976)	69.83%
Loss from operations before provision for income taxes	(41,364,234)	(26,473,904)	(14,890,330)	56.25%
Provision for income taxes	-	-	-
Net loss	$(41,364,234)	$(26,473,904)	$(14,890,330)	56.25%

* Percentage difference is over 100%

Net Revenues

Net revenues for the six months ended June 30, 2011 was $155,371 compared to $82,394 for the same period in 2010. This is an increase of 89% and is due to increased sales activity and orders for the Onko-Sure® test kits and the recognition of $24,750 in deferred revenues.  Revenues were earned from the sale of Onko-Sure ® test kits. We increased efforts to develop our distribution networks. With USFDA clearance of our Onko-Sure ® product for clinical use, our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions, and due to our overall commercialization efforts, we expect that sales will continue to increase in 2011.

We presently have distribution agreements in place for Onko-Sure® test kits in the U.S., Canada, Puerto Rico, India, Greece, Turkey, Israel, Vietnam, Australia, New Zealand, the United Kingdom, European Union, the Middle East, Russia, Hong Kong, Lao, Cambodia, Taiwan, and for South Korea.  We also have a research use only distribution agreement in China.
In our effort to make progress in the marketing and distributing our Onko-Sure ® test kit in the India market in April 2010 we executed a distribution agreement with Jaiva Guar Diagno (“JaivaGD”). Due to the inability of JaivaGD to obtain adequate financing, obtain governmental as well as private support for the launch of Onko-Sure ® in India, JaivaGD substantially reduced their purchase forecast for FY 2011. At this time, JaivaGD is unable to forecast the timing or the number, if any, of Onko-Sure ® test kits that will eventually be purchased for the India market.  As of August 12, 2011, we have not received an order from India.

Our expectations concerning future sales represent forward-looking statements that are subject to certain risks and uncertainties which could result in sales below those achieved in previous periods. Sales of Onko-Sure® test kits in 2011 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance of our products.

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We have a limited supply of one of the key components of the Onko-Sure® test kit. The anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 21,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. Although we are investigating or outsourcing of this component so that we are in a position to have an unlimited supply of Onko-Sure® in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed.

Gross Profit

Gross profit increased approximately 141% to $126,218 for the six months ended June 30, 2011 from $52,281 for the six months ended June 30, 2010 due to increase in net revenues, improvement of manufacturing process and management of raw materials.

The major components of cost of sales include raw materials, wages and salary and production overhead.  Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance.

Research and Development

All research and development costs are comprised of expanding our research and development of the Onko-Sure® test kit.  During the six months ended June 30, 2011, we incurred $139,063 on research and development expenses related to the Onko-Sure® test kit, compared to $294,815 for the same period in 2010.  This is a decrease of approximately 53%.

We expect research and development expenditures to increase during 2011 due to:

•	Additional staff and consultants needed to support a sales growth expected as a result of marketing activities;

•	Additional costs involved with consultants and the research conducted with CLIA Laboratories to expand on the clinical utility of Onko-Sure®;

•	Costs necessary to conduct additional clinical studies;

•	The introduction and distribution of Onko-Sure® into the veterinary marketplace; and

•	Additional collaboration costs to cover validation of this product for other types of cancers worldwide.

Selling, General and Administrative

Selling, general and administrative expenses were $3,806,203 for the six months ended June 30, 2011 as compared to $4,124,160 in 2010.

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director fees, regulatory compliance, professional fees related to patent protection, payroll, payroll taxes, investor and public relations, professional fees, and stock exchange and shareholder services expenses.  Included in selling, general and administrative expenses were non-cash expenses incurred during the six months ended June 30, 2011 and 2010, respectively, of $673,540 and $1,620,789 for common stock, options and warrants issued to consultants for services and $30,400 and $173,758 for options and common stock issued to employees and directors. The decrease in selling, general and administrative expenses is primarily due to (i) decrease in cash and non-cash expenses of investor relations of approximately $953,000, (ii) increase in accounting, legal, and other professional fees of approximately $662,000, (iii) increase in travel and entertainment of approximately $92,000, and (iv) decrease in stock exchange fees of approximately $60,000.  The decrease in the remaining categories of the selling, general and administrative expenses is due to management’s continued efforts to manage selling, general and administrative expenses.

The table below details the major components of selling, general and administrative expenses incurred:

	For the six months ended
	June 30,
	2011	2010	Change	% Change

Investor relations (including value of warrants/common stock shares)	$887,543	$1,840,701	$(953,158)	-51.78%
Salary and wages (including value of options)	815,544	882,270	(66,726)	-7.56%
Accounting, legal, and other professional fees	1,443,144	781,214	661,930	84.73%
Stock Exchange Fees	82,500	142,500	(60,000)	-42.11%
Directors fees (including value of options)	110,900	86,694	24,206	27.92%
Rent and office expenses	97,381	76,907	20,474	26.62%
Employee benefits	68,472	66,218	2,254	3.40%
Travel and entertainment	161,882	70,133	91,749	130.82%
Insurance	40,751	40,889	(138)	-0.34%
Taxes and licenses	26,696	33,057	(6,361)	-19.24%
Other	71,390	103,577	(32,187)	-31.08%
Total	$3,806,203	$4,124,160	$(317,957)	-7.71%

Other Income (Expense)

The increase of $15,437,976 in total other expenses, net is primarily due to increase in interest expense of $19,622,775, the $4,665,839 loss on extinguishment of debt, the $10,987,055 in legal settlement expense, mitigated by an increase in a gain in fair value of derivative liabilities of $17,074,142 and the decrease in the non-recurring impairment on investment in JPI of $2,761,993 from the prior year for the six months ended June 30, 2011.

Interest Expense

Interest expense for the six months ended June 30, 2011 and 2010 was $41,724,704 and $22,101,929, respectively.

Interest expense increased due to the issuance of convertible debt instruments with warrants treated as derivative liabilities, penalties related to trigger events and defaults on convertible debt, and the amortization of the related debt discounts and debt issuance costs during the six months ended June 30, 2011.

Interest expense is primarily comprised of (i) $8,179,688 in excess fair value of the debt discount, recorded at origination, for the January 2011 Financing for the derivatives associated with the conversion feature and warrants, (ii) $4,622,112 in accrued interest and penalties added to derivatives, (iii) $12,090,168 of amortization of debt discounts and debt issuance costs on convertible debt balances,  (iv) $485,246 in incremental costs of re-pricing warrants in connection with the exchange of the Senior Notes into convertible debt, and (v) $15,678,324 in registration and default penalties and late fees paid for the January 2011 Financing.

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The following table describes the components of our interest expense by our debt issuances for the six months ended June 30, 2011.

		Fair Value of Derivatives in Excess of Debt Discounts	Penalties Added To Principal	Interest and Penalties Added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Total
		[1], [6]	[5]	[6]	[7]	[7]
Convertible Debt:
1st Closing		$-	$-	$1,090	$-	$-	$1,090
2nd Closing			32,934	45,693	112,613	1,466,391	1,657,631
3rd Closing		-	61,363	53,782	42,006	749,429	906,580
4th Closing		-	-	4,214	16,207	199,830	220,251
Jan 2011 Notes		8,179,688	-	1,820,700	1,066,195	8,437,500	19,504,083
Promissory Notes		-	-	2,696,633	-	-	2,696,633

Incremental cost of re-pricing of warrants	[2]	-	-	-	-	-	485,246
Registration, default, and late payment penalties	[3]	-	15,551,761	-	-	-	15,551,761
Registration penalties paid in cash	[3]	-	-	-	-	-	126,563
Interest on debt	[4]	-	-	-	-	-	574,867
Total Interest expense		$8,179,688	$15,646,058	$4,622,112	$1,237,021	$10,853,150	$41,724,704

[1]  This amount represents the excess fair value of the derivative liability associated with the embedded conversion feature and warrants beyond the full debt discount taken (see Note 8 of the accompanying condensed consolidated financial statements).

[2]  This amount represents the incremental costs associated with the re-pricing of warrants issued in connection with the Senior Notes exchanged for convertible debt in January 2011.

[3]  This amount represents registration penalties of $253,125 due to the registration of the shares underlying the January 2011 Notes not being declared effective as of March 31, 2011, late payment penalties of $326,425, and default penalties of $15,098,774 for the January 2011 Financing (see Note 8 of the accompanying condensed consolidated financial statements).

[4]  This amount represents the interest portion of the debt based on the respective interest rates as noted, during the six months ended June 30, 2011 (see Note 8 of the accompanying condensed consolidated financial statements).

[5]  This represents penalties added to certain 2010 note holders in regards to their forbearance agreement (see Note 8 of the accompanying condensed consolidated financial statements).

[6]  This represents the fair value of the derivative liability associated with the interest and penalties added to the notes (see Note 8 of the accompanying condensed consolidated financial statements).  Total interest recorded as a result of derivative liabilities for the six months ended June 30, 2011 was $12,801,800.

[7]  Total amortization of debt discount and debt issuance costs for the six months ended June 30, 2011 was $12,090,171.

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Results of Operations for the Three Months Ended June 30, 2011 Compared to Three Months Ended June 30, 2010

	Three Months Ended June 30,		Difference
	2011	2010	$	%
Net revenues	$124,716	$45,552	$79,164	173.79%
Cost of sales	19,578	8,178	11,400	139.40%
Gross profit	105,138	37,374	67,764	181.31%

Operatingexpenses:
Research and development	92,289	243,779	(151,490)	-62.14%
Selling, general and administrative	1,943,391	2,768,978	(825,587)	-29.82%
	2,035,680	3,012,757	(977,077)	-32.43%
Loss from operations	(1,930,542)	(2,975,383)	1,044,841	-35.12%
Other income (expense):
Interest expense	(27,323,247)	(20,939,255)	(6,383,992)	30.49%
Other expense, net	(133)	(1,614)	1,481	-91.76%
Change in fair value of derivative liabilities	10,528,574	2,801,583	7,726,991	*
Impairment on investment in JPI	-	(2,761,993)	2,761,993	100.00%
Legal settlement	(10,987,055)	-	(10,987,055)	100.00%
Loss on extinguishment of debt	(224,276)	-	(224,276)	100.00%
Total other expense, net	(28,006,137)	(20,901,279)	(7,104,858)	33.99%
Loss from operations before provision for income taxes	(29,936,679)	(23,876,662)	(6,060,017)	25.38%
Provision for income taxes	-	-	-
Net loss	$(29,936,679)	$(23,876,662)	$(6,060,017)	25.38%

* Percentage difference is over 100%

Net Revenues

Net revenues for the three months ended June 30, 2011 was $124,716 compared to $45,552 for the same period in 2010. This increase of 174% is due to increased sales activity and orders for the Onko-Sure® test kits and the recognition of $24,750 in deferred revenues.  We have increased efforts to develop our distribution networks. With USFDA clearance of our Onko-Sure ® product for clinical use, our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions, and due to our overall commercialization efforts, we expect that sales will continue to increase in 2011.

We presently have distribution agreements in place for Onko-Sure® test kits in the U.S., Canada, Puerto Rico, India, Greece, Turkey, Israel, Vietnam, Australia, New Zealand, the United Kingdom, European Union, the Middle East, Russia, Hong Kong, Lao, Cambodia, Taiwan, and South Korea.  We also have a research use only distribution agreementin China.
In our effort to make progress in the marketing and distributing our Onko-Sure ® test kit in the India market in April 2010 we executed a distribution agreement with Jaiva Guar Diagno (“JaivaGD”). Due to the inability of JaivaGD to obtain adequate financing, obtain governmental as well as private support for the launch of Onko-Sure ® in India, JaivaGD substantially reduced their purchase forecast for FY 2011. At this time, JaivaGD is unable to forecast the timing or the number, if any, of Onko-Sure ® test kits that will eventually be purchased for the India market.  As of August 12, 2011, we have not received an order from India.

Our expectations concerning future sales represent forward-looking statements that are subject to certain risks and uncertainties which could result in sales below those achieved in previous periods. Sales of Onko-Sure® test kits in 2011 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance of our products.

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We have a limited supply of one of the key components of the Onko-Sure® test kit. The anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 21,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. Although we are investigating or outsourcing of this component so that we are in a position to have an unlimited supply of Onko-Sure® in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed.

Gross Profit

Gross profit increased approximately 181% to $105,138 for the three months ended June 30, 2011 from $37,374 for the three months ended June 30, 2010 due to increased net revenues, improvement of manufacturing process and management of raw materials.

The major components of cost of sales include raw materials, wages and salary and production overhead.  Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance.

Research and Development

All research and development costs are comprised of expanding our research and development of the Onko-Sure® test kit.  During the three months ended June 30, 2011, we incurred $92,289 on research and development expenses related to the Onko-Sure® test kit, compared to $243,779 for the same period in 2010.  This is a decrease of approximately 62%.

We expect research and development expenditures to increase during 2011 due to:

•	Additional staff and consultants needed to support a sales growth expected as a result of marketing activities;

•	Additional costs involved with consultants and the research conducted with CLIA Laboratories to expand on the clinical utility of Onko-Sure®;

•	Costs necessary to conduct additional clinical studies;

•	The introduction and distribution of Onko-Sure® into the veterinary marketplace; and

•	Additional collaboration costs to cover validation of this product for other types of cancers worldwide.

Selling, General and Administrative

Selling, general and administrative expenses were $1,943,391 for the three months ended June 30, 2011 as compared to $2,768,978 in 2010.

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director fees, regulatory compliance, professional fees related to patent protection, payroll, payroll taxes, investor and public relations, professional fees, and stock exchange and shareholder services expenses.  Included in selling, general and administrative expenses were non-cash expenses incurred during the three months ended June 30, 2011 and 2010, respectively, of $82,588 and $1,278,478 for common stock, options and warrants issued to consultants for services and approximately $30,400 and $0 for options and common stock issued to employees and directors. The decrease in selling, general and administrative expenses is primarily due to (i) decrease in cash and non-cash expenses of investor relations of approximately $935,000, (ii) increase in accounting, legal, and other professional fees of approximately $58,000, (iii) increase in directors fees of approximately $90,000, (iv) increase in travel and entertainment of approximately $34,000, and (v) decrease in stock exchange fees of approximately $45,000.The decrease in the remaining categories of the selling, general and administrative expenses is due to management’s continued efforts to manage selling, general and administrative expenses.

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The table below details the major components of selling, general and administrative expenses incurred:

	For the three months ended
	June 30,
	2011	2010	Change	% Change

Investor relations (including value of warrants/common stock shares)	$444,243	$1,379,364	$(935,121)	-67.79%
Salary and wages (including value of options)	400,678	474,784	(74,106)	-15.61%
Accounting and other professional fees	751,613	693,674	57,939	8.35%
Stock Exchange Fees	12,500	57,107	(44,607)	-78.11%
Directors fees (including value of options)	104,150	14,194	89,956	633.76%
Rent and office expenses	46,751	45,445	1,306	2.87%
Employee benefits	35,206	34,906	300	0.86%
Travel and entertainment	73,535	40,041	33,494	83.65%
Insurance	20,363	15,483	4,880	31.52%
Taxes and licenses	15,012	10,481	4,531	43.23%
Other	39,340	3,499	35,841	1024.32%
Total	$1,943,391	$2,768,978	$(825,587)	-29.82%

Other Income (Expense)

The increase of $7,104,854 in total other expenses, net is primarily due to increase in interest expense of $6,383,992, $224,276 loss on extinguishment of debt, the $10,987,055  legal settlement expense, mitigated by an increase in a gain in fair value of derivative liabilities of $7,726,995 and the decrease in the non-recurring impairment on investment in JPI of $2,761,993 from the prior year for the three months ended June 30, 2011.

Interest Expense

Interest expense for the three months ended June 30, 2011 was $27,323,247 as compared to $20,939,255, in 2010.

Interest expense increased due to the issuance of convertible debt instruments with warrants treated as derivative liabilities, penalties related to trigger events and defaults on convertible debt, and the amortization of the related debt discounts and debt issuance costs during the three months ended June 30, 2011.

Interest expense is comprised of (i) $15,551,761 in registration and default penalties and late fees paid for the January 2011 Financing, (ii) $4,549,547 in accrued interest and penalties added to derivatives, (iii) $6,855,146 of amortization of debt discounts and debt issuance costs on convertible debt balances, and (iv) $94,297 in penalties added to the 2010 Notes in relation to the forbearance agreement.

The following table describes the components of our interest expense by our debt issuances for the three months ended June 30, 2011.

		Fair Value of Derivatives in Excess of Debt Discounts	Penalties Added To Principal	Interest and Penalties Added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Total
		[1]	[4]	[5]	[6]	[6]
Convertible Debt:
2nd Closing		$-	$32,934	$4,819	$17,166	$31,933	$86,852
3rd Closing		-	61,363	27,395	16,684	42,522	147,964
Jan 2011 Notes		-	-	1,820,700	840,591	5,906,250	8,567,541
Promissory Notes		-	-	2,696,633	-	-	2,696,633

Registration, default, and late payment penalties	[2]	-	15,551,761	-	-	-	15,551,761

Interest on debt	[3]	-	-	-	-	-	272,496
Total Interest expense		$-	$15,646,058	$4,549,547	$874,441	$5,980,705	$27,323,247

[1]  This amount represents the excess fair value of the derivative liability associated with the embedded conversion feature beyond the full debt discount taken (see Note 8 of the accompanying condensed consolidated financial statements).

[2]  This amount represents registration penalties of $126,562 due to the registration of the shares underlying the January 2011 Notes not being declared effective as of March 31, 2011, late payment penalties of $326,425, and default penalties of $15,098,774 for the January 2011 Financing (see Note 8 of the accompanying condensed consolidated financial statements).

[3]  This amount represents the interest portion of the debt based on the respective interest rates as noted, during the three months ended June 30, 2011 (see Note 8 of the accompanying condensed consolidated financial statements).

[4]  This represents penalties added to certain 2010 note holders in regards to their forbearance agreement (see Note 8 of the accompanying condensed consolidated financial statements).

[5]  This represents the fair value of the derivative liability associated with the interest and penalties added to the notes (see Note 8 of the accompanying condensed consolidated financial statements).  Total interest amount added to derivative liability for the three months ended June 30, 2011 was $4,549,547.

[6]  Total amortization of debt discount and debt issuance costs for the three months ended June 30, 2011 was $6,855,146.

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Liquidity and Capital Resources

For the six months ended June 30, 2011, the Company’s cash increased by $1,462,426 to $1,515,807, compared to a net increase in cash of $2,509,990 to $2,522,135 for the same period in 2010.  This was mainly due to the financing completed in the respective periods.

Historically, our operations have not been a source of liquidity. At June 30, 2011, we had a significant amount of relatively short term indebtedness, and we may be unable to satisfy our obligations to pay interest and principal thereon.  As of June 30, 2011, we had the following approximate amounts of outstanding short term indebtedness:

(i)	Accrued interest of approximately $570,000;

(ii)
Approximately $46,000 in unsecured convertible notes (2008 Convertible Notes) originally bearing default interest at 10% per annum increased to 18% per annum due to failure to pay the notes by September 29, 2010;

(iii)	Approximately $640,000 in unsecured convertible notes (2010 Notes) bearing interest at 12% per annum, increased to 18% per annum upon the occurrence of Trigger Event, due one year from issuance;

(iv)	Approximately $25,000 in senior unsecured convertible notes (Series 2 Senior Notes) bearing interest at 18% interest;

(v)
Approximately $22,302,000 in unsecured convertible notes (January 2011 Notes), due in December 2011.  The January 2011 Notes contain a monthly cash  payment due of $843,750 until such time as an effective registration statement is filed, after which, the January 2011 Notes can be converted into the Company’s common stock.  In addition, until a registration statement is declared effective, the January 2011 Notes contain a Registration penalty equal to 1.5% of the original purchase price of the Notes (a total of $126,563) for each month the registration statement remains ineffective.  On May 3, 2011, the Company failed to make the third installment and an event of default occurred. As of May 6, 2011, all of the five investors submitted an Event of Default Redemption Notice to the Company, declaring the notes in default.  Pursuant to such notice, each of the note holders exercised their redemption right requiring us to redeem the entire outstanding amount of the note at 125% and to pay late charges of 24% per annum until such payment is made. As of June 30, 2011, approximately $15,700,000 of default penalties, registration penalties and late charges was accrued.  We entered into an exchange agreement with the January 2011 Note holders effective July 1, 2011 (see Note 14 in the accompanying condensed consolidated financial statements); and

(vi)	Approximately $7,822,000 in unsecured convertible promissory notes (Promissory Notes), due four months from issuance, bearing an interest rate of 8% per annum.

There can be no assurance that the convertible indebtedness will be converted into equity, which is at the debt holder’s discretion.  Absent full conversion of these debts or the receipt of a new financing or series of financings, our current operations do not generate sufficient cash to pay the interest and principal on these obligations when they become due. Accordingly, there can be no assurance that we will be able to pay these or our operating obligations which we may incur in the future.

Operating activities

We used approximately $3.7 million and $4.6 million for the six months ended June 30, 2011 and 2010, respectively in our operating activities.  The major components are comprised of a net loss of approximately $41.4 million and $26.5 million for the six months ended June 30, 2011 and 2010, partially offset by the following non-cash activities such as:

(i)	approximately $12,090,000 for the amortization of debt issuance costs and debt discounts,

(ii)	approximately $732,000 representing the fair market value of common stock, warrants and options expensed for services,

(iii)	approximately $485,000 representing the incremental value of re-pricing shares and warrants issued to former note holders,

(iv)	approximately $4,666,000 representing loss on extinguishment of debt,

(v)	approximately $15,646,000 representing additional principal added for penalties

(vi)	approximately $10,912,000 representing legal settlement expenses, and

(vii)	approximately $12,802,000 representing interest expense related to fair value of derivative instruments granted.

The effect of the net loss was further offset by an aggregate gain from change in fair value of derivative liabilities of approximately $19.8 million.

Investing activities

We used net cash of $30,460 in investing activities for the six months ended June 30, 2011 compared with $15,123 for the same period in 2010 for the purchase of equipment.

Financing activities

Net cash provided by financing activities was $5,234,420 for the six months ended June 30, 2011, primarily consisting of the net proceeds of $6,820,000 from the issuance of convertible debt, net proceeds of $101,920 from the exercise of warrants into common stock and, reduced by payments on the January 2011 Notes of $1,687,500. Net cash provided by financing activities was $7,126,488 for the six months ended June 30, 2010, primarily consisting of the net proceeds of $6,308,000 from the issuance of convertible debt and net proceeds of $818,488 from the exercise of warrants.

56

As of August 12, 2011 we had approximately $950,000 of cash on hand.  The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligation.  We are currently in default of our January 2011 Note agreement; however, we exchanged the January 2011 Notes and cured the related default through an exchange of debt instruments on July 1, 2011, as described in Note 14 to the condensed consolidated financial statements in which this restriction was eliminated.

Future Capital Needs

We expect to incur additional capital expenditures at our U.S. facilities in 2011 in the form of potential expansion or move, further development of the Onko-Sure® test kit and upgrading manufacturing lines in Tustin. It is anticipated that these projects will be funded primarily through the issuance of additional debt or equity instruments.

Off-Balance Sheet Arrangements

We are not party to any off-balance sheet arrangements, however, we have executed certain contractual indemnities and guarantees, under which we may be required to make payments or issue equity to a guaranteed or indemnified party. We have agreed to indemnify our directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, we have indemnified our lessor for certain claims arising from the use of the facilities. Pursuant to the Sale and Purchase Agreements, we have indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, we have agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”).  In connection with the closing of the Bridge Financing, JPI issued 10% Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”).  On March 17, 2011, JPI conducted an additional closing of the Bridge Financing in the amount of $100,000 increasing the aggregate principal amount of the JPI Debentures to $1,000,000, which will be used to underwrite legal and accounting expenses associated with an anticipated merger transaction and reverse merger process (“proposed transaction”).  As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that JPI does not complete a proposed transaction or other event which results in its stock becoming publicly traded on a U.S. equity market on or before September 30, 2011(the “Going Public Deadline”).  The JPI Debentures could then be exchanged for common shares of our Company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price is subject to full ratchet anti-dilution protection.

The Company has applied the disclosure provisions of ASC 460, “Guarantees” in connection with the JPI Debentures agreement. These disclosure provisions expand those required by ASC 440, “Commitments,” and ASC 450, “Contingencies,” by requiring a guarantor to disclose certain types of guarantees, even if the likelihood of requiring the guarantor’s performance is remote. As of June 30, 2011, JPI was unable to complete any proposed transaction.  Under the terms of the JPI Debenture transaction, if JPI does not complete any of the required events by the going public deadline and the Company is required to issue shares of its common stock, pursuant thereto the maximum dollar value of the shares is to be issued is $1,000,000 and accrued interest.  Due to the Conversion Price being subject to full ratchet anti-dilution provisions, an estimate of the final liability and number of shares to be issued cannot be made until such event would occur. There are currently no separate agreements that provide recourse for the Company to recover any amounts from JPI or third parties should the Company be required to pay any amounts or otherwise perform under the guarantee and there are no assets held either as collateral or by third parties that, under the guarantee, the Company could liquidate to recover all or a portion of any amounts required to be paid under the guarantee.

Going Concern

The condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. We incurred losses from continuing operations of $41,364,234 and $26,473,904 for the six months ended June 30, 2011 and 2010, respectively, and had an accumulated deficit of $179,514,640 at June 30, 2011.  In addition, we used cash in operating activities of continuing operations of $3,741,534 and had a working capital deficit of approximately $36.4 million, based on the face amount of the current portion of debt. These factors raise substantial doubt about our ability to continue as a going concern.

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The Company’s monthly cash requirement of $525,000 for operating expenses does not include any extraordinary items or expenditures, including cash payments for debt penalties or recurring principal and interest payments, payments for clinical trials for our Onko-Sure® test kit, research conducted through CLIA Laboratories or expenditures related to further development of the CIT technology, as no significant expenditures are anticipated other than recurring legal fees related to outstanding legal proceedings.

We raised net proceeds of approximately $6.8 million in connection with convertible note and warrant purchase agreements during the six months ended June 30, 2011.

Management’s plans include seeking financing, conversion of certain existing notes payable and related warrant obligations to preferred and common stock, alliances or other partnership agreements with entities interested in our technologies, or other business transactions that would generate sufficient resources to assure continuation of our operations and research and development programs.

There are significant risks and uncertainties which could negatively affect our operations. These are principally related to (i) the absence of substantive distribution network for our Onko-Sure® kits, (ii) the absence of any significant commitments or firm orders from our distributors, (iii) existing defaults and potential defaults in existing indebtedness, and (iv) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. Our limited sales to date for the Onko-Sure ® test kit and the lack of distributors meeting their quarterly minimum purchase requirements make it impossible to identify any trends in our business prospects. Moreover, if either AcuVector and/or the University of Alberta are successful in their claims, we may be liable for substantial damages, our rights to the CIT technology will be adversely affected, and our future prospects for licensing the CIT technology will be significantly impacted.   In addition, a class action lawsuit has been filed, alleging the Company had violated federal securities laws by misrepresenting the relationship between us and third parties in the Company’s clinical studies of its Onko-Sure® test kits.  If this lawsuit is successful, it may have an impact on the Company’s operations.

Our only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments. We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. We may need to discontinue a portion or all of our operations if we are unsuccessful in generating positive cash flow or financing for our operations through the issuance of securities.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure of Controls and Procedures

Our management, with the participation of our Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of  June 30, 2011  (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended).  Based on this evaluation, our Principal Executive Officer and our Principal Financial Officer concluded that our disclosure controls and procedures, subject to the limitations as noted below, were not effective during the period and as of the end of the period covered by this quarterly report to ensure that information required to be disclosed by us in reports that we file or submit under the 1934 act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and that such information is accumulated and communicated to our management as appropriate to allow timely decisions regarding required disclosures.

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Because of inherent limitations, our disclosure controls and procedures may not prevent or detect misstatements. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the controls system are met. Because of the inherent limitations in all controls systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

Material Weakness in Internal Control Over Financial Reporting

A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5) or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management has identified the following six material weaknesses which have caused management to conclude that, as of December 31, 2010 and June 30, 2011, our internal control over financial reporting was not effective at the reasonable assurance level:

a)
We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals.

b)
 We do not have a qualified financial reporting professional employed or under contract at JPI, our foreign investment, with sufficient depth, skills and experience to apply accounting principles generally accepted in the United States of America (“GAAP”).

c)	We did not maintain effective controls to ensure there is adequate analysis, documentation, reconciliation, and review of accounting records and supporting data.

d)	We did not maintain adequate controls in place to identify and approve non-recurring transactions such that the validity and proper accounting can be determined on a timely basis.

e)	We did not have adequate controls in place surrounding the review by management, the Board of Directors and professional advisors regarding issuances of press releases.

f)
We did not maintain sufficient accounting resources with adequate training in the application of GAAP commensurate with our financial reporting requirements. The complexity of our operations and transactions, specifically related to the accounting and reporting of debt and equity transactions, including derivative instruments resulted in significant audit adjustments during the year ended December 31, 2010.

To address these material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented.  We are attempting to remediate the material weaknesses in our disclosure controls and procedures and internal controls over financial reporting identified above by refining our internal procedures, and adding staff members and / or outside professionals with appropriate levels of experience and expertise (see below).

Remediation of Material Weakness

As of December 31, 2010 and June 30, 2011, there were control deficiencies which constitute material weaknesses in our internal control over financial reporting. To the extent reasonably possible in our current financial condition, we:

1.
Have added staff members and outside consultants with appropriate levels of experience and accounting expertise to the finance department to ensure that there is sufficient depth and experience to implement and monitor the appropriate level of control procedures.

2.	Have issued policies and procedures regarding the delegation of authority.

3.	We implemented a 20-step process for the issuance of press releases which includes several layers of review and approvals.

4.
We have strengthened our internal policies and enhanced our processes for ensuring consistent treatment of complex derivative valuations and the validation of our conclusions regarding significant accounting policies and their application to our business transactions are carried out by personnel with an appropriate level of accounting knowledge, experience, and training.

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Through these steps, we believe we are addressing the deficiencies that affected our internal control over financial reporting as of December 31, 2010 and June 30, 2011. Because the remedial actions require hiring of additional personnel, upgrading certain of our information technology systems, and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weakness have been remediated. We intend to continue to evaluate and strengthen our ICFR systems. These efforts require significant time and resources.

Notwithstanding the material weaknesses discussed above, our management has concluded that the condensed consolidated financial statements included in this Quarterly Report on Form 10-Q fairly present in all material respects our financial condition, results of operations, and cash flows for the six months ended June 30, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

Inherent Limitations Over Internal Controls

Because of its inherent limitations, internal control over financial reporting may not prevent or detect all errors or misstatements and all fraud. Therefore, even those systems determined to be effective can provide only reasonable, not absolute, assurance that the objectives of the policies and procedures are met. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our Audit Committee, Board of Directors, and management have assigned the highest priority to their correction. Throughout the remainder of 2011, we plan to continue to add financial resources and expertise, both through internal hiring and using outside consultants that will provide hands-on oversight of the monthly financial closing, data analysis, and account reconciliation.

Changes in Internal Control Over Financial Reporting

Except as noted above, there have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the six months ended June 30, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 1.  Legal Proceedings

Hudson Bay

On June 11, 2010, Hudson Bay Fund, L.P. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to the Company’s April 8, 2010 Convertible Promissory Notes. The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. The Company noted this Trigger Event and recorded in its accompanying financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because the Company did not cure the first Trigger Event within five trading days. As a result to the Second Trigger Event, Hudson Bay alleges that the outstanding balance of the Note should be immediately increased by an additional 125%. On January 21, 2011, Hudson agreed to exchange the Hudson Notes for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 21, 2011.

Forbearance Agreement

On December 1, 2010, the two note holders with whom we entered into the October 14, 2010 forbearance agreement, in lieu of the extension letter agreement we entered into with our other 2010 Note Financing note holders, submitted a letter stating that we defaulted on the  Forbearance Agreement since we did not have the shareholder meeting on November 15, 2010.  These two holders claim that because we did not hold the meeting on November 15, 2010, the Forbearance Agreement then allows them to seek all recourse available under the terms of the original note and the Forbearance Agreement specifically asserts that only one Trigger Event occurred and that they are therefore entitled to an additional 25% increase in their note balance.  The Company is attempting to negotiate a settlement with these note holders.  As of December 31, 2010, we increased the balance of the notes by $868,522 for the 25% that is contractually due, but currently under negotiations.  On May 26, 2011, these two note holders submitted default notices to us demanding payment of the note in full, including principal, interest, penalties and legal fees, accrued up to June 1, 2011 for an aggregate total of $1,306,619.  The default notices demand payment by June 1, 2011 or threaten legal action.  On June 6, 2011, we reached a settlement regarding their claimed default.  As a result we recorded additional default penalties of $94,297 (see Note 8).

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Alpha Capital and Whalehaven

On December 10, 2010, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd. (“Whalehaven Capital and with Alpha Capital, the “Plaintiffs”) filed a complaint against us regarding the number of warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.  The Plaintiffs alleged that the effective price of the notes we issued pursuant to the private financing we completed in March and April 2010, and of the shares we later issued to two such note holders in settlement of a lawsuit with same, is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO.  Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting.  The Plaintiffs sought relief from the court involving additional shares issuable pursuant to the exercise of the warrants they received in the RDO and cash damages.

 As reported in the Company’s Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”).  On May 24, 2011 we received court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended. Under the terms of the court approved settlement, the parties filed a Stipulation of Discontinuance of the lawsuit with the relevant court.  As part of the Settlement Agreement, Alpha Capital and Whalehaven Capital retained all of the warrants the Plaintiffs received in the RDO and in the private financing we closed in March and April 2010.   We are obligated to issue to Alpha Capital and Whalehaven Capital as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex has previously approved for issuance to the Plaintiffs.  On May 25, 2011, we issued an aggregate of 500,000 shares of our common stock in accordance with the Settlement Agreement; 283,000 shares to Alpha Capital and 217,000 shares to Whalehaven.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued.  On June 23, 2011, the Company was no longer listed on NYSE Amex; and therefore, on June 29, 2011, we issued an aggregate of 20,500,000 of our common shares; 11,603,000 shares to Alpha Capital and 8,897,000 shares to Whalehaven Capital.  On June 29, 2011, we agreed to issue 11,603,000 of our shares to Alpha Capital and 8,897,000 shares to Whalehaven Capital.  In addition, and in order to account for the time it may take to receive shareholder approval to authorize sufficient additional shares that are issuable to them, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes.  The notes bear 8% interest and mature four months after issuance.  We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes.  Upon the occurrence of an event of default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.  (See Note 8).

On or about June 23, 2011, we advised Plaintiffs that due to the fact that each of the convertible notes held by Whalehaven and Alpha Capital are, by their stated terms, immediately convertible at the option of the holders into more than ten percent (10%) of the issued and outstanding shares of common stock of the Company, each of the Plaintiffs is an affiliate of the Company as defined in Rule 144(a) of the Securities Act.  As such, any additional Settlement Shares issued to the Plaintiffs under the Settlement Agreement would have to comply with the applicable provisions of the Securities Act and specifically Rule 144 promulgated thereunder with regard to resales of such shares. Accordingly the additional 20.5 million shares issued to Plaintiffs pursuant to Section 3(a)(10) must be resold in compliance with Rule 144.  These shares are not “restricted securities” within the meaning of Rule 144(a), they are not subject to the holding period limitations of Rule 144(d).  However, they are subject to the other relevant provisions of Rule 144, including (i) the limitation of the amount of securities that may be sold by an affiliate pursuant to Rule 144(e)(1) and the manner of sale pursuant to Rule 144(f).

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On July 19, 2011 Plaintiffs wrote a letter to the Court disputing our position that they are affiliates and seeking judgment in default of the Settlement Agreement.  We strongly believe that a default has not occurred; we maintain that we are in compliance with the terms of the Settlement Agreement and we are vigorously defending our position.

Class Action

On March 11, 2011, The Rosen Law Firm, P.A. filed a class action suit, alleging the Company had violated federal securities laws by misrepresenting the relationship between us and third parties in the Company’s clinical studies of its Onko-Sure® test kits. The Company believes there is no basis to the suit filed by The Rosen Law Firm and it has been fully transparent in its relationship with third parties.

Iroquois Group

As reported in the Company’s Form 8-K dated May 11, 2011, we were in default to each of Iroquois Master Fund Ltd., Cranshire Capital, L.P., Freestone Advantage Partners, L.P., Bristol Investment Fund, Ltd. and Kingsbrook Opportunities Master Fund LP, (collectively, the “2011 Noteholders”), the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. As a result of such defaults, our total liabilities (including accrued interest, penalties and default redemption payments) to the 2011 Noteholders aggregated $22,301,761. We entered into an exchange agreement on June 29, 2011, with each of the 2011 Noteholders (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Noteholders.

Pursuant to the terms of the Exchange Agreement, each 2011 Noteholder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement),  to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants”)). Under the Exchange Agreement, each of the 2011 Noteholders and their affiliated and related persons and entities also received a mutual full release from the Company.

Each of the Notes and shares of Preferred Stock are initially convertible into shares of our common stock at a conversion price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes and the shares of Preferred Stock will be lowered to the per share price for the dilutive issuances. The Warrants are initially exercisable for shares of our common stock at an exercise price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.  The Warrants may also be exercised on a “cashless basis.” The conversion prices of the Notes and the shares of Preferred Stock and the exercise price of the Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of a Note and shares of Preferred Stock and the exercisability of a Warrant may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 9.9% (in the case of a Note and the shares of Preferred Stock held by such holder) or 4.9% (in the case of the Warrant held by such holder) of our common stock.

Each of the Notes automatically converts into shares of our common stock in four equal installments commencing August 1, 2011 ($1,237,500 in the aggregate under all the Notes). The automatic conversion price under each of the Notes will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Note Automatic Conversion Price”).  We must make a pre-automatic conversion delivery of shares (the “Note Pre-Automatic Conversion Shares”) to each holder of a Note 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Note Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a Note holder additional shares in excess of the Note Pre-Automatic Conversion Shares delivered to such holder, we will issue such Note holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such Note holder.

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167,525 shares of Preferred Stock automatically converts into shares of our common stock in four equal installments commencing August 1, 2011. The automatic conversion price with respect to each such share of Preferred Stock automatically converted will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Preferred Automatic Conversion Price”).  We must make a pre-automatic conversion delivery of shares (the “Preferred Pre-Automatic Conversion Shares”) to each holder of each such shares of Preferred Stock 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Preferred Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a holder of such shares of Preferred Stock additional shares in excess of the Preferred Pre-Automatic Conversion Shares delivered to such holder, we will issue such holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such holder.   (See Note 14 in the accompanying condensed consolidated financial statements).

Following a fairness hearing held on June 30, 2011, in the Supreme Court of the State of New York (the “Court”), the Court entered an order approving (i) the fairness of the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement, (ii) the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement and (iii) the issuance of the Notes, the shares of Preferred Stock and the Warrants pursuant to the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “3(a)(10) Order”).  Based on the terms of the Notes and the Certificate of Designations, the Company delivered 28,829,599 shares of common stock in the aggregate on July 1, 2011 constituting Preferred Pre-Automatic Conversion Shares and Note Pre-Automatic Conversion Shares.

On August 1, 2011, we amended the Notes as follows:

(i)           The term Automatic Conversion Price (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Automatic Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the applicable Installment Date (or, solely with respect to the First Installment Date, the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the period commencing on the Issuance Date and ending on the Trading Day immediately preceding the First Installment Date) (each such period, an “Automatic Conversion Measuring Period”) divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such Automatic Conversion Measuring Period. In the event of a dispute as to the determination of the Automatic Conversion Price, then such dispute shall be resolved pursuant to Section 21.

(ii)           The term Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Installment Date” means each of the following dates: (i) August 22, 2011 (the “First Installment Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Installment Date (the “Second Installment Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Installment Date (the “Third Installment Date”); and (iv) the Maturity Date.

(iii)           The term Pre-Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Pre-Installment Date” means each of the following dates: (i) the Issuance Date, (ii) August 24, 2011 (the “Second Pre-Installment Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Installment Date (the “Third Pre-Installment Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Installment Date.

The Holder hereby waives the following solely with respect to itself under the Certificate of Designations:

(1)           the Triggering Event (as defined in the Certificate of Designations) that would occur on each Automatic Conversion Date (as defined in the Certificate of Designations) only if: (x) Automatic Conversions (as defined in the Certificate of Designations) actually occur on each date set forth below as if the definition of Automatic Conversion Date read as follows:

“Automatic Conversion Date” means each of the following dates: (i) August 22, 2011 (the “First Automatic Conversion Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Automatic Conversion Date (the “Second Automatic Conversion Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Automatic Conversion Date (the “Third Automatic Conversion Date”); and (iv) November 17, 2011, being the twentieth (20th) Trading Day immediately following the Third Automatic Conversion Date.

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and (y) the Automatic Conversion Price (as defined in the Certificate of Designations) for the First Automatic Conversion Date (i.e. August 22, 2011) is treated as if it was equal to the lower of (i) the Conversion Price (as defined in the Certificate of Designations) then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices (as defined in the Certificate of Designations) of the Common Stock during the period commencing on the Trading Day immediately following the Initial Issuance Date (as defined in the Certificate of Designations) and ending on August 19, 2011, divided by (B) three (3) (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period).

(2)           the Triggering Event that would occur on each Pre-Automatic Conversion Date (as defined in the Certificate of Designations) only if Pre-Automatic Conversion Shares (as defined in the Certificate of Designations) are actually delivered to the Holder on each date set forth below as if the definition of Pre-Automatic Conversion Date read as follows:

“Pre-Automatic Conversion Date” means each of the following dates: (i) the Initial Issuance Date, (ii) August 24, 2011 (the “Second Pre-Automatic Conversion Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Automatic Conversion Date (the “Third Pre-Automatic Conversion Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Automatic Conversion Date.

In the ordinary course of business, there could be other potential claims and lawsuits brought by or against us. However, other than the above, we are not a party to any material legal proceeding and to our knowledge no such proceeding is currently contemplated or pending.

ITEM 2. Unregistered Sales of Equity Securities and Use of Proceeds

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

ITEM 3. Defaults upon Senior Securities

(a)
We previously disclosed information relating to defaults on our January 2011 Notes in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on May 11, 2011 and therefore we are not required to provide such information herein.

(b)	Not applicable.

ITEM 4. Removed and Reserved

ITEM 5. Other Information

(a)	Not applicable.

(b)	Not applicable.

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ITEM 6. EXHIBITS

(a) The following exhibits are filed as part of this report.

Exhibit Number	Document
3.1	Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 18, 2009.)

3.2	Amended and restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 12, 2010.)

31.1	Certification of Principal Executive Officer required by Rule 13a-14/15d-14(a) under the Exchange Act

31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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Radient Pharmaceuticals Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION (Registrant)

Date: August 15, 2011	By:	/s/ Douglas C. MacLellan
Douglas C. MacLellan,
President and Chief Executive Officer

Date: August 15, 2011	By:	/s/ Akio Ariura
Akio Ariura,
Chief Operating Officer, Chief Financial Officer and Secretary (Principal Financial Officer)

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIESEXCHANGE ACT OF 1934

For the Fiscal year ended December 31, 2010

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to _________

Commission File Number 1-16695

Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0413161
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100 Tustin, California 92780-7039 (Address of principal executive offices)	(714) 505-4460 (Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, $0.001 par value	NYSE Amex US

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act  Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes  ☒  No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to  Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files) .  Yes  ☐   No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Exchange Act Rule 12b-2).  Yes  ☐    No  ☒

 As of May 20, 2011, 117,378,991 shares of common stock were outstanding. The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of the last business day of the registrant’s most recently completed second fiscal quarter, based upon the closing sale price of the registrant’s common stock on June 30, 2010 (the last trading day in the second calendar quarter of 2010) as reported by the NYSE Amex) $29,104,150 (based upon the closing price of the common stock on such date as reported. For purposes of this calculation, we have excluded the market value of all common stock beneficially owned by all executive officers and directors of the Company.

Documents Incorporated by Reference

None.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995:

This Annual Report on Form 10-K and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources.  From time to time, we also provide forward-looking statements in other materials we release to the public as well as verbal forward-looking statements.  These forward-looking statements include, without limitation, statements regarding: regulatory approval for our products; market demand for our products and competition; our dependence on licensees,  distributors and management; impact of technological changes on our products; results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions.  Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions.  Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions.  Many events beyond our control may determine whether results we anticipate will be achieved.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected.  You should bear this in mind as you consider forward-looking statements.

We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q and 8-K reports to the SEC.  Also note that we provide the following cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business.  These factors individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results.  You should understand that it is not possible to predict or identify all such factors.   Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those we discuss under “Risk Factors” and elsewhere in this Annual Report on Form 10-K.

PART I

Item 1.  Business

Radient Pharmaceuticals Corporation, “we”, “our”, “us”, “Radient”, the “Company” recently refocused our business on the development, manufacture and marketing of advanced, pioneering medical diagnostic and monitoring products, including our Onko-Sure®, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test. During the third and fourth quarter of 2009, we repositioned certain business assets that we believe will enable us to monetize such assets through new partnerships, separate potential reverse mergers or possible sales. These special assets include: (i) our 98% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (“JPI”); and (ii) our 100% Ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”).

Until September 2009, we operated in China through our wholly owned subsidiary, JPI. JPI engages in the manufacture and distribution of generic and homeopathic pharmaceutical products and supplements, as well as cosmetic products.  JPI manufactures and distributes its products through a wholly-owned Chinese subsidiary, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”).  During the quarter ended September 30, 2009, we deconsolidated JPI due to the inability to exercise significant influence of its operations (See “Deconsolidation” below). In connection with the deconsolidation, we reclassified our China pharmaceutical manufacturing and distribution business (conducted through our JPI subsidiary) as a business investment, rather than a consolidated operating subsidiary.  As of December 31, 2010, we impaired our investment in JPI to zero and wrote off such investment for financial purposes.  See Note 1 to the accompanying consolidated financial statements.

On September 25, 2009, we changed our corporate name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation,” because we believe Radient Pharmaceuticals as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

We are now actively engaged in the research, development, manufacturing, sale and marketing of our Onko-Sure® product, a proprietary IVD Cancer Test in the United States, Canada, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world.  Our product is sold to third party distributors, who then sell directly to Clinical Laboratory Improvement Amendments (“CLIA”) certified reference laboratories in the United States as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international market.

We manufacture and distribute our proprietary Onko-Sure® test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are a United States Food and Drug Administration (“USFDA”), GMP approved manufacturing facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

IVD DIAGNOSTICS DIVISION

IVD Industry and Market

During fiscal 2010 and 2009, we had four and three customers which represented approximately 94% and 92% of our net revenues, respectively.  For the year ended December 31, 2010 and 2009, two customers were based in the U.S. and represented approximately 59% and 27% of our net revenues and two customers were based outside the US and represented approximately 35% and 65% of our net revenues, respectively.

Below is a table showing our major customers and percentage of sales for each:

		% of Net Revenues
Customer	Location	2010	2009
A	US	35%	*
B	US	24%	27%
Total US		59%	27%

C	Vietnam	20%	20%
D	Taiwan	15%	45%
Total Foreign		35%	65%

*	less than 10% of net revenues for 2009

On July 3, 2008 we received a determination letter from the USFDA approving our application to market Onko-Sure® test kit as an immunology and microbiology device to monitor colorectal cancer under the category “Tumor Associated Antigens Immunological Test System” as a Class II IVD device. The receipt of United States Food and Drug Administration (“USFDA”) clearance for marketing our proprietary Onko-Sure® cancer test kit in July 2008 has given us significant visibility in the in-vitro diagnostics (“IVD”) industry. The growth of the IVD marketplace has been driven by an increase in the incidence of cancer, other chronic and infectious diseases, emerging technologies and increasing patient awareness. The world market for IVD tests for cancer is expected to grow at nearly 11% annually and could reach nearly $8 billion by the end of 2012. (Kalorama Information: The Worldwide Market for Cancer Diagnostics, 3rd Edition, 2008 www.healthimaging.com).

Onko-Sure®

We are the developer and worldwide marketer of Onko-Sure®, non-invasive cancer blood test kit.  On July 8, 2009, we changed the brand name of our in-vitro diagnostic cancer test from DR-70™ to the more consumer friendly, trademarked brand name “Onko-Sure®,” which we believe communicates it as a high quality, innovative consumer cancer test. We also installed a new tag line -- “The Power of Knowing” -- which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission.  In clinical trials, the Onko-Sure® test kit has demonstrated its ability to detect the presence of certain cancers in humans with a high sensitivity between 50% - 100% and specificity  between 57% - 100%.  Onko-Sure® is a simple, non-invasive blood test used for the detection and/or monitoring of  the presence of certain cancers, including: lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, and pancreatic. A positive Onko-Sure® value is followed with other diagnostic tests to determine the specific type of cancer. Onko-Sure® can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide.

The Onko-Sure® test kit is a tumor-marker, which is a biochemical substance indicative of neoplasia, potentially specific, sensitive, and proportional to tumor load, used to screen, diagnose, assess prognosis, follow response to treatment, and monitor for recurrence. As Onko-Sure® test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if their physician is not vigilant in following up on the Onko-Sure® test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure® test kit is helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and confirm the type and kind of cancer involved.

The Onko-Sure® test kit can be added easily and inexpensively to the pre-existing line of ELISA-based diagnostics performed routinely by clinical laboratories throughout the world. Furthermore, the Onko-Sure® test kit can be used in place of more costly and time consuming diagnostic tests. In clinical trials in U.S., China, Germany, Taiwan and Turkey, Onko-Sure® has been used as a screen for multiple cancers while only needing a single blood sample.

Our Onko-Sure® test kits are currently sold in the form of a 96 well test plate, which, after standards are applied, 43 individual tests can be run in duplicate. These tests are typically run in a reference laboratory with test results determined by using a micro-titer reading analyzer. Results are sent to the attending physician who then relays those results to the patient. Typically, a patient can receive results within 3-5 days from the blood draw date.

Onko-Sure® Test Kit Sales and Distribution Strategy

We are seeking to engage additional distributors who will sell to reference and clinical laboratories in the U.S., and other countries to make the Onko-Sure® test kit available to physicians and patients. Our objectives regarding the development, marketing and distribution of our Onko-Sure® test kit are to:

•	obtain international approvals;

•	develop new distribution channels in new markets;

•	distribute greater quantities of kits in approved markets;

•	fully utilize our GMP manufacturing facilities in the U.S. to foster worldwide sales;

•	automate the Onko-Sure® test kit; and

•	eventually create a “rapid test” format of Onko-Sure® test kit to extend sales into rural areas and Physician Owned Labs (“POL”) .

As of December 31, 2010, we had the following distribution agreements:

•
Exclusive five-year distribution agreement with Grifols USA, LLC (“Grifols”).  This distribution agreement allows Grifols USA, LLC to market and sell Onko-Sure® for the monitoring of colorectal cancer to hospitals, clinical laboratories, clinics and other health care organizations in the U.S. and Puerto Rico.

•	Exclusive two-year distribution agreement with Tarom Applied Technologies Ltd for the marketing and sales of Onko-Sure® in Israel.

•
Four distinct exclusive five-year distribution agreements, one three-year distribution agreement, and one two-year distribution agreement, with GenWay Biotech, Inc. (“GenWay”). These six distribution agreements allows Genway to market and sell Onko-Sure® for uses other than colorectal cancer to CLIA-certified laboratories in the U.S. as a lung cancer screen to laboratories in Canada, and the marketing and sales of Onko-Sure® in the United Kingdom, European Union, the Middle East, Russia, Greece, and Turkey.

•	Exclusive five-year distribution agreement with Jaiva Guar Diagno (“Jaiva GD”). This distribution agreement allows Jaiva GD to market and sell Onko-Sure® in India.

•
Exclusive five-year distribution agreement with AMDL Australia PTY Ltd. (“AMDL Australia”).  This distribution agreement allows AMDL Australia to market and sell Onko-Sure® in Australia and New Zealand.

•	Exclusive five-year distribution agreement with Phu Gia Trading Co. Ltd. (“Phu Gia”). This distribution agreement allows Phu Gia to market and sell Onko-Sure® in Vietnam, Laos, and Cambodia.

•
Exclusive five-year distribution agreement with Bio-Asia Diagnostics Co. Ltd. (“Bio-Asia”).  This distribution agreement allows Bio-Asia to market and sell Onko-Sure® exclusively in Hong Kong and non-exclusively for research use only in China.

•	Non-exclusive five-year distribution agreement with Omnimed Inc. (“Omnimed”). This distribution agreement allows Omnimed to market and sell Onko-Sure® in South Korea.

•	Non-exclusive five-year distribution agreement with Naroo Ditech Inc. (“Naroo”). This distribution agreement allows Naroo to market and sell Onko-Sure® in Korea.

In all of our exclusive distribution agreements, the distributor is required to purchase a minimum number of Onko-Sure® test kits during each quarter of the agreement to maintain their exclusivity rights in their assigned territories.  If minimum purchase requirements are not met, we maintain the right to convert the exclusive agreement into a non-exclusive agreement.  The distributor is not legally bound to meet the minimums and in most cases, failure to meet the minimum does not constitute a breach of contract.

Our five-year distribution agreement with Grifols is for the United States and Puerto Rico to distribute Onko-Sure® for the indicated use as identified and registered with the USFDA. During the year ended December 31, 2010, the distributor did not meet the minimum purchase requirements.

Our two-year distribution agreement with Tarom is for the exclusive rights to market Onko-Sure®, in Israel. As this is a new market, minimum purchase requirements have not yet been determined.

Our distribution agreements with GenWay are for the exclusive rights to market Onko-Sure® for uses other than colorectal cancer to CLIA-certified laboratories in the U.S. as a lung cancer screen to laboratories in Canada, and  to market and sell Onko-Sure® in the United Kingdom, European Union, the Middle East, Greece, Russia, and Turkey.  During the year ended December 31, 2010, the distributor did not meet the minimum purchase requirements.

Our distribution agreement with Jaiva GD is for the exclusive rights to market Onko-Sure®  in India.  During the year ended December 31, 2010, the distributor did not meet the minimum purchase requirements.

Our distribution agreement with AMDL Australia is for the exclusive rights to market Onko-Sure® in Australia and New Zealand.  During the year ended December 31, 2010, the distributor did not meet the minimum purchase requirements.

Our distribution agreement with Phu Gia is for the exclusive rights to market Onko-Sure®  in Vietnam, Laos, and Cambodia.  During the year ended December 31, 2010, the distributor met the minimum purchase requirements.

Our distribution agreement with Bio-Asia is for the exclusive rights to market Onko-Sure® in Hong Kong and the non-exclusive rights to sell the Company’s products for research use only in China.  During the year ended December 31, 2010, the distributor did not meet the minimum purchase requirements.

Our distribution agreement with Omnimed is for the co-exclusive rights to market Onko-Sure®  in South Korea.  During the year ended December 31, 2010, the distributor did not meet the minimum purchase requirements.

Our distribution agreement with Naroo Ditech is for the co-exclusive rights to market Onko-Sure® in Korea.  During the year ended December 31, 2010, the distributor did not meet the minimum purchase requirements.

There may be factors that prevent us from further developing and marketing the Onko-Sure® test kit. We cannot guarantee the Onko-Sure® test kit will be commercially successful in either the U.S. or internationally. Clinical trials results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it would take for us to complete clinical trials and obtain regulatory approval for product marketing may vary by product and by the intended use of a product. We cannot predict the length of time it would take to complete necessary clinical trials and obtain regulatory approval in any other country.

Onko-Sure® Test Kit Competition

We have only had limited sales of Onko-Sure® test kit to our distributors both inside and outside the United States. We are dependent on our distributors’ financial ability to advertise and market the Onko-Sure® test kit. A number of domestic and international companies are in indirect competition with us in all of these markets. Most of these companies are larger, more firmly established, have significant marketing and development budgets and have greater capital resources than us or our distributors. Therefore, there can be no assurance that we will be able to achieve and maintain a competitive position in the diagnostic test industry.

Many major medical device manufacturers, including Abbott Diagnostics, Baxter Healthcare Corp., Beckman Diagnostics, Boehringer Mannheim, Centocor, Diagnostic Products Corporation, Bio-Rad Laboratories, Roche Diagnostic Systems, Sigma Diagnostics and others, are manufacturers or marketers of other diagnostic products. We are not aware of any efforts currently being devoted to development of products such as our Onko-Sure® test kit; however, there can be no assurance that such efforts are not being undertaken without our knowledge. We believe that most of the diagnostic products currently manufactured by other companies are complementary to our Onko-Sure® test kit. Moreover, such companies could develop products similar to our products and they may be more successful in marketing and manufacturing their products. In addition, there are a number of new technologies in various stages of development at the National Institute of Health, university research centers and at other companies for the detection of various types of cancers, e.g., identification of proteomic patterns in blood serum that distinguishes benign from cancerous conditions, which may compete with our product.

U.S. based Onko-Sure® Test Kit Manufacturing

We manufacture our Onko-Sure® test kit at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California.

In December 2003, our product Onko-Sure® (also known as AMDL-ELISA DR-70(FDP)) obtained the CE marking approval (the “CE Certificate”) allowing it to be marketed in the European Economic Area (“EEA”). We were issued an “EN ISO 13485:2003 + AC:2007” certificate on September 12, 2008.

In November 2004, the USFDA inspected our facilities with six observations listed on the issued FDA-483 Warning Letter. On July 2, 2008, we were audited by TUV Rheinland for ISO 13485 compliance and one observation was reported on the audit report. On May 20, 2008, we were audited by California Department of Public Health (“CDPH”) which is an independent entity from FDA.  We are in compliance with both the USFDA and CDPH as of the date of this Report.

Regulatory Approval and Clinical Trials of the Onko-Sure® Test Kit

The Onko-Sure® test kit is subject to specific USFDA rules applicable to IVD products. Prior to marketing Onko-Sure® test kit in the U.S., we were required to make a pre-market application to prove the safety and efficacy of the products and to comply with specified labeling requirements for IVD products for human use. We received a determination letter on July 3, 2008 from the USFDA approving our application to market Onko-Sure® test kit as an immunology and microbiology device to monitor colorectal cancer under the category “Tumor Associated Antigens Immunological Test System” as a Class II IVD device. USFDA clearance to market was based upon data showing that the Onko-Sure® test kit has the ability to monitor the progression of colorectal cancer post-surgery in patients who are biopsy confirmed with this disease. This announcement marks the first clearance to market a colorectal monitoring product that the USFDA has granted since January 14, 1982 when Carcinoembryonic Antigen (CEA) was approved. Until now, the CEA test has been the only accepted method cleared in the U.S. Thus, Onko-Sure® test kit offers a new test that can monitor colorectal tumors post-surgery.

We must abide by the listing rules of the USFDA. We have established our Quality System Regulation in accordance with applicable regulations and were most recently inspected in July 2008. Our Quality System Regulation program contains applicable complaint provisions that we believe meet the USFDA’s requirements for Medical Device Reporting, and we have experienced no incidents or complaints to date. We also implemented procedures for preventive and corrective action and changed our packing and shipping method once in 2002 to improve the protection of our product.

We have a limited supply of the horseradish peroxidase (“HRP”)-conjugated anti-fibrin and fibrinogen degradation (“FDP”) antibody component currently used for the approved Onko-Sure® test kit. Because of the limited supply of the current antibody, we have determined it is in our best interest to change to a HRP-conjugated anti-FDP antibody. We are currently screening six commercially available conjugated antibodies to substitute into the current Onko-Sure® test kit and one we produced and conjugated ourselves. The anti-FDP antibody we produced ourselves has performed well in pilot studies and will likely be used in our next generation Onko-Sure® test kit. If the antibody substitution significantly improves Onko-Sure® test kit performance, we will be required to change the reported sensitivity and specificity of the Onko-Sure® test kit. Because of these changes and modifications, we will likely have to submit a new 510(k) premarket notification application, but can continue to sell the existing kit until our current antibody supply is exhausted. If the new antibody does not significantly affect the clinical performance of the test, we can likely substitute it into the currently approved kit without filing a new 510k.  In March 2011, the Company hired a post-Doctoral Fellow and M.D. who formerly worked at the City of Hope Hospital to work on a project to purify the raw antibody serum the Company had stored in order for it to be usable in its test kits.  As of the date of this report, the Company has been able to optimize the antibody purification technique to make an additional 1,600 test kits.  When the raw antibody serum the Company has on-hand is purified it will make approximately 60,000 test kits.  In addition, our test kits require anti-fibrinogen HRP of which we have a limited quantity.  We are investigating alternatives or outsourcing of the anti-fibrinogen HRP to be used in our test kits. Currently we have raw materials on-hand to manufacture approximately 21,000 kits.  Based on our current and anticipated orders, this supply is adequate to fill all such orders.

In addition to the USFDA regulation and approval process, each foreign jurisdiction may have separate and different approval requirements and processes.   Our distribution agreements require our distributors to obtain the requisite approval and clearance in each jurisdiction in which they sell products. In our experience, once a foreign approval is obtained, it is generally renewed on a periodic basis, annually or otherwise. In certain territories, distributors can sell under limited circumstances prior to approval and in other territories no formal approval is required. On December 20, 2000, the Medical Devices Agency of United Kingdom Department of Health issued a letter of no objection to the exportation of our Onko-Sure® test kit from the U.S. to the United Kingdom, allowing our Onko-Sure® test kit to be sold in the United Kingdom. In late 2006, Mercy Bio Technology Co., Ltd., our distributor in Taiwan, received Department of Health approval to market the Onko-Sure® test kit in Taiwan. We have also received regulatory approval to market the Onko-Sure® test kit in South Korea and import and market the Onko-Sure® test kit in Australia. In Canada, our Onko-Sure® test kit is approved as a screening device for lung cancer only. Our Onko-Sure® test kit also has the CE mark from the European Union for sale in Europe as a general cancer screen.

Obtaining regulatory approval in the U.S. for our Onko-Sure® test kit was costly, and it remains costly to maintain. The USFDA and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.

Onko-Sure® Clinical Study with Mayo Validation Support Services (“MVSS”)

In March 2011, we concluded a study, “Evaluation of AMDL-ELISA DR-70 (“Onko-Sure®”) in colorectal cancer” to compare the effectiveness of our Onko-Sure® IVD cancer test to the Carcino-Embryonic Antigen (“CEA”) marker in a large population of patients (N=976) including non-cancer patients (normal) and patients in stages I through IV (Dukes A through D) with colorectal cancer. A single study using this many serum samples from colorectal patients has never been conducted, and it is anticipated that this study will further clarify the efficacy of Onko-Sure® as compared to CEA and/or in comparison to potentially combining these two markers.  The study is significant because of the large number of early stage colorectal cancer patients that need an effective tumor marker for early detection of a recurrence of colorectal cancer.

MVSS provided 976 biospecimens and annotation that MVSS tested with the standard CEA cancer screening test.  We then took the biospecimens and tested them using the Onko-Sure® cancer screening test on March 4, 2011.  We submitted the data from our Onko-Sure® measurement tests, along with the CEA tests MVSS performed on the same samples to a third party statistical analysis firm. The statistical analysis of the study was completed on April 25, 2011.  Based on the final trial analysis, it was determined Onko-Sure® is a useful tool in the detection of colorectal cancer (“CRC”) in all stages, and specifically, in early Stages I and II where effective diagnosis can lead to better patient prognosis. Additionally, the study demonstrated Onko‐Sure® IVD cancer test can be up to 13-17% more effective in detecting and/or monitoring CRC in Stages I and II over CEA.  Furthermore, the study showed that when Onko‐Sure® is combined with CEA, the sensitivity of the combined tests delivers additional increased sensitivity to physicians and their patients as opposed to using CEA alone.

The trial was performed using retrospective clinical samples from a total of 926 serum samples with 446 healthy volunteers and 480 colorectal cancer patients (approximately 50 of the originally provided biospecimens did not provide any values so the final data set included 926 samples).   We plan to disseminate these results in a peer‐reviewed journal, either independently or with other third party healthcare organizations. Additionally, we plan to present these results to physicians at international oncology conferences and scientific meetings.

The final study results will be part of our clinical validation of the Onko-Sure® test and the final study data and the corresponding results was provided to MVSS.  MVSS captured the RPC clinical study data and catalogs for future knowledge related to colon cancer.

MVSS was compensated approximately $456,000 for their materials and services under the Collaboration Agreement entered into on December 12, 2008.  Although there is a level of prestige associated with MVSS, which is a service line of Mayo Collaborative Services, Inc., alternative material service providers exist with which we can obtain similar materials and services to accomplish the same product development. Therefore, our business and operations are not dependent upon our agreement with MVSS.

Onko-Sure® Test Kit Research and Development

During the years ended December 31, 2010 and 2009, we incurred expenses of $673,918 and $552,391, respectively, in research and development costs related to the clinical testing and study of our Onko-Sure® test kit.

Reimbursability of Our IVD Products

We recognize health care cost reimbursement under private and government medical insurance programs is critical to gaining market share in any of the markets where we intend to sell our IVD products. We are currently formulating our reimbursement strategy in the U.S.

CANCER THERAPEUTICS

Combination Immunogene Therapy

In August 2001, we acquired a combination immunogene therapy technology (“CIT”) that may be effective in building a cancer patient’s immune system and could eventually lead to a vaccine to protect patients known to be at risk because of a family history for certain types of cancer. CIT is intended to build the body’s immune system and destroy cancer cells. This technology involves injecting the cancer patient’s tumor with a vector carrying both a granulocyte-macrophage colony stimulating factor and a t-cell co-stimulating factor, thereby activating an immune response against the cancer cells.

On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton, Canada relating to our CIT technology acquired from Dr. Chang in August 2001. AcuVector, a former licensee of Dr. Chang, claims that the license agreement between the parties is still in effect. AcuVector is seeking substantial damages and injunctive relief against Dr. Chang for the effectiveness of the agreement and CDN$20,000,000 in damages against us for alleged interference with the relationship between Dr. Chang and AcuVector. We performed sufficient due diligence at the time we acquired the technology to permit us to conclude that AcuVector had no interest in the technology when we acquired it. Although the case is still in the early stages of discovery, we believe that the agreement between AcuVector and Dr. Chang terminated, that AcuVector’s claims are without merit and that we will receive a favorable judgment.

We are also defending a companion case filed in the same court by the Governors of the University of Alberta against us and Dr. Chang. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies we paid to Dr. Chang for the CIT technology we purchased from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that we conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that we are not the owner of the CIT technology, just that the University has an equitable interest therein or the revenues there from.

Accordingly, if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected and our future prospects for developing or licensing the CIT technology will be significantly impaired.

In February 2009, we submitted a Response to Final Office Action in support of USPTO Application number 10/785,577 entitled “Combination Immunogene Therapy” that was filed February 23, 2004. We have not received any further indication, or comments, from the USPTO as to the outcome of our application, but remain optimistic about the likelihood of patent approval.

On April 1, 2010 we entered into an exclusive 5-year collaboration agreement with Jaiva Technologies, Inc. (“JTI”). JTI’s CEO is Dr. Umesh Bhatia.  Under the terms of the agreement, JTI will collaborate with clinical laboratories, hospitals and physicians in India to conduct clinical trials for our CIT technology. Additionally, Jaiva will support us in securing Indian government approval for the use of the CIT technology as a cancer therapy and vaccine throughout the country.

In November 2010, we agreed to form NuVax Therapeutics, Inc. (“NuVax”) – as a wholly owned subsidiary – with Dr. Umesh Bhatia to supersede the April 1, 2010 agreement discussed above, thus creating a unique platform to enhance the planned collaboration by significantly expanding clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies. In connection with the formation of NuVax, all rights to our CIT technology will be transferred to NuVax. All further development and commercialization of CIT and other to-be in-licensed novel cancer fighting technologies will be made by NuVax.  NuVax is seeking funding for the development of our CIT technology.

Due to the following conditions at December 31, 2010, we decided to impair the remaining balance of our CIT asset:

•	Lack of any potential future revenue;

•	Lack of future cash flows;

•	High cost of future clinical studies; and

•	Limited time remaining on the patent.

The amount of the impairment was $1,058,333 for the year ended December 31, 2010.

OUR ONKO-SURE® PATENTS

Success in development of our Onko-Sure® patents depends, in part, on our ability to obtain U.S. and foreign patent protection for our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of third parties.

The U.S. Patent and Trademark Office (“USPTO”) has issued to us two patents which describe methods for measuring ring-shaped particles in extra-cellular fluid as a means for detecting cancer. Our patent for a method of detecting the tumors using ring shaped particles as a tumor marker was issued on October 17, 1995 and expires on October 17, 2012. Our patent for a method for detecting the presence of ring shaped particles as tumor markers was issued on June 3, 1997 and expires on June 3, 2014. We have three additional patent applications pending in the U.S. with respect to our methodology for the Onko-Sure® tumor-markers as reliable indicators of the presence of cancer. In addition, we have one patent based on our methodology for the Onko-Sure® tumor marker pending in Europe.

There can be no assurance however, that any additional patents will be issued to us, or that, if issued, the breadth or degree of protection of these patents will be adequate to protect our interests. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information or obtain access to our know-how. Further, there can be no assurance that others will not be issued patents which may prevent the sale of our test kits or require licensing and the payment of significant fees or royalties by us in order for us to be able to carry on our business. Finally, there can be no guarantee that any patents issued to or licensed by us will not be infringed by the products of others. Defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to us. If the outcome is adverse, it could subject us to significant liabilities to third parties, require us to obtain licenses from third parties or require us to cease research and development activities or sales.

EMPLOYEES

As of December 31, 2010, we had 10 full-time employees in the U.S. We supplement our permanent staff with temporary personnel. Our employees are neither represented by a union nor subject to a collective bargaining agreement, and we consider our relations with our employees to be favorable. We have entered into certain agreements with our employees regarding their services. We utilize the services of consultants for safety testing, regulatory and legal compliance, and other services.

EXECUTIVE OFFICES

Our executive offices are located at 2492 Walnut Avenue, Suite 100, Tustin, California 92780, telephone number (714) 505-4460.

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Our reports and other information filed pursuant to the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the SEC’s Web site is http://www.sec.gov.

Although we maintain a website, www.radient-pharma.com, we do not post our annual report on Form 10-K or other periodic reports there.  However, we provide a link to our SEC filings on our website and you can request copies of such reports from our investor relations team and they will submit them to you free of charge.  You can contact our investor relations team at ir@radient-pharma.com or by telephone at 714-505-4460.

Information located on, or accessible through, our website is not incorporated into this filing unless this filing specifically indicates otherwise.

Item 1A.  Risk Factors

Our business involves significant risks which are described below.

Risks Related to our Financial Condition, Defaults under Senior Securities and Pending Litigation

Our independent registered public accounting firm has included a going concern and “emphasis of a matter” paragraph in their report on our financial statements.

Our independent registered public accounting firm expressed an opinion on our consolidated financial statements which includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our significant operating loss in 2010, our negative cash flows from operations through December 31, 2010 and our accumulated deficit at December 31, 2010. Our ability to continue as an operating entity currently depends, in large measure, upon our ability to generate additional capital resources. The opinion also includes an “emphasis of a matter” paragraph which refers to our default on debt described in Note 16 to the consolidated financial statements. In light of this situation, it is not likely we will be able to raise equity. While we seek ways to continue to operate by securing additional financing resources or alliances or other partnership agreements, we do not at this time have any commitments or agreements that provide for additional capital resources. Our financial condition and the going concern emphasis paragraph may also make it more difficult for us to maintain existing customer relationships and to initiate and secure new customer relationships.

We have incurred significant losses and may never generate profits.

We incurred net losses of $85,711,853 and $16,621,055 for the years ended December 31, 2010 and 2009, respectively, and had an accumulated deficit of $138,150,406 at December 31, 2010.  Non-cash losses from change in derivative liabilities, various penalties, impairment charge related to the note receivable from JPI, impairment of investment in JPI and CIT intangible asset, and losses from the extinguishment of debt contributed to the increase in our accumulated losses and stockholders’ deficit.  There can be no assurance that we will ever be able to achieve our sales goals or earn a profit.

We have a significant amount of indebtedness that is in default and we are currently unable to satisfy our obligations to pay interest and principal thereon.

As of May 20, 2011, we had the following approximate amounts of outstanding short term indebtedness:

(i)	Accrued interest of approximately $498,000;

(ii)	Approximately $46,000 in unsecured convertible notes bearing interest at 10% per annum increased to 18% per annum due to failure to pay the Notes by September 29, 2010;

(iii)
Approximately $880,900 in unsecured convertible notes bearing interest at 12% per annum, increased to 18% per annum upon the occurrence of trigger event, due one year from issuance. These convertible notes are related to four closings during March and April of 2010;

(iv)	Approximately $56,000 in senior unsecured convertible promissory notes bearing interest at 18% interest, payable quarterly in cash, which are due between December 2010 and May 2011.

(v)
Approximately $8.7 million in convertible promissory notes which represents approximately $8.4 million that was funded in January 2011, net of two principal installment payments in the aggregate amount of approximately $1.7 million made in March and April 2011, plus an aggregate of approximately $1.9 million related to registration rights penalties and default. As of May 3, 2011, all of the note holders have declared this debt in default due to non-payment of the May installment. In the default notices, the notes holders elected to redeem the note in full. As a result of the default, the notes accrue late charges at a rate of 24% per annum, commencing on May 3, 2011.

As of May 20, 2011, all closings in the 2010 Notes with a balance of $880,926 in principal outstanding, and the January 2011 Notes, with a balance of $8,697,647 are in default.

As of May 20, 2011, approximately 95% of the notes payable outstanding at December 31, 2010, representing approximately $22,523,241 in principal and $2,059,122 in accrued interest, were converted into approximately 60,064,210 shares of our common stock. We obtained stockholder approval to restructure and convert a significant portion of the debt referred to in (ii) through (iv) above; however, there can be no assurance such indebtedness will be restructured or converted into equity, which is at the debt holder’s discretion.  Absent full conversion of these debts or the receipt of new financing or series of financings, our current operations do not generate sufficient cash to pay interest and principal on these obligations.  Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future.

In the event we are unable to restructure or convert into equity the balance of the 2010 Notes and the 2011 Notes, the holders may obtain judgments against us and seek to enforce such judgments against our assets, in which event we will be required to cease our business activities and the equity of our stockholders will be effectively wiped out.

If we cannot cure our noncompliance issues with the NYSE Amex and successfully appeal their notice to delist our common stock from their exchange, our common stock will be delisted from the NYSE Amex.

On December 23, 2009, we received notice from the NYSE Amex stating that we are not in compliance with Section 1003(a)(iv) of the NYSE Amex's Company Guide. Specifically, after reviewing of our Form 10-Q for the period ended September 30, 2009, the NYSE Amex staff opined that we have sustained losses which are so substantial in relation to our overall operation or our existing financial resources, or our financial condition has become so impaired that it appears questionable, as to whether we will be able to continue operations and/or meet our obligations as they mature.  As a result, we became subject to the procedures and requirements of Section 1009 of the Company Guide. To maintain our NYSE Amex listing, we submitted a plan to the NYSE Amex on January 22, 2010, advising the NYSE Amex that we intend to regain compliance with Section 1003(a)(iv) of the Company Guide by June 23, 2010. After reviewing the plan, the NYSE Amex determined that we made a reasonable demonstration of an ability to regain compliance with the continued listing standards and they therefore granted us an extension to regain compliance with Section 1003(a)(iv) by June 23, 2010.  Notwithstanding the updated compliance information we submitted on January 14, 2011, pursuant to an additional extension, on  January 25, 2011, the NYSE Amex sent us a delisting notice stating their determination and belief that we did not make progress consistent with the plan and remain non-compliant with Sections 1003(a)(i), 1003(a)(ii), 1003(a)(iii), 1003(a)(iv) and 704 of the Company Guide,  and therefore, our securities are subject to immediate delisting proceedings.  Pursuant to our rights under the Company Guide, we requested a hearing before a Listing Qualifications Panel to explain our position that we should not be delisted and should remain a listed company on the NYSE Amex.

We received another notice from the NYSE Amex on March 16, 2011, stating the NYSE Amex’s Staff belief that we failed to comply with additional disclosure requirements, specifically, those contained in Sections 401(e) and 402(e) of the Company Guide and that we failed to comply with Section 132(e) of the Company Guide for allegedly omitting material information in the written submission to the NYSE Amex regarding our request for an appeal.  These claims center around the recent press releases regarding our collaboration agreement with Mayo Validation Support Services (“MVSS”) and whether the information contained in our press releases and submission to the NYSE Amex was materially misleading to investors and the NYSE Amex.

On April 14, 2011, the hearing with NYSE Amex’s staff was held. We were found to be in non-compliance with various sections of the Company Guide, stemming from continuing losses in each of our five most recent fiscal years, inadequacies in our cash position, stockholders’ equity below the required minimums, and going concern qualifications by our auditors.  Pursuant to the Panel's decision, on or before June 23, 2011, we are required to demonstrate compliance with all applicable requirements for continued listing and, in particular, must complete the following actions:

•	File this Annual Report on Form 10-K with the Securities and Exchange Commission;

•	Hold the planned stockholders' meeting at which directors will be elected; and,

•
Complete our plans for raising additional equity capital, thereby demonstrating our compliance with the NYSE Amex’s stockholders' equity requirement of $6 million and the lack of any financial impairment.

Although not contained in the Panel’s decision, as same was not due at the time the decision was rendered, we believe that our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 will also have to be filed by June 23, 2011 to demonstrate our compliance with all NYSE Amex listing standards.

If we are deemed not to have regained compliance with the continued listing standards by June 23, 2011, NYSE Amex will continue with delisting proceedings.

Although we believe we have made significant strides towards achieving compliance with the standards originally questioned and that we will be able to meet the stated requirements by June 23, 2011, there can be no assurance that such will be the case.

If we are unsuccessful in curing our non-compliance with the various NYSE Amex Company Guide sections, our shares of common stock will be delisted from the NYSE Amex.  If we are delisted, we will attempt to list our shares of common stock on the Over-the-Counter Bulletin Board exchanges (“OTCBB”) or “pink sheets”, and listing on such lower exchanges may negatively impact our stock.

There are two pending lawsuits against us, which if decided in plaintiffs’ favor may result in the payment of cash damages, additional warrants, and liability for certain of our executive officers.

On December 10, 2010, Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”) filed a complaint against us regarding the warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.  The Plaintiffs believe that the effective price of the Notes we issued pursuant to the 2010 Note Financing is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO.    The Plaintiffs amended their complaint to allege that the issuance of shares to two of our other note holders in settlement of a lawsuit with such note holders also triggered their anti-dilution rights.  Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting.  We do not agree with any of the Plaintiffs claims and intend to defend the case vigorously.  If the Plaintiffs prevail, they may be entitled to exercise their warrants for up to 21,800,000 shares of our common stock and the court may award them cash damages, which at this time, have not yet been established or calculated.

To date, we have expended a large amount of cash and time on this lawsuit and numerous depositions have been scheduled.  Considering the potential outcome of this lawsuit and attorney fees associated with litigating same, management believed it to be in the Company and our shareholders’ best interest to settle this lawsuit.

Accordingly, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs, which was amended on May 23, 2011.  Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we are not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required.  Under the terms of the Settlement Agreement, upon Court Approval, we shall issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex have previously approved for issuance to the Plaintiffs.

To account for the time it may take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes.  The notes shall be delivered upon Court Approval; they bear 8% interest and mature 4 months after issuance.  We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes.  As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued. Upon the occurrence of an event of default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.

Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000.  Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court. The Plaintiffs shall return all outstanding warrants to us if the note is paid in full on the maturity date.

We received Court Approval on May 24, 2011 and shall issue the required securities; however, the note must be paid on or before September 24, 2011 to avoid a judgment for the remaining principal, if any, at such time. As the outcome of litigation can never be determined, it is possible that the plaintiffs of the case discussed above will prevail no matter how vigorously we defend ourselves, which could result in enormous compensatory damages and actions against certain of our executive officers.  While we believe the suit is without merit and intend to vigorously defend against such claim, the outcome of any such litigation is inherently uncertain. All applicable insurance policies may not provide sufficient coverage for the cost of defense and claims under this lawsuit.

On March 11, 2011, The Rosen Law Firm, P.A. filed a class action suit, alleging we violated federal securities laws by misrepresenting the relationship between us and  third parties involved in our clinical studies of Onko-Sure® test. As of the date of this filing, we hired outside defense counsel, but have not submitted our response to the complaint.  We vehemently deny the allegations in the complaint and are proceeding to vigorously defend the suit.  Due to the uncertain nature of litigation and the early stage of this lawsuit, we cannot calculate the potential damages – nor does the complaint seek any specific monetary amount of damages.

Please see Item 3.  Legal Proceedings, below for additional information regarding these two lawsuits.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of the Company’s common stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of the Company’s common stock.

We do not intend to pay dividends on our common stock in the foreseeable future.

We currently intend to retain any earnings to support our growth strategy and do not anticipate paying dividends in the foreseeable future.

If we fail to comply with the rules under the Sarbanes-Oxley Act related to accounting controls and procedures or if the material weaknesses or other deficiencies in our internal accounting procedures are not remediated, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act required annual management assessments of the effectiveness of our internal controls over financial reporting commencing December 31, 2007.

Our management concluded the consolidated financial statements included in our Annual Report on Form 10-K as of December 31, 2010 and 2009 and for the two-years ended December 31, 2010, fairly present in all material respects our consolidated financial condition, results of operations and cash flows in conformity with accounting principles generally accepted in the U.S.

Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2010 and 2009 based on the control criteria established in a report entitled Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded our internal control over financial reporting was not effective as of December 31, 2010 and 2009. During its evaluation, as of December 31, 2010 our management identified material weaknesses in our internal control over financial reporting and other deficiencies as described in Item 9A. As a result, our investors could lose confidence in us, which could result in a decline in our stock price.

We are taking steps to remediate our material weaknesses, as described in Item 9A. If we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude in the future that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could decline significantly. In addition, we cannot be certain that additional material weaknesses or other significant deficiencies in our internal controls will not be discovered in the future.

We did not hold a special shareholder meeting by April 30, 2011, and we did not make the May2011 installment payment; therefore, the notes we issued in January 2011 are in default.

Pursuant to the terms of the securities purchase agreement we entered into on January 30, 2011, we are required to pay a monthly installment on the notes issued pursuant thereto, starting in March 2011.  We did not pay the May 2011 required payment, which is a default under the notes.  Additionally, we were required to hold a special shareholder meeting no later than April 30, 2011 (“Stockholder Approval”) seeking stockholder approval for (i) the issuance of all shares of common stock underlying the notes and warrants we issued pursuant to the securities purchase agreement without any restrictions or limitations pursuant to the NYSE Amex and (ii) an increase in our authorized shares of common stock to 400,000,000.  We timely filed the preliminary proxy statement on February 22, 2011 and received comments from the SEC that the proxy statement must incorporate our 2010 year-end financial statements by reference.  We were not able to file our 10-K for the year ended December 31, 2010 by the March 31, 2011 deadline or the April 15, 2011 permissible extension deadline and therefore were not able to hold the required meeting by April 30, 2011.  Failure to obtain Stockholder Approval by the required dates also constitutes an event of default under the notes.

Various other events, including but not limited to, the failure to have a registration statement declared effective by a certain date, certain additional indebtedness, and the issuance of securities that would cause a reduction in the conversion price or exercise price of the notes or warrants, respectively issued pursuant to the January 2011 financing constitute an event of default under the notes.

Pursuant to an event of default, the note holders can require us to redeem all or any portion of the note.  We must redeem each portion of the note subject to redemption in cash at a price equal to 125% of the greater of (x) the amount of the note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price of the note and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding the default and ending on the date the note holder delivered notice to us that he/she wants to redeem the note.  Additionally, for all untimely payments, we shall owe a late charge in an amount equal to interest on the notes at the rate of twenty four percent (24%) per annum from the date of the late payment until the payment is made.

After our failure to pay the May 2011 installment payment, all of the note holders submitted default/redemption notices to us.  Through the notice, each of the note holders exercised their redemption right requiring us to redeem the entire outstanding amount of the note and to pay late charges of 24% until such payment is made.  We are currently trying to negotiate a settlement with the note holders regarding this payment, but as of the date of this filing, we have not yet entered into any formal settlements and there is no guarantee that we will be able to enter into any such settlement.

Additional events that constitute an event of default under the notes may have occurred, for instance, the issuance of notes to the investors of the Registered Direct Offering we closed in November 2009 pursuant to a settlement of litigation with such investors, but no additional penalties are available.

If we are unable to settle the default and related redemption notices, we will have to redeem the notes in a large amount of cash, which will adversely affect our cash flow and in turn, our ability to carry out our operations.

Until the registration statement we filed for the shares issued pursuant to the private financing we closed in January 2011 is declared effective we will be subject to liquidated damages.

Pursuant to the private financing we closed in January 2011, we entered into a registration rights agreement to register 130% of the shares issued pursuant to such financing.  Pursuant to our obligations, we timely filed the initial registration statement on February 9, 2011.  However, we were required to have the registration statement declared effective by the SEC no later than April 1, 2011 if the SEC does not conduct a full review on the registration statement and no later than May 2, 2011 if the SEC conducts a full review on the registration statement.  We must also keep the registration statement continuously effective until all of the securities covered by it have been sold pursuant to it or until all of the securities registered therein may be sold without registration under Rule 144 of the Securities Act – the effectiveness period.  Although we timely filed the registration statement we received comments from the SEC that the registration statement, which we originally filed as a Form S-3, must be converted into a Form S-1.  Due to the timing, the registration statement must now include our 2010 year-end consolidated financial statements, which will have to be cleared by the SEC before the registration statement is declared effective.  Due to the above, the registration statement has not been declared effective.  Although there is a sixty (60) day cure period, failure to meet these timelines by such cure date, constitutes an event of default under the notes we issued in the January 2011 financing pursuant to which the note holder can require us to redeem the note.  Additionally, failure to meet these timelines requires us to pay to each note holder an amount in cash equal to one and one-half percent (1.5%) of the aggregate purchase price such note holder paid in the financing; there is no cure period for these fees.  Such payment is required on the initial date of the failure and every thirtieth day thereafter (pro-rated for periods totaling less than thirty days) until the failure is cured.  If we fail to make such payments, they shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.  These same payments also apply if, after the registration statement is declared effective, we fail to keep the registration statement effective during the effectiveness period. As of the date of this filing, we have incurred approximately $126,500 in such penalties, which shall continue to increase until the registration statement is declared effective.

Risks Related to our Products and Development of our Business

Limited product development activities; our product development efforts may not result in commercial products.

We are limited in the number of additional products we can develop at this time. Successful cancer detection and treatment product development is highly uncertain, and very few research and development projects produce a commercial product. Products like Onko-Sure® appear promising in the early phases of development may fail to reach the market for a number of reasons, such as:

•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results;

•	the product candidate was not effective in treating a specified condition or illness;

•	the product candidate had harmful side effects on humans;

•	the necessary regulatory bodies did not approve our product candidate for an intended use;

•	the product candidate was not economical for us to manufacture and commercialize; and

•	the product candidate is not cost effective in light of existing therapeutics.

Of course, there may be other factors that prevent us from marketing a product including, but not limited to, our limited cash resources. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval in multiple jurisdictions for a product varies by jurisdiction and by product. We cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval.

Our business is capital intensive and we may need additional operating capital.

The current level of our revenues is not sufficient to finance our operations on a long-term basis. Accordingly, our ability to continue to conduct business and operations is substantially dependent on our ability to rapidly raise additional capital to: (i) finance the costs of additional research and development of our Onko-Sure® test kit (ii) expand sales and the marketing of new and existing products; (iii) fund ongoing selling, general and administrative expenses of our business; and (iv) afford the costs of being a public company. If we do not receive additional financing, we will likely be unable to increase sales of our Onko-Sure® IVD test kits or otherwise support our operating cash needs.  In such event we may no longer be able to meet our cash needs in the U.S. to enable us to pay our continuing obligations when due or to continue to operate our business.  In such event, we may be required to seek protection under the U.S. bankruptcy laws.

At May 20, 2011, we had cash on hand in the U.S. of approximately $2.3 million. We require approximately $550,000 per month for operating expenses to fund the costs associated with our financing activities; SEC and NYSE reporting; legal and accounting expenses of being a public company; other general administrative expenses; research and development, regulatory compliance, and distribution activities related to Onko-Sure®  test kit; the operation of a USFDA approved pharmaceutical manufacturing facility; and compensation of executive management and our employees.  The 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the 2011 financing agreement restricts the use of proceeds to pay any other debt obligation.

Our monthly cash requirement of $550,000 for operating expenses does not include any extraordinary items or expenditures, including payments for research on clinical trials for our Onko-Sure® test kit and research conducted through CLIA Laboratories. Accordingly, in the future we may require additional operating capital to meet these needs. No assurances can be given we will be able to obtain additional financing in the future, if needed for our operations.

Our current products cannot be sold in certain countries if we do not obtain and maintain regulatory approval.

We manufacture, distribute and market our products for their approved indications. These activities are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the USFDA and the Centers for Medicare and Medicaid Services (formerly Health Care Financing Administration) and certain foreign countries, including some in the European Union;. Currently, we (or our distributors) are required in the U.S. and in foreign countries to obtain approval from those countries’ regulatory authorities before we can market and sell our products in those countries. Obtaining regulatory approval is costly and may take many years, and after it is obtained, it remains costly to maintain. The USFDA and foreign regulatory agencies have substantial discretion to terminate any clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.

Our future prospects will be negatively impacted if we are unsuccessful in pending litigation over the CIT technology.

As noted above, we are engaged in litigation with AcuVector and with the Governors of the University of Alberta over our CIT technology. We believe both actions are without merit.  Yet, if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected and our future prospects for exploiting or licensing the CIT technology will be significantly impaired.

We have limited product liability insurance.

We currently produce products for clinical studies and for investigational purposes. We are producing our products in commercial sale quantities, which will increase as we receive various regulatory approvals in the future. There can be no assurance, however, that users will not claim that effects other than those intended may result from our products, including, but not limited to claims alleged to be related to incorrect diagnoses leading to improper or lack of treatment in reliance on test results. In the event that liability claims arise out of allegations of defects in the design or manufacture of our products, one or more claims for damages may require the expenditure of funds in defense of such claims or one or more substantial awards of damages against us, and may have a material adverse effect on us by reason of our inability to defend against or pay such claims. We carry product liability insurance for any such claims, but only in an amount equal to $2,000,000 per occurrence, and $2,000,000 aggregate liability, which may be insufficient to cover all claims that may be made against us.

If our intellectual property positions are challenged, invalidated or circumvented, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies’ patents. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe on our patents.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do.

We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Additionally, some of our competitors market products or are actively engaged in research and development in areas where we are developing product candidates. Large pharmaceutical corporations have greater clinical, research, regulatory and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We have limited sales of the Onko-Sure® test kit and are reliant on our distributors for sales of our products.

Virtually all of our operating revenues came from the sale of Onko-Sure® to distributors and research users. Historically, we have not received any substantial orders from any of our customers or distributors of Onko-Sure® test kits. However, in 2010 our U.S. sales increased in comparison to prior years. Although our distributor network is increasing, any projection of future orders or sales of Onko-Sure® test kits is unreliable. In addition, the amount of Onko-Sure® test kits purchased by our distributors can be adversely affected by a number of factors, including market challenges of commercializing a recently approved biotech product, budget cycles and the amount of resources available for marketing programs, demand creation activities, and outreach to appropriate healthcare professionals and targeted markets.

We have a limited supply of one of the key components of the Onko-Sure®

Although the Company has obtained approval from the USFDA to market the then current formulation of the Onko-Sure® test kit, it has been determined that one of the key components of the Onko-Sure® test kit, the anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. Currently, we have two lots remaining which are estimated to produce approximately 21,000 kits; this is sufficient to fill all current orders.  Although we are investigating alternatives or outsourcing of this component so we are in a position to have an unlimited supply of Onko-Sure® in the future, we cannot assure this will be completed.  Without such replacement, we will not be able to produce any additional kits once our current supply is used.

We are subject to risks associated with our foreign distributors.

Our business strategy includes the continued dependence on foreign distributors for our Onko-Sure® test kits. To date, we have not been successful in generating a significant increase in sales for Onko-Sure® test kits through foreign distribution channels in existing markets or in developing foreign distribution channels in new markets. We are also subject to the risks associated with our foreign distributor’s operations, including: (i) fluctuations in currency exchange rates; (ii) compliance with local laws and other regulatory requirements; (iii) restrictions on the repatriation of funds; (iv) inflationary conditions; (v) political and economic instability; (vi) war or other hostilities; (vii) overlap of tax structures; and (viii) expropriation or nationalization of assets. The inability to manage these and other risks effectively could adversely affect our business.

Risks Relating to Our Securities

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our common stock, which is listed on the NYSE Amex and there can be no assurance that a trading market will develop further or be maintained in the future.   During the month of April 2011, our common stock traded an average of approximately 3.2 million shares per day.  As of May 20, 2011 the closing bid price of our common stock was $0.28 per share.  As of May 20, 2011, we had approximately 801 stockholders of record of our common stock, not including shares held in street name.  In addition, during the past two years our common stock has had a trading range with a low price of $0.22 per share and a high price of $2.19 per share.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

Penny stocks are frequent targets of fraud or market manipulation.  Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

Our stock price is volatile, which could adversely affect your investment.

Our stock price, like that of other international bio-pharma and/or cancer diagnostic companies, is highly volatile. Our stock price may be affected by such factors as:

•	clinical trial results;

•	product development announcements by us or our competitors;

•	regulatory matters;

•	announcements in the scientific and research community;

•	intellectual property and legal matters;

•	broader industry and market trends unrelated to our performance; and

•	economic markets in Asia.

In addition, if our revenues or operating results in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

Our stock price and financing may be adversely affected by outstanding warrants, options, and convertible securities.

We have a significant number of warrants and options outstanding and a large amount of convertible notes which “over hang” the market for the Company’s common stock. As of December 31, 2010, we had warrants outstanding that are currently exercisable for up to an aggregate of approximately 27,139,000 shares of common stock at a weighted average exercise price of $0.74 per share; options outstanding for approximately 7,368,001 shares of common stock at a weighted average exercise price of $0.75 per share; and approximately 27,881,381 shares of common stock potentially issuable on conversion of our 2008 Convertible Notes at $0.72 per share and our various issues of 2010 Convertible Notes at $0.72 per share based on 80% of 5-day VWAP for the period ended December 31, 2010 (see Note 8). Exercise of the warrants and options may cause dilution in the interests of other stockholders as a result of the additional common stock that would be issued upon exercise.  In addition, sales of the shares of our common stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock.  Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.  Additionally, the existence of, and/or exercise of all or a portion of these securities, create a negative and potentially depressive effect on our stock price because investors recognize that they “over hang” the market at this time.

Item 1B. Unresolved Staff Comments

Although we are a smaller reporting company, we are voluntarily disclosing that we received SEC comments regarding the S-3/A registration statement we filed on March 4, 2011 and the preliminary proxy statement we filed on February 22, 2011.  The comment for the registration statement requires that we file a pre-effective amendment on Form S-1 and the comments for the proxy statement requests that we include our 2010 financial statements.  Accordingly, once we file this Form 10-K, we shall file the pre-effective amendment and the amendment to our proxy statement, unless we decide it is more appropriate to wait until after the SEC clears this Form 10-K to file such amendments.

Item 2.  Properties

Our office in the U.S. consists of a research laboratory and manufacturing facility which occupies 4,395 square feet and is located at 2492 Walnut Avenue, Suite 100, Tustin, California. We leased this facility at a monthly rate of $6,900 per month, including property taxes, insurance and maintenance through December 1, 2010. The lease was extended through August 31, 2011.  Relations with the landlord are good and we do not expect to have to relocate our executive offices.

Item 3.  Legal Proceedings

On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to our CIT technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against us for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. We have performed extensive due diligence to determine that AcuVector had no interest in the technology when we acquired it. We have recently initiated action to commence discovery in this case, and AcuVector has taken no action to advance the proceedings since filing the complaint in 2002. We are confident that AcuVector’s claims are without merit and that we will receive a favorable judgment. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying consolidated financial statements.

We are also defending a companion case filed in the same court by the Governors of the University of Alberta against us and Dr. Chang. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by us to Dr. Chang for the CIT technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that we conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that we are not the owner of the CIT technology, just that the University has an equitable interest therein for the revenues there from. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying consolidated financial statements. No significant discovery has as yet been conducted in the case.

Accordingly, if either AcuVector and/or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected, and our future prospects for exploiting or licensing the CIT technology will be significantly impaired.

On June 11, 2010, Hudson Bay Fund, L.P. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to our April 8, 2010 Convertible Promissory Notes. The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. We noted this Trigger Event and recorded it in our accompanying financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because we did not cure the first Trigger Event within five trading days. As a result to the second alleged Trigger Event, Hudson Bay alleges that the outstanding balance of the Note should be immediately increased by an additional 125%. We do not agree with Hudson Bay’s second allegation. On January 21, 2011, Hudson agreed to exchange the Hudson Notes for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and we and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 21, 2011.

On December 10, 2010, Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”) filed a complaint against us regarding the warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.  The Plaintiffs believe that the effective price of the Notes we issued pursuant to the 2010 Note Financing is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO.    The Plaintiffs amended their complaint to allege that the issuance of shares to two of our other note holders in settlement of a lawsuit with such note holders also triggered their anti-dilution rights.  Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting.  We do not agree with any of the Plaintiffs claims and intend to defend the case vigorously.  If the Plaintiffs prevail, they may be entitled to exercise their warrants for up to 21,800,000 shares of our common stock and the court may award them cash damages, which at this time, have not yet been established or calculated.

To date, we have expended a large amount of cash and time on this lawsuit and numerous depositions have been scheduled.  Considering the potential outcome of this lawsuit and attorney fees associated with litigating same, management believed it to be in the Company and our shareholders’ best interest to settle this lawsuit.

Accordingly, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs, which was amended on May 23, 2011.  Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we are not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required.  Under the terms of the Settlement Agreement, upon Court Approval, we shall issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex have previously approved for issuance to the Plaintiffs.

To account for the time it may take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes.  The notes shall be delivered upon Court Approval; they bear 8% interest and mature 4 months after issuance.  We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes.  As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued. Upon the occurrence of an event of default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.

Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000.  Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court. The Plaintiffs shall return all outstanding warrants to us if the note is paid in full on the maturity date.

We received Court Approval on May 24, 2011 and shall issue the required securities; however, the note must be paid on or before September 24, 2011 to avoid a judgment for the remaining principal, if any, at such time.

On October 14, 2010, we entered into a forbearance agreement with two investors of the 2010 closings, including the lead investor. These investors negotiated the terms of such forbearance agreement in lieu of entering into the Extension letter agreement we entered into with the other 2010 Note Financing note holders.  As a result of the Forbearance Agreement $682,693 was added to the principal balance of these investors’ notes.  Since we did not hold the shareholder meeting on November 15, 2010, the 2010 Closings are susceptible to default pursuant to which the investors of the 2010 Closings can declare the entire amount outstanding immediately due and payable; however, as of the date of this Report we have not received any notice of defaults relating to this failure except from the investors who signed the forbearance agreement discussed above.  Those two investors claim that because we did not hold the shareholder meeting on November 15, 2010, the forbearance agreement allows them then to seek all recourse available under the terms of the original note and the forbearance agreement specifically asserts that only one trigger event occurred, they are entitled to an additional 25% increase in their note balance. The Company is negotiating a settlement; until an agreement is reached we have increased the balance of the notes by 25%, totaling $868,522.

On March 11, 2011, The Rosen Law Firm, P.A. filed a class action suit, alleging we violated federal securities laws by misrepresenting the relationship between us and  third parties involved in our clinical studies of Onko-Sure® test kit. We believe there is no basis to the suit filed by The Rosen Law Firm and we are defending it vigorously.

Other than the above mentioned litigation matters, neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Item 4. (Removed and Reserved)

PART II

Item 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Our common stock is listed on the NYSE Amex under the symbol “RPC.”

Our stock price, like that of some other cancer diagnostic and pharmaceutical companies, is highly volatile. Our stock price may be affected by such factors as:

•	clinical trial results;

•	product development announcements by us or our competitors;

•	regulatory matters;

•	announcements in the scientific and research community;

•	intellectual property and legal matters;

•	broader industry and market trends unrelated to our performance; and

•	economic markets in Asia.

In addition, if our revenues or earnings in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

Market Information — Our common shares are currently listed on the NYSE Amex under the symbol “RPC”. On May 20, 2011, the closing price of our common shares on NYSE Amex was $0.28.

Set forth in the following table are the high and low closing prices for the years ended December 31, 2009 and 2010 for our common stock.

	High	Low
Quarter Ended
March 31, 2009	$1.38	$0.70
June 30, 2009	$1.35	$0.75
September 30, 2009	$1.01	$0.55
December 31, 2009	$0.60	$0.22

Quarter Ended
March 31, 2010	$0.38	$0.22
June 30, 2010	$2.19	$0.23
September 30, 2010	$1.03	$0.40
December 31, 2010	$1.02	$0.29

Record Holders.  As of May 20, 2011, there were approximately 801 record holders of our common stock.

Dividend Policy.  We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. We anticipate that earnings, if any, will be retained for the operation of our business.

Securities Authorized for Issuance Under Equity Compensation Plans.

This information is included under Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Purchases of Securities by the Company

None.

Recent Sales of Unregistered Securities

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

We have funded our operations primarily through a series of Regulation S and Regulation D companion offerings (the “Offerings”), as described below.

2008 Convertible Note Financing

On September 15, 2008, we conducted the closing of a combined private offering of 10% Convertible Notes (the “2008 Convertible Note Offering”) under Regulation D and Regulation S of $2,510,000 of 10% Convertible Promissory Notes (the “2008 Convertible Debt”), maturing at the earlier of (i) upon the closing of a Qualified Public Offering of our common stock (as defined below), if not mandatorily converted at the closing, or (ii) September 15, 2010 (the “Maturity Date”). For purposes thereof, “Qualified Public Offering” shall mean an equity offering of not less than $25 million in gross proceeds. The 2008 Convertible Notes bear interest at the annual rate of ten percent (10%) which shall accrue and be payable on the Maturity Date. If all of the principal amount of a 2008 Convertible Debt has not been voluntarily converted by the holder or a Qualified Public Offering causing a mandatory conversion shall not have occurred prior to the Maturity Date, the note holder shall receive additional interest (“Bonus Interest”) equal to fifty percent (50%) of the remaining principal amount of the 2008 Convertible Debt on the Maturity Date. Any unpaid Bonus Interest shall accrue interest thereafter at the rate of ten percent (10%) per annum thereon until paid.

The holders of the 2008 Convertible Debt have the right to convert the entire principal and accrued interest of the 2008 Convertible Debt into the common stock of the company at any time prior to the Maturity Date at $1.20 per share. Upon conversion of the 2008 Convertible Debt into our common stock, we shall issue warrants to purchase common stock (“Investor Warrants”) to the converting investors in the amount equal to fifty percent (50%) of the number of shares of common stock into which the 2008 Convertible Debt were converted. The Investor Warrants have a term of five (5) years from the date of issuance and shall be exercisable at a price equal to 120% of our stock price on the date of conversion; however, in no case will the exercise price be less than $2.80.

The shares of common stock issuable upon a voluntary conversion of the 2008 Convertible Debt carry so-called “piggy-back” registration rights should we file a registration statement in the future. In the event of a forced conversion into common shares in the event of a Public Offering, holders of the 2008 Convertible Debt will be subject to a lock-up on any remaining shares not sold in the offering for ninety (90) days after the Public Offering.

In connection with the offer and sale of the Notes in the 2008 Convertible Debt Offering, we relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Regulation D, Rule 506 promulgated there under. We believe that all of the purchasers of Convertible Notes are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act.

In connection with the sale of 2008 Convertible Debt, we utilized the services of Jesup & Lamont Securities Corporation and Dawson James Securities, Inc., FINRA (NASD) member broker-dealers (the “Placement Agents”). For their services, the Placement Agents received commissions of 10% of the amount of the notes sold and the Placement Agents received an aggregate of $313,750 (2.5%) as due diligence and non-accountable expenses. We incurred an additional $111,849 in legal and other expenses related to the issuance of the Convertible Notes. The Placement Agents and their assigns also received five year warrants (“Placement Agent Warrants”) to purchase up to 209,166 shares of our common stock exercisable at $2.69, representing 115% of the five day volume-weighted average price of our common stock up through and including September 12, 2008. The terms of these warrants require that we issue additional warrants in the case of certain dilutive issuances of our common stock through the first quarter of 2009. The number of additional warrants to be issued is based on the percentage decrease in share price of the dilutive issuance compared to the exercise price of the warrants.

Pursuant to a Letter Agreement dated September 24, 2010, we sought the remaining 2008 Convertible Debt holders’ agreement to waive the default (our failure to pay the note by the maturity date) and give us until November 15, 2010 to issue them the shares underlying the 2008 Convertible Debt. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the 2008 Convertible Debt outstanding as of September 14, 2010 by $56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate shall apply to the interest due from September 15, 2010 until the Note is converted pursuant to the 2008 Letter Agreement. The 2008 Convertible Debt holders are entitled to the Bonus Interest, which we calculated as a one-time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010 the principal balance of the Notes outstanding on September 14, 2010; however, such interest shall accrue at the rate of 18% per annum until paid. The amount of the 25% Increase and Bonus Interest shall be combined and such total shall be directly applied to the principal amount of the Notes outstanding on September 14, 2010. The outstanding balance of the 2008 Convertible Debt immediately before the 2008 Letter Agreement was $226,538 with a corresponding unamortized debt discount of $159,547. Due to the effect of the 2008 Letter Agreement, we accelerated the amortization of the remaining debt discount and recorded an increased to the outstanding principal balance by $113,269 and $56,635 representing 50% bonus interest and 25% interest, respectively. Since the 50% bonus interest was in accordance with the terms of the original convertible note agreement, we recorded such amount as interest penalty. In accordance with relevant accounting guidance, we recorded the 25% increase as a loss on extinguishment since the terms as described in the 2008 Letter Agreement indicates that the prior debt agreement would be extinguished. Finally, we agreed to adjust the Conversion Price of the 2008 Convertible Debt to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex Approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event shall the Conversion Price be less than $0.28 per share.

Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuance by such date, the outstanding September 2008 Convertible Notes are in default. As of filing date we have not received any default notices and as of the filing date $54,232 of the September 2008 Convertible Notes remain outstanding and contractually in default.

12% Convertible Note Financing March and April 2010

On March 22, 2010, we entered into a Note and Warrant Purchase Agreement with one accredited investor. Pursuant to the Agreement, we issued the Lender a 12% Convertible Promissory Note (“Note”) in the principal amount of $925,000 and a five year warrant (“Warrant”) to purchase up to 1,100,000 shares of our Common Stock. The Warrant is initially exercisable at the higher of: (i) 105% of the average VWAP for the five trading days immediately preceding the date we issued the Warrant; and (ii) the Floor Price (the same as in the Note) in effect on the date the Warrant is exercised. The Note carries a 20% original issue discount. In addition, we agreed to pay $200,000 to the Lender to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the loan at the closing of the transaction. As a result, the total net proceeds we received were $540,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated there under. We believe the purchaser is an “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act. The Conversion Price of the Convertible Promissory Note is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought but will be at least $0.28 per share, subject to adjustment upon the occurrence of certain events.

The transaction with the Lender was the “First Closing” of a series of similar transactions in April 2010, which together are hereinafter referred to as “2010 Notes.” On April 8, 2010, our Board of Directors authorized us to enter into additional Purchase Agreements to issue up to an additional $7,500,000 of 12% Convertible notes and to issue warrants to issue up to an additional 15,000,000 shares of our Common Stock pursuant to the 2010 Notes.

On April 8, 2010, we entered into Note and Warrant Purchase Agreements (the “Agreements”) with 24 accredited investors (“Lenders”) in the “Second Closing” of the sale of 12% Convertible Notes (“Second Closing Notes”) and Warrants. Pursuant to the Agreements, we issued to the Lenders Convertible Promissory Notes in the aggregate principal amount of $5,490,165 and warrants to purchase up to 6,528,843 shares of our Common Stock (“Warrants”). The Second Closing Notes matured on April 7, 2011 (“Maturity Date”). The Second Closing Notes contain original issue discounts and fees payable by us aggregating $2,285,165. As a result, the total net proceeds we received were $3,225,000. The Agreements, Notes and Warrants, as well as the terms of this transaction, are substantially the same as those we issued to the investor in the First Closing on March 22, 2010, as disclosed on the Form 8-K we filed with the Securities and Exchange Commission on March 26, 2010.

As of the Second Closing, we had 26,851,069 shares of common stock issued and outstanding. The Agreements include an addendum that prohibits us from issuing more than 594,528 shares to the Lenders, unless we receive stockholder approval and NYSE Amex approval to list and issue all shares issuable: (i) upon exercise of all of the Warrants at $0.38 per share, (ii) all of the Notes are converted at that same price (which is the lowest price possible, although the initial conversion price is 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion) and (iii) no shares are issued in payment of interest. We were required under the terms of the Notes to obtain stockholder approval, on or before July 15, 2010, of the issuance of all shares of our common stock issuable pursuant to the Notes and Warrants. If we failed to obtain such approval, an Event of Default under the Notes would occur. We were also obligated to receive listing approval from NYSE Amex for the shares of our Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after closing, but in no event later than May 1, 2010.

On April 13, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Third Closing” of the 2010 Notes . Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $3,957,030 (“Third Closing Notes”) and warrants to purchase up to 4,705,657 shares of our Common Stock (“Warrants”). The Third Closing Notes matured on April 12, 2011 (“Maturity Date”). The conversion price of the Third Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $0.28 per share. We agreed to pay to the Lenders one-sixth of the principal amount of the Notes each month commencing on the six month anniversary of the Notes and the balance of the unpaid principal of the Notes on the one year anniversary date of the Notes. The Notes contain original issue discounts and fees payable by us aggregating $1,646,980. As a result, the total net proceeds we received in the Third Closing were $2,310,000. The exercise price of the Warrants issued in the third closing is $0.69 per share.

On April 26, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Fourth Closing” of the 2010 Notes. Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $685,170 (“Fourth Closing Notes”) and warrants to purchase up to 712,949 shares of our Common Stock (“Warrants”).  The Fourth Closing Notes matured on April 26, 2011 (“Maturity Date”). The conversion price of the Fourth Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion, or (ii) $0.28 per share. The Notes carry 20% original issue discounts and fees payable by us of $285,170. As a result, the total net proceeds we received in the Fourth Closing were $400,000. The exercise price of the Warrants issued in the fourth closing is at an initial exercise price of $0.28 per share for two investors and up to 101,849 shares at an exercise price of $0.89 per share for the remaining two investors.

The Agreements, Notes and Warrants, as well as the terms of this transaction (other than the exercise price of the warrants) in the Second, Third and Fourth Closings are substantially the same as those we issued to the investor in the First Closing pursuant to the Note and Warrant Purchase Agreements we entered into on March 22, 2010.

Upon a Triggering Event, as defined in the Note, the outstanding balance of the Note immediately increases to 125% of the then-owed principal balance and interest accrues at the rate of 18% per annum. Upon an Event of Default, as defined in the Note, the holders may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable. However, all outstanding obligations payable by us automatically becomes immediately due and payable if we become the subject of a bankruptcy or related proceeding. Since the registration statement, registering all of the securities issuable in the March-April 2010 12% Convertible Note Financing was not declared effective by June 1, 2010, a trigger event under the terms of the notes issued in the First Closing, Second Closing and Third Closing occurred (the “June 1 Trigger Event”). Since the registration statement, registering all of the securities issuable in the 2010 Notes, was not declared effective by August 31, 2010, a trigger event under the terms of the notes issued in the Fourth Closing occurred (the “August 31 Trigger Event” together with the June 1 Trigger Event, the “Trigger Events”). Upon the occurrence of Trigger Events, the outstanding balance of the Notes immediately increased to 125% of the then-owing principal balance and interest commenced to accrue at the rate of 18% per annum. Under the terms of registration rights agreement we entered into for the 2010 Notes, if we fail to file the registration statement or keep it effective as per the terms of such agreement, $100 per day shall be added to the principal balance of the Notes for so long as the registration statement remains unfiled or not effective, up to a cap of $10,000 (the “Registration Rights Increased Principal”).

Additionally, we were required under the terms of the Note to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third and Fourth Closings. Due to the continuing SEC review of the related proxy statement and periodic reports that we are required to submit to our shareholders with such proxy statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore we were not able to have a meeting or obtain shareholder approval on such date. This failure constituted an event of default under the Notes, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the potential default, to maintain good relationships with the investors of the 2010 Notes, we requested them to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010 (the “Extension”).

In exchange for their agreement to the Extension, we increased the principal balance of the Notes by 25%; except that pursuant to settlement negotiations, to avoid our lead investor from declaring a default and to obtain their agreement for us to instead hold the meeting on November 15, 2010, we agreed to increase the principal balance of the note issued to the investor in the First Closing by 68%. As a result of the 25% increase given pursuant to the Extension, we believed that no additional Trigger Events can be applied under the terms of the 2010 Notes, which limit the application of Trigger Events to two. By signing the agreement, the signing investor also agreed to waive any defaults related to our failure to hold a meeting or obtain shareholder approval by July 15 or August 31. Since we were unable to hold the meeting on November 15, 2010, because of the continued SEC review period, the Note holders maintain the right to declare the Notes in default.  We ultimately held the shareholder meeting on December 3, 2010 and all shares issuable pursuant to the 2010 Notes were approved by the shareholders.  On January 3, 2011, the NYSE Amex approved these shares.  Since such approvals, approximately 95% of the Note balances have been converted into shares of our common stock (see Note 16).

On October 14, 2010, we entered into a forbearance agreement with two investors of the 2010 closings, including the lead investor. These investors negotiated the terms of such forbearance agreement in lieu of entering into the Extension letter agreement we entered into with the other 2010 Note Financing note holders.  As a result of the Forbearance Agreement $682,693 was added to the principal balance of these investors’ notes.  Since we did not hold the shareholder meeting on November 15, 2010, the 2010 Closings are susceptible to default pursuant to which the investors of the 2010 Closings can declare the entire amount outstanding immediately due and payable; however, as of the date of this Report we have not received any notice of defaults relating to this failure except from the investors who signed the forbearance agreement discussed above.  Those two investors claim that because we did not hold the shareholder meeting on November 15, 2010, the forbearance agreement allows them then to seek all recourse available under the terms of the original note and the forbearance agreement specifically asserts that only one trigger event occurred, they are entitled to an additional 25% increase in their note balance. The Company is negotiating a settlement; until an agreement is reached we have increased the balance of the notes by 25%, totaling $868,522.

Due to the Trigger Events, Registration Rights Increased Principal and Extension, the total amount of principal on the outstanding Notes was $18,560,993 as of December 31, 2010.

Senior Notes, Series 1 and 2

On December 8, 2008, we conducted a first closing (the “Series 1 First Closing”) of a private offering under Regulation D (the “12% Series 1 Notes Offering”) for the sale to accredited investors of units consisting of $1,077,500 principal amount of 12% senior promissory notes (the “12% Series 1 Notes”) and five-year warrants (the “12% Series 1 Investor Warrants”) to purchase a total of 862,000 shares of our common stock at $1.00 per share. We received $856,714 in net proceeds in the Series 1 First Closing. On January 30, 2009, we conducted a second closing (the “Series 1 Second Closing”) of the 12% Series 1 Notes Offering, whereby we sold an additional $680,000 principal amount of 12% Series 1 Notes and 12% Series 1 Investor Warrants to purchase 544,000 shares of our common stock at $1.13 per share. We received $566,600 in net proceeds in the Series 1 Second Closing. Accordingly, a total of $1,757,500 in 12% Series 1 Notes and 12% Series 1 Investor Warrants to purchase up to an aggregate of 1,406,000 shares of common stock in the 12% Series 1 Notes Offering were sold. In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), we increased the principal of this note by $439,372 as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $2,196,872.

In connection with the 12% Series 1 Notes Offering, we agreed to file a registration statement by July 31, 2009 with the SEC on Form S-3 covering the secondary offering and resale of the shares of common stock underlying the 12% Series 1 Investor Warrants sold in the offering. That Registration Statement was declared effective on June 22, 2009.

Our exclusive placement agent was Cantone Research, Inc., a FINRA member broker-dealer. Cantone Research, Inc. received sales commissions of $175,750 and $60,225 non-accountable expenses for services in connection with the offering. In addition, we issued Cantone Research, Inc. placement agent warrants to purchase up to an aggregate of 122,140 shares of common stock (“Cantone Series 1 Placement Agent Warrants”).

On May 4, 2009, we conducted a first closing (the “Series 2 First Closing”) of a private offering under Regulation D (the “12% Series 2 Notes Offering”) for the sale to accredited investors of units consisting of $1,327,250 principal amount of 12% senior promissory notes (the “12% Series 2 Notes”; and, together with the 12% Series 1 Notes, the “Series 1 and 2 Notes”) and five-year warrants (the “12% Series 2 Investor Warrants”; and, together with the 12% Series 1 Investor Warrants, the “Series 1 and 2 Warrants”) to purchase a total of 2,123,600 shares of our common stock at $0.98 per share. We received $1,125,696 in net proceeds from the Series 2 First Closing. Under the terms of the offering, the exercise price of the 12% Series 2 Investor Warrant was 115% of the five-day volume weighted average closing price (“VWAP”) of our common stock on NYSE Amex for the five trading days prior to the date of the Series 2 First Closing. On June 12, 2009, we conducted a second closing (“Series 2 Second Closing”) of the 12% Series 2 Notes Offering, whereby we sold an additional $468,500 principal amount of the 12% Series 2 Notes and 12% Series 2 Investor Warrants to purchase up to an aggregate of 749,600 shares of our common stock at $1.11 per share. We received $396,296 in net proceeds from the Series 2 Second Closing. Accordingly, we sold a total of $1,795,750 in 12% Series 2 Notes and 12% Series 2 Investor Warrants to purchase up to an aggregate of 2,873,200 shares of common stock. The transactions completed in the Series 1 First Closing, the Series 1 Second Closing, the Series 2 First Closing, and Series 2 Second Closing are collectively referred to herein as the “12% Senior Note Offering.” In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), we increased the principal of the 12% Series 2 Notes by $449,092 as loss on debt extinguishment.  The total principal of these notes at December 31, 2010 were $2,244,691.

In addition, we issued additional placement agent warrants to Cantone Research, Inc. to purchase up to an aggregate of 84,656 shares of common stock (the “Cantone Series 1 and 2 Placement Agent Warrants”).

In connection with the 12% Series 2 Notes Offering, we agreed to file a registration statement by July 31, 2009 with the SEC on Form S-3 covering the secondary offering and resale of the shares of common stock underlying the 12% Series 2 Investor Warrants sold in the offering. That Registration Statement was declared effective on January 7, 2010.

The terms of the 12% Series 2 Notes provide that, if our stockholders do not approve the 12% Series 2 Notes Offering by September 1, 2009 and the Company does not redeem the 12% Series 2 Notes by November 30, 2009, the holders of such 12% Series 2 Notes shall be entitled to declare such notes to be in default and declare the entire principal and unpaid accrued interest thereon immediately due and payable. Since we did not make the interest payment due on December 1, 2009, we are in default under the 12% Series 2 Notes. Although we have not received any notice from the holders of the 12% Series 2 Notes requesting that we cure this default, we have exceeded the cure period and, therefore, all payments of principal and interest under the 12% Series 2 Notes are immediately due and payable and the interest rate is increased from 12% per annum to 18% per annum.

In March 2010, most of the Series 1 and 2 note holders signed an exchange agreement (the “Exchange Agreement”) pursuant to which they obtained the right to exchange their Series 1 and 2 Notes for shares of our common stock.  Pursuant to the Exchange Agreement, both the principal and the interest on the Series 1 and 2 Notes shall be exchanged for a certain number of shares of our common stock, the exact number of which is based upon the following formulas. The number of shares of common stock to be issued to the holders of Series 1 and 2 Notes in exchange for the principal amount of the Series 1 and 2 Notes shall be an amount equal to the quotient of (i) the amount of principal sought to be exchanged divided by (ii) 70% of the VWAP of our common stock for the five trading days immediately preceding the date the exchange is requested, but in no event shall the exchange price be less than $0.28. The VWAP is a fraction, the numerator of which is the sum of the product of (i) the closing trading price for the common stock on the applicable National Securities Exchange for each trading day during such five-day period and (ii) the volume of the common stock on the applicable National Securities Exchange for each such day, and the denominator of which is the total volume of the common stock on the applicable National Securities Exchange during such five-day period, each as reported by Bloomberg Reporting Service or other recognized stock market price reporting service. We maintain the right to pay all interest due on the Series 1 and 2 Notes between December 1, 2009 and June 30, 2010 in cash or in shares of common stock. If we elect to pay the interest in shares of common stock, then the number of shares of common stock to be issued to the holders of Series 1 and 2 Notes shall be an amount equal to the quotient of (i) the amount of interest sought to be exchanged divided by (ii) $0.28. Any interest payments due after June 30, 2010 shall be paid in cash if the market price of our common stock is below $0.28 per share on the interest payment date, as set forth in the Series 1 and 2 Notes. If the market price of our common stock on such date is equal to or above $0.28 per share, we reserve the right to pay the interest in shares of our common stock at $0.28.  By signing the Exchange Agreement, the note holders waived all defaults under their Series 1 and 2 Notes (“Default Waiver”) unless, and only unless we fail to pay or issue any principal or interest pursuant to the terms of the Exchange Agreement or if we did not receive shareholder approval of the shares issuable pursuant to the Exchange Agreement on or before November 15, 2010 (“Shareholder Approval”).  The original terms of the Exchange Agreement required we obtain Shareholder Approval by September 15, 2010.  However, in September 2010, the parties agreed to extend the time for which we were required to obtain Shareholder Approval until November 15, 2010, in consideration for which we increased the principal balance of the Series 1 and 2 Notes by 25%.

In September 2010, we amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, we agreed to (a) increase the principal balance due on the Notes by 25% effective September 1, 2010 and (b) we in our - sole discretion — maintain the right to pay the interest due on these notes in shares of our common stock so long as the market price of our common stock is equal to or above $0.28 per share on the date such interest is due. Due to the SEC’s review of the periodic reports we were required to mail with the proxy statement for the required shareholder approval, we were not able to hold the meeting by November 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the notes would automatically become immediately due and payable if they are not paid when due. We ultimately held the shareholder meeting and obtained the required shareholder approval on December 3, 2010; NYSE Amex approved the shares on January 3, 2011.

Since we received the shareholder approval, the Series 1 and 2 Note holders have been regularly submitting exchange notices to us pursuant to the Exchange Agreement and we have been issuing the requisite shares pursuant thereto and pursuant to the terms of the Exchange Agreement.  As of the date of this Report, principal and interest in the amount of approximately $4,718,683, representing approximately 85% of the total outstanding balance of the Series 1 and 2 Notes have been exchanged (See Note 16).  Since the note holders continue to enforce their rights to exchange the Series 1 and 2 Notes under the Exchange Agreement, we believe the Default Waiver also remains in effect.  In light of the above, we do not believe that we are in default of any of the Series 1 and 2 Notes.

We agreed to register the shares underlying the Exchange Agreement, however since all of the shares of common stock underlying the securities issued and issuable pursuant to the Exchange Agreement are currently eligible for resale pursuant to Rule 144, as promulgated under the Securities Act of 1933, as amended, we are seeking their agreement to waive the registration rights they were originally granted.

All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remains in effect and no other consideration is owed to the note holders pursuant to this default. The total expense recorded for the loss on debt extinguishment was $888,275.  As of the date of this filing, we have not received notice from any note holders declaring a default.  Any shares of common stock to be issued pursuant to the debt exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

Placement Agent Shares

We negotiated with the Series 1 and 2 note holders to obtain their agreement to exchange their rights to receive cash for shares of our common stock and to sign the Exchange Agreement (discussed above). In connection therewith, Cantone Research, Inc. (the “Negotiator”), who was also the placement agent in the 12% Senior Note Offering, agreed to assist us with those negotiations and obtain the signatures of the holders of the Series 1 and Series 2 Notes on the Exchange Agreement. For such services, we agreed to pay the Negotiator a fee equal to two percent of the total principal and interest that was due through March 1, 2010 on the Series 1 and 2 Notes (the “Initial Exchange Fee”). The Negotiator also agreed to assist us with obtaining the Series 1 and 2 Note holders agreement to extend the time for which we must obtain shareholder approval to November 15, 2010. For these services, we agreed to pay the Negotiator a fee equal to three percent of the total principal and interest that was due through August 31, 2010 on the Series 1 and 2 Notes (the “Second Exchange Fee” together with the Initial Exchange Fee, the “Exchange Fee”). The Negotiator further agreed to accept payment of the Exchange Fee in the form of shares of our common stock. The total amount of principal and interest due on the Series 1 and 2 Notes through March 1, 2010 was $3,952,403, and the Initial Exchange Fee was $79,048. The total amount of principal and interest due on the Series 1 and 2 Notes through August 31, 2010 was $4,295,620 and the Second Exchange Fee was $128,869. The parties agreed to pay the Exchange Fee in that number of shares of the Company’s common stock equal to the quotient of the Total Exchange Fee divided by $0.28, which totals an aggregate of 460,245 shares for the Negotiator (the “Fee Shares”). We also agreed to reduce the exercise price of the Cantone Series 1 and 2 Placement Agent Warrants, issued to the Negotiator at the time of the 12% Senior Note Offering, to $0.28 per share.  We obtained approval for the Fee Shares at the December 3, 2010 shareholder meeting and received NYSE Amex approval on January 3, 2011.  Accordingly, all of the Fee Shares were issued to the Negotiator (see Note 16).

The Bridge Loan Agreement

On September 10, 2009, we entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and we agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “12% Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because we did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. Since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the current principle value of the Bridge Loan $83,000 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, we issued to the Lender a two-year warrant to purchase 116,000 shares of our common stock exercisable at $0.60 per share (the “Two-Year Warrant”).

In March 2010, we entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share.

Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010 and NYSE Amex approval of the shares issuable. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we must obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25% and pay an additional $5,000 in legal fees related to the default As a result of this agreement, we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. At December 31, 2010, the Bridge Loan was contractually due and in default.

The shares were approved at the shareholder meeting we held on December 3, 2010 and by the NYSE Amex on January 3, 2011.  Accordingly, we issued the 592,261 shares to the Lender in January 2011 (see Note 16).

Consulting Agreement

In March 2010, in an effort to further reduce its cash expenditures, we also amended the consulting agreement with Cantone Asset Management, LLC (“Cantone Asset”). Under the original consulting agreement, we were to pay Cantone Asset an aggregate cash consulting fee of $144,000 and issued Cantone Asset warrants to purchase 200,000 shares of the Company common stock at $0.60 per share. Due to the cash situation, Cantone agreed to accept shares of our common stock in lieu of the Cash Consulting Fee and as consideration therefore, we agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, we shall issue Cantone an aggregate of 514,286 shares of our common stock (the “Amendment Shares”), which does not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, we were required to obtain shareholder approval by September 15, 2010. Due to the continuing SEC review of the proxy statement for the related shareholder meeting and the periodic reports that we are required to submit therewith, we were unable to have a meeting on September 15, 2010. Since we were unable to hold the meeting on the original agreed date, Cantone agreed to extend the time with which we must obtain shareholder approval to November 15, 2010. In consideration for their agreement to the extension, we agreed to increase their Cash Consulting Fee by 25%, to $180,000, and instead issue 642,857 Amendment Shares, which shall be full and complete payment of all fees owed to Cantone under the Agreement and the Amendment.

The shares were approved at the shareholder meeting we held on December 3, 2010 and by the NYSE Amex on January 3, 2011.  Accordingly, we issued the shares to Cantone Asset in January 2011.

Common Stock and Warrants Issued for Services or Settlements

The following issuances were made pursuant to Section 4(2) of the Securities Act of 1933, as amendment for offerings not involving a private offering.

On February 5, 2008, our Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through May 3, 2009. The shares are issuable in two increments of 150,000. The shares vest over a fifteen month period and are being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date.  Shares vested under the agreement were 80,000 and 220,000 during the years ended December 31, 2009 and 2008, respectively. We recorded general and administrative expense of $71,600 and $527,801 related to the agreement during the same years then ended.

On April 30, 2008, we extended the term of warrants to purchase 18,750 shares of common stock at $3.68 per share to October 31, 2009. The warrants were held by an investor/service provider. We recorded $18,375 in compensation expense related to the term extension, calculated using the Black-Scholes option valuation model with the following assumptions: expected volatility of 79%; risk-free interest rate of 2.37%; expected term of 1.5 years; and dividend yield of 0%.

On May 16, 2008, we settled litigation related to the termination of an agreement regarding a proposed private placement. In connection with the settlement, we paid $12,500 in cash, and issued 25,000 shares of unregistered common stock with a deemed value of $75,000, based on the ten-day volume weighted-average price of our common stock through May 8, 2008. The value of the cash and shares issued in the settlement is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 2008.

On January 22, 2009, we entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. We granted B&D Consulting 400,000 shares of our common stock in exchange for services, subject to the approval for listing of the shares by the NYSE Alternate US. NYSE Amex approval was received on March 26, 2009 and the shares were issued on March 31, 2009.  During the years ended December 31, 2010 and 2009, 200,001 and 183,326 shares were vested, respectively, with 16,673 shares remain to be vested in the year ended 2011. The shares issued are periodically valued, as earned, through the vesting period. During the years ended December 31, 2010 and 2009, we recorded general and administrative expense of $137,644 and $128,162, respectively, related to the agreement.

On February 2, 2009, our Board of Directors authorized the issuance of 12,500 shares of our common stock to an investor relations consultant for services under a consulting agreement, subject to the approval for listing of the shares by the NYSE Amex. NYSE Amex approval was received on March 26, 2009 and the shares were issued on March 31, 2009. The value of the shares of $10,126 and was expensed during the year ended December 31, 2009.

On September 10, 2009, we entered into a Consulting Agreement with Cantone Asset Management, LLC whereby the Consultant provided guidance and advice related to negotiating the terms of our outstanding Series 1 and Series 2 Senior Notes and continued services to assist us to coordinate with the holders of the Series 1 and Series 2 Senior Notes. We agreed to issue to the Consultant a five-year warrant to purchase 116,000 shares of our common stock at an exercise price of $0.60 per share. The warrants were initially valued at $88,000, based on the application of the Black Scholes option valuation model with the following assumptions: expected volatility of 97.27%; average risk-free interest rate of 238%; expected term of 5 years; and dividend yield of 0. The value of the warrants is being expensed over the term of the consulting contract. We recognized $58,667 and $29,333 of expense in the years ended December 31, 2010 and 2009, respectively, with respect to the warrants.

On September 22, 2009, we entered into an agreement with Lyons Consulting for investor relation services through September 2010.  We granted Lyons Consulting 200,000 restricted shares of the Company’s common stock in exchange for services.  The shares were approved by the NYSE Amex US on December 10, 2009.  We recorded $74,500 and $27,000 related to the vested shares during the years ended December 31, 2010 and 2009, respectively.

On November 11, 2009, we entered into an agreement with First International Capital Group, Ltd., to provide investor relations services. In connection with the agreement, we issued a total of 900,000 shares of our common stock. The service term is six months. The value of the common shares using the stock price on date of commencement was $0.24 per share. The total value of $360,000 was recorded as prepaid consulting expense and was amortized over the service period of six months. During the years ended December 31, 2010 and 2009, we amortized $300,000 and $60,000, respectively, as general administrative expenses in the accompanying statement of operations.

On January 7, 2010, we entered into an agreement for the issuance of 100,000 shares of common stock to Boston Financial Partners for financial advisory services to be provided for the period January 1, 2010 through July 1, 2010. The shares vest ratably over the seven month period. NYSE Amex Approval was received in April 8, 2010. We recorded prepaid expense of $71,000 related to the agreement. The shares were amortized over the service period, and the associated general and administrative expense of $71,000 was recorded for the year ended December 31, 2010.

On January 13, 2010, we entered into an agreement with B&D Consulting for investor relations services through June 13, 2010. We granted B&D Consulting 200,000 shares of our common stock in exchange for services. The shares were earned during the year ended December 31, 2010, and we recorded general and administrative expense of $108,000 related to the agreement.

On January 13, 2010, we entered into an agreement with Catawaba LTD (“Catawaba”) for investor relations services through September 13, 2010. We granted Catawaba 900,000 shares of our common stock in exchange for services. The shares were earned during the year ended December 31, 2010, and we recorded general and administrative expense of $288,000 related to the agreement.

On February 5, 2010, we entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. NYSE Amex Approval was received in April 8, 2010.  During the year ended December 31, 2010, 470,667 shares were earned with 9,333 shares to be earned in the subsequent period.  We recorded general and administrative expense of $352,440 during the year ended December 31, 2010 related to the agreement.

On February 9, 2010, we entered into an agreement for the issuance of 900,000 shares of common stock to LWP1 pursuant to a consulting agreement for financial advisory services to be provided from February 9, 2010 through November 9, 2010. The shares vested over a ten month period. NYSE Amex Approval was received on April 8, 2010.  During the year ended December 31, 2010, we recorded general and administrative expense of $670,333 related to the agreement.

On February 22, 2010, we issued 160,714 shares of common stock to settle an unpaid invoice in the amount of $45,000 of accounts payable through the date of the agreement, subject to NYSE Amex Approval. NYSE Amex Approval was received on April 8, 2010 and we recorded the common stock issuance of $45,000 based on stock price on such date.

On March 1, 2010, we entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011.  During the year ended December 31, 2010, 646,000 shares were earned with 74,000 shares to be earned in the subsequent period.  We recorded general and administrative expense of $472,260 during the year ended December 31, 2010 related to the agreement.

On April 13, 2010, we entered into an agreement with Lyons Consulting for investor relations services through October 2010.  We granted Lyons Consulting 200,000 restricted shares of our common stock in exchange for services.  The shares were approved by the NYSE Amex US on October 15, 2010. We recorded general and administrative expense of $132,000 related to the agreement.

On May 10, 2010, we entered into an agreement with Uptick Marketing for marketing services through August 2010.  We granted Uptick Marketing 250,000 restricted shares of our common stock in exchange for services.  The shares were approved by the NYSE Amex US on October 15, 2010.  We recorded general and administrative expense of $165,000 related to the agreement.

On May 27, 2010, we granted Crystal Research a four-year warrant to purchase 400,000 shares of our common stock at an exercise price of $1.23 per share to be earned over a 2 year period. The warrants were valued using the black-scholes option pricing model under expected term of 4 years, volatility of 130.01%, risk free interest rate of 2.18% and a zero dividend rate. As a result of the valuation, we recorded $400,000 as Prepaid Consulting expense and amortized $116,669 as of December 31, 2010.  As of December 31, 2010, $283,331 remains unamortized as prepaid consulting fees.

On August 1, 2010, we entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011.  We granted Catawaba 200,000 shares of our common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares and were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, we amortized $43,333 related to the consulting agreement.  As of December 31, 2010, $34,667 remains unamortized as prepaid consulting fees.

On August 1, 2010, we entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. We granted First International 200,000 shares of the Company’s common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, we amortized $65,000 related to the consulting agreement.  As of December 31, 2010, $13,000 remains unamortized as prepaid consulting fees.

On August 1, 2010, we entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received in December 3, 2010.  During the year ended December 31, 2010, 200,000 shares were earned with 280,000 shares to be earned in the subsequent period.  We recorded general and administrative expense of $78,000 during the year ended December 31, 2010 related to the agreement.

On August 1, 2010, we entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex Approval was received in December 3, 2010. During the year ended December 31, 2010, 300,000 shares were earned with 420,000 shares to be earned in the subsequent period.  We recorded general and administrative expense of $90,000 during the year ended December 31, 2010 related to the agreement.

Item 6.  Selected Financial Data

Not applicable.

Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Information

This report contains forward-looking statements regarding our plans, expectations, estimates and beliefs.  Actual results could differ materially from those discussed in, or implied by, these forward-looking statements.  Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  We have based these forward-looking statements largely on our expectations.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control.  Actual results could differ materially from those anticipated as a result of the factors described in the “Risk Factors” and detailed in our other Securities and Exchange Commission filings.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this report or incorporated by reference might not transpire.  Factors that cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the “Risk Factors” section and elsewhere in this report.

The following discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this report. Actual results may differ materially from those contained in any forward-looking statements.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the consolidated financial statements of the Company for the years ended December 31, 2010 and 2009, and should be read in conjunction with such consolidated financial statements and related notes included in this report.

The Company

We are a vertically integrated pharmaceutical company with the following distinct business divisions or units:

•	Manufacturer and Distributor of Onko-Sure® a Proprietary In-Vitro Diagnostic (“IVD”) Cancer Test;

•	A Cancer Therapeutics Technology.

Our Revised Strategic Focus

We recently refocused our business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including our Onko-Sure®, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test.

During the third and fourth quarter of 2009, we repositioned certain business assets we believe will enable us to monetize such assets through new partnerships, separate potential IPO’s, or possible sales. These special assets include: (i) our 97.4% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (“JPI”); and (ii) our 100% Ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”).

On September 25, 2009, we changed our name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” We believe Radient Pharmaceuticals as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

We are now primarily engaged in the research, development, manufacturing, sale and marketing of our Onko-Sure® a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam, and other markets throughout the world.

We manufacture and distribute our proprietary Onko-Sure® test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are a United States Food and Drug Administration (“USFDA”), GMP approved manufacturing facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

For fiscal year 2010 and 2009, the Company generated approximately $232,000 and $158,000, respectively, in the sales of the Company’s Onko-Sure® IVD cancer diagnostic test kits, which is an increase of approximately 47% in sales of this product.  We believe, subject to receipt of adequate financing, revenues from Onko-Sure® will significantly increase in 2011 due to the creation of distribution agreements which are anticipated to move the IVD cancer diagnostic test kit in markets throughout the world.  In addition to increasing our distribution network, we are also negotiating partnership agreements with laboratories certified under the Clinical Laboratory Improvement Act (“CLIA”) which will purchase Onko-Sure® test kits for in-house use.  However, the success of our distribution strategy for this product in 2011 is dependent upon a number of factors. Accordingly, we may not be able to implement our distribution strategy at the rate we anticipate, which will have a material adverse effect on anticipated 2011 revenues.

In connection with the deconsolidation, as noted below, we have reclassified JPI as a business investment, rather than as a consolidated operating subsidiary.

ONKO-SURE® AND IN-VITRO CANCER DIAGNOSTICS

Onko-Sure® Test Kit

On July 8, 2009, we changed the brand name of our in-vitro diagnostic cancer test from DR-70 to a more consumer friendly, trademarked brand name “Onko-Sure®,” which we believe communicates it as a high quality, innovative consumer cancer test. We also installed a new tag line — “The Power of Knowing” — which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission.

Our Onko-Sure® product is manufactured at our Tustin, California based facility and is sold to third party distributors, who then sell directly to CLIA certified reference laboratories in the United States (“US”) as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international markets.

Our Onko-Sure® in- vitro diagnostic test enables physicians and their patients to effectively monitor and/or detect solid tumor cancers by measuring the accumulation of specific breakdown products in the blood called Fibrin and Fibrinogen Degradation Products (FDP).  Onko-Sure® is a simple, non-invasive blood test used for the detection and/or monitoring of 19 different types of cancer including: lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, and pancreatic. Onko-Sure® can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide.  Because the Onko-Sure® test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the Onko-Sure® test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure® test kit is helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and confirm the type and kind of cancer involved.

Onko-Sure® is sold as a blood test for cancer in Europe (CE Mark certified), India, Taiwan, Korea, Vietnam, and in Chile (research use); approved in the U.S. for the monitoring of colorectal cancer (“CRC”); approved in Canada (by Health Canada) for lung cancer detection and lung cancer treatment monitoring; and in many key markets, has the potential to be used as a general cancer screening test.   We are involved with research conducted with CLIA Laboratories to expand on the Clinical utility of Onko-Sure®.

In-Vitro Cancer Research and Development

During the year ended December 31, 2010, we incurred expenses of $673,918 in research and development related to the Onko-Sure®, as compared to $552,391 for the same period in 2009. These expenditures were incurred as part of our efforts to improve the existing Onko-Sure® and develop the next generation Onko-Sure®.

During the year ended December 31, 2010, the majority of expenses incurred were to fund:

•	Validation study to determine if Onko-Sure® can be utilized as a general cancer screen for 10 to 20 different cancers in a CLIA laboratory developed test environment; and

•	Evaluate Onko-Sure® as an additional marker in an existing test to determine if the addition will enhance and improve analytical performance.

We expect expenditures for research and development to grow during the first half of 2011 due to additional staff and consultants needed to support research to continually improve our Onko-Sure® test kit as well research potential veterinary use of the test.  In addition, we will continue to research the validity of our next generation version our current Onko-Sure® test kit.  We anticipate additional costs will be incurred to fund research conducted with CLIA Laboratories to expand on the clinical utility of Onko-Sure® and development costs associated with entry into new markets.

Cancer Therapeutics

In 2001, we acquired the CIT technology, which forms the basis for a proprietary cancer vaccine. Our CIT technology is a U.S. patented technology (patent issued May 25, 2004). The Cancer Therapeutics division is engaged in commercializing the CIT technology. To date, we have not generated any revenues and incurred minimal expenses, mostly related to patent protection, for this technology.

In November 2010, we formed NuVax Therapeutics, Inc. with Javia’s CEO Dr.Umesh Bhatia creating a platform to expand the planned collaboration to include significantly expanded clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies. All rights to our CIT technology will be transferred to NuVax, currently our 100% wholly-owned subsidiary.  All further development and commercialization of CIT and other to-be in-licensed novel cancer fighting technologies will be made at NuVax.  We have not generated any revenues and incurred minimal expenses for the year ended December 31, 2010.

JPI INVESTMENT

Deconsolidation

During the third quarter of 2009, it became apparent to our management that our working relationship with management of JPI’s operations in China was becoming increasingly strained. Accordingly, we deemed it appropriate to seek alternative means of monetizing our investment. There were several issues that caused us to conclude accordingly, including, but not limited to:

•	Lack of timely responses from the management in China to our requests for financial information;

•	Lack of responsiveness by management in China to our requests to transfer our funds to bank accounts under corporate control;

•	Lack of timely communication with their corporate management concerning significant decisions made by management in China concerning the disposal of the YYB subsidiary; and

•	Lack of timely communication with corporate officers concerning operations in China.

Effective September 29, 2009, based on unanimous consent of our board of directors and based on an executed binding agreement (the “Agreement”) between us and certain individual stockholders in China, we deconsolidated all activity of JPI.

Based on the Agreement and in accordance with accounting guidelines, we deconsolidated JPI as of the date we ceased to have a controlling financial interest, which was effective September 29, 2009. In accordance with the Agreement, we agreed to exchange our shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents all outstanding shares of preferred stock, exchanged $730,946 in salaries and related interest, accrued by us as of September 29, 2009, into 730,946 shares of JPI’s preferred stock, relinquished all rights to past and future profits, surrendered our management positions and agreed to a non-authoritative minority role on the board of directors.

Accordingly, it was determined we did not maintain significant influence over the investee and, accordingly, recorded such investment in accordance with the cost method. Although, we maintain significant economic ownership in JPI, based on our evaluation of our lack of ability to influence, lack of a role in policy and decision making, no significant planned intercompany activity, among other things, we concluded that it would not be appropriate to account for such investment in consolidation or under the equity method of accounting.

The deconsolidation of JPI materially and adversely affected our 2009 and 2010 earnings and sales as we no longer record their operations on our consolidated financial results.

As part of the deconsolidation of JPI as of September 29, 2009, we agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. There are risks and uncertainties related to the collectability of these amounts and, as a result, we recorded a 50% loan loss reserve at the time of the deconsolidation.

During the year ended December 31, 2010, the collectability of the receivable from JPI became more uncertain and as a result, the Company increased its reserve on the receivable to $5,350,000 with a charge to impairment on receivable from JPI.

Based on a valuation performed by a third party valuation firm using Radient’s management’s assessment of the current and projected operations of JPI as of December 31, 2010, we determined that our investment in JPI was impaired.  Significant factors considered in the valuation included:

•	Reduced projected sales growth;

•	Negative debt-free net cash flows from operations in 2009 and 2010, and reduced positive amounts projected for 2011 to 2015;

•	Negative earnings before interest, taxes, depreciation, and amortization (“EBITA”) in 2009 and 2010, and reduced positive amounts projected for 2011 to 2015; and

•	Lack of products in manufacturing pipeline.

The third-party valuation estimated the value of the Company’s investment to be approximately $2,079,000 before further consideration on the likelihood of being able to realize any amounts from the investment.  In consideration of the significant problems that management has had in obtaining the cooperation of JPI on a variety of matters, the Company deemed that there was substantial uncertainty as to whether any amounts from their investment in JPI would be realized.  Some of the significant problems that the Company has had concerning the cooperation with JPI management included the following:

•	Continued inability to receive financial information from JPI in a timely manner;

•	Continued difficulty in preparing GAAP based financial statements;

•
A merger partner has been identified however, JPI was unable to complete the transaction prior to the expiration of the letter of intent.  A bridge loan was secured for $900,000 to fund valuation, legal and accounting expenses related to the merger; however, JPI management has not authorized these actions.

Accordingly, the Company decided to impair its investment to zero, and thereby recognized an impairment charge of $20,500,000 on the investment in the accompanying consolidated statement of operations as of December 31, 2010.  The Company will, however, pursue an action plan to recover a portion or all of its investment.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions and the differences could be material.

We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Inventories. Major components of inventories are raw materials, packaging materials, direct labor and production overhead.  Our inventories consist primarily of raw materials and related materials, and are stated at the lower of cost or market with cost determined on a first-in, first-out (“FIFO”) basis. We regularly monitor inventories for excess or obsolete items and make any valuation corrections when such adjustments are needed. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or excess inventories. We write down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demands, future pricing, or market conditions are less favorable than those projected by management, additional write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

Sales Allowances. A portion of our business is to sell products to distributors who resell the products to end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. We recognize the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of our products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.

Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

Valuation of Intangible Assets. We evaluate the carrying value of our long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. We use our best judgment based on the current facts and circumstances relating to our business when determining whether any significant impairment factors exist. We consider the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	our ability to obtain patents, including continuation patents, on technology;

•	significant changes in our strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors; and

•	potential for strategic partnerships for the development of our patented technology.

If we determine that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, our management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, we measure the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. Based on our analysis, we determined the intangible asset of the CIT technology was impaired and recorded an impairment charge for the remaining carrying value of this long-lived asset as of December 31, 2010.

The carrying value of our investment in JPI represented our 97.4 % ownership interest in JPI, accounted for under the cost method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period we assessed the fair value of our ownership interest in JPI in accordance with FASB ASC 325-20-35 paragraphs 1A and 2. At least annually, we conduct an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

Revenue Recognition. Revenues from the wholesale sales of our products are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

During 2009 and 2010, we entered into several distribution agreements for various geographic locations with  third parties. Under the terms of some of the agreements, we sell products to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide us quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by us. Until the price is fixed and determinable, we defer the recognition of revenues under these arrangements.

Deferred Taxes. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved.

Litigation. We account for litigation losses in accordance with accounting principles generally accepted in the United States, (“GAAP”), loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than when the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we often are initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our consolidated results of operations and cash flows from operating activities.

Stock-Based Compensation Expense. All issuances of our common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the measurement date.

We account for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with ASC 505. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

We account for equity awards issued to employees following ASC 718 which requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize the portion expected to vest as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Beneficial Conversion Feature.  In certain instances, we enter into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, we account for the value of the BCF as a debt discount, which is then amortized to expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments. We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the year ended December 31, 2010, we issued convertible debt with warrants and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. We compute the fair value of these derivative liabilities on the grant date and various measurement dates using the Binomial Lattice option pricing model. Due to the reset provisions within the embedded conversion feature and a reset provision associated with the exercise price of the warrants, we have determined that the Binomial Lattice Model was most appropriate for valuing these instruments.

Accounting for Debt Modifications and Extinguishments.  If a debt modification is deemed to have been accomplished with debt instruments that are substantially different, the modification is accounted for as a debt extinguishment in accordance with FASB ASC 470-50, whereby the new debt instrument is initially recorded at fair value, and that amount is used to determine the debt extinguishment gain or loss to be recognized and the effective rate of the new instrument.  If the present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument, the modification is deemed to have been accomplished with debt instruments that are substantially different. If it is determined that the present values of the original and new debt instruments are not substantially different, then a new effective interest rate is determined based on the carrying amount of the original debt instrument and the revised cash flows.

Results of Operations

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Introduction

As noted above, we deconsolidated the operations of JPI, located in China, effective September 29, 2009.  All comparative amounts shown below are exclusive of the financial results of operations of JPI in 2009.

	Year Ended December 31,		Difference
	2010	2009	$	%
Net revenues	$231,662	$158,017	$73,645	46.61%
Cost of sales	46,325	37,671	8,654	22.97%
Gross profit	185,337	120,346	64,991	54.00%

Operating expenses:
Research and development	673,918	552,391	121,527	22.00%
Selling, general and administrative	9,882,737	6,565,193	3,317,544	50.53%
Impairment of receivable from JPI	2,675,000	-	2,675,000	100.00%
Impairment of intangible asset	1,058,333	-	1,058,333	100.00%
Total operating expenses	14,289,988	7,117,584	7,172,404	*
Loss from operations	(14,104,651)	(6,997,238)	(7,107,413)	*
Other income (expense):
Interest expense	(38,485,599)	(2,423,271)	(36,062,328)	*
Other expense, net	(13,613)	(328,071)	314,458	-95.85%
Change in fair value of derivative liabilities	(9,366,515)	648,313	(10,014,828)	*
Impairment on investment in JPI	(20,500,000)	-	(20,500,000)	100.00%
Loss on extinguishment of debt	(3,241,475)	-	(3,241,475)	100.00%
Loss on deconsolidation of JPI	-	(1,953,516)	1,953,516	-100.00%
Total other expense, net	(71,607,202)	(4,056,545)	(67,550,657)	*
Loss from operations before provision
(benefit) for income taxes	(85,711,853)	(11,053,783)	(74,658,070)	*
Provision (benefit) for income taxes	-	(1,000)	1,000	-100.00%
Net loss	$(85,711,853)	$(11,052,783)	$(74,659,070)	*

*	Percentage difference is over 100%

Net Revenues

Net revenues for the year ended December 31, 2010 was $231,662 compared to $158,017 for the same period in 2009. This increase of 47% is due to increased orders for the Onko-Sure® test kits.  During fiscal 2010 and 2009, we had four and three customers, respectively which represented approximately 94% and 92%, respectively of our net revenues.  For the year ended December 31, 2010 and 2009, two customers were based in the U.S. and represented approximately 59% and 27%, respectively of our net revenues and two customers were based outside the U.S. and represented approximately 35% and 65%, respectively of our net revenues.  Revenues were primarily earned from the sale of Onko-Sure® test kits. Our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions, and due to our overall commercialization efforts, we expect that sales will increase in 2011.

In our effort to make progress in the marketing and distributing our Onko-Sure test in the India market, we executed a distribution agreement with Jaiva Guar Diagno (“JaivaGD”). Due to the inability of JaivaGD to obtain adequate financing, obtain governmental as well as private support for the launch of Onko-Sure in India, JaivaGD substantially reduced their purchase forecast for FY 2011. At this time, JaivaGD is unable to forecast the timing or the number, if any, of Onko-Sure test kits that will eventually be purchased for the India market.

Our expectations concerning future sales represent forward-looking statements that are subject to certain risks and uncertainties which could result in sales below those achieved in previous periods. Sales of Onko-Sure® test kits in 2011 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance of our products.

We have a limited supply of one of the key components of the Onko-Sure® test kit. The anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 21,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. Although we are investigating alternatives  or outsourcing this component so that we are in a position to have an unlimited supply of Onko-Sure® in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed.

Gross Profit

Gross profit increased approximately 54% to $185,337 for the year ended December 31, 2010 from $120,346 for the year ended December 31, 2009 due to increased sales volume of the Onko-Sure® test kit.

The major components of cost of sales include raw materials, wages and salary and production overhead.  Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance.

Research and Development

All research and development costs are comprised of funding the necessary research and development of the Onko-Sure® test kit for the USFDA.  During the year ended December 31, 2010, we incurred $673,918 on research and development expenses related to the Onko-Sure® test kit, compared to $552,391 for the same period in 2009.  This is an increase of approximately 22%, which is primarily due to increased studies of our product.

We expect research and development expenditures to increase during 2011 due to:

•	Additional staff and consultants needed to support an increase in sales;

•	Additional costs involved with consultants and research conducted with CLIA Laboratories to expand on the clinical utility of Onko-Sure®;

•	Costs necessary to conduct additional clinical studies;

•	Additional collaboration costs to cover validation of this product for other types of cancers worldwide; and

•	Additional consultant costs to get a current procedural terminology (“CPT”) code for the test to be covered by insurance policies.

Selling, General and Administrative

Selling, general and administrative expenses were $9,882,737 for the year ended December 31, 2010 as compared to $6,565,193 in 2009.

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director and commitment fees, regulatory compliance, patent protection, payroll, payroll taxes, investor and public relations, professional fees, and stock exchange and shareholder services expenses.  Included in selling, general and administrative expenses were non-cash expenses incurred during the years ended December 31, 2010 and 2009, respectively, of $3,222,589 and $593,279 for common stock, options and warrants issued to consultants for services and $2,018,458 and $795,983 for options issued to employees and directors. The increase in selling, general and administrative expenses is primarily due to increase of cash and noncash expenses of investor relations and secondarily due to increased accounting and other professional fees.  The increases in these categories are related to the four closings of convertible debt financings during the year ended December 31, 2010 and the extensive work on SEC correspondence and Registration Statements during fiscal year 2010. The decrease in the remaining categories of the selling, general and administrative expenses is due to management’s continued efforts to manage selling, general and administrative expenses.

The table below details the major components of selling, general and administrative expenses incurred:

	For the year ended
	December 31,
	2010	2009	$ Change	%
Investor relations (including value of warrants/common stock shares)	$3,376,842	$975,936	$2,400,906	246%
Salary and wages (including value of options)	3,247,653	2,606,330	641,323	25%
Accounting and other professional fees	2,101,404	1,618,069	483,335	30%
Directors fees (including value of options)	250,143	378,521	(128,378)	-34%
Rent and office expenses	205,198	177,387	27,811	16%
Employee benefits	134,058	129,612	4,446	3%
Travel and entertainment	206,743	150,304	56,439	38%
Insurance	76,350	175,280	(98,930)	-56%
Taxes and licenses	87,261	96,476	(9,215)	-10%
Other	197,085	257,278	(60,193)	-23%
Total	$9,882,737	$6,565,193	$3,317,544	51%

Impairments

In addition, we fully impaired the carrying value of the intangible asset of $1,058,333 and reserved the remaining balance of the  receivable from JPI in amount of $2,675,000 as an impairment on receivable from JPI.

Other Income (Expense)

The increase of approximately $67.6 million in total other expenses, net is primarily due to approximately $36.1 million increase in interest expense due to the interest penalties, triggering events, issuance of debt instruments and warrants with derivative liabilities and amortization of the related debt discounts and debt issuance costs, approximately $3.2 million increase in loss on extinguishment of debt, loss of approximately $10 million from change in fair value of derivative liabilities, and an impairment on investment of $20.5 million for the year ended December 31, 2010, offset by the non recurring 2009 Loss on deconsolidation of JPI.

Interest Expense

Interest expense for the years ended December 31, 2010 and 2009 was $38,485,599 and $2,423,271, respectively.

Interest expense increased due to contractual obligations of the notes, the issuance of convertible debt instruments with embedded conversion features and warrants treated as derivative liabilities, penalties related to trigger events or defaults on convertible debt, and the amortization of debt discounts and debt issuance costs during the year ended December 31, 2010.

The significant increase in interest expense is primarily due to (i) $11,905,244 in excess fair value of the debt discount, recorded at origination, for the four closings in 2010 for the derivatives associated with the conversion feature and warrants, (ii) $2,682,576 related to additional interest and penalties recorded as derivative liabilities for the embedded conversion feature associated with the incremental principal and accrued interest added to the outstanding balance of the convertible debt; (iii) $8,207,030 in penalties added to the principal due to trigger events and penalties related to the forbearance agreement, and (iv) $13,479,950 of amortization of debt discounts and debt issuance costs on convertible debt balances (see the following table).

	[1]	[2],[4]	[3]
	Fair Value of Derivatives in Excess of Debt Discounts	Penalties Added To Principal	Interest and Penalties added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Total
	[7]		[7]	[8]	[8]
Senior Notes:
December 2008	$-	$-	$-	$169,947	$318,178	$488,125
January 2009	-	-	-	119,279	327,808	447,087
May 2009	-	-	-	348,276	782,043	1,130,319
June 2009	-	-	-	128,386	273,366	401,752
Other	-	187	-	77,568	140,361	218,116

Convertible Debt:
September 2008	-	113,269	-	410,454	1,741,910	2,265,633
St. George	-	50,000	12,597	35,000	393,681	491,278
1st Closing	-	861,817	325,727	112,000	651,165	1,950,709
2nd Closing	3,968,028	3,953,316	1,240,359	315,221	3,811,792	13,288,716
3rd Closing	7,414,307	2,748,333	962,113	227,189	2,571,654	13,923,596
4th Closing	522,909	480,108	141,780	39,331	485,341	1,669,469

Incremental Cost of Shares and Warrants [5]						81,780
Interest on Debt (excluding amounts added to principal) [6]						2,129,019
Total Interest expense	$11,905,244	$8,207,030	$2,682,576	$1,982,651	$11,497,299	$38,485,599

[1]
This amount represents the excess fair value of the debt discount related to the derivative liability associated with the embedded conversion feature and warrants (see Note 8 of the accompanying consolidated financial statements).

[2]
This amount represents additional penalty interest and/or accrued interest added directly to the outstanding prinicipal of the convertible debt for trigger events and penalties added related to the forbearance agreement (see Note 8 of the accompanying consolidated financial statements).

[3]
This amount represents additional interest recognized for the increase in principal balance associated with the embedded conversion feature of the First, Second, Third, and Fourth Closings as a result of the Trigger Events (see Note 8 of the accompanying consolidated financial statements).

[4]
This amount includes $410,000 of additional penalty recognized for the default related to the registration rights agreements as a result of not being declared effective related to the First, Second, Third, and Fourth Closings in 2010.

[5]	This amount represents the incremental costs associated with the additional shares and warrants issued in connection with the 2008 convertible debt that occurred during Q2 of 2010.

[6]	This amount represents the interest portion of the debt based on the respective interest rates as noted in Note 8, during the year ended December 31, 2010.

Sum of [7]	14,587,820	Total interest expense related to fair value of derivative instruments granted.

Sum of [8]	13,479,950	Total amortization of debt discount and debt issuance costs.

Loss from Discontinued Operations

Summarized operating results of discontinued operations for the period January 1, 2009 through June 26, 2009 (date of sale) are as follows:

Period Ended
December 31,
2009
Revenue	$594,839
Income (loss) before income taxes	$277,743

Included in loss from discontinued operations, net are income tax expenses of $30,717 for the period January 1, 2009 through June 26, 2009 (date of sale). YYB’s tax rate was 15% through 2010 in accordance with the “Western Region Development Concession Policy” of the PRC government.

Loss from continuing operations

For the year ended December 31, 2010 the Company’s loss from continuing operations was $85,711,853 or ($2.88) per share compared to the year ended December 31, 2009 when the Company’s loss from continuing operations was $12,461,903  or ($0.75) per share.

Liquidity and Capital Resources

For the year ended December 31, 2010, the Company’s cash increased by $41,236 to $53,381, compared to a net decrease in cash and cash equivalents of $2,275,138 to $12,145 for the same period in 2009.

Historically, our operations have not been a source of liquidity. At December 31, 2010, we had a significant amount of relatively short term indebtedness that was in default or past due and we may be unable to satisfy our obligations to pay interest and principal thereon. As of December 31, 2010, we had the following approximate amounts of outstanding short term indebtedness:

(i)	Accrued interest of approximately $2,210,000;

(ii)
Approximately $364,000 in unsecured convertible notes bearing default interest at 10% per annum increased to 18% per annum due to failure to pay the Notes by September 29, 2010. (See Note 8 of the accompanying consolidated financial statements.)  As of May 20, 2011, $317,500 of this amount was converted into shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

(iii)
Approximately $18.7 million in unsecured convertible notes bearing interest at 12% per annum, increased to 18% per annum upon the occurrence of trigger event, due one year from issuance. During the year ended December 31, 2010, the principal increased by approximately $9.4 million due to trigger events and default. These convertible notes are related to four closings during March and April of 2010.  As of May 20, 2011, approximately $17.7 million of this amount was converted into shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

(iv)
A $140,000 unsecured bridge loan bearing interest at 12% per annum increased to 18% per annum due to nonpayment which was due October 9, 2009.  During the year ended December 31, 2010, the principal increased by approximately $57,000 due to default.  As of May 20, 2011, this amount was converted into shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

(v)
Approximately $4.4 million in senior unsecured promissory notes bearing interest at 18% interest, payable quarterly in cash, which are due between December 2010 and May 2011. During the year ended December 31, 2010, the principal increased by approximately $888,000 (which is recorded as loss on extinguishment in accordance with relevant accounting guidance) due to failure to pay interest due on December 1, 2009 or March 1, 2010. In order to resolve the defaults and to preserve as much cash as possible for operations, management put together various exchange agreements (the "Debt Exchanges") to enter into with its the debt holders, which was subject to shareholder approval and NYSE Amex approval of such share issuances, pursuant to which the debt holders would exchange their outstanding Notes or other obligations for shares of the Company's common stock. (See Note 8 of the accompanying consolidated financial statements.)  As of May 20, 2011, approximately $4.39 million of this amount was converted into shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

We obtained stockholder approval on December 3, 2010 to restructure and convert a significant portion of the indebtedness referred to in (ii) through (v) above, and NYSE Amex approval on January 3, 2011; however, there can be no assurance that such indebtedness will be restructured or converted into equity, which is at the debt holder’s discretion.  Absent full conversion of these debts or the receipt of a new financing or series of financings, our current operations do not generate sufficient cash to pay the interest and principal on these obligations when they become due. Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future.  As of May 20, 2011, 95% of the notes payable representing $22,523,241 in principal and $2,059,122 in interest were converted into 60,064,210 shares of our common stock (see Note 16 of the accompanying consolidated financial statements).

In addition, in January 2011 we secured $7,500,000 in gross proceeds pursuant to the sale of convertible notes pursuant to a securities purchase agreement (See Note 16 of the accompanying consolidated financial statements).  Net proceeds from the financing were approximately $6,820,000 and the aggregate principal amount was $8,437,500.  Two required note payments of $843,750 each were made in March and April 2011, leaving a balance of approximately $6.75 million outstanding.  On May 3, 2011, the Company failed to make the third installment and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes will accrue late charges at an interest rate of 24% per annum. As of May 20, 2011, approximately $97,000 was accrued. Currently, all of the five investors have submitted an Event of Default Redemption Notice to the Company.   In addition, the notes include a registration penalty of 1.5% of the outstanding balance per month for the shares which  are not registered.  Approximately $126,500 in registration penalties were paid in April 2011, and $126,500 were accrued for May 2011. The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligation.

Operating activities

Net cash in used in operating activities of continuing operations in the year ended December 31, 2010, was $7,112,307 compared with cash used in operating activities of continuing operations of $3,184,870 for the same period in 2009.

The primary use of cash in operations during the year ended December 31, 2010 and 2009 was the net loss of approximately $85.7 million and $12.5 million, respectively. The effect of the net loss during the year ended December 31, 2010 was partially offset by significant non-cash activity such as:

(i)	approximately $13.5 million for the amortization of debt issuance costs and debt discounts,
(ii)	approximately $2.0 million for the fair value of options granted to employees and directors for service,
(iii)	approximately $3.2 million representing the fair market value of common stock, warrants and options expensed for services,
(iv)	approximately $8.2 million related to additional principal added for triggering events, and forbearance agreements,
(v)	approximately $1.0 million representing impairment of intangible asset,
(vi)	approximately $2.7 million representing reserve on the loans to JPI,
(vii)	approximately $20.5 million representing impairment charge on investment in JPI,
(viii)	approximately $3.2 million representing loss on extinguishment of debt, and
(ix)	approximately $14.6 million representing interest expense related to fair value of derivative instruments granted, and
(x)	approximately $9.4 million representing the change in fair value of the derivative liabilities.

Investing activities

We used $27,990 in investing activities from continuing operations in the year ended December 31, 2010 compared with $1,797,723 for the same period in 2009. The primary reason for the change was less equipment was purchased in 2010 compared to 2009.  For the year ended December 31, 2009, JJB made capital improvements to their facilities and purchased equipment in an effort to regain JJB’s GMP certification for JJB’s small injectible manufacturing lines. Renovations necessary for GMP recertification of the facility at JJB were completed and recertification was received in the second quarter of 2009. In 2009, we also acquired lab and office equipment for the Company’s U.S. facility to support the Company’s Onko-Sure® test kit initiatives.

In addition, in 2009 we deconsolidated JPI and had $53,658 of cash used in the divesting from the deconsolidation of the subsidiary and we used $852,955 in investing activities of the discontinued operations.

Financing activities

Net cash provided by financing activities from continuing operations was $7,181,533 for the year ended December 31, 2010, primarily consisting of the net proceeds of $6,308,000 from the issuance of convertible debt, and net proceeds of $873,533 from the exercise of warrants into common stock. Net cash provided by financing activities was $3,464,468 for the year ended December 31, 2009, primarily consisting of the net proceeds of $520,556 from the issuance of convertible debt, net proceeds of $2,088,592 from the issuance of senior debt, and net proceeds of $812,320 from the issuance of common stock.

Our cash position was significantly improved by the January 2011 Convertible Promissory Notes financing in which we raised net proceeds of $6.8 million (see Note 16 of the accompanying consolidated financial statements).

As of May 20, 2011, we had $2.21 million of cash on hand.  The 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligation.

Future Capital Needs

We expect to incur additional capital expenditures in 2011 in the form of upgrading our information technology systems, further development of the Onko-Sure® test kit and upgrading manufacturing lines in Tustin. These projects will be funded primarily through additional debt or equity financing.

Off-Balance Sheet Arrangements

We are not party to any off-balance sheet arrangements, however, we have executed certain contractual indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party. We have agreed to indemnify our directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, we have indemnified our lessor for certain claims arising from the use of the facilities.  Pursuant to the Sale and Purchase Agreement, we have indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document.  Additionally, we have agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition.  The duration of the guarantees and indemnities varies, and in many cases is indefinite.  These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make.  Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

On February 2, 2011, JPI closed a $900,000 financing (the “Bridge Financing”).  In connection with the closing of the Bridge Financing, JPI issued Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “JPI Debentures”).  As part of the agreement, the Company secured the JPI Debentures with its common stock in the event that the JPI does not complete a reverse merger or other event which results in its stock becoming publicly traded on a U.S. equity market within one year after the closing of the Bridge Financing (the “Going Public Deadline”).  The JPI Debentures could then be exchanged for common shares of our company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price is subject to full ratchet anti-dilution protection.

Going Concern

The consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. We incurred losses before discontinued operations of $85,711,853 and $12,461,903 for the years ended December 31, 2010 and 2009, respectively, and had an accumulated deficit of $138,150,406 at December 31, 2010. In addition, we used cash from operating activities of continuing operations of $7,112,307 for the year ended December 31, 2010.  These factors raise substantial doubt about our ability to continue as a going concern.

Our monthly cash requirement of $550,000 for operating expenses does not include any extraordinary items or expenditures, including cash payments on the 2011 financing, which began in March 2011, payments for research on clinical trials for our Onko-Sure® test kit, research conducted through CLIA Laboratories or expenditures related to further development of the CIT technology, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance to of patent protection for the CIT technology.

We raised net proceeds of approximately $6.3 million in connection with convertible note and warrant purchase agreements during the year ended December 31, 2010. Additionally, in 2010, we formed a new wholly-owned subsidiary, NuVax for the development of our CIT technology. We are actively securing additional distribution agreements in 2011 for our Onko-Sure® test kits.

Management’s plans include seeking financing, conversion of certain existing debt to common stock, alliances or other partnership agreements with entities interested in our technologies, or other business transactions that would generate sufficient resources to assure continuation of our operations and research and development programs.

There are significant risks and uncertainties which could negatively affect our operations. These are principally related to (i) the absence of substantive distribution network for our Onko-Sure® test kits, (ii)  the absence of any commitments or firm orders from our distributors, (iii) existing and possible additional defaults in existing indebtedness, and (iv) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. Our limited sales to date for the Onko-Sure® test kit make it impossible to identify any trends in our business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, we may be liable for substantial damages, our rights to the CIT technology will be adversely affected, and our future prospects for licensing the CIT technology will be significantly impaired.

Our only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments. We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. We may need to discontinue a portion or all of our operations if we are unsuccessful in generating positive cash flow or financing for our operations through the issuance of securities.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Radient Pharmaceuticals Corporation

We have audited the accompanying consolidated balance sheets of Radient Pharmaceuticals Corporation and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Radient Pharmaceuticals Corporation and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 16 to the consolidated financial statements, on May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses, had negative cash flows from operations in 2010 and 2009, and has a working capital deficit of approximately $53 million at December 31, 2010. These items raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
May 24, 2011

RADIENT PHARMACUETICALS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current assets:
Cash	$53,381	$12,145
Accounts receivable, net of allowance of $0	2,603	-
Inventories	82,904	79,255
Prepaid expenses and other current assets	134,915	57,778
Prepaid consulting	330,998	358,667
Debt issuance costs	170,827	692,969
Total current assets	775,628	1,200,814
Property and equipment, net	75,962	83,547
Intangible assets, net	-	1,158,333
Receivable from JPI, net of allowance
of $5,350,000 and $2,675,000, at December 31, 2010 and 2009, respectively	-	2,675,000
Investment in JPI	-	20,500,000
Debt issuance cost, net of current portion	-	595,941
Other assets	5,370	105,451
Total assets	$856,960	$26,319,086

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,065,768	$1,542,974
Accrued salaries and wages	294,604	738,331
Accrued interest expense	2,209,733	432,337
Derivative liabilities	29,065,864	354,758
Deferred revenue	24,750	103,128
Convertible note, net of discount of $2,415,647 and $2,000,649,
at December 31, 2010 and 2009, respectively,	16,509,288	240,482
Current portion of notes payable,
net of discount of $0 and $1,718,036, at December 31, 2010 and 2009, respectively,	4,581,923	1,316,667
Total current liabilities	53,751,930	4,728,677
Other long-term liabilities	-	295,830
Notes payable, net of current portion of $0 and $1,316,661,
at December 31, 2010 and 2009, respectively,	-	601,819
Total liabilities	53,751,930	5,626,326

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 25,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.001 par value; 200,000,000 and 100,000,000
shares authorized at December 31, 2010 and 2009, respectively, 38,402,173 and 22,682,116 shares issued at December 31, 2010 and 2009, respectively; 37,502,173 and 22,265,441 shares outstanding at
December 31, 2010 and 2009, respectively	37,503	22,265
Additional paid-in capital	85,217,933	73,109,048
Accumulated deficit	(138,150,406)	(52,438,553)
Total stockholders’ equity (deficit)	(52,894,970)	20,692,760
Total liabilities and stockholders’ equity (deficit)	$856,960	$26,319,086

See accompanying notes to consolidated financial statements.

RADIENT PHARMACUETICALS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2010	2009
Net revenues	$231,662	$8,627,669
Cost of sales	46,325	5,360,213
Gross profit	185,337	3,267,456

Operating expenses:
Research and development	673,918	563,690
Selling, general and administrative	9,882,737	10,936,789
Impairment of receivable from JPI	2,675,000	-
Impairment of intangible asset	1,058,333	-
Total operating expenses	14,289,988	11,500,479

Loss from operations	(14,104,651)	(8,233,023)

Other income (expense):
Interest expense	(38,485,599)	(2,596,606)
Other expense, net	(13,613)	(328,071)
Change in fair value of derivative liabilities	(9,366,515)	648,313
Impairment on investment in JPI	(20,500,000)	-
Loss on extinguishment of debt	(3,241,475)	-
Loss on deconsolidation of JPI	-	(1,953,516)
Total other expense, net	(71,607,202)	(4,229,880)
Loss before provision for income taxes	(85,711,853)	(12,462,903)
Provision for income taxes	-	(1,000)
Loss before discontinued operations	(85,711,853)	(12,461,903)
Loss from discontinued operations, net of provision for	-	(4,157,152)
income taxes of $20,115
Net loss	$(85,711,853)	$(16,619,055)

Basic and diluted loss per common share
Loss before discontinued operations	$(2.88)	$(0.75)
Loss from discontinued operations	$-	$(0.25)
Net loss	$(2.88)	$(1.00)

Weighted average common shares outstanding — basic and diluted	29,727,422	16,680,946

See accompanying notes to consolidated financial statements.

RADIENT PHARMACUETICALS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE LOSS
For The Years Ended December 31, 2010 and 2009

						Accumulated		Total
					Additional	Other		Stockholders’
	Common Stock		Preferred Stock		Paid-in	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	(Deficit)
Balance, January 1, 2009	15,826,074	$15,826	-	$-	$68,192,411	$2,443,452	$(35,706,837)	$34,944,852
Common stock issued for consulting services	1,437,126	1,438	-	-	650,390	-	-	651,828
Share-based employee and director compensation	-	-	-	-	666,623	-	-	666,623
Estimated fair value of warrants issued to brokers for debt issuances	-	-	-	-	1,975,920	-	-	1,975,920
Estimated fair value of warrants and options issued to third parties for services	-	-	-	-	35,625	-	-	35,625
Common stock granted as compensation to members of the Company's Board of Directors	120,000	120	-	-	71,880	-	-	72,000
Stock option modification	-	-	-	-	129,360	-	-	129,360
Voluntary conversion of debt	1,342,956	1,342	-	-	1,090,447	-	-	1,091,789
Common stock sold for cash	3,289,285	3,289	-	-	809,031	-	-	812,320
Derivative liability in connection with stock offering	-	-	-	-	(509,839)	-	-	(509,839)
Common stock issued to note holder due to default	250,000	250	-	-	72,500	-	-	72,750
Adoption of change in accounting principal related to derivatives	-	-	-	-	(209,166)	-	(110,661)	(319,827)
Reclassification of derivative liability upon expiration of share adjustment terms	-	-	-	-	133,866	-	-	133,866
Reclassification of adjustment of accumulated translation gains in connection with deconsolidation and sale of YYB	-	-	-	-	-	(2,443,452)	-	(2,443,452)
Net loss	-	-	-	-	-	-	(16,621,055)	(16,621,055)
Balance, December 31, 2009	22,265,441	$22,265	-	$-	$73,109,048	$-	$(52,438,553)	$20,692,760

Common stock issued for consulting services	4,892,846	4,894	-	-	2,790,029	-	-	2,794,923
Share-based employee and director compensation	-	-	-	-	2,018,458	-	-	2,018,458
Settlement of accounts payable	160,714	161	-	-	44,839	-	-	45,000
Estimated fair value of warrants and options issued to third parties for services	-	-	-	-	400,000	-	-	400,000
Voluntary conversion of debt and accrued interest	7,729,316	7,729	-	-	4,365,579	-	-	4,373,308
Exercise of warrants	2,453,856	2,454	-	-	871,079	-	-	873,533
Reclassification of derivative liability due to conversion of debt and exercise of warrants	-	-	-	-	1,343,752	-	-	1,343,752
Beneficial conversion feature	-	-	-	-	275,149	-	-	275,149
Net loss	-	-	-	-	-	-	(85,711,853)	(85,711,853)
Balance, December 31, 2010	37,502,173	$37,503	-	$-	$85,217,933	$-	$(138,150,406)	$(52,894,970)

See accompanying notes to consolidated financial statements.

RADIENT PHARMACUETICALS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(85,711,853)	$(16,621,055)
Less: loss from discontinued operations	-	(4,159,152)
	(85,711,853)	(12,461,903)
Adjustments to reconcile net loss before discontinued operations to net cash used in operating activities:
Depreciation and amortization	135,575	1,095,771
Amortization of debt discount and debt issuance costs	13,479,950	1,770,377
Impairment of receivable from JPI	2,675,000	-
Impairment of intangible asset	1,058,333	-
Impairment on investment in JPI	20,500,000	-
Interest expense related to fair value of derivative instruments granted	14,587,820	35,558
Interest expense related to incremental value of shares and warrants issued to
former note holders	81,780	-
Interest expense related to additional principal added for penalties and
triggering events	8,207,030	192,131
Loss on extinguishment of debt	3,241,475	-
Share-based compensation related to options granted to employees, directors
and consultants for services	2,018,458	795,983
Share-based compensation related to common stock and warrants expensed
for services	3,222,589	593,279
Gain on the settlement of accounts payable	-	(47,251)
Loss on deconsolidation of JPI	-	1,953,516
Provision for bad debts	-	1,890,762
Change in fair value of derivative liabilities	9,366,515	(648,313)
Changes in operating assets and liabilities:
Accounts receivable	(2,603)	4,489,789
Inventories	(3,649)	122,670
Prepaid expenses and other assets	22,944	(3,890,720)
Accounts payable, accrued expenses, accrued salaries and wages and other long-term liabilities	86,707	1,228,486
Income taxes payable	-	(320,398)
Deferred revenue	(78,378)	15,393
Net cash used in operating activities of continuing operations	(7,112,307)	(3,184,870)
Net cash provided by operating activities of discontinued operations	-	81,342
Net cash used in operating activities	(7,112,307)	(3,103,528)

Cash flows from investing activities:
Purchases of property and equipment	(27,990)	(1,744,065)
Cash balance divested from deconsolidation of subsidiary	-	(53,658)
Net cash used in investing activities of continuing operations	(27,990)	(1,797,723)
Net cash used in investing activities of discontinued operations	-	(852,955)
Net cash used in investing activities	(27,990)	(2,650,678)

Cash flows from financing activities:
Proceeds from issuance of bridge note, net of issuance costs	-	43,000
Proceeds from issuance of convertible debt, net of cash offering costs	6,308,000	520,556
Proceeds from issuance of senior notes, net of cash offering costs	-	2,088,592
Proceeds from issuance of common stock, net of cash offering costs	-	812,320
Proceeds from the exercise of warrants	873,533	-
Net cash provided by financing activities of continuing operations	7,181,533	3,464,468
Net cash provided by financing activities	7,181,533	3,464,468
Effect of exchange rates on cash	-	14,600
Net change in cash	41,236	(2,275,138)
Cash, beginning of year	12,145	2,287,283
Cash, end of year	$53,381	$12,145

See Note 1 to consolidated financial statements for supplemental cash flow information and non-cash investing and financing activities.

See accompanying notes to consolidated financial statements.

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Since inception, Radient Pharmaceuticals Corporation (the “Company”, or “Radient”, “we”, “our”, or “us”), a Delaware Corporation has been engaged in the commercial development of and obtaining various governmental regulatory approvals for our proprietary diagnostic tumor-marker test kit, Onko-Sure®, which detects the presence of multiple types of cancer.

On September 25, 2009, the Company changed its name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” The Company believes “Radient Pharmaceuticals” as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

Until September 2009, the Company was focused on the production and distribution of pharmaceutical products through Jade Pharmaceuticals Inc. (“JPI”) our subsidiary located in the People’s Republic of China. The Company recently refocused its business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including Onko-Sure®, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test.

Due to several factors including deterioration in its relationship with local management of JPI, the Company relinquished control over JPI and converted its interest in JPI to that of an investment accounted for under the cost method, effective September 29, 2009.  Accordingly, since September 29, 2009, the accounts and operations of JPI have been deconsolidated from these consolidated financial statements.

During the third and fourth quarter of 2009, we repositioned certain business assets that we believe will enable us to monetize such assets through new partnerships, separate potential reverse mergers or possible sales. These special assets include: (i) our 97.4% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (“JPI”); and (ii) our 100% ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”).

We continue to have 100% ownership of the Elleuxe brand of advanced skin care products with proprietary formulations; however, we currently intend to license or sell off our Elleuxe brand of cosmetic products because our focus is on the development and marketing of our Onko-Sure® test kit product and our CIT technology.

The Company is now actively engaged in the research, development, manufacturing, sale and marketing of Onko-Sure®, a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world. The Company manufactures and distributes Onko-Sure® at the Company’s licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. The Company is a United States Food and Drug Administration (“USFDA”), Good Manufacturing Processes (“GMP”), approved manufacturing facility. The Company maintains a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

Deconsolidation and Accounting of JPI in 2009

During the third quarter of 2009, it became apparent to the Company’s management that the working relationship with management of its operations in China was becoming increasingly strained. Accordingly, the Company deemed it appropriate to seek alternative means of monetizing its investment.  There were several issues that caused the Company to conclude accordingly, including, but not limited to:

•	Lack of timely responses by the management in China to requests by Company management for financial information;

•	Lack of responsiveness by management in China to requests for transfer of Company funds to bank accounts under corporate control;

•	Lack of timely communication with Corporate management concerning significant decisions made by management in China concerning the disposal of the YYB subsidiary; and

•	Lack of timely communication with corporate officers concerning operations in China.

Effective September 29, 2009 (the “Effective Date”), based on unanimous consent of the Company’s board of directors and an executed binding agreement (the “Agreement”) between the Company and Henry Jia, Frank Zheng and Yuan Da Xia (collectively, the “JPI Shareholders”), the Company deconsolidated all accounts and operations of JPI.

As part of the agreement, the Company agreed to exchange its shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents 100% of the outstanding preferred shares, exchange $730,946 in salaries, accrued by the Company as of September 29, 2009, into 730,946 shares of JPI’s common stock, relinquished all rights to past and future profits, surrendered our management positions and agreed to a non-authoritative minority role on its board of directors.

Effective September 29, 2009, the Company deconsolidated JPI which was the date the Company ceased to have a controlling financial interest.

Based on the Company’s evaluation of relevant accounting guidance, it was determined that the Company did not maintain significant influence over the investee and, accordingly, recorded such investment in accordance with the cost method.  Although, the Company maintains significant economic ownership in JPI, based on its evaluation of its lack of ability to influence, lack of a role in policy and decision making, lack of significant planned intercompany activity, among other things, the Company concluded that it would not be appropriate to account for such investment in consolidation or under the equity method of accounting.

As of September 29, 2009, the Company recorded the investment in JPI at its fair value as of the date of deconsolidation and recorded a loss in the consolidated statement of operations based on the difference between the sum of the fair value of the consideration received and the fair value of the retained non-controlling interest, and the carrying amount of JPI’s assets and liabilities at such date (as detailed below).

Consideration received	$3,405,946	(1)
Fair value of non-controlling interest, as of September 29, 2009	20,500,000	(2)
	23,905,946
Net assets of JPI, as of September 29, 2009	(25,859,462)	(3)
Loss on deconsolidation	$(1,953,516)

(1)	Consideration consisted of the following:

a.
As part of the Agreement, the Company agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. These amounts were previously classified as intercompany balances and eliminated in consolidation. Due to the Company’s original evaluation of the collectability of these amounts, the Company recorded a reserve of $2,675,000 against the amount due from JPI as of September 29, 2009.  During the year ended December 31, 2010, the collectability of the receivable from JPI became more uncertain and as a result, the Company increased its reserve on the receivable to $5,350,000 with a charge to impairment on receivable from JPI.

b.	Salaries and related interest of $730,946 which were accrued by the Company and exchanged for 730,946 shares of JPI common stock.

(2)
Upon deconsolidation, the Company conducted a valuation of its investment. In determining the valuation of the Company’s interest in JPI at September 29, 2009, the most significant assumptions, included the following:

•
Sales growth — based on management’s expectations and historical analysis, which included 2010 sales of approximately $25M and growth at a rate of 12.5% for 2011 and 2012 and 10% for 2013 and 2014. The estimated sales volumes were based on JPI’s currently manufactured products and also its human placenta extract (“HPE”) products with an early 2011 launch date. The timeline for the launch of our HPE products was determined by our internal personnel and consultants hired specifically to assist with the development of such products

•	Cost of sales/Gross Margin — Based on historical analysis and management expectations

•	Selling, General and Administrative Expenses — Based on historical analysis and management expectations

•	Comparable Public Companies — Based on the same or similar line of business and various other quantitative and qualitative characteristics, as discussed herein.

•	Risk adjusted weighted average cost of capital (“WACC”) — A WACC of 17.7% was utilized.

•	Long term growth rate: we assumed a long term growth rate of 6%

•	Terminal value: Determined to be $57M which was based on a forecasted EBITDA in 2014 multiplied by a market based valuation multiple.

•	Product revenue: The analysis included JPI’s currently manufactured products and also human placenta extract products with an early 2011 launch date.

•
Cost of Debt — An examination of the industry’s cost of debt as reflected by an examination of similar sized companies indicated that an appropriate rate on long-term debt was best provided for by examining the Moody’s Ba1 (speculative grade) rate as of the Valuation Date, which was found to be an after tax cost of debt of 5.82%.

•	Cost of Equity — The cost of equity was determined to be 22.58% and included the following variables:

	•	Risk free rate: 4.02%

	•	Equity risk premium: 6.47%

	•	Small stock risk premium: 5.82%

	•	Beta: 1.66x (which was based on an analysis utilized an industry beta derived from a selection of comparable companies as well as by sector)

	•	Subject Company Risk Premium: 2%

•	Discounts — The Company evaluated discounts related to the following:

•	Lack of control

•	Lack of marketability

(3)        As of September 29, 2009, the net assets of JPI consisted of the following:

Cash	$53,658
Other current assets	18,920,177
Property and equipment	9,381,118
Other long term assets	3,464,715
Total assets	$31,819,668

Current portion of notes payable	$(2,673,154)
Other current liabilities	(1,122,936)
Other comprehensive income	(2,164,116)
Total liabilities	$(5,960,206)

Net Assets	$25,859,462

For the September 29, 2009 valuation, since JPI historically had relatively stable, positive cash flows and there was good comparable company data, equal weight to both the income and market approaches to determine the fair value of JPI’s equity were used. The income approach included a multi-period discounted cash flow (“DCF”) model that utilized a five year forecast (2010 through 2014) based on JPI’s expected organizational structure beyond September 30, 2009 and derived net cash flows from that forecast, and then applied a risk-adjusted discount rate based on the weighted average cost of capital to arrive at an indication of fair value. The market approach included an examination of comparable public companies from which market-based valuation multiples were derived and then applied to the JPI’s 2009 latest twelve month’s (ended September 30, 2009) revenue, gross profit, and earnings before interest, taxes, depreciation and amortization to arrive at an indication of fair value. First, we identified publicly traded companies that operated in the same or similar line of business as JPI. Specifically, those comparable publicly traded companies within SIC Code 2834 (Pharmaceutical Preparations). In addition to those companies with the appropriate primary SIC Code; the Company compared the description of business, growth rates, liquidity, and profitability. Based on the history of operating cash flow, we elected to apply an average EBITDA multiple of the comparable companies, as we considered this measure to be the most reliable indicator of what an arms-length buyer would be willing to pay for the business. The EBITDA multiple was then applied to the normalized latest twelve month EBITDA of JPI to generate an indication of value.

The total valuation discount applied to the minority interest consists of the combined effects of lack of control and lack of marketability. It was determined that the aggregate discount for lack of control and lack of marketability for the Company’s interest in JPI was 40.0%. The discount for lack of control reflects the difference in benefits of control ascribed to a closely held controlling interest versus a closely held minority interest. The discount for lack of marketability reflects the lack of liquidity or ready marketplace in which to sell the interest.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 has been presented as if the deconsolidation had occurred on January 1, 2009:

	Year Ended
	December 31, 2009	Pro Forma Adjustments	Pro Forma Results
	[1]	[2]	[3]
Net revenues	$8,627,669	$(8,469,652)	$158,017
Cost of sales	5,360,213	(5,322,542)	37,671
Gross Profit	3,267,456	(3,147,110)	120,346

Operating expenses:
Research and development	563,690	(11,299)	552,391
Selling, general and administrative	10,936,789	(4,371,596)	6,565,193
Total operating expenses	11,500,479	(4,382,895)	7,117,584
Income (loss) from operations	(8,233,023)	1,235,785	(6,997,238)

Other income (expense):
Interest and other income (expense), net	(328,071)	-	(328,071)
Change in fair value of derivative liabilities	648,313	-	648,313
Loss on deconsolidation of JPI [4]	(1,953,516)	-	(1,953,516)
Interest expense	(2,596,606)	173,335	(2,423,271)
Total other income (expense), net	(4,229,880)	173,335	(4,056,545)
Income (loss) from continuing operations before provision (benefit) for income taxes	(12,462,903)	1,409,120	(11,053,783)
Provision (benefit) for income taxes	19,115	(20,115)	(1,000)
Income (loss) from continuing operations	$(12,482,018)	$1,429,235	$(11,052,783)

[1]	Represents the Company’s actual (as reported) consolidated results of operations for the year ended December 31, 2009.

[2]
“Pro Forma Adjustments” represents JPI’s results of operations for the period January 1, 2009 through September 29, 2009. This information is presented to show the effect of the elimination of JPI’s operations from the Company’s business. In accordance with the deconsolidation agreement, the Company agreed to exchange its shares of JPI for non-voting shares of preferred stock in the deconsolidated entity. Accordingly, there are no adjustments related to revised debt structures and there were no significant expenses incurred on JPI’s behalf.

[3]
Pro forma results are equal to the historical condensed results of operations of the surviving Company for the year ended December 31, 2009. The pro forma results do not necessarily represent the actual results that would have been achieved had the companies been deconsolidated at the beginning of the year, nor may they be indicative of future operations.

[4]
As noted above, this table assumes an effective date of January 1, 2009. Accordingly, while the activity for the year ended December 31, 2009 would be eliminated the recording of the deconsolidation would result in a loss on January 1, 2009 and result in a loss being recorded for the year ended December 31, 2009.

Impairment of Investment in and Receivable from JPI

Investment in JPI

Based on a valuation performed by a third-party valuation firm using Radients management’s assessment of the current and projected operations of JPI as of December 31, 2010, and on other factors, we determined that our investment in JPI was impaired due to:

•	Reduced projected sales growth;

•	Negative debt-free net cash flows from operations in 2009 and 2010, and reduced positive amounts projected for 2011 to 2015;

•	Negative earnings before interest, taxes, depreciation, and amortization (“EBITA”) in 2009 and 2010, and reduced positive amounts projected for 2011 to 2015; and

•	Lack of products in manufacturing pipeline.

The third-party valuation estimated the value of the Company’s investment to be approximately $2,079,000 before further consideration on the likelihood of being able to realize any amounts from the investment.  In consideration of the significant problems that management has had in obtaining the cooperation of JPI on a variety of matters, the Company deemed that there was substantial uncertainty as to whether any amounts from their investment in JPI would be realized.  Some of the significant problems that the Company has had concerning the cooperation with JPI management included the following:

•	Continued inability to receive financial information from JPI in a timely manner;

•	Continued difficulty in preparing GAAP based financial statements;

•
A merger partner has been identified; however, JPI was unable to complete the transaction prior to the expiration of the letter of intent.  A bridge loan was secured for $900,000 to fund valuation, legal and accounting related to the merger; however, JPI management has not authorized these actions.

Accordingly, the Company decided to impair its investment to zero, and thereby recognized an impairment charge of $20,500,000 on the investment in the accompanying consolidated statement of operations.  The Company will, however, pursue an action plan to recover a portion or all of its investment.  For financial reporting purposes, the impairment is permanent, and the investment balance in JPI will not be increased in the future if the circumstances change.  However, if ultimately the Company realizes all or a portion of its investment in JPI, the Company will recognize a gain when realized.

The valuation assumptions the Company used in determining the fair value of its investment in JPI for the years ended December 31, 2010 and 2009, included, but were not limited to the following:

For the years ended
December 31,
2010	2009
Sales growth	14.00%	[1]	11.50%	[2]
Risk adjusted weighted average cost of capital ("WACC")	26.00%	17.70%
Long-term growth rate	3.00%	6.00%
Cost of debt	4.00%	5.82%
Cost of equity	28.26%	22.58%
Risk free rate	4.13%	4.02%
Equity risk premium	5.96%	6.47%
Small stock risk premium	6.36%	5.82%
Beta	1.24	x	1.66	x
Subject company risk	5.00%	2.00%
Discounts: combined discount for lack of marketability and lack of control	25.00%	40.00%

Fair Value of non-controlling interest	$2,079,000	20,500,000

[1]	average of: 10% for 2011, 14.8% for 2012, 15.0% for 2013, 15.1% for 2014, and 15.3% for 2015

[2]	average of: 12.5% for 2010, 12.5% for 2011, 12.5% for 2012, 10% for 2013, and 10% for 2014

Historically, the ownership interest is not adjusted to fair value on a recurring basis. Each reporting period we assess the fair value of our ownership interest in JPI in accordance with FASB ASC 325-20-35 paragraphs 1A and 2. Each year we conduct an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32. The impairment losses on investment in JPI are permanent and are not subsequently valued.

Receivable from JPI

As part of the deconsolidation of JPI as of September 29, 2009, the Company agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. These amounts were previously classified as intercompany balances and eliminated in consolidation. The note bore interest at 6% annually.

Due to the Company’s evaluation of the collectability of these amounts, the Company recorded a reserve of $2,675,000 against the amount due from JPI as of September 29, 2009.  During the year ended December 31, 2010, the collectability of the receivable from JPI became more uncertain and as a result, the Company increased its reserve on the receivable to $5,350,000 with a charge to impairment on receivable from JPI.

Discontinued Operations and Dispositions

On January 22, 2009, the Company’s board of directors authorized management to sell the operations of YYB. The Company has classified the assets, liabilities, operations and cash flows of YYB as discontinued operations for all periods presented prior to the sale. The Company sold YYB in June 2009.

Proceeds from the sale of YYB consist of a note receivable in the amount of 16 million RMB (approximately U.S. $2,337,541), which is to be paid directly to a bank. JPI owed this bank approximately 18,250,000 RMB (approximately U.S. $2,668,000) at date of the sale.  In connection with the sale, JPI transferred rights to certain land and land use rights upon sale. JPI remains liable under the debt obligation with the bank, as such obligation did not pass to the buyer. Accordingly, JPI recorded a note receivable of $2,337,541on its books, which was due through 2010. The loss on the sale of YYB is summarized as follows (in U.S. dollars):

Sales price	$2,337,541
Carry value of net assets	6,723,605
Loss on sale	$(4,386,064)

Summarized operating results of discontinued operations through June 26, 2009 (the date of the sale) are as follows:

Year ended December 31,
2009
Revenue	$594,839
Income before income taxes	$277,743

Included in income (loss) from discontinued operations, net are income tax expenses of $30,717 for the year ended December 31, 2009. YYB’s tax rate was 15% in 2009 in accordance with the “Western Region Development Concession Policy” of the PRC government. The following table summarizes the carrying amount at June 26, 2009 (the date of the sale) of the major classes of assets and liabilities of the Company’s business classified as discontinued operations:

As of June 26, 2009
(Date of Sale)
Current assets:
Cash	$1,044,550
Accounts receivable, net	1,094,399
Inventories	584,886
Other current assets	3,975
$2,727,810

Long-lived assets:
Property and equipment	2,097,076
Other	3,040,406
$5,137,482

Current liabilities:
Accounts payable and accrued liabilities	569,188
Debt	572,500
$1,141,688

Going Concern

The consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred losses from continuing operations of $85,711,853 and $12,461,903  for the years ended December 31, 2010 and 2009, respectively, and had an accumulated deficit of $138,150,406 at December 31, 2010. In addition, the Company used cash from operating activities of continuing operations of $7,112,307 for the year ended December 31, 2010.

As of May 20, 2011, the Company had cash on hand in the U.S. of approximately $2.21 million. The Company requires approximately $550,000 per month for operating expenses to fund the costs associated with our financing activities; SEC and NYSE reporting; legal and accounting expenses of being a public company; other general and administrative expenses; research and development, regulatory compliance, and distribution activities related to our Onko-Sure® test kit; the operation of a USFDA approved pharmaceutical manufacturing facility; and compensation of executive management and our employees.

The monthly cash requirement of $550,000 for operating expenses does not include any extraordinary items or expenditures, including cash payments on the January 2011 financing which began in March 2011, payments for research on clinical trials for our Onko-Sure® test kit, and research conducted through CLIA Laboratories, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance to of patent protection for the CIT technology.  The 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Notes agreement restricts the use of proceeds to pay any other debt obligations.

From the period of January 1, 2011 to February 28, 2011, the Company has raised gross proceeds of approximately $6,820,000 from the January 2011 Convertible Promissory Note financing (see Note 16).  On May 3, 2011, the Company failed to make the third installment and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes will accrue late charges at an interest rate of 24% per annum. Currently, all of the five investors have submitted an Event of Default Redemption Notice to the Company.

Management’s plans include seeking financing, conversion of certain existing notes payable and accrued interest to common stock, alliances or other partnership agreements with entities interested in the Company’s technologies, or other business transactions that would generate sufficient resources to assure continuation of the Company’s operations and research and product development programs.

There are significant risks and uncertainties which could negatively affect the Company’s operations. These are principally related to (i) the absence of substantive distribution network for the Company’s Onko-Sure® test kits, (ii)  the absence of any commitments or firm orders from the Company’s distributors, (iii) existing and possible additional defaults in existing indebtedness, and (iv) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. The Company’s limited sales to date for the Onko-Sure® test kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in the Company’s business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, the Company may be liable for substantial damages, the Company’s rights to the CIT technology will be adversely affected, and the Company’s future prospects for licensing the CIT technology will be significantly impaired.

The Company’s only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments.  We are actively negotiating a waiver of the default on the January 2011 Notes and seeking additional debt or equity financing, but no assurances can be given that such debt default waiver or additional debt or equity financing will be obtained or what the terms thereof will be. The Company may need to discontinue a portion or all of its operations if the Company is unsuccessful in generating positive cash flow or financing for the Company’s operations through the issuance of securities.

Principles of Consolidation

As of September 29, 2009, the Company deconsolidated JPI; except for the period of January 1, 2009 through September 29, 2009 the operations of JPI have been consolidated in the accompanying audited consolidated statements of operations and statement of cash flows.  Intercompany transactions for the period ended September 29, 2009 have been eliminated in consolidation. In addition, the Company consolidated the operations of YYB through June 26, 2009 (the date of sale), which have been included as discontinued operations.

In November 2010, we formed a new wholly-owned subsidiary, NuVax Therapeutics, Inc. (“NuVax”) to expand clinical trials in multiple international locations and in the U.S., and the in-licensing of other novel cancer fighting technologies.  As of December 31, 2010, there was no activity in this subsidiary.

Reclassifications

Reclassifications have been made to prior year consolidated financial statements in order to conform the presentation to the statements as of and for the period ended December 31, 2010.

Use of Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, realizability of accounts receivable and inventories, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, valuation of investment in JPI, receivable from JPI and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

In China, through the date of the deconsolidation on September 29, 2009, the Company generated revenues of approximately $8,469,000 primarily from wholesale sales of over-the-counter and prescription pharmaceuticals and cosmetic products.

The Company’s revenues outside of China total approximately $232,000 and $158,000 for the years ended December 31, 2010 and 2009, respectively. See Note 14 for segment reporting.

Revenues from the sales of the Company’s products are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured, as noted in the appropriate accounting guidance.

During the third and fourth quarters of 2009, the Company entered into several distribution agreements for various geographic locations with a third party. Under the terms of the agreements, the Company sells product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide the Company quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under these arrangements. As of December 31, 2010 and 2009, the Company had $24,750 and $103,128, respectively, of deferred revenue related to these arrangements recorded in the accompanying consolidated balance sheets.

Any provision for sales promotion discounts and estimated returns are estimated and accounted for in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates.

In accordance with FASB ASC 605-45-50-3, Taxes Collected from Customers and Remitted to Governmental Authorities, (“ASC 605-45-50-3”), JPI’s revenues up to September 29, 2009 (the date of deconsolidation) were reported net of value added taxes (“VAT”) collected.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with FASB ASC 605-45-50-2, Shipping and Handling Fees and Costs (“ASC 605-45-50-2”). Shipping and handling fees and costs are included in cost of sales.

Other Comprehensive Income and Foreign Currency Translation

FASB ASC 220-10-05, Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners.

The accompanying consolidated financial statements are presented in United States dollars. Due to the deconsolidation of JPI from the Company’s financial statements as of September 29, 2009, the Company did not have any foreign currency translation adjustments at December 31, 2010 and 2009.

The functional currency of JPI is the Yuan Renminbi (“RMB”).  For the period ended September 29, 2009, all revenues and expenses from JPI have been translated into United States dollars at average exchange rates prevailing during the periods in which these items arise.

Product Research and Development

Internal product research and development costs are expensed as incurred.  Non-refundable third party product research and development costs are expensed when the contracted work has been performed.  Product research and development costs were $673,918 and $563,690 for the years ended December 31, 2010 and 2009, respectively.

Allowance for Doubtful Accounts

The Company evaluates the collectability of accounts receivable based on a combination of factors.  In cases where the Company is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, the Company will record an allowance against amounts due, and thereby reduce the net recognized receivable to the amount the Company reasonably believes will be collected.  For all other customers, the Company records allowances for doubtful accounts based primarily on the length of time the receivables are past due based on the terms of the originating transaction, the current business environment, and its historical experience.  Uncollectible accounts are charged against the allowance for doubtful accounts when all cost effective commercial means of collection have been exhausted.

Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined on an average cost basis which approximates actual cost on a first-in, first-out basis and includes raw materials, labor and manufacturing overhead. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. The Company considers historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Machinery and equipment, including lab equipment	5 to 15 years
Office equipment	3 to 10 years

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

Intangible Assets

The Company owns intellectual property rights and an assignment of a US patent application for its CIT technology.  The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. The purchase price was being amortized over the expected useful life of the technology, which the Company determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life.  The CIT Technology was fully impaired as of December 31, 2010 due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent.

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable.  The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors;

•	potential for strategic partnerships for the development of its patented technology; and

•	ability to maintain Good Manufacturing Process (“GMP”) certifications.

If  the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management.

Based on its analysis, the Company impaired the carrying value of its long-lived assets as of December 31, 2010. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue or allow the Company to realize the value of its long-lived assets and prevent future impairment.

The carrying value of the Company’s investment in JPI represents its ownership interest in JPI, accounted for under the cost method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period the Company assesses the fair value of the Company’s ownership interest in JPI in accordance with FASB ASC 325-20-35. Each year the Company conducts an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.  As of December 31, 2010, the Company fully impaired the balance of its investment in JPI (see above).

Risks and Uncertainties

The Company’s proprietary test kit is deemed a medical device or biologic, and as such is governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies.

On July 3, 2008, the Company received a letter of determination from the USFDA that the Onko-Sure® test kit was “substantially equivalent” to the existing predicate device being marketed. The letter grants the Company the right to market the Onko-Sure® test kit as a device to monitor patients who have been previously diagnosed with colorectal cancer. The Company has received regulatory approval from various foreign governments to sell its products and is in the process of obtaining regulatory approval in other foreign markets. There can be no assurance that the Company will maintain the regulatory approvals required to market its Onko-Sure® test kit or that they will not be withdrawn.

Although the Company has obtained approval from the USFDA to market the then current formulation of the Onko-Sure® test kit, it has been determined that one of the key components of the Onko-Sure® test kit, the anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased.  We currently have two lots remaining which are estimated to produce approximately 21,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders in hand. Although we are investigating alternatives or outsourcing this component so that we are in a position to have an unlimited supply of Onko-Sure® in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed.

The Company is subject to the risk of failure in maintaining its existing regulatory approvals, in obtaining other regulatory approval, as well as the delays until receipt of such approval, if obtained. Therefore, the Company is subject to substantial business risks and uncertainties inherent in such an entity, including the potential of business failure.

Share-Based Compensation

The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of FASB ASC 505-50-30, Equity-Based Payments to Non-Employees, (“ASC 505-50-30”) the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

The Company has employee compensation plans under which various types of share-based instruments are granted. The Company accounts for its share-based payments to employees and directors in accordance with FASB ASC 718-10, “Stock Compensation” (“ASC 718-10”). ASC 718-10 requires all share-based payments to employees, including grants of employee stock options, to be measured based upon their grant date fair value, and be recognized in the statements of operations as compensation expense (based on their estimated fair values) generally over the vesting period of the awards.

Basic and Diluted Loss Per Share

Basic net loss per common share from continuing operations is computed based on the weighted-average number of shares outstanding for the period. Diluted net loss per share from continuing operations is computed by dividing net loss by the weighted-average shares outstanding assuming all dilutive potential common shares were issued. In periods of losses from continuing operations, basic and diluted loss per share before discontinued operations are the same as the effect of shares issuable upon the conversion of debt and issuable upon the exercise of stock options and warrants is anti-dilutive. Basic and diluted income per share from discontinued operations are also the same, as FASB ASC 260-10 requires the use of the denominator used in the calculation of loss per share from continuing operations in all other calculations of earnings per share (“EPS”) presented, despite the dilutive effect of potential common shares. The following table sets forth the computation of basic and diluted net loss per share, including the reconciliation of the numerator and denominator used in the calculation of basic and diluted net loss per share:

	For the year ended December 31,
	2010	2009
Basic and diluted net loss per share:
Numerator:
Net loss before discontinued operations	$(85,711,853)	$(12,461,903)
Net loss from discontinued operations	$-	$(4,157,152)
Net loss	$(85,711,853)	$(16,619,055)

Denominator:
Weighted-average common shares outstanding, basic and diluted	29,727,422	16,680,946

Basic and diluted net loss per share:
Loss before discontinued operations	$(2.88)	$(0.75)
Loss discontinued operations	$-	$(0.25)
Net loss	$(2.88)	$(1.00)

The following table sets forth potentially dilutive common share equivalents, consisting of shares issuable upon the exercise or vesting of outstanding stock options and restricted stock awards, respectively, and the exercise of warrants, computed using the treasury stock method. These potential common shares have been excluded from the diluted net loss per share calculations above as their effect would be anti-dilutive for the years then ended:

	For the year ended December 31,
	2010	2009
Common share equivalents	77,405,917	447,193

The above common share equivalents would have been included in the calculation of diluted earnings per share had the Company reported net income for the years then ended.

Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, “Income Taxes” (“ASC 740-10”). Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  The Company recognizes interest and penalties as a component of income tax expense.

At December 31, 2010 and 2009, the Company has accrued zero for the payment of tax related interest and there was no tax interest or penalties recognized in the consolidated statements of operations.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts receivable, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments.  The Company believes the carrying amount of its notes payable, and convertible debt approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments.

Beneficial Conversion Feature

In certain instances, the Company enters into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, the Company accounts for the value of the BCF as a debt discount, which is then amortized to interest expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments

The Company applies the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. The Company issued convertible debt in September 2008, and recorded a derivative asset related to the limitation on bonus interest rights held by convertible debt holders in the event of a change in control or bankruptcy. The fair value of the derivative asset was $125,000 at December 31, 2008. During 2009, certain convertible debt holders converted the principal and accrued interest which resulted in a decrease of the derivative asset to $80,913 at December 31, 2009 and is included in other assets in the accompanying consolidated balance sheet at December 31, 2009.  During 2010, approximately 90% of the debt was converted and the derivative asset was reduced to $0.

In connection with the convertible debt issued in September 2008, the Company was required to issue additional warrants as a result of the reset provision of the exercise price. The convertible debt warrant agreements provided for additional warrants to be issued within six months after the final close date of the convertible debt or March 15, 2009, if the Company issued or sold any shares of common stock (other than exercise of outstanding options or warrants) for consideration less than the exercise price of the warrants issued to the convertible debt holders. In 2008, the initial warrant value of $209,166 was originally recorded to additional paid in capital. Upon the adoption of ASC 815-10 at January 1, 2009, the Company removed from additional paid-in capital $209,166 and recorded the derivative liability at its then fair value of $98,308 with the offset of $110,858 to retained earnings. The derivative liability was increased to $133,866 at March 15, 2009 (its then fair value), resulting in a charge to other expense of $35,558 and then the derivative liability was reclassified back to additional paid-in capital as the six months term had expired.

During 2009, the Company issued convertible debt with warrants and recorded derivative liabilities related to the embedded conversion feature of the convertible debt and exercise price of the warrants, both of which contained down-round protection features. The fair value on the grant date was $510,417 as computed using the Binominal Lattice option pricing model. In accordance with the accounting guidance associated with derivative instruments, the Company re-measured their values as of the end of each quarter. During 2009, the Company recorded a decrease of $450,956 to the derivative liabilities related to the decrease in fair value during the year ended December 31, 2009. During 2010, the Company recorded an increase of $182,492 to the derivative liabilities related to the increase in fair value. This debt was converted entirely during 2010, and $259,975 of the derivatives was reclassified to equity. Also, convertible note holders exercised 500,000 of their warrants, and $83,872 of the derivatives was reclassified to equity.

On November 30, 2009, the Company granted 1,644,643 warrants in connection with a common stock financing transaction to two individuals. The exercise price of the warrants contains reset provisions which are accounted for as derivative instruments in accordance with relevant accounting guidance. At the date of grant, the warrants were valued at $509,840, which represented the fair value as computed using the Binomial Lattice option pricing model. The derivative was revalued at each reporting period, which resulted in a change in fair value of the derivative liability. In connection with the revaluation, during the year ended December 31, 2009, the Company recorded $197,357 as a gain in the change in fair value of derivative liabilities in the accompanying consolidated statement of operations. Due to the reset provision of the warrants, the exercise price of the warrants was reduced from $1.25 to $0.28 and the number of the warrants was increased from 1,644,643 to 7,342,156 in March 2010.   During the year ended December 31, 2010, the Company recorded a loss of $6,735,988 as a net change in fair value of derivative liabilities in the accompanying consolidated statement of operations.

During the year ended December 31, 2010, several holders of the Company’s convertible debt converted portions of their notes and accrued interest into shares of the Company’s common stock. This resulted in a reclassification of the derivative liability of $306,184 to additional paid-in capital, representing the fair value of the embedded conversion features of the converted debt. In addition, during the year ended December 31, 2010, a holder of the Company`s convertible debt exercised 1,100,000 warrants. This resulted in a reclassification of the derivative liability of $671,000, representing the fair value of the warrants immediately prior to the exercise.

During the year ended December 31, 2010, the Company recorded additional derivative liabilities of $20,665,621 as a result of embedded conversion features of the convertible debt and warrants with down-round protection features, accrued interest, trigger events, and penalties related to the 2010 Closings (see Note 8).

The Company re-measures the fair values of all of its derivative liabilities as of each period end and records the net aggregate loss due to the change in the fair value of the derivative liabilities as a component of other expense, net in the accompanying consolidated statement of operations.  During the years ended December 31, 2010 and 2009, the Company recorded a net increase (decrease) to the fair value of derivative liabilities balance of $9,366,515 and $(648,313), respectively.

Fair Value Measurements of Derivative Instruments

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuation based on unadjusted quoted market prices in active markets for identical securities. Currently, the Company does not have any items as Level 1.

 Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently, the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used a Binominal Lattice option pricing model to determine the fair value of the instruments.

The Company estimates the fair value of these warrants and embedded conversion features using the Binomial Lattice model. In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the year ended December 31, 2010:

For the year ended
December 31, 2010
Annual dividend yield	—
Expected life (years)	0.22 — 6.17
Risk-free interest rate	0.11% — 2.9%
Expected volatility	87.3% — 298.6%

For instruments that include an optional cashless exercise provision, the Company applied a 90/10 probability that the holder will exercise under either, the cashless exercise or the cash exercise scenario. The Company based the probability upon the examination of actual cashless exercise notices received during the quarter ended March 31, 2011.  The cashless exercise provision expires once the underlying instruments’ shares are registered.

If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

The following table presents the Company’s derivative liabilities associated with warrants and embedded conversion features measured at fair value on a recurring basis as of December 31, 2010 and 2009 classified using the valuation hierarchy:

	Level 3
	Carrying Value
	at December 31,
	2010	2009
Derivative liabilities:
Embedded conversion options	$7,912,388	$44,358
Warrants	21,153,476	310,400
Total Derivative liability	$29,065,864	$354,758

Increase (decrease) in fair value included in other expense, net	$9,366,515	$(648,313)

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

	For the years ended
	December 31,
	2010	2009
Embedded Conversion Features:
Balance at beginning of year	$44,358	$-
Derivative liabilities added - conversion features	6,509,841	770,256
Reclassification to equity in connection with conversion of underlying debt to equity	(566,159)	(17,185)
Loss (gain) on change in fair value included in net loss	1,924,348	(708,713)
Balance at end of year	$7,912,388	$44,358

Warrants:
Balance at beginning of year	$310,400	$-
Derivative liabilities added - warrants	14,155,779	250,000
Reclassification to equity in connection with exercise of underlying stock warrants	(754,872)	-
Loss on change in fair value included in net loss	7,442,167	60,400
Balance at end of year	$21,153,476	$310,400

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs were approximately $32,000 and $14,000 for the years ended December 31, 2010 and 2009, respectively.

Concentrations of Credit Risk

Cash

From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. As of December 31, 2010, the Company had no cash balances in excess of this limit.

Customers

The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and the industry served by the Company. A reserve for uncollectible amounts and estimated sales returns is provided based on historical experience and a specific analysis of the accounts. Accounts receivable is $2,603 and $0 at December 31, 2010 and 2009.

Supplemental Cash Flow Information

	For the Year Ended December 31,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,081	$323,201
Cash paid during the period for taxes	$-	$695,322
Supplemental disclosure of non-cash activities:
Fair value of common stock and warrants issued for services, included in prepaid expense	$1,447,500	$283,951
Reclassification of derivative liabilities to equity due to conversion of debt and exercise of warrants	$1,343,752	$-
Amount paid directly from proceeds in connection with convertible debt unrelated to the financing	$137,000	$-
Warrants issued to brokers, included in prepaid consulting	$-	$88,000
Warrants issued in connection with senior notes and bridge loan included in debt discount	$-	$1,887,920
Reclassification of amounts recorded to additional paid-in capital to warrant liability, including $110,858 recorded to retained earnings, representing the change in value of the warrants from date of issuance to January 1, 2009	$-	$209,166
Reclassification of warrant liability to additional paid-in capital upon expiration of share adjustment terms	$-	$133,866
Conversion of warrants to common stock	$1,100	$38
Voluntary conversion of convertible debt and accrued interest	$4,291,529	$1,074,605
Conversion of accounts payable to stock	$45,000	$75,751
Beneficial conversion feature recorded as debt discount	$275,149	$-
Additional derivative liability for interest and penalties on debt	$19,430	$-
Debt discounts related to derivative liabilities	$6,181,165	$-
Carrying value of net assets of JPI for deconsolidation	$-	$25,698,405
Fair value of derivative liabilities - conversion feature	$-	$770,256
Fair value of derivative liabilities - warrants	$-	$250,000
Conversion of accrued salaries to ownership of JPI	$-	$730,496

Recent Accounting Pronouncements

New pronouncements issued but not effective until after December 31, 2010, are not expected to have a significant effect on our consolidated financial statements.

NOTE 2 — INVENTORIES

Inventories consist of the following:

	December 31,
	2010	2009
Raw materials	$70,402	$48,852
Work-in-process	6,562	3,265
Finished goods	5,940	27,138
	$82,904	$79,255

NOTE 3 — NOTE RECEIVABLE

On August 27, 2010, the Company advanced $95,000 to Provista Diagnostic, Inc. (“Provista”), as a note receivable.  In addition, the note included $5,000 in origination fees. In connection with the note receivable agreement, Provista agreed to deliver two separate research reports to the Company by September 30, 2010 as full satisfaction of the balance owed. If the reports were not delivered to the Company by September 30, 2010, the agreement called for a 25% increase in the principal balance.  Due to Provista’s failure to deliver such reports by September 30, 2010, the Company recorded interest income of $26,327, which represents the 25% increase from the principal balance of the note plus accrued interest of $1,062.  If the research reports were not delivered to the Company by September 30, 2010, then the note required five equal payments of $20,000 (totaling $100,000) on the 1st day of each month commencing on the initial interest payment date (as defined in the note) and continuing thereafter until maturity (August 27, 2011). Interest accrued on the unpaid principal balance at a rate of 12% per annum until September 30, 2010.  After this date, if the reports were not delivered interest began to accrue at the rate of 18% per annum.

On October 8, 2010, the required research reports were provided to the Company as satisfaction on the principal of the note.  The accrued penalty and interest of $33,046 remains unpaid as of December 31, 2010.  In the light of the overall economic crisis, our intended long-term relationship going forward with Provista, and the fact that as of the date of this report the balance was not collected, the Company considered the balance uncollectible and reversed the remaining balance against interest income as of December 31, 2010.

NOTE 4 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2010	2009
Office equipment	$140,132	$120,019
Lab equipment	79,467	71,755
	219,599	191,774
Less: accumulated depreciation	(143,637)	(108,227)
	$75,962	$83,547

Depreciation expense was $35,575 and $58,019 for the years ended December 31, 2010 and 2009, respectively.  In 2009, through the date of deconsolidation of September 29, 2009, JPI had $628,178 in depreciation expense.

NOTE 5 — INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2010 and 2009:

	For the years ended
	December 31,
	2010	2009
Intellectual Property	$2,000,000	$2,000,000
Additions	-	-
Impairment	(1,058,333)	-
Accumulated Amortization	(941,667)	(841,667)
Net balance at end of year	$-	$1,158,333

During the year ended December 31, 2009, gross intangible assets of approximately $4,330,000 and related accumulated amortization related to JPI and subsidiary were removed from the Company’s books as a result of the deconsolidation of JPI.

In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy (“CIT”) technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. During 2003, two lawsuits were filed challenging the Company’s ownership of this intellectual property.

As part of the acquisition of the CIT technology, the Company agreed to pay Dr. Chang a 5% royalty on net sales of combination gene therapy products. The Company has not paid any royalties to Dr. Chang to date as there have been no sales of combination gene therapy products.

During the years ended December 31, 2010 and 2009, amortization expense totaled $100,000 and $100,000 respectively.  In 2009, through the date of deconsolidation of September 29, 2009, JPI had $309,574 in amortization expense.  The intellectual property was being amortized over the life of the patent of 20 years.

Based on a valuation analysis, and due to the lack of any potential future revenue and future cash flows, the high cost of future clinical studies, and limited time remaining on the patent , the Company determined that the carrying value of the intangible asset had been impaired and accordingly recorded an impairment of the intangible asset of $1,058,333 as of December 31, 2010.

NOTE 6 — PREPAID EXPENSES, OTHER CURRENT ASSETS, AND OTHER ASSETS

Prepaid expenses and other current assets consist of the following:

	December 31,
	2010	2009
Prepaid insurance	$54,133	$52,703
Legal retainers	44,430	-
Other	36,352	5,075
Total prepaid expenses	$134,915	$57,778

Other assets consist of the following:

	December 31,
	2010	2009
Convertible debt derivative (Note 8)	$-	$80,913
Refundable deposits	5,370	24,538
	$5,370	$105,451

NOTE 7 — INCOME TAXES

The Company and its subsidiaries are included in a consolidated Federal income tax return.  For the year ended December 31, 2009, the Company’s international subsidiaries filed various income tax returns in their tax jurisdictions.  As previously stated, the Company deconsolidated its China subsidiary, JPI, effective September 29, 2009.  The provision for income taxes is as follows:

	2010	2009
Current:
Federal	-	$(2,000)
State	-	1,000
Foreign	-	-
Total current	$-	$(1,000)

Deferred	-	-
Total provision for income taxes	$-	$(1,000)

The Company’s loss before income tax provision was subject to taxes in the following jurisdictions for the following periods:

	2010	2009
Pretax loss:
United States	$(85,711,853)	$(11,748,766)
Foreign	-	(4,873,289)
Total	$(85,711,853)	$(16,622,055)

The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following for the years ended December 31:

	2010	2009
Computed tax benefit at federal statutory rate	$(29,144,000)	$(5,772,000)
State income tax benefit, net of federal benefit	1,000	1,000
Nondeductible interest expense	12,775,000	731,000
Fair value adjustments to derivatives	3,188,000	-
Loss on extinguishment of debt	1,102,000	-
Deferred gain on JPI	-	5,518,000
Foreign earnings taxes at different rates	-	1,776,000
Stock issuances	-	481,000
Tax credits	(33,000)	-
Expired net operating losses	431,000	546,000
Change in valuation allowance	11,670,000	(3,285,000)
Other	10,000	3,000
	$-	$(1,000)

The components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2010	2009
Deferred tax asset:
Net operating loss carryforwards	$19,926,000	$15,529,000
Expenses recognized for granting of options and warrants	2,686,000	1,727,000
Tax credit carryforwards	334,000	245,000
Depreciation	475,000	3,000
Deferred gain on JPI	2,551,000	-
Book write-off of JPI note	1,146,000	-
Other temporary differences	88,000	309,000
Total gross deferred tax asset	27,206,000	17,813,000
Valuation allowance	(26,171,000)	(11,698,000)
Net deferred tax asset	1,035,000	6,115,000

Deferred tax liabiltities:
Unamortized debt discount	(1,035,000)	-
Deferred gain on JPI	-	(6,115,000)
Total deferred tax liabilities	(1,035,000)	(6,115,000)
Net deferred tax asset	$-	$-

The Company records a valuation allowance to reduce the carrying value of the net deferred tax assets to an amount that is more likely than not to be realized. The valuation allowance increased by approximately $14,473,000 during the year ended December 31, 2010.

The federal and state net operating loss carry forward expire on various dates through 2024, unless previously utilized. The Company does not have any net operating losses that are attributable to excess stock option deductions which would be recorded as an increase in additional paid in-capital. The Company has research and development tax credit carry forwards of approximately $165,000 and $169,000 to reduce federal and state income tax, respectively. The federal research and development tax credits will begin to expire in 2022, unless previously utilized. The Company’s California research and development tax credit carry forwards do not expire and will carry forward indefinitely until utilized. Any net operating loss or credit carry forwards that will expire prior to utilization will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

Utilization of the net operating loss and research and development credit carry forwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Sections 382 and 383 of the Internal Revenue Code of 1986, as well as similar state and foreign provisions. These ownership changes may limit the amount of net operating loss and research and development credit carry forwards than can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with dispositions of shares, may have resulted in a change of control, or could result in a change of control when combined with future transactions. The Company has not currently completed a study to assess whether a change or changes in control have occurred due to the significant complexity and cost associated with such a study. Any limitation may result in expiration of a portion of the net operating loss or research and development credit carry forwards before utilization.

On January 1, 2007 the Company adopted the provisions of ASC 740-10-05-6 (formerly FIN 48). As a result of applying the provisions of ASC 740-10-05-6, the Company increased its liability for unrecognized tax benefits by approximately $123,000, offsetting the valuation allowance on net deferred tax assets. Interest or penalties have not been accrued at December 31, 2010 or 2009. If tax benefits are ultimately recognized, there will be no impact to the Company’s effective tax rate as a result of the Company’s valuation allowance. The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefits within the next 12 month period.

A reconciliation of the beginning and ending amount of unrecognized tax benefits (which are not recorded as a liability because they are offset by net operating loss carry forwards) follows:

	2010	2009
Unrecognized Tax Benefits:
Balance at beginning of year	$53,000	$52,000
Increase/(decrease) for tax provisions taken during the current period	-	-
Increase/(decrease) for tax provisions taken in prior years, net	1,000	1,000
Balance at end of year	$54,000	$53,000

The Company is no longer subject to U.S. federal and state income tax examinations for years before 2006 and 2005, respectively. However, to the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses or tax credits were generated and carried forward, and make adjustments up to the amount of the net operating loss or credit carry forward amount the Company has in fiscal years 2007, 2008, and 2009 open for federal and 2006, 2007, 2008, and 2009 for state income tax examinations, respectively. The Company is not currently under Internal Revenue Service or state tax examinations.

NOTE 8 — DEBT

Debt consists of the following:

	For the years ended
	December 31,
	2010	2009
Convertible Debt:
Convertible Notes issued September 2008, net of unamortized discount of $0 and $1,607,111 at December 31, 2010 and 2009, respectively	$363,942	$17,775

St. George Convertible Note, issued September 2009, net of unamortized discount of $0 and $393,683 at December 31, 2010 and 2009, respectively	-	222,707

First Closing of 2010 Convertible Note, issued March 22, 2010, including additional $1,410,422 principal and interest for trigger events, forbearance penalty and debt extinguishment, net of unamortized discount of $0 at December 31, 2010	472,937	-

Second Closing of 2010 Convertible Note, issued April 8, 2010, including additional $4,148,642 principal and interest for trigger events, forbearance penalty, and debt extinguishment, net of unamortized discount of $1,466,390 at December 31, 2010	8,172,418	-

Third Closing of 2010 Convertible Note, issued April 13, 2010, including additional $3,326,941 principal and interest for trigger events, forbearance penalty, and debt extinguishment, net of unamortized discount of $749,428 at December 31, 2010	6,534,543	-

Fourth Closing of 2010 Convertible Note, issued April 26, 2010, including additional $480,108 principal and interest for trigger events, net of unamortized discount of $199,829 at December 31, 2010	965,448	-
Total convertible debt, net of unamortized discount	$16,509,288	$240,482

Notes Payable: (1)
Senior Notes payable, including additional $888,464 for debt extinguishment, net of unamortized discount of $0 and $1,701,396 at December 31, 2010 and 2009, respectively	4,441,563	1,851,854

Bridge note, including additional $57,360 principal and interest for debt extinguishment, net of unamortized discount of $0 and $16,638 at December 31, 2010 and 2009, respectively	140,360	66,632
Total notes payable, net of discount	$4,581,923	$1,918,486
Total debt	$21,091,211	$2,158,968

Less: current portion of senior notes and Bridge note	(4,581,923)	(1,316,667)
Less: current portion of convertible debt	(16,509,288)	(240,482)
Net long-term debt	$-	$601,819

(1)	Due to the exchange agreement with the note payable holders, on January 3, 2010, when NYSE Amex approval was received, these notes became convertible notes payable.

Convertible Debt

September 2008 Convertible Notes

In September 2008, the Company issued $2,510,000 of Convertible Debt securities (the “2008 Convertible Debt”).  The 2008 Convertible Debt originally bore interest at a coupon rate of 10%, and was originally due in September 2010 or upon a change in control of the Company or certain other events of default, as defined in the note agreement.  However, if the 2008 Convertible Debt had not been converted to common stock at the maturity date, the holder was entitled to receive bonus interest equal to 50% of the face value of the note, in addition to the coupon rate of interest.  In the event of a change of control or bankruptcy, interest due was limited to the 10% coupon rate.  Interest was payable at maturity.  The 2008 Convertible Debt was unsecured and was junior in priority to the Senior Notes (see below).

The terms of conversion allowed that if the Company completed a registered public offering of at least $25 million (a “Qualified Financing”), all principal and accrued interest would automatically be converted into the Company’s common stock at a conversion price of $1.20, provided that the conversion shares to which the 2008 Convertible Debt holders were entitled to receive were either registered for sale or salable under provisions of the Securities Act. If the 2008 Convertible Debt was not mandatorily converted upon a Qualified Financing, the maturity date of the notes would have been accelerated to the closing date of the Qualified Financing. In the event of a forced conversion into common shares resulting from a Qualified Financing, holders of the 2008 Convertible Debt were subject to a lock-up on any remaining shares not sold in the offering for ninety (90) days after the public offering. Upon conversion, the holders were entitled to receive five-year warrants to purchase a number of common shares equal to 50% of the shares issued upon conversion, with an exercise price of 120% of Company’s common share price on the conversion date, however, in no case was the exercise price to be less than $2.80 (see new exercise price below). Holders of 2008 Convertible Debt could voluntarily convert any or all of the principal and interest due under the same terms noted above, with the exception that the shares could have resale restrictions. The shares of common stock issuable upon a voluntary conversion of the 2008 Convertible Debt carried so-called “piggy-back” registration rights should the Company file a registration statement in the future.

The Company has the right to call the 2008 Convertible Debt if the market value of the Company’s common stock exceeds $6.18 for five consecutive days; provided that the note holders have the right to convert the debt to common shares within a stated period after notice of the Company’s intent to repay the debt has been delivered.

In accordance with FASB ASC 815-10, the Company established a debt premium and derivative asset related to the limitations on bonus interest that will occur upon a change in control or bankruptcy. The initial fair value of the derivative asset of $125,000 was based on a probability assessment of the payment alternatives. During 2009 approximately 35% of the principal balance was converted to equity (see below). Related to that transaction, the Company reduced its derivative asset by 35%, leaving a balance of $80,913 as of December 31, 2009. During 2010, 90% of the debt was converted and the derivative asset was reduced to $0. The derivative asset is included in other assets in the consolidated balance sheets at December 31, 2009.

In accordance with FASB ASC 320-10, Investments-Debt and Equity Securities (“ASC 320-10”) and ASC 470-20, Debt with Conversion and Other Options, the Company also established a debt discount and a related credit to additional paid-in capital in the amount of $2,635,000, representing the value of the beneficial conversion feature inherent in the 2008 Convertible Debt, as limited to the face amount of the debt and the premium related to the derivative asset. Accordingly, the carrying value of the 2008 Convertible Debt, after allocation of the beneficial conversion feature to additional paid-in capital, was $0. The net debt discount was being accreted over the life of the debt using the effective-interest method, such that the carrying value of the debt at maturity would include bonus interest payable. In addition, pursuant to the Letter Agreement dated September 24, 2010, (see below) the Company recorded a beneficial conversion feature of the principal balance of the note which resulted in the recording of $134,790 as debt discount. For the years ended December 31, 2010 and 2009, the Company recorded amortization of the debt discount, including accelerated amortization due to conversion of the debt, of $1,741,910 and $17,775, respectively.

The Company also originally incurred debt issuance costs of $634,765 in association with the 2008 Convertible Debt, including $209,167 related to the issuance of 209,167 warrants issued to brokers. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 95% (iii) weighted-average risk-free interest rate of 2.59%, and (iv) weighted-average expected life of 5 years. Those costs are included in debt issuance costs in the consolidated balance sheets at December 31, 2010 and 2009, and were being amortized over the life of the debt using the effective interest method. During the years ended December 31, 2010 and 2009, $410,454 and $224,310, respectively were amortized.

In September 2009 approximately 35% of the principal balance of the 2008 Convertible Debt was converted to equity at the option of the holders. The total amount converted was $924,605, which included $885,259 of principal and $39,346 of accrued interest. These amounts were converted to 807,243 shares of common stock and additionally the Company issued 403,621 warrants, due to the 50% warrant coverage feature, with an exercise price of $0.66 per share. Due to this conversion of debt in September 2009, the Company removed approximately $83,000 of accrued bonus interest and debt discount with no impact to the consolidated statement of operations for the year ended December 31, 2009.  As of December 31, 2009, the remaining principal amount and bonus interest amount was approximately $2,437,000.

Additionally due to the conversion of debt in September 2009, the Company reduced the carrying amount of debt issuance costs by approximately $224,000 by recording a charge to interest expense.  During the year ended December 31, 2010, the balance of the debt issuance costs of approximately $410,000 were amortized to interest expense.  The balance of the debt issuance costs related to the 2008 Convertible Debt at December 31, 2010 and 2009 was approximately $0 and $410,000, respectively.

During the second quarter of 2010, the Company entered into separate arrangements with the former 2008 Convertible Debt holders that in effect issued the former 2008 Convertible Debt holders: (i) additional shares of common stock, (ii) additional warrants to purchase more shares of common stock, and (iii) also modified the exercise price of their warrants. It should be noted that the substance of the transaction was to compensate the 2008 Convertible Debt holders for participating in the Company’s 2010 financings. Accordingly, the Company agreed to issue each of them a number of shares equal to the amount of interest that would have been earned from the date of original conversion and such amounts were converted at the same rate of $1.20.

In total, the Company has issued approximately 52,000 shares of common stock related to additional accrued interest and new warrants to purchase approximately 31,000 shares of common stock to these former 2008 Convertible Debt holders. As part of this transaction with the former 2008 Convertible Debt holders, the exercise prices of all of the original warrants issued in connection with the 2008 Convertible Debt balances that converted in 2009 were modified during the second quarter of 2010 and new exercise prices were established. The old warrants had exercise prices of $0.66 per share and under the new modified warrants have exercise prices range from $1.13 to $1.64 per share.

The Company valued the incremental shares of common stock issued from the conversion of the additional accrued interest and recorded a $63,990 charge to interest expense with an offset to common stock and additional paid-in capital. The Company also examined the fair value of the original warrants on the date of modification and compared them to the fair value of the modified warrants on the date of modification, recording a $17,790 charge to interest expense with an offset to additional paid-in capital. The financial statement effects of these transactions were recorded on the date each 2008 Convertible Debt holder signed their new exchange agreement during second quarter of 2010.

During 2010, additional 2008 Convertible Debt holders converted their notes and accrued interest balances to shares of our common stock, representing a total of approximately 90% of the total 2008 Convertible Debt. During the year ended December 31, 2010, the Company issued 1,439,365 shares of common stock for the conversion of $1,430,847 of principal and $360,670 of interest.  Since issuance of the debt, the total amount of principal and accrued interest converted was $2,315,962 and $400,016, respectively; and a total of 2,246,608 shares of common stock have been issued for the conversion of the 2008 Convertible Debt and accrued interest.

Related to all of the conversions that occurred during the year ended December 31, 2010, the Company recorded additional interest expense of $1,741,910 representing the acceleration of debt discount amortization originally recorded in connection with the issuance of the 2008 Convertible Debt and the additional charges of $81,780 noted above. In accordance with the 2008 Convertible Debt agreements, the Company issued warrants to purchase 1,114,658 shares of our common stock, due to the 50% warrant coverage feature, with exercise prices ranging from $1.13 to $1.64. The value of these warrants was contemplated at the inception of the transaction in 2008 and was incorporated in the original debt discount.

Pursuant to a Letter Agreement dated September 24, 2010, we sought the remaining 2008 Convertible Debt holders’ agreement to waive the current default and give the Company until November 15, 2010 to issue them the shares underlying the 2008 Convertible Debt. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the remaining 2008 Convertible Debt outstanding as of September 14, 2010 by $56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate would apply to the interest due from September 15, 2010 until the Note is converted pursuant to the Letter Agreement. The 2008 Convertible Debt holders were entitled to the Bonus Interest, which we calculated as a one-time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010.  The amount of the 25% Increase and Bonus Interest was combined and the total was directly applied to the principal amount of the 2008 Convertible Debt outstanding on September 14, 2010. The outstanding balance of the 2008 Convertible Debt immediately before the Letter Agreement was $226,538 with a corresponding unamortized debt discount of $159,547. Due to the effect of the Letter Agreement, the Company accelerated the amortization of the remaining debt discount and recorded an increase to the outstanding principal balance of $113,269 and $56,635 representing 50% bonus interest and 25% increase, respectively. Since the 50% bonus interest was in accordance with the terms of the original convertible note agreement, the Company recorded such amount as interest penalty. In accordance with relevant accounting guidance, the Company recorded the 25% Increase as a loss on extinguishment since the terms as described in the Letter Agreement indicated that the prior debt agreement would be extinguished. Finally, we agreed to adjust the conversion price of the 2008 Convertible Debt to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event would the conversion price be less than $0.28 per share.

Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuance on November 15, 2010, the outstanding 2008 Convertible Debt is in default. As of filing date we have not received any default notices from the remaining note holders of the 2008 Convertible Debt.

As of December 31, 2010, the principal amount of $363,942 is outstanding on the 2008 Convertible Debt, including accrued interest of $66,104, all of which is convertible into shares of our common stock pursuant to the Letter Agreement described above.

Subsequent to December 31, 2010, principal and interest in the amount of $371,055 have been exchanged for 476,692 shares of the Company’s common stock (see Note 16).

St. George Convertible Note and Warrant Purchase Agreement

On September 15, 2009, the Company entered into a Note and Warrant Purchase Agreement with St. George Investments, LLC, (the “Investor”; collectively with registered assigns, the “Holder”) (the “Purchase Agreement”). The Company issued and sold to the Investor (1) a 12% promissory note in the principal amount $555,556 (the “St. George Note”) which was convertible into the Company’s common stock at 80% of the five day volume weighted average of the closing price of the Company’s common stock, originally subject to a floor price of no less than $0.64 and on the terms and the conditions specified in the St. George Note; and (2) a warrant to purchase 500,000 shares of the Company’s common stock, $0.001 par value per share, at an exercise price of $0.65 per share , subject to certain anti-dilution adjustments. The note matured on September 15, 2010. The terms associated with the conversion feature and the reset of the exercise price of the warrants resulted in classifying these instruments as derivative liabilities (see Note 1). The Company also entered into a Registration Rights Agreement with the Investor pursuant to which the Company filed a registration statement for the sale of the common stock issuable to the Investor under the St. George Note and the Warrant on October 5, 2009 which was declared effective on October 6, 2009.

In connection with the issuance of the St. George Note, the Company incurred approximately $35,000 in debt issuance costs, including a $25,000 commission to a third party. These costs were recorded as debt issuance costs and were amortized over the term of the debt on a straight-line basis (which approximated the effective interest rate method).  During the year ended December 31, 2009, the Company amortized an immaterial amount to interest expense related to the debt issuance costs.   The debt was converted during the year ended December 31, 2010 and the Company amortized the remaining $35,000 of debt issuance costs to interest expense.

During 2009, the Company failed to perform under the agreement which resulted in the occurrence of triggering events (as defined) and default. Under the provision of the agreement, the Company was required to increase the principal amount of the St. George Note by a total of 35% and some additional amounts (totaling $210,834), accelerate the due date of the note, and increase the interest rate from 12% to 18%. In December 2009, the Company obtained a waiver from the St. George Note holder stating that the holder would not accelerate the due date of the St. George Note, but rather will keep the maturity date as of September 15, 2010. The Company recorded this increase in principal as additional interest expense during the year ended December 31, 2009.

In December 2009, the holder of the St. George Note converted $150,000 of principal to 535,714 shares of common stock.

On December 11, 2009, the Company entered into a Waiver of Default with St. George pursuant to which the Company agreed to repay the entire balance of the St. George Note and any adjustments thereto pursuant to the terms of the initial Waiver by February 1, 2010. Since the Company failed to pay the entire balance of the note by February 1, 2010, the Company was in default on the St. George Note. On February 16, 2010, the Company entered into a Waiver of Default agreement (“February 16 Waiver”) with St. George pursuant to which: (i) St. George waived all defaults through May 15, 2010 and agreed not to accelerate the amounts due under the St. George Note before May 15, 2010 and (ii) St. George could exercise their Warrant to purchase 140,000 shares of the Company common stock at $0.65 per share. In consideration for this waiver, the Company agreed to pay St. George a default fee equal to $50,000, which was added to the balance of the St. George Note effective as of the February 16, 2010. During the year ended December 31, 2010, St. George converted 100% of the balance of the St. George Note and accrued interest of $666,390 and $52,916, respectively, into 2,568,951 shares of the Company’s common stock. In connection with the conversions, the Company accelerated the amortization of debt discount of $393,681. In addition, the Company reclassified total derivative liabilities of $259,975 and $83,872, representing the embedded conversion features of the St. George Note and warrants, respectively, to equity. All of such note conversions were at $0.28 per share.

The balance of the St. George Note as of December 31, 2010 and 2009 was $0 and $616,390, respectively.

Note and Warrant Purchase Agreements- March and April 2010

During year ended December 31, 2010, the Company completed four closings of convertible note and warrant purchase agreements, aggregating to approximately $11 million as follows (the “2010 Closings”):

						Warrants
Date of Issuance	Face Value of Convertible Notes	Discounts	Gross Proceeds	Minimum Conversion Price Per Share at Issuance Date	Maximum Shares Issuable upon Conversion	Number	Minimum Exercise Price at Issuance Date
	[1]	[2]		[3]		[5]
First Closing 3/22/2010	$925,000	$(385,000)	$540,000	$0.28	3,303,571	1,100,000	$0.28	[6	]
Second Closing 4/8/2010	5,490,165	(2,285,165)	3,205,000	$0.28	19,607,732	6,528,213	$0.38	[7	]
Third Closing 4/13/2010	3,957,030	(1,647,030)	2,310,000	$0.28	14,132,250	4,705,657	$0.38	[7	]
Fourth Closing 4/26/2010 [4]	599,525	(249,525)	350,000	$0.28	2,141,161	712,949	$0.28	[7	]
Fourth Closing 4/26/2010	85,645	(35,645)	50,000	$0.28	305,875	101,849	$0.89	[7	]
Totals	$11,057,365	$(4,602,365)	$6,455,000		39,490,589	13,148,668

[1]
The Company also entered into a Registration Rights Agreement with the Lenders pursuant to which the Company agreed to file a registration statement by May 3, 2010, registering for resale of all of the shares underlying the 2010 Financing Convertible Notes and the 2010 Financing Warrants. If the Company failed to file the registration statement timely or failed to have it declared effective timely pursuant to the terms of the Registration Rights Agreement, each such event would have been deemed a trigger event under the 2010 Financing Convertible Notes. Since we did not have the registration statement declared effective timely, a trigger event under the terms of the notes issued in the First Closing, Second Closing and Third Closing occurred (the “June 1 Trigger Event”) and a trigger event under the terms of the notes issued in the Fourth Closing occurred (the “August 31 Trigger Event”). The total amount of 2010 Financing Convertible Notes issued in the four closings was originally $11,057,365; as a result of the June 1 Trigger Event, $3,434,347 was added to the principal amount which represents 125% of the outstanding principal and accrued interest prior to the event.  The total principal balance after the trigger event was $14,491,712, which includes an additional $410,000 of interest expense representing the maximum amount of $10,000 payable to each note holder in the four closings due to the failure of the Company to obtain an effective registration statement.

Additionally, we were required under the terms of the 2010 Closings to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we were required to submit to our shareholders with this Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore was not able to have a meeting or obtain shareholder approval on such date. This failure constituted an event of default under the 2010 Closings, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the potential default, to maintain good relationships with the investors of the 2010 Closings, we requested the investors of the 2010 Closings to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010, as well as waive any defaults related thereto, in exchange for which we increased the balance of the notes by 25% (the “Extension”).

As a result of the 25% increase from the Extension, the principal amount of such notes was increased to $18,872,264.

On October 14, 2010, the Company entered into a forbearance agreement with two investors of the 2010 closings. These investors negotiated the terms of such forbearance agreement in lieu of entering into the Extension. As a result of the forbearance agreement $682,693 was added to the principal balance of these investors’ notes (see below).

Since we did not hold the meeting on November 15, 2010, the 2010 Closings are susceptible to default pursuant to which the investors of the 2010 Closings can declare the entire amount outstanding immediately due and payable; however, as of the date of this Report we have not received any notice of defaults relating to this failure except from the investors who signed the forbearance agreement discussed above.  Those two investors claim that because we did not hold the meeting on November 15, 2010, the forbearance agreement allows them to seek all recourse available under the terms of the original note and the forbearance agreement specifically asserts that only one trigger event occurred, they are entitled to an additional 25% increase in their note balance. The Company is negotiating a settlement; until an agreement is reached the balance of the notes has been increased by 25% totaling $882,522.

[2]	In addition to scheduled debt discounts, the Company incurred debt issuance costs of approximately $1,003,500 which were deducted from the proceeds of these financings.

[3]
The number of shares of common stock to be issued upon such conversion shall be determined by dividing (a) the amount sought to be converted by (b) the greater of (i) the Conversion Price (as defined below) at that time, or (ii) the Floor Price (as defined below). The Conversion Price is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought, as reported by Bloomberg, LP, or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the lender. The Floor Price is initially equal to $0.28 per share, subject to adjustment upon the occurrence of certain events, including recapitalization, stock splits, issuance of equity securities for a price less than the Floor Price and similar corporate actions.

[4]
As part of the fourth closing on April 26, 2010, certain investors in the 2009 Registered Direct Offering exercised their Right of Participation and purchased $599,525 of the notes issued in the Fourth Closing and the Company issued such participants warrants to purchase up to 712,949 shares of the Company’s common stock exercisable at $0.28 per share (the remainder of the participants in the Fourth Closing received warrants exercisable at $0.89 per share).

[5]
At any time prior to the expiration date of the warrant, if and only if there is no then effective registration statement covering the warrant shares, the Holder may elect a “cashless” exercise of this warrant whereby the Holder shall be entitled to receive for no consideration a number of shares of common stock equal to (x) the excess of the Current Market Value over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as these terms are defined in the warrant agreement). This formula, as it contains variables that are directly linked to changes in the market price of the Company’s shares, and depending on the market price of the share on the date of exercise, might result in the Company having to issue additional number of shares than what is indicated in the table above.

[6]
The exercise price in First Closing warrants equals to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note).

[7]
The exercise price in Second, Third, and Fourth Closings, can be adjusted down (down-round protection) to a lower price if the Company sells common stock or instruments convertible into or exercisable for common shares in the future at a lower price than the exercise price.

The private financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated hereunder. In addition to the discounts and fees listed above, the Company paid an aggregate of approximately $1,003,500 in finder’s and legal fees for the note financings. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Each of the convertible notes issued in the four 2010 Closings, (collectively “2010 Notes”) mature one year from the date of issuance and carry an original issue discount. The 2010 Note holders have the right, at their sole option, to convert the 2010 Notes, in whole or in part into shares of the Company’s common stock.

If, during the term of the 2010 Notes, the average closing bid price of the Company’s common stock for at least 20 of the immediately preceding 30 trading days equals or exceeds $1.25, then on 20 days’ irrevocable notice, and subject to certain conditions set forth in the 2010 Notes, the Company can cause the Lenders to convert the outstanding balance of the 2010 Notes into shares of common stock. The number of shares of common stock to be so delivered shall not exceed an amount equal to the product of the average daily volume of common stock traded on the primary exchange for common stock during the 20 prior trading days as of the mandatory conversion determination date multiplied by twenty.

Interest on the unpaid principal balance of the 2010 Notes would accrue at the rate of 12% per annum, which would increase to 18% upon the occurrence of a trigger event, as defined in the 2010 Notes. Pursuant to the terms of the First, Second, and Third Closings, a trigger event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by June 1, 2010 and therefore the interest on the 2010 Notes issued in those three Closings increased to 18% per annum. The terms of the Fourth Closing required the Company to have the registration statement declared effective by August 31, 2010 and therefore a Trigger Event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by August 31, 2010 with respect to the 2010 Notes issued in the Fourth Closing. Commencing on the 6 month anniversary of the 2010 Notes and each 90 days thereafter on which a payment of interest was due and continuing on the first day of every third month thereafter until the one year anniversary of the 2010 Notes, the Company would pay the Lenders all interest, fees, and penalties accrued but unpaid under the 2010 Notes as of such date. Pursuant to the terms of the 2010 Notes, the Company would also pay Lenders nine equal payments representing one-twelfth of the principal amount of the 2010 Notes, commencing on the nine-month anniversary of the 2010 Notes and continuing thereafter until the Maturity Date, when the Company would pay all remaining principal and interest, in cash. The Company maintained the right to make any and all of the nine payments, at the Company’s option, in cash or shares of common stock at the greater of the Floor Price or 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable payment date.

Notwithstanding any other terms to the contrary, pursuant to the terms of the 2010 Notes, the Company must pay all amounts due under the 2010 Notes in cash unless all of the following conditions are met: (i) a payment in common stock would not cause an individual lenders’ beneficial ownership of common stock to exceed 9.99% of the Company then outstanding shares of common stock; (ii) the Company received NYSE Amex listing approval for the common stock issuable under the 2010 Notes; (iii) not less than seven calendar days prior to the applicable payment date, the Company shall have notified the Lenders that the Company intend to make such payment in common stock; (iv) (a) the common stock to be issued have been registered under the Securities Act of 1933, as amended, or (b) (A) Rule 144 promulgated hereunder is available for their sale, (B) the Company provided to the Lenders (prior to the delivery of the common stock on the applicable payment date) an attorney’s opinion, in a form acceptable to the Lenders, which provides that Rule 144 is available for the sale of the common stock, (C) the Company is current on all of the Company Securities and Exchange Commission reporting obligations, and (D) the Company is not subject to an extension for reporting the Company quarterly or annual results; (v) the closing bid price for the common stock on the business day on which notice is given is greater than the Floor Price divided by 80%; and (vi) neither an Event of Default nor a Trigger Event shall have occurred.

The Warrants issued in connection with the 2010 Notes have a term of five years. The Warrant exercise price for the First Closing was initially exercisable at the higher of: (i) 105% of the average volume-weighted average price (the “VWAP”) for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note), which was subject to adjustment. The Warrant exercise price for the Second, Third, and Fourth Closings were different from the Warrant exercise price in the First Closing in that they were initially fixed at a stated price ($0.28, $0.38 and $0.89) as shown in the above table. The exercise price in the Second, Third, and Fourth Closings and the Floor Price in the First Closing, can be adjusted down to a lower price if the Company sells common stock or instruments convertible into or exercisable for common shares in the future at a lower price than the exercise price or the Floor Price. Additionally, the Lenders may exercise the Warrants via a cashless exercise only if a registration statement for the Warrant shares is not in effect at the time of the exercise. The number of shares each holder is entitled to under the cashless exercise equals (x) the excess of the Current Market Value over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as these terms are defined in the warrant agreement). This formula, as it contains variables that are directly linked to changes in the market price of the Company’s shares, and the market price of the Company’s shares on the date of exercise, might result in the Company having to issue additional warrant shares than the face value of the warrants, which is what is indicated in the table above. Pursuant to the terms of the Warrants, the Company will not affect the exercise of any warrants, and no warrant holder has the right to exercise his/her Warrants, if after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of the Company’s common stock.

Additionally, since the Company is listed on the NYSE Amex, the Company was required to obtain stockholder approval and NYSE Amex approval, to issue more than 19.99% of the Company issued and outstanding common stock at a discount from book or market value at the time of issuance (“19.99% Cap”). Accordingly, the Company was required under the terms of the 2010 Notes to obtain Stockholder Approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third, and Fourth closing. The Company was unable to hold the meeting until December 3, 2010, due to the SEC comment period. All of the shares issuable pursuant to the 2010 Notes were approved at the shareholder meeting. On April 19, 2010, the NYSE Amex approved the shares issuable pursuant to the First Closing. On January 3, 2011, (after the shareholder meeting), the NYSE Amex approved the shares issuable pursuant to the Second, Third, and Fourth Closings.

In accordance with its Registration Rights Agreement with the Lenders, the Company filed a registration statement on May 3, 2010, registering for resale all of the shares underlying the 2010 Notes and the Warrants, as well as shares issuable under the 2010 Notes and Warrants pursuant to potential adjustments that may occur pursuant thereto and shares of common stock issuable as interest payments. Because all of the shares underlying the 2010 Notes and Warrants became eligible for resale pursuant to Rule 144, as promulgated under the Securities Act of 1933, as amended, the Company withdrew the registration statement as permitted under the terms of the Registration Rights Agreement.

Upon a Triggering Event, as defined in the 2010 Notes, the outstanding balance of the 2010 Notes would immediately increase to 125% of the then owing principal and unpaid interest balance, and interest would accrue at the rate of 1.5% per month. Upon an Event of Default, as defined in the 2010 Notes, the Lender may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable. However, all outstanding obligations payable by the Company would automatically become immediately due and payable if the Company becomes the subject of a bankruptcy or related proceeding.

During the 2010 year, a total of $1,862,485 of 2010 Notes was converted into 3,721,000 shares of the Company’s common stock.

On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 Notes. These investors negotiated the terms of the Forbearance Agreement in lieu of entering into the Extension the other 2010 Notes investors signed. Pursuant to the Forbearance Agreement, the two investors refrained and temporarily forbore from exercising and enforcing their remedies against the Company due to the event of default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the 2010 Notes to ISP Holdings, LLC by 68% and increase the outstanding balance of the 2010 Notes to St. George Investments, LLC by 25%. In addition, the Company agreed to obtain the required Shareholder Approval to issue the shares underlying the 2010 Notes and warrants on or before November 15, 2010.  In relation to this agreement, the Company recorded $381,920 in additional principal, and offsetting interest expense, for the liquidation damages of the warrants and $300,773 as a loss on extinguishment of debt and is reflected in other expenses, net, in the accompanying consolidated statements of operations.  Since we did not hold the meeting by November 15, 2010 (due to the SEC comment period), these two note holders have submitted notice to us that the balance of their note shall increase by another 25% under the terms of the Forbearance Agreement.  We are currently trying to negotiate a settlement with these two holders since we ultimately held the meeting and the delay was out of our control as a result of the SEC comment period; however, as of the date of this Report, we have not reached any agreement.  Until an agreement is reached the balance of the notes has been increased by 25% totaling $882,522.

The 2010 Closings:

First Closing

On March 22, 2010, the Board of Directors authorized the Company to enter into a Note and Warrant Purchase Agreement (“Purchase Agreement”) with one accredited investor (“ISP Holdings” or “First Closing”) pursuant to which the Company issued the lender in the First Closing a Convertible Promissory Note in the principal amount of $925,000 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement included a five-year warrant (major terms of warrant are detailed above) to purchase 1,100,000 shares of the Company’s Common Stock at an exercise price equal to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note). The Note carries a 20% original issue discount and matures on March 22, 2011. The Company agreed to pay $200,000 to the Lender in the First Closing to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the Note at the closing of the transaction. As a result, the total net proceeds the Company received were $403,000, after payment made directly by Lender in the First Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lender in the First Closing may convert the Note, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the convertible debt and Warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $85,796 and $90,296, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events. As noted above, the Company also increased the note by $381,920 for the warrant liquidation damages and by $300,773 for the loss of extinguishment of debt.  An additional $94,587 for the 25% increase that is currently under negotiations was added to the balance.

The Company established a debt discount of $651,165, representing the value of the embedded conversion feature inherent in the convertible debt, as limited to the face amount of the debt. The debt discount is being amortized over the life of the debt using the straight-line method over the terms of the debt, which approximates the effective-interest method. For the year ended December 31, 2010, the Company recorded amortization of the debt discount, including accelerated amortization due to conversion of the debt, of $651,165.

The Company also incurred debt issuance costs of $182,200 in association with the 2010 Notes.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $112,000 was amortized as interest expense.

During the year ended December 31, 2010, ISP Holdings converted $1,862,485 of their Note balance into 3,721,000 shares of the Company’s common stock, with conversion price ranges between $0.37 and $0.60. As of December 31, 2010, the principal balance of the note was $472,937 and accrued interest was $38,698.

Subsequent to December 31, 2010, principal and interest in the amount of $372,070 of the First Closing have been exchanged for 520,000 shares of the Company’s common stock (see Note 16).

Second Closing

On April 8, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Second Closing”) pursuant to which the Company issued the Lenders in the Second Closing a Convertible Promissory Note in the aggregate principal amount of $5,490,165 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 6,528,213 shares of the Company’s Common Stock at an initial exercise price of $0.38 per share. The Note carries a 20% original issue discount and matures on April 8, 2011. The Company agreed to pay $2,285,165 to the Lenders in the Second Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of the transactions. As a result, the total net proceeds the Company received were $3,195,000, after payments made directly by Lenders in the Second Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with these transactions. The Lenders in the Second Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the convertible debt and warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $2,448,402 and $4,714,626, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events.  As noted above, the Company also increased the note by $195,327 for the 25% increase that is currently under negotiations was added to the balance.

The Company recorded a debt discount of $5,490,165, representing the value of the embedded conversion feature inherent in the 2010 Notes, as limited to the face amount of the debt. Accordingly, the carrying value of the 2010 Notes, after allocation of the embedded conversion feature was $0.  The debt discount is being amortized on a straight-line method over the terms of the debt, which approximates the effective-interest method.  For the year ended December 31, 2010, $3,811,792 was amortized as interest expense and $211,983 was recorded as loss on debt extinguishment.

The Company also incurred debt issuance costs of $445,017 in association with the Convertible Debt.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $315,221 was amortized as interest expense and $17,183 was recorded as loss on debt extinguishment.

As of December 31, 2010, the principal balance of the note was $9,638,807 and accrued interest was $580,355.

Subsequent to December 31, 2010, principal and interest in the amount of $10,031,459 of the Second Closing have been exchanged for 27,686,358 shares of the Company’s common stock (see Note 16).

Third Closing

On April 13, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Third Closing”) pursuant to which the Company issued the Lenders in the Third Closing a Convertible Promissory Note in the aggregate principal amount of $3,957,030 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 4,705,657 shares of the Company’s Common Stock at an initial exercise price of $0.38 per share. The Note carries a 20% original issue discount and matures on April 13, 2011. The Company agreed to pay $1,647,030 to the Lenders in the Third Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of the transactions. As a result, the total net proceeds the Company received were $2,310,000, after payments made directly by Lenders in the Third Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lenders in the Third Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the convertible debt and warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $1,147,985 and $8,576,322, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events.  As noted above, the Company also increased the note by $578,609 for the 25% increase that is currently under negotiations was added to the balance.

The Company recorded a debt discount of $3,957,030, representing the value of the embedded conversion feature inherent in the 2010 Notes, as limited to the face amount of the debt. Accordingly, the carrying value of the 2010 Notes, after allocation of the embedded conversion feature was $0.  The debt discount is being amortized on a straight-line method over the terms of the debt, which approximates the effective-interest method.  For the year ended December 31, 2010, $2,571,654 was amortized as interest expense and $635,948 was recorded as loss on debt extinguishment.

The Company also incurred debt issuance costs of $320,745 in association with the 2010 Notes.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $227,189 was amortized as interest expense and $51,550 was recorded as loss on debt extinguishment.

As of December 31, 2010, the principal balance of the note was $7,283,971 and accrued interest was $420,142.

Subsequent to December 31, 2010, principal and interest in the amount of $6,962,572 of the Third Closing have been exchanged for 14,505,363 shares of the Company’s common stock (see Note 16).

Fourth Closing

On April 26, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Fourth Closing”) pursuant to which the Company issued the Lenders in the Fourth Closing a Convertible Promissory Note in the aggregate principal amount of $685,170 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 712,949 shares of the Company’s Common Stock at an initial exercise price of $0.28 per share for two investors and up to 101,849 shares at an exercise price of $0.89 per share for the remaining two investors. The Notes carry 20% original issue discounts and mature on April 26, 2011. The Company agreed to pay $285,170 to the Lenders in the Fourth Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of these transactions. As a result, the total net proceeds the Company received were $400,000, after payments made directly by Lenders in the Fourth Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lenders in the Fourth Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion.

The embedded conversion feature of the convertible debt and warrants was recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $148,374 and $774,535, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, the increase given pursuant to the Extension and the Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest added as a result of the trigger events.

The Company recorded a debt discount of $685,170, representing the value of the embedded conversion feature inherent in the 2010 Notes, as limited to the face amount of the debt. Accordingly, the carrying value of the 2010 Notes, after allocation of the embedded conversion feature was $0.  The debt discount is being amortized on a straight-line method over the terms of the debt, which approximates the effective-interest method.  For the year ended December 31, 2010, the Company recorded amortization of the debt discount of $485,341 as interest expense.

The Company also incurred debt issuance costs of $55,538 in association with the Convertible Debt.  Those costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2010, and are being amortized over the life of the debt using the straight-line method, which approximates the effective interest method. During the year ended December 31, 2010, $39,331 was amortized as interest expense.

As of December 31, 2010, the principal balance of the note was $1,165,278 and accrued interest was $70,683.

Subsequent to December 31, 2010, principal and interest in the amount of $1,245,320 of the Fourth Closing have been exchanged for 2,642,809 shares of the Company’s common stock (see Note 16).

Trigger Events

The following events constitute Trigger Events under the terms of the Notes. Upon occurrence of any of these events, the Company will record a liability.

1)	Decline in 5-day trailing average VWAP less than $0.20 at any given time;

2)	Decline in 10-day trailing average daily dollar volume of the Common shares to less than $35,000 per day;

3)	A judgment for an amount equal to or greater than $100,000;

4)
Failure to file Registration Statement and have it declared effective by certain dates. We filed the Registration Statement timely, but failed to have the Registration Statement declared effective timely and accounted for such occurrence.

5)
Occurrence of Events of Default such as our failure to pay or make payments, failure to deliver conversion shares, breaches of covenants, incomplete or misleading representation and warranties, voluntary or involuntary bankruptcy, certain governmental actions and the failure to timely cure a Trigger Event.

In no event, may the Trigger Events be applied more than twice.

Embedded Conversion Features and Warrants

The First, Second, Third, and Fourth Closings entered into during 2010 carry embedded conversion features and warrants which are accounted for as derivative instruments under the relevant accounting guidance. Originally, the Company used the Black-Scholes model to valuate these derivatives.  Subsequent to the filing of the June 30, 2010 Form 10-Q, the Company decided to move from the Black-Scholes option pricing model to the Binomial Lattice option pricing model for the valuation of these embedded conversion features and warrants. The Company determined that the Binomial Lattice model more accurately valued the “down-round protections”, or reset features included in the embedded conversion features and a reset provision associated with the exercise price of the warrants. As a result of this change to the Binomial Lattice option pricing model, the Company believes the Binomial Lattice model provides a better estimate of fair value of the derivative instruments at their grant dates, triggering dates, and quarter ends. In applying the Binomial Lattice model, the Company used the assumptions shown above (see Note 1).

As explained in Footnote 5 above, the warrants carry a “cashless exercise” feature. This cashless exercise feature has value to the holder. To determine the value of the “cashless exercise” feature, the Company used the following assumptions. The Company initially estimated that the Company’s registration statement would be declared effective on or around February 28, 2011. As stated in the warrant agreement, upon an effective registration statement the cashless exercise feature is no longer available to the holder. On January 30, 2011, the Company withdrew the filing of its registration statement which resulted in the continuance of the cashless exercise feature.  The Company also evaluated the likelihood of the warrant holders exercising their warrants under the cashless exercise feature versus a cash exercise from the original grant date of each warrant until the estimated date the registration statement is declared effective. Based on the cashless exercise notices received by the Company as of September 30, 2010, and based on our best estimate of the warrant holders’ intent going forward, the Company believed a conservative estimate that there was a 50% likelihood that the investors would exercise under the cashless exercise provision and 50% likelihood that they would effect a standard exercise via cash.  For the quarter ended December 31, 2010, the Company re-evaluated the likelihood of warrant holders exercising the warrants under the cashless exercise feature.  Based on significant exercise notices received in January and February 2011, the Company believes that there is a 90% likelihood that the investors would exercise under the cashless exercise provision and 10% likelihood that they would effect a standard exercise via cash.  The Company, through its valuation expert, then performed the following steps to estimate the fair value of the warrants on their grant date, at each quarter end and at year end. The Company valued the warrants (assuming standard cash exercises,) under the Binomial Lattice option pricing model (“Binomial Model — Normal”). In addition, the Company valued the warrants under a separate Binomial Lattice option pricing model (“Binomial Model — Cashless”), assuming that the holder would exercise under the cashless exercise feature prior to the date of the registration statement being declared effective.  Another factor that was considered for the value estimated under the Binomial Model — Cashless was that if the holder of the warrant decided to exercise under the cashless exercise feature, the number of warrant shares available to the holder was then computed under the formula noted in section 2.1(b) of the warrant agreement. On some dates, it resulted in potentially more shares being issued to the holder than what are stated on the holder’s warrant agreement and on some dates it results in potentially less shares being issued to the holder than what are stated on the warrant agreement.

The total values computed under each Binomial Model were then assigned a likelihood or probability that the investor may exercise under either scenario to arrive at the estimated fair value assigned to the warrants. For the grant dates and the periods ending March 31, 2010, June 30, 2010,  and September 30, 2010, we used 50% of the value under the Binomial Model — Normal and 50% of the value under the Binomial Model — Cashless.   For the period ended December 31, 2010, and based on actual exercises in the quarter ended March 31, 2011, we used 10% of the value under the Binomial Model — Normal and 90% of the value under the Binomial Model — Cashless, to better reflect the current activity of exercises.

See Note 1 for more information on accounting for derivative liabilities related to embedded conversion features and warrants with down round protection and valuation of these derivative liabilities.

Activity in connection with the Company’s convertible debt for the year ended December 31, 2010, is as follows:

	10% Notes	St. George Debt	2010 Notes
	Issued Sept '08	Issued Sept '09	Issued 3/22/10	Issued 4/8/10	Issued 4/13/10	Issued 4/26/10	Total
Carrying Value Before Discount at December 31, 2009	$1,624,886	$616,390	$-	$-	$-	$-	$2,241,276
Face value of debt issued in 2010	-	-	925,000	5,490,165	3,957,030	685,170	11,057,365

Additional penalities for trigger events and forbearance fees added to the note balance	169,904	50,000	1,410,422	4,148,642	3,326,941	480,108	9,586,017

Portion of note converted to equity	(1,430,848)	(666,390)	(1,862,485)	-	-	-	(3,959,723)
Carrying Value Before Discount at December 31, 2010	363,942	-	472,937	9,638,807	7,283,971	1,165,278	18,924,935

Discount, net of accumulated amortization at December 31, 2009	(1,607,111)	(393,681)	-	-	-	-	(2,000,792)
Acceleration of amortization in connection with conversion and debt extinguishment	1,519,220	393,681	261,685	-	-	-	2,174,586

Discount attributable to 2010 notes	-	-	(651,165)	(5,490,165)	(3,957,030)	(685,170)	(10,783,530)

Amortization expense	87,891	-	389,480	4,023,776	3,207,602	485,340	8,194,089
Discount, net of accumulated amortization at December 31, 2010	-	-	-	(1,466,389)	(749,428)	(199,830)	(2,415,647)

Net Carrying Value at December 31, 2010	$363,942	$-	$472,937	$8,172,418	$6,534,543	$965,448	$16,509,288

Senior Notes Payable

In December 2008, in the first closing of the 12% Senior Note offering, the Company issued units consisting of $1,077,500 principal amount of 12% Senior Promissory Notes (“Senior Notes”) and five year warrants to purchase a total of 862,000 shares of the Company’s common stock at $1.00 per share.  The Senior Notes bear interest at a rate of 12% per annum, payable semi-annually on June 1st and December 1st of each year after issuance.  The Senior Notes matured on the earlier of December 8, 2010 or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions.  Certain events accelerate the maturity of the Senior Notes, including a change in control, bankruptcy or legal judgment.  The Senior Notes are unsecured, and are senior to the Convertible Debt.  The Company is not permitted to issue additional notes or evidence of indebtedness that are senior in priority to the Senior Notes, however, the Company was permitted to issue notes up to an aggregate principal amount of $2,500,000 which are of equal priority with the Senior Notes.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $269,372, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $1,346,872.

The Company incurred debt issuance costs of $271,644 and debt discounts of $508,580  in association with the Senior Notes, including $50,858 and $508,580, respectively, related to the issuance of 948,200 warrants for the purchase of the Company’s common stock at $1 per share, issued to Senior Note holders and to brokers.  These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 97% (iii) weighted-average risk-free interest rate of 2.10%, and (iv) weighted-average expected life of 5 years. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method.  Amortization of debt issuance costs was $169,947 and $101,698 for the years ended December 31, 2010 and 2009, respectively.  Amortization of debt discount was $318,178 and $190,402 for the years ended December 31, 2010 and 2009, respectively.

On January 30, 2009, the Company conducted the second and final closing (the “Final Closing”) of the 12% Series 1 Senior Note offering whereby the Company sold an additional $680,000 principal amount of 12% Senior Notes and five year warrants to purchase a total of 544,000 shares of common stock at $1.13 per share. Accordingly, a total of $1,757,500 in 12% Senior Notes and Warrants to purchase 1,406,000 shares of common stock in the 12% Senior Note Offering were sold in 2008 and 2009. The Senior Notes issued in January 2009 mature on the earlier of the second anniversary of the closing date or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $170,000, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $850,000.

In connection with the 12% Series 1 Senior Note offering, the Company agreed to file a registration statement with the SEC on Form S-3 by July 31, 2009 (which was filed on July 2, 2009), covering the secondary offering and resale of the Warrant Shares sold in the 12% Senior Note offering.

The Company incurred debt issuance costs of $156,376 and debt discounts of $429,760 in association with the Final Closing of the Series 1 Senior Note including $42,976 and $429,760, respectively, related to the issuance of 54,400 and 544,000 warrants for the purchase of the Company’s common stock at $1.13 per share, issued to brokers and Series 1 Senior Note holders, respectively. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 1.85%, and (iv) weighted-average expected life of 5 years. The debt issuance costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2009. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method. Amortization of debt issuance costs was $119,279 and $37,097  for the years ended December 31, 2010 and 2009, respectively. Amortization of debt discount was $327,808 and $101,951 for the years ended December 31, 2010 and 2009, respectively.

On May 4, 2009, the Company conducted a first closing (“First Closing”) of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,327,250 principal amount of 12% Series 2 Senior Notes and five-year warrants to purchase a total of 2,123,600 shares of the Company’s common stock at $0.98 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was 115% of the five (5) day volume weighted average closing price of the Company’s common stock on NYSE Amex US for the five (5) trading days prior to the date of the First Closing.  In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $331,811, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $1,659,061.

In connection with the offer and sale of securities to the purchasers in the First Closing of the offering, the Company’s exclusive placement agent and all participating brokers received aggregate cash sales commissions of $132,725 and $39,817 in non-accountable expenses for services in connection with the First Closing. In addition, in the First Closing the Company issued placement agent warrants to the Company’s exclusive placement agent to purchase a total of 212,360 shares, of which, 54,472 shares and warrants to purchase 6,000 shares were assigned to other individuals.

The Company incurred debt issuance costs of $373,564 and debt discounts of $838,826 in association with the First Closing in May 2009, including $172,012 and $838,826, respectively, related to the issuance of 212,360 and 2,123,600 warrants for the purchase of the Company’s common stock at $0.98 per share, issued to brokers and Senior Note holders, respectively. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 2.03%, and (iv) weighted-average expected life of 5 years. Those debt issuance costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2009. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method. Amortization of debt issuance costs was $348,276 and $25,288 for the years ended December 31, 2010 and 2009, respectively. Amortization of debt discount was $782,043 and $56,782 for the years ended December 31, 2010 and 2009, respectively.

On June 12, 2009, the Company conducted the second closing (the “Second Closing”) of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of 12% Series 2 Senior Notes (“Notes”) and five year warrants to purchase a total of 749,600 shares of the Company’s common stock at $1.11 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was to be greater of 115% of the five day weighted average closing prices of the Company’s common stock as reported by NYSE Amex US for the five trading days ended on June 11, 2009.   In September 2010, as a result of the September 2010 Amendment to the Debt Exchange agreement (discussed below), the Company increased the principal of this note by $117,130, which was recorded as a loss on debt extinguishment.  The total principal of the note at December 31, 2010 was $585,630.

In connection with the offer and sale of securities to the purchasers in the offering, the Company’s exclusive placement agent received sales commissions of $46,850 and $14,055 of non-accountable expenses for services in connection with the Second Closing. In addition, in the Second Closing, the Company issued to the placement agent, warrants to purchase a total of 74,960 shares, of which the Company’s exclusive placement agent received placement agent warrants to purchase 58,360 shares, and two other brokers received warrants to purchase 14,992 shares and 1,600 shares, respectively.

The Company incurred debt issuance costs of $141,168 and debt discounts of $300,583 in association with the Second Closing in June 2009, including $68,963 and $300,583, respectively, related to the issuance of 74,960 and 749,600 warrants for the purchase of the Company’s common stock at $1.11 per share, issued to brokers and Senior Note holders, respectively . These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 2.03%, and (iv) weighted-average expected life of 5 years. Those debt issuance costs are included in debt issuance costs in the consolidated balance sheet at December 31, 2009. Debt issuance costs and debt discount are being amortized over the life of the debt using the effective interest method. Amortization of debt issuance costs was $128,386 and $12,782 for the years ended December 31, 2010 and 2009, respectively. Amortization of debt discount was $273,366 and $27,215 for the years ended December 31, 2010 and 2009, respectively.

The Company did not pay the interest due on the Series 1 Senior Notes or the Series 2 Senior Notes (together “the Series 1 and 2 Notes”) due on December 1, 2009 or March 1, 2010. The Company did not have sufficient cash to satisfy these debts and carry on current operations. Consequently, under the terms of the Series 1 and 2 Notes, the interest rate increased from 12% to 18% per annum. The failure to pay interest as scheduled represented an event of default under the terms of the Notes and all senior debt was classified as current. However, none of the holders declared default, or declared the outstanding Series 1 and 2 Notes and other contractual obligations immediately due.

In order to resolve the defaults and to preserve as much cash as possible for operations, management put together various exchange agreements (the “Debt Exchanges”) to enter into with its the debt holders, subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding Notes or other debt obligations for shares of the Company’s common stock. Although the exchange terms vary slightly between the debt holders, based upon the terms of each of the particular Notes, a few provisions are consistent in all of the exchange agreements:

First, all of the issuances pursuant to the proposed Debt Exchanges were subject to Shareholder Approval. To that end, the Company filed its initial Preliminary Proxy Statement on Schedule 14A on February 1, 2010; the Company was to obtain the required Stockholder Approval by September 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the notes would fall back into default, pursuant to which the note holders could declare the full amount owed on the notes immediately due and payable, if the Company failed to hold the meeting by the required dates.  Once the Company obtained Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement would be convertible into shares of common stock and the holders thereof would waive all current and future defaults under the debt.

Second, the Company agreed to use its best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement to be filed under the Securities Act of 1933, as amended.

Third, the issuance of all of the shares of Common Stock to be issued under these Debt Exchanges was subject to NYSE Amex listing approval.

Under the terms of the Debt Exchange agreement, the notes would become convertible once all items above were met.  The number of shares of common stock to be issued to the Note Holder upon conversion shall be an amount equal to the quotient of: the amount of principal sought to be exchanged divided by seventy percent (70%) of the VWAP for the five (5) trading days immediately preceding the date of the exchange request; provided however, in no event shall the exchange price be less than $0.28.

In September 2010, the Company amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, the Company agreed to (a) increase the principal balance due on the Notes by 25% effective September 1, 2010 and (b) the Company in its - sole discretion — maintains the right to pay the interest due on the Notes in shares of its common stock so long as the market price of the Company’s common stock is equal to or above $0.28 per share on the date such interest is due. Due to the SEC’s review of the periodic reports that we were required to mail with the proxy statement, seeking the Stockholder Approval, we were unable to hold the related meeting until December 3, 2010.  Our stockholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 meeting and the NYSE Amex approved the shares on January 3, 2011.  All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remains in effect and no other consideration is owed to the note holders pursuant to this default. The total for the additional penalty was $888,275 and is included in loss on extinguishment of debt in the accompanying consolidated statements of operations.  As of the date of this filing, we have not received notice from any note holders declaring a default. Any shares of common stock to be issued pursuant to the debt exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

Subsequent to December 31, 2010, principal and interest in the amount of $5,434,052 of the Series 1 and 2 Notes have been exchanged for 13,640,728 shares of the Company’s common stock (see Note 16).

Activity in connection with the Company’s Senior Debt during the year ended December 31, 2010, is as follows:

	Series 1		Series 2
	Dec-08	Jan-09	May-09	Jun-09	Total
Carrying Value Before Discount at December 31, 2009	$1,077,500	$680,000	$1,327,249	$468,350	$3,553,099
Note increase for debt extinguishment	269,372	170,000	331,812	117,280	888,464
Carrying Value Before Discount at December 31, 2010	1,346,872	850,000	1,659,061	585,630	4,441,563
Discount, net of accumulated amortization, at December 31, 2009	(318,178)	(327,809)	(782,043)	(273,366)	(1,701,396)
Amortization expense for year ended December 31, 2010	318,178	327,809	782,043	273,366	1,701,396
Discount, net of accumulated amortization, at December 31, 2010	-	-	-	-	-
Net Carrying Value at December 31, 2010	$1,346,872	$850,000	$1,659,061	$585,630	$4,441,563

The Bridge Loan Agreement

On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “12% Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because the Company did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. Since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the principal of the Bridge Loan $83,000 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, the Company issued to the Lender a two-year warrant to purchase 116,000 shares of the Company’s common stock exercisable at $0.60 per share (the “Two-Year Warrant”). This warrant was valued at $34,800 using the Black-Scholes model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded a debt discount. For the years ended December 31, 2010 and 2009, $18,432 and $16,368, respectively, was amortized to interest expense related to this debt discount.

The Company paid cash fees associated with this debt of $34,800, which was recorded as debt issuance costs. For the years ended December 31, 2010 and 2009, the Company recorded interest expense of $34,800, and $0, respectively, related to the debt issuance costs.

In March 2010, the Company entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share.

Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we must obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25% and pay an additional $5,000 in legal fees related to the default. In accordance with relevant accounting guidance, the Company recorded the 25% increase of $57,360 to the principal balance as a loss on extinguishment which is included in the accompanying statement of operations for the year ended December 31, 2010.

On September 14, 2010, the Company recorded a beneficial conversion feature of the principal balance of the note, which resulted in the recording of $140,360 as debt discount and amortization expense of $140,360 as of December 31, 2010. As a result of this agreement, we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. The issuance of shares pursuant to the amendment is subject to our receipt of NYSE Amex listing approval and Shareholder Approval. The Shareholder Approval was received on December 3, 2010 and the NYSE Amex listing approval was received on January 3, 2011.  The debt balance of $140,360 and accrued interest of $25,474 was converted in January 2011 into 592,261 shares of the Company’s common stock (see Note 16).

As of December 31, 2010, the principal of the Bridge Loan was $140,360 and related accrued interest was $25,474.

Subsequent to December 31, 2010, the total principal and interest of the Bridge Loan has been exchanged for 592,261 shares of the Company’s common stock (see Note 16).

Consulting Agreement

On September 10, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC ( “Cantone  Asset ”) whereby Cantone Asset  provided guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes. In consideration of Cantone Asset’s service, the Company agreed to pay monthly consulting fees of $12,000 per month for a period of twelve (12) months and issue to the Consultant a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share (the “Cantone Warrant”). This warrant was valued at $88,000 using the Black-Scholes option pricing model with a discount rate of 2.38% and a volatility of 0.9727% and recorded as a prepaid asset. During the years ended December 31, 2010 and 2009 the Company recorded amortization expense of $58,667 and $29,333 related to this agreement, respectively, which has been included in selling, general and administrative expenses in the accompanying consolidated statements of operations. At December 31, 2010 and 2009 the unamortized balance of $0 and $58,667 is included in prepaid consulting.

In March 2010, in an effort to further reduce its cash expenditures, the Company also amended the consulting agreement with Cantone Asset. Under the amended consulting agreement, Cantone Asset agreed to accept shares of the Company’s common stock in lieu of the Cash Consulting Fee and as consideration therefore, the Company agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, the Company would issue Cantone Asset an aggregate of 514,286 shares of the Company’s common stock (the “Amendment Shares”), which does not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, the Company was required to obtain shareholder approval by September 15, 2010.  As previously stated the Company was unable to hold a meeting by such date due to the SEC’s review of the periodic reports that were required to be mailed with the corresponding proxy statement.  Accordingly, the Company sought and obtained Cantone Asset’s agreement to instead hold the shareholder meeting by November 15, 2010; in exchange for which, we agreed to increase the cash fee owed to Cantone Asset by 25% and instead of paying the amount owed in cash we agreed to issue them 642,857 Amendment Shares (the “Extension”), which shall be full and complete payment of all fees owed to Cantone under the Agreement and the Amendment.  Pursuant to the Extension, Cantone Asset also agreed to waive any defaults related to the Company’s failure to hold the shareholder meeting by September 15, 2010.  The shareholders approved all of the shares underlying the Debt Exchange Agreement at the December 3, 2010 shareholder meeting and the NYSE Amex approved the shares on January 3, 2011.  The 642,857 amendment shares were issued on January 12, 2011, which represents full and complete payment of all fees owed to Cantone Asset under the Agreement and the Amendment (see Note 16).

Debt Repayment Obligations

All of the Company’s Convertible Debt, Senior Notes, and the Bridge Loan are considered to be short-term debt and to be repaid within the next 12 months.

See also Note 16 — “Subsequent Events” for further information regarding certain debt obligations.

NOTE 9 — EMPLOYMENT CONTRACT TERMINATION LIABILITY

In October 2008, the Company’s former chief executive officer agreed to retire from his employment with the Company. The Company negotiated a settlement of its employment contract with the former chief executive officer under which he received $150,000 upon the effective date of the agreement, including $25,000 for reimbursement of his legal expenses. In addition the Company agreed to pay $540,000 in monthly installments of $18,000, commencing January 31, 2009, to continue certain insurance coverage, and to extend the term of options previously granted which would have expired shortly after termination of employment. Pursuant to FASB ASC 420-10, the Company recorded a liability of approximately $517,000 for the present value of the monthly installments and insurance coverage’s due under the settlement agreement. Approximately $85,000 and $227,000 are included in accrued salaries and wages and $0 and $86,000 are included in other long-term liabilities in the accompanying consolidated balance sheets at December 31, 2010 and 2009, respectively. During the year ended December 31, 2010, the Company paid approximately $282,700 under this arrangement to the Company’s former CEO.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its laboratory and manufacturing space under an operating lease agreement that expired on December 1, 2010.  The lease required monthly lease payments of $6,944.  The lease was extended to August 31, 2011.

Rent expense under non-cancelable leases was approximately $90,000 and $83,000 for the years ended December 31, 2010 and 2009, respectively.

Litigation

On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against us for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquired it. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable result in the case. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying consolidated financial statements.

The Company is also defending a companion case filed in the same court by the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by the Company to Dr. Chang for the CIT technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that the Company is not the owner of the CIT technology, just that the University has an equitable interest therein or the revenues there from.

If either AcuVector or the University is successful in their claims, the Company may be liable for substantial damages, its rights to the technology will be adversely affected and its future prospects for exploiting or licensing the CIT technology will be significantly impaired.

On June 11, 2010, Hudson Bay Fund, L.P. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to the Company’s April 8, 2010 Convertible Promissory Notes. The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. The Company noted this Trigger Event and recorded in its accompanying financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because the Company did not cure the first Trigger Event within five trading days. As a result to the Second Trigger Event, Hudson Bay alleges that the outstanding balance of the Note should be immediately increased by an additional 125%. The Company does not agree with Hudson Bay’s second allegation. As the final outcome is not determinable, no accrual or loss relating to the second allegation is reflected in the accompanying consolidated financial statements.  On January 21, 2011, Hudson agreed to exchange the Hudson Notes for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 21, 2011.

On December 10, 2010, Alpha Capital Anstalt and Whalehaven Capital Fund Ltd. (the “Plaintiffs”) filed a complaint against us regarding the warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.  The Plaintiffs believe that the effective price of the Notes we issued pursuant to the 2010 Note Financing is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO. The Plaintiffs amended their complaint to allege that the issuance of shares to two of our other note holders in settlement of a lawsuit with such note holders also triggered their anti-dilution rights.  Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting.  We do not agree with any of the Plaintiffs claims and intend to defend the case vigorously.  If the Plaintiffs prevail, they may be entitled to exercise their warrants for up to 21,800,000 shares of our common stock and the court may award them cash damages, which at this time, have not yet been established or calculated.

To date, we have expended a large amount of cash and time on this lawsuit and numerous depositions have been scheduled.  Considering the potential outcome of this lawsuit and attorneys fees associated with litigating same, management believed it to be in the company and our shareholders’ best interest to settle this lawsuit. Accordingly, on May 10, 2011 we entered into a settlement agreement with the Plaintiffs, which was amended on May 24, 2011. (See Note 16).

On December 1, 2010, the two note holders with whom we entered into the October 14, 2010 forbearance agreement, in lieu of the extension letter agreement we entered into with our other 2010 Note Financing note holders, submitted a letter stating that we defaulted on the  Forbearance Agreement since we did not have the shareholder meeting on November 15, 2010.  These two holders claim that because we did not hold the meeting on November 15, 2010, the Forbearance Agreement then allows them to seek all recourse available under the terms of the original note and the Forbearance Agreement specifically asserts that only one trigger event occurred and that they are therefore entitled to an additional 25% increase in their note balance.  The Company is negotiating a settlement. Until an agreement is reached the balance of the notes has been increased by 25% totaling $882,552.

On March 11, 2011, The Rosen Law Firm, P.A. filed a class action suit, alleging the Company had violated federal securities laws by misrepresenting the relationship between us and third parties in the Company's clinical studies of its Onko-Sure® test kits. The Company believes there is no basis to the suit filed by The Rosen Law Firm and it has been fully transparent in its relationship with third parties.

In the ordinary course of business, there are other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

Indemnities and Guarantees

The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities.  Pursuant to the Sale and Purchase Agreement, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document.  Additionally, the Company has agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition.  The duration of the guarantees and indemnities varies, and in many cases is indefinite.  These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

NOTE 11 — SHARE-BASED COMPENSATION

The Company has six share-based compensation plans under which it may grant common stock or incentive and non-qualified stock options to officers, employees, directors and independent contractors.  The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of grant.  The exercise price per share under the non-qualified stock option plan shall not be less than 85% - 100% of the fair market value per share on the date of grant.  All options granted under the plans through December 31, 2010 had an exercise price equal to the fair market value at the date of grant.  The expiration date of options granted under any of the plans may not exceed 10 years from the date of grant.

Effective June 30, 1999, the Company adopted the 1999 Stock Option Plan (the “1999 Plan”).  The Company can grant options for the purchase of up to 400,000 shares of the Company’s common stock under the 1999 Plan.  The 1999 Plan terminated on June 30, 2009, after which grants cannot be made from the 1999 Plan.  All options vest upon grant and expire five years from the date of grant.  As of December 31, 2010, 60,001 options at a weighted average exercise price of $1.98 per share were outstanding under the 1999 Plan.

On January 25, 2002, the board of directors adopted the 2002 Stock Option Plan (the “2002 Plan”). The Company can grant options for the purchase of up to 200,000 shares of the Company’s common stock under the 2002 Plan. All options granted vest upon grant and expire five years from the date of grant. As of December 31, 2010, there were no options outstanding under the 2002 Plan. The Company had 39,237 options available for grant under the 2002 Plan at December 31, 2010.

On February 23, 2004, the board of directors adopted the 2004 Stock Option Plan (the “2004 Plan”).  The Company can grant options for the purchase of up to 480,000 shares of the Company’s common stock under the 2004 Plan.  The Company had 359,000 options available for grant under the 2004 Plan at December 31, 2010 and 86,000 options at a weighted average exercise price of $0.75 per share were outstanding under the 2004 Plan.  These options vested immediately and expire in 2011.

On March 14, 2006, the Board of Directors adopted the 2006 Equity Incentive Plan (the “2006 Plan”).  The Company can grant options for the purchase of up to 1,000,000 shares of the Company’s common stock under the 2006 Plan.  Vesting of grants under the 2006 Plan is determined at the discretion of the Compensation Committee of the Board of Directors.  Options granted under the 2006 Plan have generally vested upon grant.  As of December 31, 2010, 817,000 options at a weighted average exercise price of $2.17 per share were outstanding under the 2006 Plan.  The Company had 143,000 options available for grant under the 2006 Plan at December 31, 2010.

On September 7, 2006, the Company’s shareholders approved the 2007 Equity Incentive Plan (the “2007 Plan”).  The Company can grant options for the purchase of up to 1,500,000 shares of the Company’s common stock under the 2007 Plan.  Vesting of grants under the 2007 Plan is determined at the discretion of the Compensation Committee of the Board of Directors.  Options granted under the 2007 Plan generally vest ratably over 24 months.  As of December 31, 2010, 815,000 options at a weighted average exercise price of $1.74 per share were outstanding under the 2007 Plan.  The Company had 665,000 options available for grant under the 2007 Plan at December 31, 2010.

On December 3, 2010, the Company’s shareholders approved the 2010 Equity Incentive Plan (the “2010 Plan”).  The 2010 Plan provides for the grant to employees, including executive officers, of restricted common stock, as well as cash or other share-based awards and other benefits. A maximum of 6,000,000 shares of common stock may be issued and awarded under the 2010 Plan; however, as of January 1 of each year, commencing with the year 2011 and ending with the year 2013, the aggregate number of shares available for granting awards under the 2010 Plan shall automatically increase by a number of shares equal to the lesser of (x) 5% of the total number of shares of the Company’s common then outstanding or (y) 1,000,000. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 3,000,000.  Vesting of grants under the 2010 Plan is determined at the discretion of the Compensation Committee of the Board of Directors.  Options granted under the 2010 Plan generally vest immediately upon grant.  As of December 31, 2010, 5,590,000 options at a weighted average exercise price of $0.39 per share were outstanding under the 2010 Plan.  The Company had 410,000 options available for grant under the 2010 Plan at December 31, 2010.

Summary of Assumptions and Activity

The fair value of option awards to employees, directors and consultants are calculated using the Black-Scholes option pricing model, even though the model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options.  The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.  The expected volatility is based on the historical volatility of the Company’s stock price.  The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior.  The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the expected term on the date of the grant.  The Company does not expect to pay dividends in the foreseeable future, thus the dividend yield is zero.  These factors could change in the future, affecting the determination of share-based compensation expense in future periods.

No options were granted during the year ended December 31, 2009.  During the year ended December 31, 2010, the Company granted 5,590,000 options to employees, directors, and outside consultants which vested immediately upon grant.  The Company used the Black-Scholes option pricing model to value the options.  The options were valued at $1,844,700 on December 3, 2010, the date of grant.  The Company used the following assumptions in valuing the options on the grant date:

Annual dividend yield	-
Expected life (years)	5
Risk-free interest rate	1.59%
Expected volatility	128%

Share-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. ASC 718-10 requires estimates of forfeitures of unvested options at the time of grant. Estimated forfeitures are revised in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for 2010 and 2009 was 0%, as options generally vest upon grant.

During September 2009, the Company modified various employee stock options to change the exercise price to $0.75. For the fully vested options, this modification resulted in $129,360 of expense recorded during the year ended December 31, 2009.  During the year ended December 31, 2010, the Company recorded $173,758 as additional expense related to the remaining vested employee and director stock options.

Employee and director stock-based compensation expense for the years ended December 31, 2010 and 2009, including expense related to the modification of options upon the retirement of our former Chief Executive Officer, as described above, was $2,018,458 and $795,983, respectively. Share-based compensation related to employee and director stock options under ASC 718-10 is included in selling, general and administrative expense. There was no unrecognized share-based compensation expense at December 31, 2010 related to employee and director stock options.

The following is a status of all stock options outstanding at December 31, 2010 and 2009 and the changes during the years then ended:

	2010		2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price
Outstanding and exercisable, beginning of year	1,858,001	$1.85	2,757,001	$2.56
Granted	5,590,000	0.39	-	-
Expired/forfeited	(80,000)	0.75	(899,000)	3.88
Outstanding and expected to vest, end of year(1)	7,368,001	$0.75	1,858,001	$1.90
Vested and exercisable, end of year	7,368,001	$0.75	1,753,626	$1.91

(1)	Includes the re-pricing in 2009 of 1,129,000 options from exercise prices ranging from $2.85 - $4.65 to a modified exercise price of $0.75

There were no options exercised in 2010 or 2009.  The aggregate intrinsic value of options outstanding at December 31, 2010 and 2009, considering only options with positive intrinsic values and based on the closing stock price, was $1,591,375 and $0, respectively.  The weighted-average remaining contractual term of outstanding and exercisable options at December 31, 2010 and 2009 was 4.10 and 2.49 years, respectively.

NOTE 12 — STOCK WARRANTS

The Company issues warrants pursuant to debt financings, consulting, and service agreements.

In January 2009, the Company issued five-year warrants to purchase 544,000 shares of the Company’s common stock at $0.98 per share in connection with the second closing of the Senior Note financing of a private offering of the Company’s common stock.   Warrants to purchase an additional 54,400 shares of the Company’s stock at $1.13 per share were issued to the private placement agent (see Note 8).

On May 4, 2009, the Company issued five-year warrants to purchase 2,123,600 shares of the Company’s common stock at $0.98 per share in connection with the “First Closing” of a private offering of the Company’s common stock.   Warrants to purchase an additional 212,360 shares of the Company’s stock at $0.98 per share were issued to the private placement agent (see Note 8).

On June 12, 2009, the Company issued five-year warrants to purchase 749,600 shares of the Company’s common stock at $1.11 per share in connection with the “Second Closing” of a private offering of the Company’s common stock.   Warrants to purchase an additional the 74,960 shares of the Company’s stock at $1.11 per share were issued to the private placement agent (see Note 8).

On August 24, 2009, the Company issued five year warrants to purchase 403,621 shares of the Company’s common stock at $0.66 per share in connection with the issue of convertible debt which were valued and accounted for upon the issuance of the related convertible debt in 2008 (see Note 8).

On September 10, 2009, the Company issued a two-year warrant to purchase 116,000 shares of the Company’s common stock, exercisable at $0.60 per share, pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, to the Lender (see Note 8).  This warrant was valued at $34,800 using the Black-Scholes option pricing model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded a debt discount.

On September 10, 2009, the Company issued to a onsultant, in connection with the Bridge Loan Agreement, a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share (see Note 8).  The warrant was valued at $88,000 using the Black-Scholes option pricing model with a discount rate of 2.38% and a volatility of 0.9727% and recorded as a prepaid asset. During the years ended December 31, 2010 and 2009 the Company recorded amortization expense of $58,667 and $29,333 related to this agreement, respectively,

On September 15, 2009, the Company issued a warrant to purchase 500,000 shares of the Company’s common stock, $0.001 par value per share, at an exercise price of $0.65 per share, subject to certain anti-dilution adjustments, in connection with a promissory note (see Note 8). The warrants expire five years from the date of grant.

 On November 30, 2009, in connection with the closing of the 2009 Registered Direct Offering (“RDO”) of shares of common stock and warrants, the Company issued warrants to purchase 1,710,429 shares of its common stock to the purchasers in that offering at an initial exercise price of $1.25 per share, subject to adjustment as provided in the warrant (see Note 13).  In December 2010, the Company issued additional warrants pursuant to the anti-dilution provisions of the RDO warrants.  Accordingly, the exercise price of such warrants was reduced to $0.28 and the number of warrants was increased by 5,697,513 for an aggregate total of 7,342,156 shares.

In connection with the First, Second, Third, and Fourth Closing of the convertible note purchase agreements effective March 22, 2010, April 8, 2010, April 13, 2010 and April 26, 2010, (see Note 8 for further information), the Company issued warrants to purchase up to 13,148,668 shares of the Company’s common stock at a minimum exercise price at issuance date ranging between $0.28 and $0.89 per share subject to adjustment as provided in the warrant.

In May 2010, the Company entered into separate arrangements with the former 2008 Convertible Debt holders to issue additional warrants to purchase 1,114,658 additional shares of the Company’s common stock (see Note 8 for further information) and a modification of the exercise price ranging from $1.13 to $1.64.

On May 27, 2010, the Company granted a four-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.23 per share to be earned over a 2 year period. The warrants were valued using the Black-Scholes option pricing model using an expected term of 4 years, volatility of 130.01%, risk free interest rate of 2.18% and a zero dividend rate. As a result of the valuation, the Company recorded $400,000 as prepaid consulting and amortized $116,669 as of December 31, 2010.

During the year ended December 31, 2010, St. George, a convertible debt holder, exercised outstanding warrants to purchase an aggregate of 500,000 Shares of the Company’s common stock. All warrants exercised during the year ended December 31, 2010 by St. George were at $0.28 per share, the adjusted warrant exercise price pursuant to the terms of the warrants. The total net proceeds from the exercise of warrants by St. George during such period were $140,000. The aggregate intrinsic value of the warrants exercised was $16,000.

During the year ended December 31, 2010, note holder of Senior Notes Series 1 and 2, exercised outstanding warrants to purchase an aggregate of 748,000 shares of the Company’s common stock. The warrants were exercised at the contractual exercise prices between $0.98 and $1.11 per share. The total gross proceeds from the exercise of warrants by Senior Notes Series 1 and 2 note holders during such period were $740,800 before commission of approximately $62,312. The aggregate intrinsic value of the warrants exercised was $486,200.

In October 2010, five holders of warrants issued in connection with the September 2008 convertible notes (see Note 8) exercised warrants to purchase an aggregate of 105,856 shares of the Company’s common stock. As a result of private negotiations during October 2010, we re-priced these warrants held by 5 of the investors to $0.52 per share.  The original price of the warrants that were re-priced was $3.68, $4.74 and $2.69.  The remaining unexercised warrants remain exercisable at their original exercise price as set forth above.  The total gross proceeds from the exercise of warrants by the 2008 convertible note holders were $55,045. The aggregate intrinsic value of the warrants exercised was $8,468.

In October 2010, the note holder of the warrants issued in connection with the First Closing of convertible notes (see Note 8) exercised warrants to purchase 1,100,000 shares of the Company’s common stock. The warrants were exercised using the cashless-exercise option of the warrants.

The following represents a summary of the warrants outstanding at December 31, 2010 and 2009 and changes during the years then ended:

	2010		2009
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price
Outstanding and exercisable, beginning of year	10,393,287	$1.66	5,252,699	$3.38
Granted	20,360,839	0.42	6,688,970	1.02
Expired/forfeited	(1,161,585)	3.68	(1,548,382)	2.85
Exercised	(2,453,856)	0.48	-	-
Outstanding and exercisable, end of year	27,138,685	$0.74	10,393,287	$1.66

The following table summarizes information about warrants outstanding at December 31, 2010:

Exercise Price	Number of Warrant Shares (1)	Weighted Average Remaining Contractual Life (Years)
$0.28 - $0.38	19,289,603	4.91
$0.60 - $0.98	2,533,430	3.34
$1.00 - $1.18	2,536,620	3.29
$1.20 - $1.25	542,181	3.66
$1.33 - $1.39	225,937	4.38
$1.48 - $1.64	522,238	4.38
$2.69	172,357	2.71
$4.74	1,316,319	1.00
	27,138,685

(1)	Includes certain warrants which can be exercised for no consideration under the cashless exercise provisions as defined in the warrant agreements (see Note 8).

The outstanding warrants at December 31, 2010 and 2009 are held by consultants and other service providers, stockholders, and current and former note-holders and are immediately exercisable.

NOTE 13 — STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company’s Certificate of Incorporation authorizes the Company to issue up to 25,000,000 shares of $0.001 par value preferred stock.  Shares of preferred stock may be issued in one or more classes or series at such time and in such quantities as the board of directors may determine.  During the periods presented, the Company had no shares of preferred stock outstanding.

Common Stock

The Company’s Certificate of Incorporation authorizes the Company to issue up to 200,000,000 shares of common stock, $0.001 par value.

The Company has funded its operations primarily through a series of Regulation S and Regulation D companion offerings (the “Offerings”), which consisted of the issuance of common stock or debt and equity securities that are convertible or exercisable into shares of our common stock.

Common Stock Issued for Services

On February 5, 2008, the Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through June 4, 2009. The shares were issuable in two increments of 150,000. The shares vested over a fifteen month period and were being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date. In accordance with FASB ASC 505-50, the shares issued were periodically valued through the vesting period. Shares vested under the agreement were 80,000 and 220,000 during the years ended December 31, 2009 and 2008, respectively. The Company recorded general and administrative expense of $71,600 and $527,801 related to the agreement during the same years then ended.

On January 7, 2009, the Company granted 120,000 shares of common stock to the Company’s independent directors, subject to stockholder approval. The grant of the 120,000 shares is based on performance through 2008. During the quarter ended September 30, 2009 the Company’s stockholders approved this grant of common stock to the Company’s independent directors and approximately $72,000 in expense has been recorded based on the stock price at August 21, 2009 (date in which approval was obtained) in the accompanying consolidated statement of operations for the year ended December 31, 2009.

On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services, vesting over a period of 24 months.  During the years ended December 31, 2010 and 2009, 200,001 and 183,326 shares were vested, respectively, with 16,676 shares remain to be vested in the year ended December 31, 2011. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. During the years ended December 31, 2010 and 2009, the Company recorded general and administrative expense of $137,644 and $128,162, respectively, related to the agreement.

On March 31, 2009, the Company issued 12,500 shares of the Company’s common stock to a consultant for investor relations services. The Company recorded $10,126 of expense during the year ended December 31, 2009 with respect to the shares issued, based on the value of the stock at the date the shares were earned.

On May 28, 2009, the Company entered into a Settlement Agreement and Release with Strategic Growth International Inc. (“SGI”), a consultant who provided investor relations services. Under the SGI Settlement Agreement and Release, the Company agreed to issue 56,000 shares of the Company’s common stock to SGI, which shares were subject to listing approval by the NYSE Amex US. These shares were approved on August 27, 2009. In lieu of cash payment for amount due of $56,089 for services rendered, the Company issued these shares based on the approval date valued at $35,280 and recorded a gain in the amount of $20,809 in the accompanying consolidated statement of operations for the year ended December 31, 2009.

On June 23, 2009, the Company entered into a Settlement Agreement dated May 29, 2009 with Strategic Growth International. Strategic Growth International agreed to accept 37,500 shares of the Company’s common stock in exchange for warrants originally issued in accordance with the Financial Consulting Agreement. These shares were approved and issued on August 27, 2009. No additional cost was recognized as the original warrant value was greater than the value of the shares on the date the approval was obtained.

In September 2009, some holders of the 2008 Convertible Debt elected to convert principal under the terms of the agreement into common stock. This conversion resulted in the issuance of 807,243 shares of common stock and 403,621 warrants with an exercise price of $0.66 (see Note 8).

On September 22, 2009, the Company entered into an agreement with Lyons Consulting for investor relations services through September 2010.  The Company granted Lyons Consulting 200,000 restricted shares of the Company’s common stock in exchange for services.  In accordance with FASB ASC 505-50, the shares issued are periodically valued through the vesting period. The shares were approved by the NYSE Amex US on December 10, 2009.  During the years ended December 31, 2010 and 2009 100,000 and 100,000 shares were earned.  The Company recorded $74,500 and $27,000 related to the vested shares during the years ended December 31, 2010 and 2009, respectively.

On September 29, 2009, the Company entered into an Agreement regarding the Cancellation of Indebtedness with SOX Solutions.  The Company agreed to issue 67,800 shares of the Company’s common stock to SOX Solutions, which shares were subject to listing approval by the NYSE Amex US.  The shares were issued on December 10, 2009 and valued at $0.29 per share. As a result of the reclassification, the Company recorded a gain on settlement of $26,442 which is included in other expense, net in the accompanying consolidated statements of operation for the year ended December 31, 2009.

On November 11, 2009, the Company entered into an agreement with First International Capital Group, Ltd., to provide investor relations services. In connection with the agreement, the Company issued a total of 900,000 shares of the Company’s common stock. The service term was six months (commencing November 24, 2009 and ending May 25, 2010). The value of the common shares using the stock price on date of commencement was $0.24 per share. The total value of $360,000 was recorded as prepaid consulting expense and was amortized over the service period of six months. During the years ended December 31, 2010 and 2009, the Company amortized $300,000 and $60,000, respectively, as general administrative expenses related to this agreement.

On January 7, 2010, the Company entered into an agreement for the issuance of 100,000 shares of common stock to Boston Financial Partners for financial advisory services to be provided for the period January 1, 2010 through July 1, 2010. The shares vest ratably over the seven month period. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex Approval was received in April 8, 2010. Therefore, the shares for compensation were measured and recorded on the date the Company received NYSE Amex approval and the Company recorded prepaid consulting of $71,000 related to the agreement. The shares were amortized to expense over the service period during the year ended December 31, 2010.

On January 13, 2010, the Company entered into an agreement with B&D Consulting for investor relations services through June 13, 2010. The Company granted B&D Consulting 200,000 shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The shares were earned during the year ended December 31, 2010, and the Company recorded general and administrative expense of $108,000 related to the agreement.

On January 13, 2010, the Company entered into an agreement with Catawaba LTD (“Catawaba”) for investor relations services through September 13, 2010. The Company granted Catawaba 900,000 shares of the Company’s common stock in exchange for services which were valued at $288,000 and was recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $288,000 related to the consulting agreement, as general and administrative expenses related to the agreement.

On February 5, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon NYSE Amex Approval. NYSE Amex approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The Company recorded $85,200 as prepaid consulting expenses for the initial 120,000 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, 470,667 shares were earned with 9,333 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $352,440 during the year ended December 31, 2010 related to the agreement.

On February 9, 2010, the Company entered into an agreement for the issuance of 900,000 shares of common stock to LWP1 pursuant to a consulting agreement for financial advisory services to be provided from February 9, 2010 through November 9, 2010. The shares vested over a ten month period as follows: 450,000 on February 9, 2010 and 50,000 each month thereafter, through the vesting term. The issuance of the shares was contingent upon NYSE Amex approval. NYSE Amex Approval was received on April 8, 2010.  In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The Company recorded $319,500 as prepaid consulting expenses for the initial 450,000 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, all 900,000 shares were earned.  The Company recorded general and administrative expense of $670,333 during the year ended December 31, 2010 related to the agreement.

On February 22, 2010, the Company agreed to issue 160,714 shares of common stock to settle an unpaid invoice in the amount of $45,000 of accounts payable through the date of the agreement, subject to NYSE Amex Approval. NYSE Amex approval was received on April 8, 2010 and the Company recorded the common stock issuance of $45,000 based on stock price on such date.

On March 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The issuance of the shares was contingent upon NYSE Amex approval. NYSE Amex approval was received on April 8, 2010. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period.  The Company recorded $127,800 as prepaid consulting expenses for the initial 180,000 shares that were to be vested over three months and the remaining shares were expensed when earned. During the year ended December 31, 2010, 646,000 shares were earned with 74,000 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $472,260 during the year ended December 31, 2010 related to the agreement.

On April 13, 2010, the Company entered into an agreement with Lyons Consulting for investor relation services through October 2010.  The Company granted Lyons Consulting 200,000 shares of the Company’s common stock in exchange for services.  The shares were approved by the NYSE Amex US on October 15, 2010, at which time the Company valued the shares at $0.66 per share. The Company recorded general and administrative expense of $132,000 during the year ended December 31, 2010 related to the agreement.

On May 10, 2010, the Company entered into an agreement with Uptick Marketing for marketing services through August 2010.  The Company granted Uptick Marketing 250,000 shares of the Company’s common stock in exchange for services.  The shares were approved by the NYSE Amex US on October 15, 2010, at which time the Company valued the shares at $0.66 per share. The Company recorded general and administrative expense of $165,000 during the year ended December 31, 2010 related to the agreement.

On August 1, 2010, the Company entered into an agreement with Catawaba Global LTD (“Catawaba”) for investor relations services through May 1, 2011.  The Company granted Catawaba 200,000 shares of its common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares and were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $43,333 related to the consulting agreement.  As of December 31, 2010, $34,667 remains unamortized as prepaid consulting fees.

On August 1, 2010, the Company entered into an agreement with First International Capital Group, LTD (“First International”) for investor relations services through Feb 1, 2011. The Company granted First International 200,000 shares of its common stock in exchange for services. The shares were approved by the NYSE Amex US on December 3, 2010. The shares were valued at $78,000 and recorded as prepaid consulting expense. The prepaid consulting expense was amortized to consulting expense ratably over the service period. During the year ended December 31, 2010, the Company amortized $65,000 related to the consulting agreement.  As of December 31, 2010, $13,000 remains unamortized as prepaid consulting fees.

On August 1, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex approval was received on December 3, 2010.  During the year ended December 31, 2010, 200,000 shares were earned with 280,000 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $78,000 during the year ended December 31, 2010 related to the agreement.

On August 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for consulting services to be provided from August 1, 2010 through August 1, 2011. NYSE Amex approval was received on December 3, 2010. During the year ended December 31, 2010, 300,000 shares were earned with 420,000 shares to be earned in the subsequent period.  The Company recorded general and administrative expense of $90,000 during the year ended December 31, 2010 related to the agreement.

Shares Issued in Connection with Conversion of Debt

During the year ended December 31, 2010, certain 2008 Convertible Debt holders converted their note balance and accrued interest balances of $1,709,738 into 1,439,365 shares of our common stock (see Note 8).

During the year ended December 31, 2010, St. George converted 100% of its note balance and accrued interest of $666,390 and $52,916, respectively into 2,568,951 shares of our common stock (see Note 8).

During the year ended December 31, 2010, ISP Holdings converted an aggregate of $1,862,485 of their Note balance into 3,721,000 shares of the Company’s common stock (see Note 8).

Shares Issued in Connection with Warrant Exercises and Financing Arrangements

On October 23, 2009, the Company entered into a Trigger Event Agreement with St. George Investments, LLC. Under the Trigger Event Agreement, the Company agreed to issue 250,000 shares of common stock to St. George Investments, LLC. The shares were subject to listing approval by the NYSE Amex US. The shares were issued on December 12, 2009 and valued at $0.29 per share. The Company recorded the issuance as interest expense in the accompanying consolidated statements of operations for the year ended December 31, 2009.

On November 30, 2009, the Company entered into a securities purchase agreement with Alpha Capital Group and Whalehaven Capital Funds. The Company issued 1,860,714 and 1,428,571 shares of the Company’s common stock to Alpha Capital Group and Whalehaven Capital Funds, respectively. The stock price of the common shares issued was valued at $0.28 per share with aggregate proceeds of $812,320, which is net of direct offering costs of $108,680. In connection with the securities purchase agreement, the Company also issued 6.5 year warrants, which represents 50% of the common stock issuances. As a result, the Company issued warrants to purchase 930,357 and 714,286 of the Company’s common stock, $0.001 par value per share, at an exercise price of $1.25 per share to Alpha Capital Group and Whalehaven Capital Funds, respectively, subject to certain anti-dilution adjustments. The terms associated with the conversion feature and the reset of the exercise price of the warrants resulted in classifying these instruments as derivative liabilities (see Note 1). On the date of issuance, the Company recorded a derivative liability of $509,839.  The derivative was revalued at December 31, 2009, which resulted in a change in fair value of the derivative liability. In connection with the revaluation, the Company recorded a gain of $197,357 in change in fair value of derivative liabilities in the accompanying consolidated statement of operations.

During the year ended December 31, 2010, St. George, a convertible debt holder, exercised outstanding warrants to purchase an aggregate of 500,000 shares of the Company’s common stock. All warrants exercised during the year ended December 31, 2010 by St. George were at $0.28 per share, the adjusted warrant exercise price pursuant to the terms of the warrants. The total net proceeds from the exercise of warrants by St. George during such period were $140,000. The aggregate intrinsic value of the warrants exercised was $16,000.

During the year ended December 31, 2010, note holders of Senior Notes Series 1 and 2, exercised outstanding warrants to purchase an aggregate of 748,000 shares of the Company’s common stock. The warrants were exercised at the contractual exercise prices between $0.98 and $1.11 per share. The total gross proceeds from the exercise of warrants by Senior Notes Series 1 and 2 note holders during such period were $740,800 before commission of approximately $62,312. The aggregate intrinsic value of the warrants exercised was $486,200.

In October 2010, five holders of warrants issued in connection with the September 2008 convertible notes (see Note 8) exercised warrants to purchase an aggregate of 105,856 shares of the Company’s common stock. The warrants were exercised at the re-priced amount of $0.52 per share (see note 12). The total gross proceeds from the exercise of warrants by the 2008 convertible note holders were $55,045. The aggregate intrinsic value of the warrants exercised was $8,468.

In October 2010, ISP Holdings exercised 1,100,000 warrants into the same number of our common shares through a cashless exercise. All of these shares were previously approved by NYSE Amex for issuance.  The aggregate intrinsic value of the warrants exercised was $0.

NOTE 14 — SEGMENT REPORTING

After the deconsolidation of JPI on September 29, 2009, the Company has one reportable segment, Corporate, which is comprised of the In-vitro diagnostics busienss and the Company’s CIT technology.

Prior to the deconsolidation, for the year ended December 31, 2009, the Company had two reportable segments: (i) China, which consists of manufacturing and wholesale distribution of pharmaceutical and cosmetic products to distributors, hospitals, clinics and similar institutional entities in China, and (ii) Corporate.
The following table presents net revenues by geographic region for the corporate reportable segment for the years ended December 31, 2010 and 2009:

	For the year ended		For the year ended
	December 31, 2010		December 31, 2009
	Sales Amount	Percentage	Sales Amount	Percentage
Net revenues in the U.S.	$142,452	61.5%	$52,335	33.0%

Net revenues outside of the U.S.	$89,210	38.5%	$105,682	67.0%
	$231,662	100.0%	$158,017	100.0%

The following is information for the Company’s reportable segments for the year ended December 31, 2009:

	China	Corporate	Total
Net revenue	$8,469,952	$158,017	$8,627,969
Gross profit	$3,147,110	$120,346	$3,267,456
Depreciation and amortization	$888,589	$207,182	$1,095,771
Interest expense	$173,335	$2,423,271	$2,596,606
Loss before discontinued operations	$(1,409,120)	$(11,052,783)	$(12,461,903)
Capital expenditures	$1,447,356	$296,709	$1,744,065

NOTE 15 — RELATED PARTY TRANSACTIONS

During the year ended December 31, 2010, Minghui (“Henry”) Jia, a member of our board of directors, paid for certain JPI expenses, totaling   approximately $120,000 for which we reimbursed him.

NOTE 16 — SUBSEQUENT EVENTS

Subsequent events have been evaluated through the date that the consolidated financial statements were issued.  Except as disclosed below, there are no reportable subsequent events.

On January 3, 2011, the shares underlying the Exchange Agreement with the Senior Note holders and the Bridge Loan were approved by the NYSE Amex (see Note 8) and these notes became convertible into the Company’s common stock.  In addition, the exercise prices of the warrants associated with the Senior Notes, the Cantone Consulting Agreement, Bridge Loan, and warrants to placement agents were reduced to $0.28 (see Note 8).  The Company recorded $437,726 in interest expense related to the modification of the warrant price.

On January 21, 2011, in relation to the legal proceedings with Hudson (see Note 10), Hudson agreed to exchange the full balance of the Hudson Notes of $318,607 representing $297,481 of principal and $21,126 of interest, for an aggregate of 1,140,357 shares of the Company’s common stock pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. As a result of the exchange, such notes are no longer outstanding, and the Company and Hudson accordingly agreed to execute and file an order dismissing the June 11, 2010 complaint, with prejudice. The dismissal order was filed on January 25, 2011 and the complaint dismissed.

In January 2011, three warrant holders exercised their warrants to purchase 400,000 shares of the Company’s common stock for $112,000.

On January 12, 2011, the Company issued 642,857 shares to Cantone Asset Management in payment of all fees owed to them for consulting services (see note 8).

On February 2, 2011, JPI received $900,000 in bridge financing (“JPI Bridge Debentures”), which will be used to underwrite legal and accounting expenses associated with the anticipated merger transaction and reverse merger process.  The JPI Bridge Debentures agreement provides a provision whereby in the event JPI does not complete a reverse merger or other event which results in JPI’s stock becoming publicly traded on a U.S. equity market  within one (1) year after the closing of the offering (the “Going Public Deadline”), then the JPI Bridge Debentures shall be exchanged for common shares of our company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the JPI Bridge Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price shall be subject to full ratchet anti-dilution protection.

As of May 20, 2011, approximately 96% of the convertible note holders converted a total of $22,523,241 of principal and $2,059,121of accrued interest into 60,064,210 shares of the Company’s common stock.  As of the date of this filing, the principal balance of the convertible notes, not including the January 2011 Notes, is $983,617.   The following table summarizes the conversion of the notes:

Debt	Principal Balance @ 12/31/10	Interest Accrued to Date of Conversion or end of period	Principal Conversion Amount	Interest Conversion Amount	Principal Balance Due	Interest Balance Due	Pre- payment Penalties and Other Fees Added and Converted	% Con-verted	Number of Shares Issued
2008 Convertible 10%	$363,942	$63,338	$(317,500)	$(53,555)	$46,442	$9,783	$-	87%	476,692

2010 Financings:
1st Close	472,937	46,844	(372,070)	-	100,866	46,844	-	79%	520,000
2nd Close	9,638,808	711,096	(9,437,354)	(594,104)	201,453	116,991	126,495	98%	27,686,358
3rd Close	7,283,971	477,278	(6,705,365)	(257,207)	578,606	220,071	-	92%	14,505,363
4th Close	1,165,278	85,721	(1,165,278)	(80,042)	-	5,679	-	100%	2,642,809
	18,560,994	1,320,939	(17,680,067)	(931,353)	880,925	389,585	126,495	95%

Senior Note Series 1	2,196,875	552,328	(2,196,875)	(552,328)	-	-	-	100%	5,931,529
Senior Note Series 2	2,244,688	513,915	(2,188,438)	(496,411)	56,250	17,504	97,781	97%	7,709,199
	4,441,563	1,066,243	(4,385,313)	(1,048,739)	56,250	17,504	97,781	99%

Bridge Note	140,360	25,474	(140,360)	(25,474)	-	-	(140,360)	100%	592,261

Total Convertible Debt	$23,506,859	$2,475,994	$(22,523,240)	$(2,059,121)	$983,617	$416,872	$83,916	96%	60,064,210

In addition, holders of warrants issued in connection with the convertible debt exercised an aggregate of 17,517,302 warrants, representing approximately 90% of the related outstanding warrants using the cashless exercise provision.  The Company issued 20,379,654 shares of its common stock in exchange for the warrants.  The effective exercise price for these warrants ranged from $0.00 and $1.60 per share.

In April 2011, the Company entered into a series of Exchange Agreements whereby the outstanding balances of several of the Convertible Notes, including prepayment penalties ,were exchanged for shares of the Company’s common stock and therefore such Convertible Notes are no longer due and owing.  The prepayment penalties of $209,274 were recorded as an extinguishment of debt.  In addition, $15,000 of legal expenses was incurred and was included in the total amount converted.  In aggregate, a total of $1,295,717 of principal, interest, prepayment penalties, and legal fees was converted into 3,915,735 shares of the Company’s common stock (and are included in the above table).

Since all of the shares issuable pursuant to the Debt Exchange Agreement for the Series 1 and Series 2 Senior Notes are currently eligible for resale pursuant to Rule 144, the Company is seeking the Series 1 and 2 note holders’ waiver of the registration rights included in such agreement.

On May 5, 2011, the Company issued 80,000 shares of its common stock as compensation to its two new board members.  The stock was valued at $30,400.

Accordingly, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs, which was amended on May 23, 2011.  Pursuant to the Settlement Agreement we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”); however, we are not obligated to issue the shares until we receive court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933(“Court Approval”), pursuant to which the shares will be free trading, and NYSE Amex or shareholder approval, if required.  Under the terms of the Settlement Agreement, upon Court Approval, we shall issue Plaintiffs as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex have previously approved for issuance to the Plaintiffs.

To account for the time it may take to receive Court Approval, as well as NYSE Amex or shareholder approval of the ultimate number of shares issuable to obtain the Settlement Amount, and therefore their shares, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes.  The notes shall be delivered upon Court Approval; they bear 8% interest and mature 4 months after issuance.  We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes.  As amended, Plaintiffs maintain the right to convert the note into shares of our common stock at a pre-determined formula as set forth in the notes, which is subject to adjustment although no shares shall be issued until we have NYSE Amex or shareholder approval of same, if required.  Throughout the term of the note, if we no longer need NYSE Amex or shareholder approval, all shares issuable pursuant to the Settlement Agreement shall be issued. Upon the occurrence of an event of default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.

Pursuant to the Settlement Agreement, we agreed to pay Plaintiffs’ attorney fees of $75,000.  Once the initial shares and promissory note are issued, the parties shall file a Stipulation of Discontinuance of the lawsuit with the relevant court. The Plaintiffs shall return all outstanding warrants to us if the note is paid in full on the maturity date.

January 2011 Notes

On January 30, 2011, the Company entered into a securities purchase agreement with 5 accredited investors in a private equity financing of $8,437,500 and received approximately $7,500,000 in gross proceeds pursuant to the sale of convertible notes pursuant to the securities purchase agreement.  Net proceeds from the financing were approximately $6,820,000.  In connection with the closing of the transactions, the Company issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “January 2011 Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of Notes, which are initially convertible into an aggregate of 14,062,500 shares of the Company’s common stock (“2011 Note Shares”) to the Investors.  The Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the Warrants’) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175  per share for their investment.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.

Pursuant to the terms of the securities purchase agreement, the Company is required to have a shareholder meeting no later than April 30, 2011 seeking shareholder approval for (a) the issuance of all January 2011 Note Shares and Warrant Shares without any restrictions or limitations pursuant to the NYSE Amex and (b) an increase in the Company’s authorized shares of common stock to 400,000,000 (“Shareholder Approval”).  Prior to obtaining Shareholder Approval the Company is required to reserve that number of shares of its common stock which represents 100% of the January 2011 Notes Shares and the Series A Warrant Shares; after obtaining Shareholder Approval, the Company is required to reserve that number of shares of its common stock which represents 130% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. Failure to obtain Shareholder Approval by the required dates constitutes an event of default under the Notes.

Pursuant to the securities purchase agreement and January 2011 Notes, for so long as any Notes or Warrants remain outstanding, the Company cannot issue or sell any rights, warrants or options to subscribe for or purchase shares of its common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of its common stock at a price which varies or may vary with the market price of its common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the Notes or the then applicable exercise price of the Warrants.  For so long as any January 2011 Notes or Warrants are outstanding, unless or until the Company has received Shareholder Approval, the Company shall not take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the 2011 Notes to be reduced or to cause the number of 2011 Note Shares or Warrant Shares to be increased.  For so long as any January 2011 Notes are outstanding, neither the Company nor our subsidiaries shall incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by the Company that is made expressly subordinate to the Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

The January 2011 Notes mature on December 1, 2011 and are convertible at any time at the Buyers’ option; however the January 2011 Notes cannot be converted if such conversion would result in a Buyer beneficially owning more than 4.99% of the Company’s outstanding common stock.  The Company is required to pay a certain portion of the January 2011 Note (“Installment Amount”) back on the first day of each month during the term of the January 2011 Note, beginning on March 1, 2011, and the Company has the option to pay the Installment Amount in shares of its common stock, if certain conditions as set forth in the Note are met, in cash or in any combination of shares of its common stock and cash.  The Installment Amount for each January 2011 Note is equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) a Buyer’s pro rata portion of all of the January 2011 Notes sold pursuant to the financing and (B) the outstanding principal amount under such Buyer’s 2011 Note as of such payment date.  If the Company elects to pay any portion of the Installment Amount in cash, it has to pay an amount in cash equal to 100% of the applicable redemption amount; if the Company fails to do so, the Buyer has the right to require the Company to convert all or any portion of such amount owed into shares of common stock at the then current conversion price.  If the Company elects to pay any portion of the Installment Amount in shares of common stock, then the Company is required to issue such number of shares of its common stock equal to the quotient of the formula set forth in the January 2011 Note.  Upon the occurrence of an event of default under the January 2011 Note, a or a Change of Control – as that term is defined in the January 2011 Note, the Buyer has the right to force the Company to redeem all or any portion of such Buyer’s January 2011 Note in cash at a price equal to 125% of the greater of (x) the amount of the January 2011 Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the Buyer delivers redemption notice.

The Warrants are initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that the Company’s common stock ceases to be listed or quoted on the NYSE Amex and (ii) the date that the Company obtains Shareholder Approval. At any time following six months after the closing, if the Company’s stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, the Company can force the Buyers to exercise up to 50% of the then unexercised portion of that Warrant.  The Warrants cannot be exercised if such exercise would result in a Buyer beneficially owning more than 4.99% of the Company’s outstanding common stock.

The conversion price of the January 2011 Notes and exercise price of the Warrants are each subject to adjustment if the Company issues additional shares of its common stock or securities convertible or exercisable into shares of its common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of its common stock and other events similar to the aforementioned events.  Upon any anti-dilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants will be proportionately increased.  The exercise price of the Warrants is also subject to further adjustment pursuant to other specified events in the Warrant.

The January 2011 Notes contain certain covenants which include a cash reserve covenant whereby the Company shall maintain in its bank accounts no less than $2,250,000 in unrestricted cash at all times.  In addition, the January 2011 Note agreement restricts the use of proceeds to pay any other debt obligations.

The Company also entered into a Registration Rights Agreement with the Buyers pursuant to which it is required to file the registration statement by February 9, 2011 providing for the resale of 130% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement.  The Company is also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission).  We are also required to keep the registration effective at all times until the earlier of (i) the date as of which the Buyers may sell all of the January 2011 Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the Buyers shall have sold all of the 2011 Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement.  If the Company fails to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that the Company shall be required to pay to the Buyers an amount in cash equal to 1.5% of the purchase price for the January 2011 Note Shares and Warrant Shares included in the applicable registration statement.  Such amount shall be due on the date of such failure and every 30 days thereafter for which the failure is not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month.  The registration statement was filed on February 9, 2011.  On March 10, 2011, the Company received notice from the SEC that it did not meet the eligibility requirements for the S-3 filing to register the shares on such form and therefore must seek to register the shares on Form S-1.  The Company intends to file an S-1 registration as soon as practicable after filing this Form 10-K for the year ended December 31, 2010, as such information is required in the registration statement.

The January 2011 Notes contain embedded conversion features of the convertible debt and warrants and will be recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the January 2011 Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants will be computed using the Binomial Lattice option pricing model.

The Company also incurred debt issuance costs of $680,000, which were deducted from the net proceeds.  In addition, the Company issued five-year warrants to purchase 839,552 shares of the Company’s common stock exercisable at $0.67 per share to placement agents in association with the January 2011 Notes.  The placement agent warrants also include down-round protection of the conversion price, therefore, the fair value of the warrants will be computed using the Binomial Lattice option pricing model and recorded as debt discount.  Those costs will be amortized over the life of the debt using the straight-line method, which approximates the effective interest method.

On March 1, 2011 and April 1, 2011, the Company made the first two installments due of $843,750 each and the carrying balance of the January 2011 Notes is $6,750,000 as of May 20, 2011.

On April 5, 2011, the Company made a payment of $126,563 due to the failure to have the registration statement registering the shares underlying the January 2011 Notes and Warrants declared effective by April 1, 2011.  The May 2011 registration penalty of $126,563 was accrued, but unpaid as of May 20, 2011.

On May 3, 2011, the Company failed to make the third installment on the January 2011 Notes and an event of default occurred. Therefore, starting May 2, 2011, the January 2011 Notes will accrue late charges at an interest rate of 24% per annum. All of the five investors have submitted an Event of Default Redemption Notice to the Company.  Pursuant to such notice, each of the note holders exercised their redemption right requiring us to redeem the entire outstanding amount of the note at 125% and to pay late charges of 24% per annum until such payment is made. As of May 20, 2011, approximately $97,000 of late charges, and approximately $1.7 million increase of the outstanding balance was accrued. As of May 20, 2011, the outstanding balance on these notes is of approximately $8.4 million.

 We are currently trying to negotiate a settlement with the note holders regarding this payment, but as of the date of this filing, we have not yet entered into any formal settlements and there is no guarantee that we will be able to enter into any such settlement.

Item 9.  Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2010 (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on this evaluation, our Principal Executive Officer and our Principal Financial Officer concluded that our disclosure controls and procedures, subject to the limitations as noted below, were not effective during the period and as of the end of the period covered by this annual report to ensure that information required to be disclosed by us in reports that we file or submit under the 1934 act is recorded, processed, summarized and reported within the time periods specified in the SEC rules and forms and that such information is accumulated and communicated to our management as appropriate to allow timely decisions regarding required disclosures.

Because of inherent limitations, our disclosure controls and procedures may not prevent or detect misstatements. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the controls system are met. Because of the inherent limitations in all controls systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

Management’s Report on Internal Control Over Financial Reporting

Our internal controls over financial reporting are designed by, or under the supervision of our Chief Executive Officer and Chief Financial Officer or persons performing similar functions, and effected by our board of directors, audit committee, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

·	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

·
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

·	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, the Company’s internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2010. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework.

A material weakness is a control deficiency (within the meaning of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5) or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management has identified the following six material weaknesses which have caused management to conclude that, as of December 31, 2010, our internal control over financial reporting was not effective at the reasonable assurance level:

a)
We do not have sufficient segregation of duties within accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals.

b)
We do not have a qualified financial reporting professionel employed or under contract at JPI, our foreign investment, with sufficient depth, skills and experience to apply accounting principles generally accepted in the United States of America (“GAAP”).

c)	We did not maintain effective controls to ensure there is adequate analysis, documentation, reconciliation, and review of accounting records and supporting data.

d)	We did not maintain adequate controls in place to identify and approve non-recurring transactions such that the validity and proper accounting can be determined on a timely basis.

e)	We did not have adequate controls in place surrounding the review by management, the Board of Directors and professional advisors regarding issuances of press releases.

f)
We did not maintain sufficient accounting resources with adequate training in the application of GAAP commensurate with our financial reporting requirements. The complexity of our operations and transactions, specifically related to the accounting and reporting of debt and equity transactions, including derivative instruments resulted in significant audit adjustments during the year ended December 31, 2010.

To address these material weaknesses, management performed additional analyses and other procedures to ensure that the financial statements included herein fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented.  We are attempting to remediate the material weaknesses in our disclosure controls and procedures and internal controls over financial reporting identified above by refining our internal procedures, and adding staff members and / or outside professionals with appropriate levels of experience and expertise (see below).

Remediation of Material Weakness

As of December 31, 2010, there were control deficiencies which constitute material weaknesses in our internal control over financial reporting. To the extent reasonably possible in our current financial condition, we:

1.
Have added staff members and outside consultants with appropriate levels of experience and accounting expertise to the finance department to ensure that there is sufficient depth and experience to implement and monitor the appropriate level of control procedures.

2.	Have issued policies and procedures regarding the delegation of authority.

3.	We are in the process of implementing a 20-step process for the issuance of press releases which includes several layers of review and approvals.

4.
We are in the process of strengthening our internal policies and enhancing our processes for ensuring consistent treatment of complex derivative valuation and the validation of our conclusions regarding significant accounting policies and their application to our business transactions are carried out by personnel with an appropriate level of accounting knowledge, experience, and training.

Through these steps, we believe we are addressing the deficiencies that affected our internal control over financial reporting as of December 31, 2010. Because the remedial actions require hiring of additional personnel, upgrading certain of our information technology systems, and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weakness has been remediated. We intend to continue to evaluate and strengthen our ICFR systems. These efforts require significant time and resources.

Notwithstanding the material weaknesses discussed above, our management has concluded that the consolidated financial statements included in this Annual Report on Form 10-K fairly present in all material respects our financial condition, results of operations, and cash flows for the years ended December 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

Inherent Limitations Over Internal Controls

Because of its inherent limitations, internal control over financial reporting may not prevent or detect all errors or misstatements and all fraud. Therefore, even those systems determined to be effective can provide only reasonable, not absolute, assurance that the objectives of the policies and procedures are met. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our Audit Committee, Board of Directors, management and KMJ Corbin & Company LLP discussed these weaknesses and we have assigned the highest priority to their correction. In 2011, we plan to continue to add financial resources and expertise, both through internal hiring and using outside consultants that will provide hands-on oversight of the monthly financial closing, data analysis, and account reconciliation.

This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to the rules of the SEC that permit us to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting

Except as noted above, there have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the year ended December 31, 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

There is no information that was required to be disclosed, but was not disclosed in a report on a Form 8-K during the fourth quarter of our fiscal year ended December 31, 2010.

PART III

Item 10.  Directors, Executive Officers, and Corporate Governance
The following table and text set forth the names and ages of all directors and executive officers as of May 20, 2011. The size of our board is currently set at five and is divided into three classes. Under our Bylaws, at the 2010 annual stockholder meeting, the term of office of the Class I directors was to expire and the Class I directors were to be elected for a full term of three years; the term of the Class II and Class III directors are set to expire in 2011 and 2012, respectively.  On February 1, 2010, we filed an initial Preliminary Proxy Statement for an intended special meeting of stockholders, to be held in April 2010.  However, due to the extensive SEC comment period related to that proxy statement and the periodic reports we were required to file with such proxy statement, we were not authorized to file the related Definitive Proxy Statement until November 2010.  As a result of that timing, we changed the meeting to an annual meeting; however, due to our original intentions for that proxy statement and the related pressures surrounding same, we overlooked the Bylaws’ requirement to elect, or re-elect, the Class I directors at such meeting, which was ultimately held on December 3, 2010.  To rectify this issue, we filed a Preliminary Proxy Statement on February 22, 2011 for a special meeting we intend to hold by June 23, 2011 to re-elect our current Class I directors to be elected for a full term of three (3) years.  There are no family relationships among our directors and executive officers. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws. None of our officers or directors is a party adverse to us or has a material interest adverse to us.

In May 2010, one of our former Class III directors, Dr. Arquilla passed away and in June our remaining board of directors approved the appointment of Robert W. Beart, Jr., M.D. as one of our directors.  Additionally in December 2010, our remaining Class III director, Mr. Thompson resigned from our board of directors.  In February 2011, our remaining board of directors appointed Robert L. Rooks to fill the vacancy.

Name	Age	Position
Douglas C. MacLellan	55	Executive Chairman and Chief Executive Officer
Akio Ariura	53	Chief Financial Officer and Secretary
Michael Boswell	42	Director
Minghui Jia	46	Director
Dr. Robert Beart	66	Director
Robert Rooks	57	Director

Mr. MacLellan in November 2008, was appointed Chairman and CEO. He was originally appointed to the Board in 1992 and became Chairman of the Audit and Governance committees in 2001. Since November 2009 through the present, Mr. MacLellan has been a director of China Net Online Holdings, Inc. (NASDAQ:CNET) a leading Chinese media development, advertising and communication company.  Mr. MacLellan is also currently President and CEO of MacLellan Group, Inc., a privately held business incubator and financial advisory firm since May 1992.  From August 2005 to May 2009, Mr. MacLellan was a member of the Board of Directors of Edgewater Foods, International, Inc.  Mr. MacLellan was, until September 2005, vice-chairman of the Board of Directors of AXM Pharma, Inc. (AXMP.PK) and its predecessors.  AXM is a China based bio-pharmaceutical company.  From January 1996 through August 1996, Mr. MacLellan was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority owned subsidiary of Metromedia International Group, Inc.  From November 1996 until March 1998, Mr. MacLellan was co-Chairman and investment committee member of the Strategic East European Fund.  From November 1995 until March 1998, Mr. MacLellan was President, Chief Executive Officer and a director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets.  Mr. MacLellan is a former member of the Board of Directors and co-founder of FirstCom Corporation, an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America, Inc. in August 2000.  From 1993 to 1995, Mr. MacLellan was a principal and co-founder of Maroon Bells Capital Partners, Inc., a U.S. based merchant bank, which specializes in providing corporate finance services to companies in the international and domestic telecommunications and media industries.  Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

Mr. Ariura was appointed as our Chief Financial Officer as of August 21, 2006. Mr. Ariura is a Certified Public Accountant. From September 2004 until joining the Company, Mr. Ariura was employed by Resources Global Professionals, providing both public and private companies with consulting services on Sarbanes-Oxley compliance, SEC filings and special project financial and management services in connection with preparation of financial statements, tax reporting and mergers and acquisitions. From January 2001 to December 2003, Mr. Ariura was Vice President of Sunvest Industries, LLC in charge of preparation of financial statements, budgets and other financial reports. In light of Mr. Ariura’s financial and regulatory experience, we determined that he should serve as the company’s Chief Financial Officer. Mr. Ariura received a B.S. in Business Administration from University of Southern California in 1980. Mr. Ariura has had no prior affiliation or relationship with the Company.

Mr. Boswell was elected to the Board in 2008.  Mr. Boswell is co-founder of the TriPoint family of companies and co-founder and member in TriPoint Capital Advisors, LLC — a boutique merchant bank focused on small and mid-sized growth companies. He has been active in the Chinese market since 2000 providing high-level financial guidance and services to start-up, small and mid-sized companies.  Mr. Boswell also holds executive and CFO positions with client companies that include Acting CFO and Director of Ocean Smart, Inc. (OTCBB: OCSM). With TriPoint, Mr. Boswell has assisted numerous companies, providing high-level advice related corporate finance, corporate structure, corporate governance and mergers & acquisitions. Prior to the founding of TriPoint, Mr. Boswell held senior-level executive positions focused on business development and management consulting.  Mr. Boswell holds the Series 24, 82 and 63 licenses and is also President, COO and Chief Compliance Officer of TriPoint Global Equities, a FINRA member firm. Mr. Boswell also spent eight years as a senior analyst and engineer in various branches of the United States Government. He earned his MBA from John Hopkins University and a BS degree in Mechanical Engineering from University of Maryland.

Mr. Minghui Jia was elected to our Board in 2006 and is currently the Managing Director of Jade Pharmaceutical, Inc.  Mr. Jia has over 10 years of experience in investment banking, venture capital, marketing institutional trading and senior corporate management experience. Mr. Jia is familiar with all procedures for manufacturing and marketing with respect to the Asian Pharmaceutical market and has an in-depth understanding of the industry. Prior to founding Jade Capital Group, Ltd. and Jade Pharmaceutical Inc., Mr. Jia served as marketing director for China Real Estate Corporation, one of the largest Chinese property corporations between 1999 and 2003. Between 1989 and 1998, Mr. Jia served as General Manager of several branches of China Resources Co. Ltd., the largest China export corporation. From 1987 to 1989, Mr. Jia worked for the China National Machinery import and export corporation where he served as Manager of the Import Department for Medical Instruments. His experience with financial matters, as well as his experience in the Chinese business community, led us to the conclusion that he should serve as one of our directors. Mr. Jia received his bachelors’ degree from the University of International Business and Economics in Beijing.

Robert Beart, Jr., M.D. was appointed to our board of directors in June 2010 to fill the vacancy of the late Dr. Arquilla.  Dr. Beart is currently the medical director of the Glendale Hospital CRC Institute.  Previously he had been with the University of Southern California (“USC”) since 1992, establishing the Division of Colorectal Surgery in the USC Department of Surgery as well as launching the USC Center for Colorectal Diseases at USC University Hospital and USC/Norris Cancer Center and Hospital.  His appointment increases the number of independent directors at RPC to three. Dr. Beart is a recognized specialist and expert in colorectal diseases and cancer, pioneer of the ileal pouch-anal anastomosis, and thought leader in the medical, scientific and research communities.   Dr. Beart’s primary experience and research includes continence preservation, colostomy avoidance and the identification and management of recurrent colorectal cancer.  He has broad and deep clinical involvement in colorectal diseases, covering key areas that include colorectal cancer, chronic constipation and diarrhea, anorectal health care issues and diverticulitis, fecal incontinence, recurrent rectal cancer, inflammatory bowel disease and polyps.  From 1976 through 1992 Dr. Beart worked at the Mayo Clinic in Rochester, Minnesota where he was Chairman of Department of Colorectal Surgery and pioneered the ileal pouch-anal anastomosis.  He is a past president of the American Society of Colon and Rectal Surgeons, the Society of Surgery of the Alimentary Tract and the International Society of University Colorectal Surgeons. He had his surgical training at the University of Colorado and the Mayo Clinic.  Dr. Beart graduated from Harvard Medical School in 1971 and is board-certified and recertified in General and Colorectal Surgery.

Robert L. Rooks, DVM was appointed to our board in February 2011 to fill the vacancy of the resignation of Mr. Thompson.  Dr. Rooks is the founder, and retired director of VCA All-Care Animal Referral Center, in Fountain Valley, CA. Under his leadership, VCA has grown into an organization comprised of three subsidiaries that include the All-Care Animal Referral Center, the Animal Orthopedic Care Center, and the Animal Cancer Care Center. Collectively, these centers are staffed by more than 25 veterinarians and 65 technicians who see over 30,000 patient cases annually under Dr. Rooks' guidance.  Dr. Rooks is a 1978 graduate of Iowa State University and a Diplomate of both the American Board of Veterinary Practitioners and the American College of Veterinary Surgeons. Dr. Rooks developed a surgical procedure and specialized implant for the treatment for hip dysplasia in dogs and is co-author of Canine Orthopedic and the Veterinary Cancer Therapy Handbook: Chemotherapy, Radiation Therapy, and Surgical Oncology for the Practicing Veterinarian. He is the past president of the Orange County Chapter of The Southern California Veterinary Medical Association and of the Animal Health Foundation and recipient of the Iowa State University Outstanding Young Alumnus Award, AAHA EXCEL Award, and highly prestigious Charles E. Bild Practitioner of the Year Award.

Communications with Directors

Stockholders may communicate with the Chairman of the Board, the directors as a group, the non-employee directors or an individual director directly by submitting a letter in a sealed envelope labeled accordingly and with instruction to forward the communication to the appropriate party.  Such letter should be placed in a larger envelope and mailed to the attention of our Secretary at Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780.  Shareholders and other persons may also send communications to members of our Board who serve on the Audit Committee by utilizing the webpage on our website, http://www.amdl.com, designated for that purpose.  Communications received through the webpage are reviewed by a member of our Audit Committee.  Communications that relate to functions of our Board or its committees, or that either of them believes requires the attention of members of our Board, are provided to the entire Audit Committee and reported to our Board by a member of the Audit Committee.  Directors may review a log of these communications, and request copies of any of the communications.

Board of Directors Meetings

During the fiscal year ended December 31, 2010, there were eleven meetings of the Board as well as numerous actions taken with the unanimous written consent of the directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and those persons who beneficially own more than 10% of our outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, we believe that during 2010 all Section 16(a) filing requirements applicable to our officers, directors and persons who own more than 10% of our outstanding shares of common stock were complied with.

Code of Ethics for Financial Professionals

The Company has adopted a Code of Ethics for Financial Professionals. The Code of Ethics has been posted and may be viewed on our website at: www.radient-pharma.com.

Audit Committee and Financial Expert

Our board has established an Audit Committee consisting of Mr. Boswell, Dr. Beart, and Mr. Rooks, each of whom is independent within the meaning of the rules of the NYSE Amex and the enhanced independence requirements for audit committee members under Exchange Act Rule 10A-3. The Audit Committee met six times in 2010. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934. The primary functions of this Committee are to: appoint (subject to shareholder approval), and be directly responsible for the compensation, retention and oversight of, the firm that will serve as the Company’s independent accountants to audit our consolidated financial statements and to perform services related to the audit (including the resolution of disagreements between management and the independent accountants regarding financial reporting); review the scope and results of the audit with the independent accountants; review with management and the independent accountants, prior to the filing thereof, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q, respectively; consider the adequacy and effectiveness of our internal accounting controls and auditing procedures; review, approve and thereby establish procedures for the receipt, retention and treatment of complaints received by Radient regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; review and approve related person transactions in accordance with the policies and procedures of the Company; and consider the accountants’ independence and establish policies and procedures for pre-approval of all audit and non-audit services provided to Radient by the independent accountants who audit its consolidated financial statements. At each meeting, Committee members may meet privately with representatives of our independent accountants and with Radient’s Chief Financial Officer.

The Board has determined that Mr. Boswell, an independent director, satisfies the “financially sophisticated” requirements set forth in the NYSE Amex Company Guide, and has designated Mr. Boswell as the “audit committee financial expert,” as such term is defined by the NYSE Amex. Mr. Boswell’s qualifications as an audit committee financial expert are described in his biography above.

A current copy of our Audit Committee’s amended and restated charter is available upon request.

Item 11.  Executive Compensation

The following table sets forth all compensation received during the two years ended December 31, 2010 by our Chief Executive Officer, Chief Financial Officer and one other highly compensated executive whose total compensation exceeded $100,000 in such fiscal year. These officers and executives are referred to as the Named Executive Officers in this Report. Upon Mr. MacLellan’s appointment in October 2008, we agreed to pay him an annual base salary of $360,000, to be paid in equal monthly installments, and he is also entitled to certain bonuses subject to our Compensation Committee’s recommendation and approval.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas MacLellan, President, CEO, & Chairman	2010	$360,000	$238,000	$-	$894,860	$-	$-	$-	$1,492,860
Douglas MacLellan	2009	$360,000	$30,000	$-	$127,940	$-	$-	$-	$517,940
Akio Ariura, CFO	2010	$300,000	$144,000	$-	$676,240	$-	$-	$-	$1,120,240
Akio Ariura	2009	$300,000	$20,000	$-	$40,900	$-	$-	$-	$360,900
Minghui Jia (1)	2010	$-	$-	$-	$-	$-	$-	$-	$-
Minghui Jia (1)	2009	$186,667	$-	$-	$20,000	$-	$-	$-	$206,667

(1)
Due to the compensation received, we are including Mr. Jia (one of our directors) in this table since disclosure would be required but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year.

(2)	Represents the fair value of the re-priced options during 2010 and 2009.

Employment Agreements

On November 4, 2008 Douglas C. MacLellan was appointed as our President and Chief Executive Officer.  Mr. MacLellan does not have an employment agreement and is compensated at a base salary of $30,000 per month and he participates in the Company’s health insurance and other benefits available to executive officers.  During the year ended December 31, 2010, Mr. MacLellan earned a bonus of $238,000.

On September 28, 2006, we entered into a three-year employment agreement with Minghui Jia, one of our directors and Executive Vice-President of JPI, providing for a base salary of $156,000 per annum and a signing bonus of $50,000.  Effective January 1, 2008, Mr. Jia’s base compensation was increased to $30,000 per month.  This agreement expired in August 2009.

Outstanding Equity Awards at Fiscal Year End

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($/Sh) (e)	Option Expiration Date (f)
Douglas MacLellan	36,000	-	-	0.75	2/27/2011
	120,000	-	-	0.75	10/8/2011
	90,000	-	-	0.75	5/31/2012
	200,000	-	-	0.75	3/3/2013
	2,500,000	-	-	0.39	12/2/2015
Akio Ariura	40,000	-	-	0.75	10/8/2011
	50,000	-	-	0.75	5/31/2012
	50,000	-	-	0.75	3/3/2013
	2,000,000	-	-	0.39	12/2/2015
Minghui Jia	50,000	-	-	0.75	3/3/2013

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(i)	Equity Incentive Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(j)
Douglas MacLellan	-	$-	-	$-
Akio Ariura	-	$-	-	$-
Minghui Jia	-	$-	-	$-

2010 Performance and Equity Incentive Plan

On December 3, 2010, our stockholders approved the 2010 Performance and Equity Incentive Plan (the “2010 Plan”). Under the terms of the 2010 Plan, the Compensation Committee or our Board of Directors may suspend or terminate the 2010 Plan at any time.

The 2010 Plan provides for the grant to employees, including executive officers, of restricted common stock, as well as cash or other stock-based awards and other benefits. The purpose of the 2010 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

A maximum of 6,000,000 shares of common stock may be issued and awarded under the 2010 Plan; however, as of January 1 of each year, commencing with the year 2011 and ending with the year 2013, the aggregate number of shares available for granting awards under the 2010 Plan shall automatically increase by a number of shares equal to the lesser of (x) 5% of the total number of shares of our common then outstanding or (y) 1,000,000. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 3,000,000.  As of December 31, 2010, 5,590,000 options were granted under the 2010 Plan.

The 2010 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the 2010 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Director Compensation

The following table contains information regarding the compensation of our directors for the fiscal year ending December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William M. Thompson, III MD (1)	$3,500	$-	$16,240		$-	$-	$-	$19,740
Michael Boswell	$28,750	$-	$66,000	(3)	$-	$-	$-	$94,750
Edward R. Arquilla, MD, PhD (2)	$1,000	$-	$6,500		$-	$-	$-	$7,500
Robert M. Beart, MD (2)	$1,750	$-	$49,500	(3)	$-	$-		$51,250

(1)	Mr. Thompson resigned as a director in December 2010.

(2)	Dr. Arquilla passed away in May 2010 and in June 2010 Dr. Beart was appointed as a director to fill the board vacancy.

(3)	Represents the fair value of the 2008 options re-priced in 2009 and the fair value of the 2010 options.

Effective June 1, 2009, in connection with across-the-board comprehensive cost containment measures, our Board of Directors voted to reduce fees paid to independent directors to $1,500 for in-person attendance and $500 for telephonic attendance at Board meetings. As Chairman of our Compensation Committee and of our Audit Committee, Mr. Boswell will receive an additional $10,000 per year and, as Chairman of our Governance Committee, he will receive an additional $1,000 per year.

When the Board appointed Dr. Beart to serve on our Board, they approved issuing him 40,000 shares of our common stock and to pay Dr. Beart the same compensation paid to our other independent directors, which is $1,500 for each in person meeting and $500 for each telephonic meeting he attends.  The shares of common stock were issued in May 2011.

When the Board appointed Mr. Rooks to serve on our Board, they approved issuing him 40,000 shares of our common stock and to pay Mr. Rooks the same compensation paid to our other independent directors, which is $1,500 for each in person meeting and $500 for each telephonic meeting he attends.  The shares of common stock were issued in May 2011.

We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is permitted by our Certificate of Incorporation and our Bylaws.

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Compensation Plan Information

The following provides information concerning compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c )
Equity Compensation plans approved by security holders	7,368,001	0.75	1,616,237
Equity Compensation plans not approved by security holders	-	-	-
Total	7,368,001	0.75	1,616,237

Stock Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of our shares of common stock as of May 20, 2011 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group.  Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Name and Address (1)	Number of Shares		Percentage Owned
Douglas C. MacLellan	2,946,000	(2)	2.5%

Akio Ariura	2,140,000	(3)	1.8%

Minghui Jia	750,000	(4)	*
Room 2502 Shun Hing Square
5002 Shennan Ave LuoHu
Shenzhen China 518008

Mike Boswell	240,000	(5)	*
400 Professional Drive, Suite 310
Gaithersburg, MD 20879

Dr. Robert Beart	190,000	(6)	*
222 Euclid, Suite 100A
Glendale, CA

Robert L. Rooks	40,000	(7)	*

All Directors and Officers as a group (6 persons)	6,306,000		5.4%

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.

(2)	Includes, 446,000 shares of common stock issuable upon the exercise of options at $0.75 per share and 2,500,000 shares of common stock issuable upon the exercise of options at $0.39 per share.

(3)	Includes 140,000 shares of common stock issuable on exercise of options at $0.75 per share and 2,000,000 shares of common stock issuable upon the exercise of options at $0.39 per share.

(4)	Includes 50,000 shares of common stock issuable upon the exercise of options at $0.75 per share.

(5)	Includes 200,000 shares of common stock issuable upon the exercise of options at $0.39 per share.

(6)	Includes 150,000 shares of common stock issuable upon the exercise of options at $0.39 per share and 40,000 shares of common stock granted on August 5, 2010, and issued in May 2011.

(7)	Includes 40,000 shares of common stock granted on February 22, 2011, and issued in May 2011.

Item 13.  Certain Relationships and Related Transactions, and Director Independence

Other than the relationships and transactions discussed below, we are not a party to, nor are we proposed to be a party, to any transaction during the last fiscal year involving an amount exceeding $120,000 and in which a related person, as such term is defined by Item 404 of Regulation S-K, had or will have a director or indirect material interest.

During the year ended December 31, 2010, Minghui Jia, a member of our board of directors, paid for certain JPI related expenses, totaling approximately $120,000, for which we reimbursed him.

Review, Approval and Ratification of Related Party Transactions

In September 2008, our board approved the Related Party Transaction Policy and Procedures.  Pursuant thereto, it is our policy to discourage interested transactions with related parties unless they are determined to be in our best interests and they have been approved in accordance with the terms and conditions of the Policy. Accordingly, except as otherwise provided in the Policy, all Interested Transactions with Related Parties (as those terms are defined in the Policy) require prior approval of (a) our Board of Directors, President and CEO. (acting in each case by a majority of the directors then in office who have no interest in a proposed Interested Transaction) or (b) the Board of Directors (acting as above) and a committee of not less than two Independent Directors appointed by the Board of Directors who have no interest in the proposed Interested Transaction being considered, in each case.  Under the Policy, the Board of Directors and either the President and CEO shall review the material facts of all Interested Transactions that require approval in accordance with the Policy and either approve or disapprove of the entry into the Interested Transaction, subject to certain pre-approved transactions (i.e. executive officer or director compensation specifically approved by our CEO and/or Compensation Committee, awards granted pursuant to a shareholder approved stock option plan) that are included in the Policy. In determining whether to approve an Interested Transaction, the Board of Directors, the President and CEO, as applicable, will take into account, among other factors each deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

In connection with each regularly scheduled meeting of the Board of Directors, a summary of each new Interested Transaction deemed pre-approved pursuant to the policy is provided to the Board of Directors for its review.  If an Interested Transaction will be ongoing, the Board of Directors may establish guidelines for our management to follow in its ongoing dealings with the Related Party. Thereafter, the Board of Directors shall periodically review and assess ongoing relationships with the Related Party to see that they are in compliance with such guidelines and that the Interested Transaction remains appropriate.

Promoters and Certain Control Persons

None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

Director Independence

Under the Company’s corporate governance principles (the “Corporate Governance Principles”), a majority of the Board will consist of independent directors. An “independent” director is a director who meets the NYSE Amex definition of independence and other applicable independence standards under SEC guidelines, as determined by the Board. The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its Committees and reports its findings to the full Board. Based on the report and recommendation of the Corporate Governance Committee, the Board has determined that each of the non-employee directors — Dr. Beart, Dr. Rooks, and Mr. Boswell — satisfies the independence criteria (including the enhanced criteria with respect to members of the Audit Committee) set forth in the applicable NYSE Amex listing standards and SEC rules. Each Board Committee consists entirely of independent, non-employee directors.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationships (including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships) with Radient, other than as a director and shareholder. NYSE Amex listing standards also impose certain per se bars to independence, which are based upon a director’s relationships with Radient currently and during the three years preceding the Board’s determination of independence.

The Board considered all relevant facts and circumstances in making its determinations, including the following:

●	No non-employee director receives any direct compensation from Radient other than under the director compensation program described in this proxy statement.

●	No immediate family member (within the meaning of the NYSE Amex listing standards) of any non-employee director is an employee of Radient or otherwise receives direct compensation from Radient.

●	No non-employee director (or any of their respective immediate family members) is affiliated with or employed in a professional capacity by Radient’s independent accountants.

●	No non-employee director is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Radient.

●
No Radient executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer.

●
No non-employee director (or any of their respective immediate family members) is indebted to Radient, nor is Radient indebted to any non-employee director (or any of their respective immediate family members).

●	No non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Radient.

Non-management members of the Board of Directors conduct at least one regularly-scheduled meeting per year without members of management being present. Mr. Boswell serves as the presiding director of such meetings. Following an executive session of non-employee directors, the presiding director may act as a liaison between the non-employee directors and the Chairman, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the non-employee directors in performing their duties.

Item 14.  Principal Accountant Fees and Services

Aggregate fees for professional services rendered to the Company by KMJ Corbin & Company LLP for the years ended December 31, 2010 and 2009 were as follows:

Services Provided	2010	2009
Audit Fees	$385,000	$297,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$385,000	$297,000

Audit Fees.  The aggregate fees billed for the years ended December 31, 2010 and 2009 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.

Audit Related Fees.  There were no fees billed for the years ended December 31, 2010 and 2009 for the audit or review of our financial statements that are not reported under Audit Fees.

Tax Fees.  There were no fees billed for the years ended December 31, 2010 and 2009 for professional services related to tax compliance, tax advice and tax planning.

All Other Fees.  The aggregate fees billed for the years ended December 31, 2010 and 2009 were for services other than the services described above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services.  Under these procedures, the Audit Committee pre-approves both the type of services to be provided by KMJ Corbin & Company LLP and the estimated fees related to these services.

PART IV

 Item 15.  Exhibits, Financial Statement Schedules

           (a) Documents filed as part of this Annual Report on Form 10-K:

(1) The financial statements required to be included in this Annual Report on Form 10-K are included in Item 8 of this Report.

(2)  All other schedules have been omitted because they are not required.

(3) Exhibits:

Exhibit Number	Description:
3.1	Certificate of Incorporation of Registrant. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1989.)

3.2	Bylaws of the Company. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)
3.3	Certificate of Amendment of Certificate of Incorporation. (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended December 31, 1998.)

3.4
Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on September 8, 2006.  (Incorporated by reference to the Company’s definitive Proxy Statement dated July 14, 2006.)

3.5	Specimen of Common Stock Certificate. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

3.6	Certificate of Designations. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

9.1
Voting Trust Agreement by and between Jeanne Lai and Gary L. Dreher, as Co-Trustees, and Chinese Universal Technologies Co., Ltd.  (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.1
Amendments to License Agreement between the Company and Radient Canada, Inc., dated September 20, 1989, June 16, 1990 and July 5, 1990.  (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1990.)

10.2	The Company’s 1992 Stock Option Plan. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)

10.3	Operating Agreement of ICD, L.L.C. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.4
Letter Agreement between the Company and BrianaBio-Tech, Inc. and Radient Canada, Inc., dated February 7, 1995 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.5	The Company’s Stock Bonus Plan (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1995.)

10.6	Employment Agreement between the Company and Gary L. Dreher dated January 15, 1998 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1997.)

Exhibit Number	Description:
10.7	Salary Continuation Agreement between the Company and That T. Ngo, Ph.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.8	Salary Continuation Agreement between the Company and Thomas V. Tilton dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.9	Salary Continuation Agreement between the Company and Harry Berk dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.10	Salary Continuation Agreement between the Company and Gary L. Dreher dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.11	Agreement between the Company and William M. Thompson, M.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.12	Amendment No. 1 to Employment Agreement with That T. Ngo, Ph.D., dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.13	Agreement Relating to Salary deferral between the Company and Thomas V. Tilton dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.14	Agreement Relating to Salary deferral between the Company and Harry Berk dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.15
Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto, dated February 17, 1999.  (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.16	The Company’s 1999 Stock Option Plan (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.17
Agreement Regarding Cancellation of Indebtedness between the Company and William M. Thompson, III, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.18
Agreement Regarding Cancellation of Indebtedness between the Company and Harry Berk dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.19
Agreement Regarding Cancellation of Indebtedness between the Company and Edward Arquilla, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.20
Agreement Regarding Cancellation of Indebtedness between the Company and Thomas V. Tilton dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

Exhibit Number	Description:
10.21
Agreement Regarding Cancellation of Indebtedness between the Company and Donald Rounds, dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.22
Agreement Regarding Cancellation of Indebtedness between the Company and That T. Ngo, Ph.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.23
Agreement Regarding Cancellation of Indebtedness between the Company and Gary L. Dreher dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.24
Agreement Regarding Cancellation of Indebtedness between the Company and Douglas C. MacLellan dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.25	Employment Agreement of Gary L. Dreher dated November 23, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)
10.26	Consulting Agreement with That T. Ngo dated October 1, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)
10.27
Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto dated February 9, 2000 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.28	Securities Purchase Agreement dated as of December 14, 2000 executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)
10.29	Secured Promissory Note dated December 14, 2000, effective December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)
10.30	Security and Pledge Agreement dated as of December 14, 2000, executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)
10.31	Voting Trust Agreement dated as of December 14, 2000, executed December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)
10.32	Exclusive Distribution Agreement dated December 14, 2000, effective December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)
10.33	Technology Transfer Agreement effective July 30, 2001 between the Company and Lung-Ji Chang, Ph.D. (Incorporated by reference from the Company’s Report on Form 8-K dated August 31, 2001.)
10.34	Executive Management Change in Control Severance Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2001.)
10.35	The Company’s 2002 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2002.)
10.36	The Company’s 2004 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2004.)

Exhibit Number	Description:
10.37	Employment Agreement of Gary L. Dreher dated January 31, 2005. (Incorporated by reference from the Company’s Form 8-K filed February 1, 2005.)
10.38	Letter of Intent with Jade Capital Group Ltd. dated November 21, 2005. (Incorporated by reference from the Company’s Form 8-K filed November 22, 2005.)
10.39
Stock Purchase and Sale Agreement between the Company and Jade Capital Group Limited dated May 12, 2006 and First Amendment to Purchase and Sale Agreement dated June 30, 2006.  (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.40	2006 Equity Incentive Plan. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)
10.41
Escrow Agreement between the Company and Jade Capital Group Limited (dated as of the closing on September 28, 2006.  (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.42	Opinion of Amaroq Capital, LLC dated May 9, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)
10.43	Amendment No. 1 to Escrow Agreement dated August 10, 2007. (Incorporated by reference from the Company’s Form 10-K filed
10.44	Amendment No 2 to Escrow Agreement dated March 11, 2007
10.45	Employment Agreement of Gary L. Dreher dated March 31, 2008. (Previously filed)
10.46	Change in Control Severance Pay Plan. (Previously filed)
10.47	Product License, Distribution and Manufacturing Agreement with MGI dated March 28, 2008. (Incorporated by reference from the Company’s Form 8-K filed April 2, 2008.)
10.48	2008-2009 Performance Incentive Plan (Incorporated from the Company’s Form 8-K filed January 9, 2009)
10.49	Amendment No. 3 to Escrow Agreement dated March 24, 2008
10.50	Note and Warrant Purchase Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)
10.51	Form of Note (Incorporated by reference from the Form 8-K filed March 26, 2010.)
10.52	Form of Warrant (Incorporated by reference from the Form 8-K filed March 26, 2010.)
10.53	Form of Registration Rights Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)
10.54	Commercial Lease dated August 30, 2008 for the premises at 2492 Walnut Avenue, Suite 100, Tustin, California 92780 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)
10.55	Collaboration Agreement with Mayo Validation Support Services dated December 12, 2008 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)
10.56	Exclusive Distribution Agreement between the Company and Grifols USA, LLC dated September 20, 2009 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)
10.57	Distribution Agreement between the Company and Tarom Applied Technologies dated September 30, 2009 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)
10.58	Form of Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)
10.59	Form of Note (Incorporated by reference from the Form 8-K filed April 13, 2010.)
10.60	Form of Warrant (Incorporated by reference from the Form 8-K filed April 13, 2010.)
10.61	Form of Addendum to Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)
10.62	Form of Exchange Agreement (Incorporated by reference from the Form 8-K filed March 16, 2010.)
10.63	Form of Waiver of Default dated February 16, 2010 (Incorporated by reference from the Form 8-K filed March 16, 2010.)

Exhibit Number	Description:
10.64	Exclusive 5-Year Collaboration Agreement with Jaiva Technologies, Inc. dated April 1, 2010, (filed herewith).

10.65	Exclusive five-year distribution agreement with Jaiva Guar Diagno New Dehli. (filed herewith).

10.66	Exclusive two-year distribution agreement with Naroo Ditech Inc. (filed herewith).
21.1
Subsidiaries of Radient Pharmaceuticals Corporation include Jade Pharmaceutical Inc., a British Virgin Islands corporation, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited, a China WFOE, Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited, a China WFOE, and Radient Diagnostics, Inc, a United States corporation.

24.1	Power of Attorney. (Included on signature page.)
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)
32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on May 24, 2011.

Radient Pharmaceuticals Corporation

By:	/s/ Douglas C. MacLellan
Name Douglas C. MacLellan,
Title Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas C. MacLellan and Akio Ariura, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and any documents related to this report and filed pursuant to the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas C. MacLellan	President, Chief Executive Officer, and Director	May 24, 2011
DOUGLAS C. MACLELLAN	(Principal Executive Officer)

/s/ Akio Ariura	Chief Operating Officer, Chief Financial Officer and Secretary	May 24, 2011
AKIO ARIURA	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert M. Beart	Director	May 24, 2011
ROBERT M. BEART

/s/ Michael Boswell	Director	May 24, 2011
MICHAEL BOSWELL

/s/ Robert L. Rooks	Director	May 24, 2011
ROBERT L. ROOKS

/s/ Minghui Jia	Director	May 24, 2011
MINGHUI JIA